As filed with the Securities and Exchange Commission on November 12, 2024

Registration No. 333-275136

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TITAN ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	4212	30-0580318
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 E. Long Lake Road, Suite 100A

Bloomfield Hills, Michigan 48304

(248) 775-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glen Miller

Chief Executive Officer

300 E. Long Lake Road, Suite 100A

Bloomfield Hills, Michigan 48304

(248) 775-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Telephone: (212) 326-0846 Fax: 212-326-0806	Ryan C. Brauer Andrew M. Nick Fredrikson & Byron, P.A. 60 South Sixth Street, Suite 1500 Minneapolis, MN 55402 Tel: (612) 492-7252

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	IPO Prospectus. A prospectus to be used for the initial public offering (the “IPO Prospectus”) of up to [____](1) shares of common stock, with such shares to be sold in a firm commitment underwritten offering through the underwriters named on the cover page of the IPO Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders”) set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of [____] shares of common stock.

●	The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section;

●	they contain different “Use of Proceeds” sections;

●	the “Capitalization” and “Dilution” sections of the IPO Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Underwriting” section from the IPO Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” is inserted in its place in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this registration statement a set of alternate pages after the back cover page of the IPO Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the IPO Prospectus. The IPO Prospectus will exclude the Alternate Pages and will be used for our initial public offering of common stock. The Resale Prospectus will be substantively identical to the IPO Prospectus except for the addition or substitution of the Alternate Pages and such other changes as may be necessary to clarify references to the initial public offering or the resale offering and will be used for the resale offering by the Selling Stockholders named therein.

The sales of our common stock pursuant to the IPO Prospectus and the Resale Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page [11] of the IPO Prospectus.

(1)	Assumes the underwriters’ option to purchase up to [_____] additional shares of common stock to cover over-allotments, if any, has not been exercised.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2024

PRELIMINARY PROSPECTUS

[___] Shares

Common Stock

Titan Environmental Solutions Inc. a Nevada corporation (“we,” “us,” “our” or our “company”), is offering an aggregate of [           ] shares of our common stock, $0.0001 par value per share (the “common stock”), based on an assumed public offering price of $[       ] per share (based on the closing price of our common stock of $[       ] per share on [               ], 2024, as adjusted for a reverse stock split of one-for-75), on a firm commitment basis.

Our common stock is currently quoted on the OTCQB market, operated by OTC Markets Group, under the symbol “TESI.” On [      ], 2024, the last quoted price of our common stock as reported on the OTCQB was $[  ] per share ($___ per share assuming a reverse stock split of one-for-75). We have applied to list our common stock on the NYSE American LLC (“NYSE American”) under the symbol “TESI,” which listing we expect to occur upon consummation of this offering and is a condition of this offering. No assurance can be given that our application will be approved.

The final public offering price per share will be determined through negotiation between us and the underwriter in this offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the public offering price per share.

In addition to the firm commitment underwritten offering of our common stock by us pursuant to this prospectus, simultaneously with this offering, certain of our securities holders are offering [____] shares (after adjustment for a reverse stock split of one-for-75) of our common stock pursuant to a prospectus to be used in connection with the potential distribution of such shares by such security holders (the “Resale Prospectus”). We are registering the shares to be offered under the Resale Prospectus to enable us to meet the minimum public float requirements of the NYSE American required for the proposed listing of our common stock on the NYSE American. No shares will be sold under the Resale Prospectus if our common stock is not approved for listing on the NYSE American.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include warrants that are issuable by us to the underwriters for 8% of the shares of common stock sold in this offering at a price per share equal to 120% of the public offering price or certain out-of-pocket expenses of the underwriters that are reimbursable by us. See “Underwriting” beginning on page 87 of this prospectus for a description of the compensation payable to the underwriters.

We have granted the representative of the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase from us, up to an additional [         ] shares of common stock at the public offering price of $[        ] per share, less the underwriting discounts and commissions, to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $[        ], and the total proceeds to us, before expenses, will be $[        ].

Delivery of the shares of common stock is expected to be made on or about [          ], 2024.

Dealer Manager

OAK RIDGE FINANCIAL

The date of this prospectus is [          ], 2024

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part, which we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail on the matters discussed in this prospectus.

You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise noted and other than in our financial statements and the notes thereto included herein, the share and per share information in this prospectus has been adjusted to reflect a proposed reverse stock split of the outstanding common stock at an assumed one-for-75 ratio to occur prior to the closing of this offering.

Unless the context otherwise requires, the terms the “Company,” “we,” “us” and “our” refer to Titan Environmental Solutions Inc. and our subsidiaries. All service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our common stock. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to Titan Environmental Solutions Inc. and its subsidiaries.

Our Company

Overview

We are an integrated provider of non-hazardous solid waste and recycling collection, transportation and disposal services. We conduct our business primarily through our principal operating subsidiary, Standard Waste Services, LLC (“SWS”), which provides waste and recycling collection and disposal services to industrial generators and commercial contractors located in Michigan and commenced operations in 2017. We acquired SWS in May 2024 through our Titan Trucking, LLC (“Titan”) subsidiary, a non-hazardous solid waste management company that commenced operations in May 2017 and completed the asset acquisitions of Century Waste, Inc and WTI Global Waste and Recycling Services, Inc. in June 2022 and December 2022, respectively. Through these companies, we currently operate a fleet of 32 waste collection vehicles. All of the revenues of these companies for the six-month period ended June 30, 2024 and the year ended December 31, 2023 was derived from the provision of commercial front load, roll-off, rubber wheel and long-haul tractor trailer services to their customers. While we currently have the majority of our operations in Michigan, we are aggressively looking to expand our presence across the Midwest, Northeast and Southeast regions of the United States.

Our Operating Strategy

Our objective is to expand the geographic scope of our operations and to become one of the leading providers of non-hazardous solid waste management in each market that we serve. Our operating strategy to achieve this objective is to capitalize on the continuing consolidation of the solid waste management industry by (i) identifying and penetrating new markets and expanding our operations in our existing markets through tuck-in acquisitions that are combined with existing operations, (ii) increasing profitability by vertically integrating our operations and achieving economies of scale, (iii) internalizing greater volumes of disposal waste through the acquisition of strategic landfills and transfer stations, and (iv) achieving internal growth. We will seek to avoid highly-competitive, large urban markets and instead target markets in which we can attain high market share either through exclusive contracts, vertical integration or asset positioning. We will seek to be among the leading providers of waste services in most of our markets. The key components of our operating strategy, which are tailored to the competitive and regulatory factors that affect our markets, are as follows:

●	Expansion Through Acquisitions and Organic Growth. We have implemented an acquisition program to expand our operations by acquiring solid waste collection, transportation, and disposal companies, principally in the Midwest, Northeast and Southeast regions of the United States. The principal components of our acquisition strategy are as follows:

●	Enter New Markets. We will typically seek to enter a new market by acquiring one or several solid waste collection and transportation operations where there are sufficient disposal alternatives to ensure competitive disposal pricing. We may also acquire solid waste landfills in our targeted new markets with significant currently-permitted capacity and in connection therewith or thereafter acquire nearby solid waste collection and transfer station operations so as to secure a captive waste stream for internal disposal into the acquired landfill. As we expand, we plan to focus our business in the markets where competition from national service providers is limited or sub-par. We plan to start new market development projects in certain disposal-neutral markets in which we will provide services to commercial, industrial and municipal customers relying on superior customer service as our catalyst for growth. We believe this strategic focus positions us to acquire significant share within our target markets, maximize customer retention and benefit from a higher and more stable pricing environment.

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●	Expansion of Market Share and Services. We plan to direct acquisition efforts towards those markets in which we will be able to provide vertically integrated collection and disposal services and/or provide waste collection services in markets with high barriers to entry. After our initial entry into a new market, we will seek to expand our market share and services through (i) the acquisition of solid waste management businesses and operations that can be integrated with our existing operations without increases in infrastructure or that complement our existing services, and (ii) expansion into adjacent markets. Such acquisitions may involve adding collection operations, collection routes, transfer stations and landfill capacity that allow us to expand market share and increase asset utilization by eliminating duplicate management, administrative and operational functions. Prior to acquisition, we will analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries.

●	Target Secondary and Rural Markets. By targeting secondary and rural markets, we believe that we will be able to garner a higher local market share than would be attainable in more competitive urban markets, which we believe reduces our exposure to customer churn and improves financial returns.

●	Increasing Productivity and Operating Efficiency. We believe we can reduce the total operating expenses of owned and acquired businesses by implementing centralized financial controls, consolidating certain functions performed separately by each business prior to its acquisition by us, and consolidating collection routes, equipment, and personnel through tuck-in acquisitions. In addition, we are implementing programs to take advantage of certain economies of scale in such areas as the purchase of equipment, vehicles, parts and tools, vehicle and equipment maintenance, data processing, financing arrangements, employee benefits, insurance and bonding, and communications.

●	Provide Vertically Integrated Services. In markets where we believe that owning landfills is a strategic advantage to a collection operation because of competitive and regulatory factors, we plan to focus on providing integrated services, from collection through disposal of solid waste in landfills that we own or operate. After we have acquired a landfill, we will seek to maximize internalization of waste we collect, and thereby intend to realize higher margins from our waste operations.

●	Pursue Exclusive and Municipal Contracts. In markets where waste collection services are provided under exclusive arrangements, or where waste disposal is municipally owned or funded or available at multiple sources, we believe that controlling the waste stream by providing collection services under exclusive arrangements is often more important to our growth and profitability than owning or operating landfills. We intend to devote significant resources to securing municipal contracts. Our management team is well versed in bidding for municipal contracts with over 60 years of experience and working knowledge in the solid waste industry and local service areas in existing and target markets. We hope to procure and negotiate exclusive municipal contracts that will allow us to maintain stable recurring revenue but also provide a significant barrier to entry to our competitors in those markets.

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●	Internal Growth. To generate internal revenue growth, our management and sales and marketing personnel will focus on increasing market penetration in our current and adjacent markets, soliciting new customers in markets in which such customers have the option to choose a particular waste collection service and marketing upgraded or additional services (such as compaction or automated collection) to existing customers. We believe we can achieve internal growth, principally from additional sales into our current markets, by providing superior and improved service and through our existing marketing efforts. We also intend to selectively implement price increases when competitive advantages and appropriate market conditions exist. As customers are added in existing markets, our revenue per routed truck increases, which generally increases our collection efficiencies and profitability. In markets in which we have exclusive contracts, franchises and governmental certificates, we expect internal volume growth generally to track population and business growth.

●	Manage on a Decentralized Basis. We will strive to acquire synergistic companies with strong management that can remain with us to support future growth and leadership as we will manage our operations on a decentralized basis. This places decision-making authority close to the customer, enabling us to identify and address customers’ needs quickly in a cost-effective manner. We believe that decentralization provides a low-overhead, highly-efficient operational structure that allows us to expand into geographically contiguous markets and operate in relatively small communities that larger competitors may not find attractive. We believe that this structure gives us a strategic competitive advantage, given the relatively rural nature of many of the markets in which we plan to operate, and makes us an attractive buyer to many potential acquisition candidates.

It is expected that each operating location will have a district or site manager who has a high degree of decision-making authority for his or her operations and is responsible for maintaining service quality, promoting safety, implementing marketing programs and overseeing day-to-day operations, including contract administration. Local managers will also help identify acquisition candidates and will be responsible for integrating acquired businesses into our operations and obtaining the permits and other governmental approvals required for us to operate.

●	Implement Operating Standards. We will develop company-wide operating standards, which will be tailored for each of our markets based on industry norms and local conditions. We implement cost controls and employee training and safety procedures and establish a sales and marketing plan for each market. By internalizing the waste stream of acquired operations, we expect to further increase operating efficiencies and improve capital utilization. We plan to use a wide-area information system network, implement financial controls and consolidate certain accounting, personnel and customer service functions. While regional and district management operate with a high degree of autonomy, our executive officers monitor regional and district operations and require adherence to our accounting, purchasing, safety, marketing and internal control policies, particularly with respect to financial matters. Our executive officers will regularly review the performance of regional officers, district managers and operations. We believe we can improve the profitability of existing and newly-acquired operations by establishing operating standards, closely monitoring performance and streamlining certain administrative functions.

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Risks Associated With Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock. In particular, risks associated with our business include, but are not limited to, the following:

●	Since our recent transition to an environmental solutions company in January 2023, we lack an established operating history on which to evaluate our consolidated business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in profits.

●	We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

●	If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing stockholders may suffer substantial dilution.

●	Even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

●	We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or at all, which could disrupt our operations and adversely impact our business and operating results.

●	Increased competition for acquisition targets in our industry may affect the availability of acquisition targets, which could adversely affect our growth.

●	Our ability to acquire additional businesses may require us to raise capital through the sale of equity and/or debt securities, which we may be unable to do on acceptable terms.

●	We may be unable to successfully integrate acquisitions, which may adversely impact our operations.

●	Acquisitions that we complete may have an adverse impact on our results of operations.

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●	Our resources may not be sufficient to manage our expected growth and the failure to properly manage our potential growth would be detrimental to our business.

●	Our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital and force us to sell assets, incur debt, or sell equity on unfavorable terms.

●	We currently depend on a limited number of customers for our revenue.

●	Our operations are subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities.

●	Our business is subject to operational and safety risks, including the risk of personal injury to employees and others.

●	We may lose contracts through competitive bidding, early termination or governmental action, or we may have to substantially lower prices in order to retain certain contracts, any of which would cause our revenue and our operating margins to decline.

●	Efforts by labor unions to organize our employees could divert management attention and increase our operating expenses.

●	There can be no assurances that our shares and/or warrants will be listed on the NYSE American and, if they are, our shares may be subject to potential delisting if we do not meet or continue to maintain the listing requirements of the NYSE American.

●	We may need to raise additional capital in the future. Additional capital may not be available to us on reasonable terms, if at all, when or as we require. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing stockholders would experience further dilution and could trigger anti-dilution provisions in outstanding warrants.

●	Investors in the offering will experience immediate and substantial dilution in net tangible book value.

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Recent Developments

Acquisition of SWS. On May 31, 2024, we completed the acquisition of SWS for a total purchase price of approximately $16.1 million consisting of (i) $4,625,000 in cash, (ii) 612,000 shares of our Series A convertible preferred stock valued at $8,568,000, of which 160,000 shares was placed in escrow for our benefit to satisfy possible indemnification obligations of the sellers, if any, (iii) a secured promissory note of Titan in the principal amount of $2,359,898.24 that matures on May 15, 2027, and (iv) a short-term promissory note of Titan in the principal amount of $500,000 that matures on December 31, 2024. The obligations of Titan under its secured promissory note and its short-term promissory note were guaranteed to the sellers by Jeffrey Rizzo, our Chief Operating Officer and a director of our company, and Charles Rizzo, a former consultant to our company. In consideration of the guaranty of Charles Rizzo, we issued to Mr. Rizzo 215,000 shares of our common stock.

SWS was founded in 2017 to provide contracted commercial roll-off and front-load waste services, including dumpster compactor rentals, to customers principally in the Southeast Michigan market. At the time of the closing of the acquisition, SWS operated approximately 20 waste collection vehicles servicing over 750 commercial and industrial customers. These customers, combined with our existing customer base at such time, represented approximately $17 million of revenue in 2023.

Disposition of Recoup Technologies Inc. In January 2023, we formed Recoup Technologies, Inc. (“Recoup Technologies”) to serve as our food waste digester operating company, and acquired technologies and equipment for on-site biological processing of food waste, as well as proprietary real-time data analytics tools to reduce food waste generation. These proprietary solutions can enable businesses, including restaurants, hotels and other hospitality venues, cruise ships and educational facilities of all sizes to lower disposal costs while having a positive impact on the environment.

After determining that the resources that would have been required to expand the business of Recoup Technologies can better be utilized in the growth of our non-hazardous solid waste management business, on October 31, 2024, we sold Recoup Technologies to a purchaser that was formed for such purpose by the management of Recoup Technologies and an outside investor. The purchase price we received from the sale of Recoup Technologies amounted to $1,000,000 and consisted of the forgiveness of our outstanding indebtedness in the amount of $750,000 and a promissory note of the purchaser in the amount of $250,000 that matures on December 31, 2024.

Private Placement of Series B Convertible Preferred Stock and Warrants. Between April 5, 2024 and May 30, 2024, we sold to an aggregate of 49 purchasers, each of which was an accredited investor, an aggregate of 422,200 shares of our Series B Convertible Preferred Stock and five-year warrants to purchase an aggregate of 562,933 shares of our common stock for an aggregate purchase price of $4,220,000.

The Series B Preferred Stock ranks senior to our Series A Preferred Stock with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up. Holders of Series B Preferred Stock are entitled to receive dividends accruing on a daily basis in arrears at the rate of 10% per annum, or after the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations, as amended (the “Amended Certificate of Designation”)), 15% per annum, based on a 360 day year and the stated value of the Series B Preferred Stock of $10.00 per share (the “Stated Value”). We may, at our option, upon not less than ten (10) days nor more than sixty (60) days’ written notice, redeem the then issued and outstanding shares of Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of 130% of the Stated Value per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Mandatory Redemption Event (as defined in the Amended Certificate of Designation), we will be required to redeem all of the then issued and outstanding shares of Series B Preferred Stock in cash in an amount equal to 130% of the Stated Value, plus accrued and unpaid dividends. The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into shares of common stock, at the applicable conversion rate (subject to certain adjustments), at any time, which right is subject to a 4.99% beneficial ownership limitation. A holder of outstanding shares of Series B Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred Stock held by such the holder are convertible on any matter presented to our stockholders, except as required by law or as specifically set forth in our Articles of Incorporation.

Each warrant issued in connection with the sale of the Series B Preferred Stock has a term of five years and an exercise price equal to $4.50 per share of common stock, subject to certain adjustments as set forth in such warrants. The holders may exercise such warrants on a cashless basis if the shares of common stock underlying such warrants are not then registered under the Securities Act.

Our outstanding shares of Series B Preferred Stock and all accrued and unpaid dividends thereon will be converted to common stock concurrently with the closing of this offering.

Reincorporation

On January 10, 2024, we completed the reincorporation of our company in the state of Nevada (the “Reincorporation”) through the merger (the “Reincorporation Merger”) of our company with and into Titan Environmental Solutions Inc., a wholly-owned, newly-formed Nevada subsidiary formed by us specifically for this purpose (“Titan Environmental”), in an effort to better position our company to attract capital as we seek to grow our business in the waste management industry. Our board of directors and the holders of our capital stock representing a majority of the total votes entitled to be cast by our stockholders approved the Reincorporation. Implementing the Reincorporation, had, among other things, the following effects:

●	our corporate name was changed to “Titan Environmental Solutions Inc.”;

●	each share of our common stock issued and outstanding immediately prior to the effective time of the Reincorporation Merger was converted into one share of common stock of Titan Environmental;

●	each issued and outstanding share of our former Series C convertible preferred stock, par value $0.0001 per share, immediately prior to the effective time of the Reincorporation Merger, which was convertible into approximately 1.33 shares of our common stock, was converted into one share of Series A convertible preferred stock, par value $0.0001 per share (our “Series A Preferred Stock”), of Titan Environmental, which has substantially the same rights and preferences as the former Series C convertible preferred stock;

●	each Series A Right and each Series B Right issued and outstanding immediately prior to the effective time of the Reincorporation Merger was converted into one Series A Right to Receive Common Stock of Titan Environmental (post-Reincorporation, the “Series A Rights”) and one Series B Right to Receive Common Stock of Titan Environmental (post-Reincorporation, the “Series B Rights” and together with the Series A Rights, the “Rights”), respectively, which have substantially the same rights and preferences as the Series A Right or Series B Right for which it was exchanged;

●	our outstanding warrants to purchase our common stock were automatically assumed by Titan Environmental and represent a warrant to acquire shares of common stock of Titan Environmental;

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●	our authorized capital stock increased to 425,000,000 total shares, consisting of 400,000,000 shares of common stock and 25,000,000 shares of “blank check” preferred stock, of which 630,900 shares are designated “Series A Convertible Preferred Stock”;

●	the persons serving as our executive officers and directors immediately prior to the effective time of the Reincorporation Merger continued to serve in such respective capacities following the effective time of the Reincorporation Merger; and

●	We are governed by the laws of the State of Nevada and our articles of incorporation and bylaws are those of Titan Environmental, which were adopted under the laws of the State of Nevada and are filed as exhibits to the registration statement of which this prospectus forms a part.

Reverse Stock Split

We will effect a reverse stock split of our common stock at a ratio of one-for-75 prior to the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a one-for-75 stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed stock split.

Our Corporate Information

We were incorporated in the State of California on September 9, 2009 as Thunderclap Entertainment, Inc. On July 14, 2017, we changed our name to TraQiQ, Inc. and, through a series of acquisitions, engaged in businesses that provided software as a service that enables clients to build and manage a network of contract task workers. Commencing in the fourth quarter of 2022, we discontinued or sold our software businesses and on January 5, 2023, through our Recoup Technologies subsidiary, commenced our waste management services operations with the acquisition of our food waste digester services business. On May 19, 2023, we acquired Titan and commenced our waste collection and transportation services businesses. On January 10, 2024, we reincorporated in the State of Nevada and changed our corporate name from TraQiQ, Inc. to Titan Environmental Solutions Inc. On May 31, 2024, we acquired SWS. On October 31, 2024, we disposed of Recoup Technologies.

Our principal executive offices are located at 300 E. Long Lake Road, Suite 100A, Bloomfield Hills, Michigan 48304, and our telephone number is (248) 775-7400. Our website address is www.TitanCares.com. Information on our website is not part of this prospectus.

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About This Offering

Shares offered by us	[_____] shares.

Common stock issued and outstanding prior to this offering	[_____] shares.

Common stock to be issued and outstanding after this offering	[_____] shares, or [_____] shares assuming that the underwriters exercise their over-allotment option in full, including [______] shares to be issued upon the conversion of $[__] aggregate principal amount of outstanding indebtedness upon the closing of this offering.

Over-allotment option	The underwriter has an option for a period of 45 days to purchase from us up to an additional [_____] shares of common stock, at the public offering price of $[___], less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Use of proceeds	We currently intend to use the net proceeds from this offering for acquisition of strategic business assets relevant to our business and the balance for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” on page 11 a discussion of certain of factors to consider carefully before deciding to purchase any shares of common stock.

Proposed NYSE American Capital Market Symbol	Our common stock currently trades on the OTCQB under the symbol “TESI.” In conjunction with this offering, we have applied to list our common stock on the NYSE American under the symbol “TESI.” We anticipate being able to list on the NYSE American upon the completion of this offering; however, we can provide no assurances that we will be approved for such a listing. The listing of our common stock on the NYSE American is a condition to consummating this offering.

The number of shares of our common stock to be outstanding after this offering is based on 338,491 shares of common stock outstanding as of June 30, 2024, gives effect to (i) the issuance of 31,994 shares of common stock upon the exchange of outstanding Rights subsequent to June 30, 2024, (ii) the issuance of 1,863,867 shares of common stock upon the conversion of our outstanding Series A convertible preferred stock concurrently with the closing of this offering, (iii) the issuance of 770,993 shares of common stock upon the conversion of our outstanding Series B convertible preferred stock concurrently with the closing of this offering, assuming for purposes of calculating accrued dividends on such shares to be converted, a closing of this offering on _____, 2024, and (iv) the issuance of 986,855 shares of common stock upon the conversion of our outstanding convertible promissory notes concurrently with the closing of this offering, assuming for purposes of calculating accrued interest on such notes to be converted, a closing of this offering on _____, 2024, and excludes:

●	2,590,409 shares of our common stock issuable upon the exchange of our outstanding Rights for no additional consideration;

●	745,628 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $_____ to $______ and having a weighted average exercise price of $50.25 per share;

●	[_____] shares of our common stock that may be issued upon exercise of the Underwriters’ Warrants at an exercise price of $[__], which represents 8% of the shares of common stock being offered hereby and 120% of an assumed public offering price of $[__], which is the midpoint of the public offering price range reflected on the cover of this prospectus; and

●	433,333 shares of our common stock reserved for future issuance under our 2023 Equity Incentive Plan.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option to purchase additional shares of common stock.

8

Selected Financial Information

On May 19, 2023, we completed the acquisition of Titan in a stock-for-stock transaction with a total purchase price of approximately $27.2 million. Our acquisition of Titan was treated as a reverse merger for accounting purposes under U.S. GAAP with Titan as the accounting acquirer and our company as the accounting acquiree. As a result, the consolidated financial statements included in this prospectus are those of Titan with respect to periods prior to the completion of the Titan Merger and include the activity of our company and our subsidiaries for periods after May 19, 2023, with retroactive adjustments to Titan’s legal capital to reflect the legal capital structure of our company. The operations of our pre-acquisition business, which consisted primarily of the operations of Recoup Technologies, are included in our consolidated operating results only from the date of acquisition of Titan, May 19, 2023.

The following table sets forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. The operating data for the years ended December 31, 2023 and 2022 and the balance sheet data as of December 31, 2023 and 2022 have been derived from our audited financial statements that are included elsewhere in this prospectus. The operating data for the six months ended June 30, 2024 and 2023 and the balance sheet data as of June 30, 2024 have been derived from our unaudited condensed financial statements that are included elsewhere in this prospectus. The unaudited condensed financial statements were prepared on the same basis as our audited financial statements. In our opinion, such financial statements include all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of the financial information for those periods.

This financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of the results that may be expected in any future period.

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2024	2023	2023	2022
	(unaudited)

Revenues	$4,416,933	$2,961,572	$7,624,584	$4,203,112
Cost of revenues	3,726,129	2,741,058	6,503,135	4,207,852
Gross profit (loss)	690,804	220,514	1,121,449	(4,740)
Operating Expenses
Salaries and salary related costs	1,100,042	618,647	1,720,492	475,512
Stock based compensation	-	5,588,207	5,590,486	-
Professional fees	2,030,556	924,671	3,146,692	265,575
Depreciation and amortization expense	386,705	248,540	505,434	-
General and administrative expenses	771,276	414,052	1,074,634	359,175
Goodwill impairment	-	15,669,287	20,364,001	-
Total operating expenses	4,288,579	23,463,404	32,401,739	1,100,262
Loss from operations	(3,597,775)	(23,242,890)	(31,280,290)	(1,105,002)

Other income (expense):
Change in fair value of derivative liability	17,500	9,652	41,670	-
Interest expense, net of interest income	(1,244,266)	(438,832)	(1,380,122)	(199,453)
Gain on forgiveness of note payable	-	-	91,803	-
Gain on forgiveness of paycheck protection program loans	-	-	-	812,305
Other income (expense), net	211,628	103,421	113,212	(166,513)
Loss on extinguishment of debt and issuance of common share rights	-	-	(116,591,322)	-
Total other income (expense)	(1,015,138)	(325,759)	(117,724,759)	446,339
Net loss	$(4,612,913)	$(23,568,649)	$(149,005,049)	$(658,663)

	As of June 30,	As of December 31,
	2024	2023	2022
	(unaudited)
Assets
Total current assets	$2,805,726	$1,475,490	$874,163
Total non-current assets	38,798,176	20,699,984	6,533,804
Total Assets	41,603,902	22,175,474	7,407,967
Liabilities
Total current liabilities	17,871,608	12,410,598	1,981,042
Total long-term liabilities	6,836,271	4,465,551	2,900,821
Total Liabilities	24,707,879	16,876,149	4,881,863
Total mezzanine equity	6,899,967	-	-
Total equity	9,996,056	5,299,325	2,526,104
Total liabilities, mezzanine equity and equity	$41,603,902	$22,175,474	$7,407,967

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Summary Pro Forma Combined Condensed Financial Data

The following unaudited pro forma combined condensed financial information for the six-month period ended June 30, 2024 and the year ended December 31, 2023 presents combined information as if we had completed the acquisition of SWS and the disposition of Recoup Technologies on January 1, 2023. An unaudited pro forma combined condensed balance sheet as of June 30, 2024 is not adjusted in relation to the SWS Acquisition because the balance sheet of SWS, including related acquisition adjustments, is included in our consolidated balance sheet as of such date which is included elsewhere in this prospectus. The unaudited pro forma combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and related notes of our company and of SWS included elsewhere in this prospectus.

The summary historical profit and loss accounts of SWS and Recoup have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The pro forma acquisition adjustments described in the summary unaudited pro forma combined condensed financial information are based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements, and the differences may be material.

The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent what our results of operations would have been if the acquisition of SWS and disposal of Recoup had occurred on January 1, 2023 or to project our results of operations for any future period. Since we and SWS were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

As of
June 30, 2024
(Unaudited)
Selected Balance Sheet Data (end of period):
Cash and cash equivalent	$51,892
Total assets	28,794,189
Total debt	14,973,174
Total liabilities	22,509,009
Mezzanine Equity	6,899,967
Total Stockholders’/Members’ Equity (Deficit)	$(562,895)

	For the Six-Months Ended June 30, 2024	For the Year Ended December 31, 2023
	(Unaudited)	(Unaudited)
Revenue	$7,548,874	$15,871,666
Cost of revenues	6,256,184	12,458,504
Gross Profit	1,292,690	3,413,162

Operating Expenses
Salaries and salary related costs	1,317,617	1,530,684
Stock-based compensation	-	5,516,847
Professional fees	2,184,107	3,528,650
Depreciation and amortization	40,213	68,750
General and administrative expenses	945,606	3,079,526
Goodwill impairment	-	-
Total operating expenses	4,487,543	13,724,457

Operating loss	(3,194,853)	(10,311,295)

Other (expense) income
Change in fair value of derivative liability	17,500	41,670
Interest expense, net of interest income	(2,206,738)	(3,320,450)
Loss on disposition of Recoup	-	(10,558,951)
Gain on forgiveness of note payable	-	91,803
Other income (expense), net	185,111	89,656
Loss on extinguishment of debt and issuance of common share rights	-	(116,591,322)
Total other (expense) income	(2,004,127)	(130,247,594)

Provision for income taxes	-	-
Net loss (income)	$(5,198,980)	$(140,558,889)

Deemed dividend related to Series B offering	(3,958,376)	(4,307,589)
Deemed dividend related to issuance of warrants	(862,289)	(1,075,000)
Net income (loss) available to common stockholders	$(10,019,645)	$(145,941,478)

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below. You should carefully consider the risks described herein and the other information in this prospectus before you decide to invest in our securities. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of those risks were to occur, it could have a material adverse effect on our business, prospects, financial condition, results of operations and liquidity, and the market price of our securities would likely decline and you could lose all or part of your investment.

Risks Related to Our Finances and Business Plan

Since our recent transition to an environmental solutions company in January 2023, we lack an established operating history on which to evaluate our consolidated business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in profits.

While we have conducted business operations since 2017, we commenced the transition to an environmental solutions company in January 2023 and consummated the acquisition of our Titan subsidiary and its various lines of business in May 2023 and our acquisition of SWS in May 2024. As a result, we have a limited operating history as a consolidated company upon which you may evaluate our business and prospects. Our business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early stage enterprises. You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

●	the absence of an operating history in our current line of business and at our current scale;

●	our ability to raise capital to develop our business and fund our operations;

●	expected continual losses for the foreseeable future;

●	our ability to anticipate and adapt to developing markets;

●	acceptance by customers;

●	limited marketing experience;

●	competition from competitors with substantially greater financial resources and assets;

●	the ability to identify, attract and retain qualified personnel;

●	our ability to provide superior customer service; and

●	reliance on key personnel.

Because we are subject to these risks, and the other risks discussed below, you may have a difficult time evaluating our business and your investment in our company.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have incurred significant net losses since inception. Our net loss was approximately $4.6 million for the six months ended June 30, 2024 and approximately $149.0 million and $0.7 million for the years ended December 31, 2023 and 2022, respectively. As of June 30, 2024, we had an accumulated deficit of approximately $155.5 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of additional entities, incur expenses associated with maintaining compliance as a public company, and increase marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

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Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our markets, service offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing stockholders may suffer substantial dilution.

As we take steps to grow our business through additional acquisitions, by entering into new markets or by expanding our service offerings, or as we respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our expansion strategies. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations in one or more markets. Any additional equity financing may involve substantial dilution to our then existing stockholders.

Raising capital in the future could cause dilution to our existing stockholders and may restrict our operations or require us to relinquish rights.

In the future, we may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or strategic alliance arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams or product candidates on terms that are not favorable to us.

Even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to acquire additional waste management companies and increase our expenses in order to grow our business. These factors raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the years ended December 31, 2023 and 2022 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or restrict our operations and our acquisition program or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

12

The amount and timing of our future funding requirements depends on many factors, including

●	the timing and cost of potential future acquisitions;

●	integration of the businesses that we have acquired or may acquire in the future; and

●	the hiring of additional management and other personnel as we continue to grow.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by the terms of the credit facilities governing our indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We have a holding company ownership structure and will depend on distributions from our operating subsidiaries to meet our obligations. Contractual or legal restrictions applicable to our subsidiaries could limit payments or distributions from them.

We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the payment or other distributions to us of these earnings, to meet our obligations and make capital expenditures. Provisions of U.S. corporate and tax law, like those requiring that dividends are paid only out of surplus, and provisions of any future indebtedness may limit the ability of our subsidiaries to make payments or other distributions to us. Additionally, in the event of the liquidation, dissolution or winding up of any of our subsidiaries, creditors of that subsidiary (including trade creditors) will generally be entitled to payment from the assets of that subsidiary before those assets can be distributed to us.

Risks Related to Our Acquisition Strategy

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or at all, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. As a result, our rate of future growth and profitability is largely dependent on our ability to identify and acquire additional solid waste collection, transportation, and disposal businesses. We intend to continue to pursue acquisitions of complementary businesses, technologies and products to expand our operations and customer base and provide access to new markets and increase benefits of scale. This strategy involves risks inherent in assessing the values, strengths, weaknesses, risks, and profitability of acquisition candidates, including adverse short-term effects on our reported operating results, diversion of management’s attention, dependence on retaining, hiring and training key personnel, and risks associated with unanticipated problems or latent liabilities. Acquisitions also involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions; and

13

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business.

Increased competition for acquisition targets in our industry may affect the availability of acquisition targets, which could adversely affect our growth.

Increased competition for acquisition candidates may result in fewer acquisition opportunities being made available to us as well as less advantageous acquisition terms, which may increase acquisition costs to levels that are beyond our financial capability or, if consummated, that may have an adverse effect on our business and results of operations. Accordingly, no assurance can be given as to the number or timing of our acquisitions or as to the availability of financing necessary to complete an acquisition. We also believe that a significant factor in our ability to consummate acquisitions will be the attractiveness of our common stock as an investment to potential acquisition candidates. Such attractiveness may, in large part, be dependent upon the market price and capital appreciation prospects of our common stock compared to the equity securities of our competitors. Many of our competitors for acquisitions are larger, more established companies with significantly greater capital resources than us and whose equity securities may be more attractive than our common stock. To the extent our common stock is less attractive to acquisition candidates, our acquisition program may be adversely affected.

Our ability to acquire additional businesses may require us to raise capital through the sale of equity and/or debt securities, which we may be unable to do on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock issued in this offering. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate some or all of our research and development programs or commercialization efforts. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may be unable to successfully integrate acquisitions, which may adversely impact our operations.

Acquired businesses, technologies or products may not perform as we expect and we may fail to realize anticipated revenue and profits. In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new businesses, technologies or products are not integrated or implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:

●	issues in integrating the target company’s technologies, products or businesses with ours;

●	incompatibility of marketing and administration methods;

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●	maintaining employee morale and retaining key employees;

●	integrating the cultures of our companies;

●	preserving important strategic customer relationships;

●	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

●	coordinating and integrating geographically separate organizations.

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities, that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Acquisitions that we complete may have an adverse impact on our results of operations.

Acquisitions may cause us to:

●	issue common stock that would dilute our current stockholders’ ownership percentage;

●	use a substantial portion of our cash resources;

●	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

●	assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

●	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

●	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

●	incur amortization expenses related to certain intangible assets;

●	lose existing or potential contracts as a result of conflict-of-interest issues;

●	become subject to adverse tax consequences or deferred compensation charges;

●	incur large and immediate write-offs; or

●	become subject to litigation.

The occurrence of any or all of the above risks could materially and adversely affect our business, operating results and financial condition.

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

15

Our resources may not be sufficient to manage our expected growth and the failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. There may be greater strain on our systems as we acquire new businesses, requiring us to devote significant management time and expense to the ongoing integration and alignment of management, systems, controls and marketing. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to design and produce our products and services or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

Risks Related to our Business and Industry

We are subject to environmental and safety laws that restrict our operations and increase our costs.

We are subject to extensive federal, state and local laws and regulations relating to environmental protection and occupational safety and health. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances. Our compliance with existing regulatory requirements is costly, and continued changes in these regulations could increase our compliance costs. Government laws and regulations often require us to enhance or replace our equipment. We are required to obtain and maintain permits that are subject to strict regulatory requirements and are difficult and costly to obtain and maintain. We may be unable to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums over the amounts that we have accrued. In order to develop, expand or operate a landfill or other waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. The permits and approvals are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

We may become subject to environmental clean-up costs or litigation that could curtail our business operations and materially decrease our earnings.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or CERCLA, and analogous state laws provide for the remediation of contaminated facilities and impose strict joint and several liability for remediation costs on current and former owners or operators of a facility at which there has been a release or a threatened release of a hazardous substance. This liability is also imposed on persons who arrange for the disposal of, and who transport, such substances to the facility. Hundreds of substances are defined as hazardous under CERCLA and their presence, even in small amounts, can result in substantial liability. The expense of conducting a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have liability because these substances may be present in waste collected by us. The actual costs for these liabilities could be significantly greater than the amounts that we might be required to accrue on our financial statements from time to time.

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In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We may in the future be a defendant in lawsuits brought by governmental agencies and private parties who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could curtail our business operations and may decrease our earnings.

Our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital and force us to sell assets, incur debt, or sell equity on unfavorable terms.

Our ability to remain competitive, grow and maintain our operations largely depends on our cash flow from operations and access to capital. Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures. As we undertake more acquisitions and further expand our operations, the amount we expend on capital will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations, equity and debt financings and borrowings under our credit facility, if necessary. However, we may require additional equity or debt financing to fund our growth.

We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors. It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources, to allow us to make necessary capital expenditures. If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders. We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

Our business operations are currently concentrated in the State of Michigan and such geographic concentration of our business could adversely affect our business and financial condition.

Our business operations and customers are located in Michigan, and we expect to focus our operations on the Midwestern U.S. for at least the foreseeable future. As of June 30, 2024, approximately 84% of our total annualized revenues were derived from customers located in Michigan. Therefore, our business, financial condition and results of operations are susceptible to downturns in the general economy in the Midwestern U.S., particularly in Michigan, and other factors affecting the region, such as state regulations affecting the solid waste services industry and severe weather conditions. In addition, the costs and time involved in permitting, and the scarcity of, available landfills in the Midwestern U.S. could make it difficult for us to expand vertically in those markets. There can be no assurance that we will complete a sufficient number of acquisitions in other markets to lessen our geographic concentration.

We currently depend on a limited number of customers for our revenue.

During the six months ended June 30, 2024, two customers accounted for an aggregate of approximately 26% of our total revenues, which included one customer of our Trucking Segment that accounted for approximately 16% of our total revenues and a customer of our former Digester Segment that accounted for approximately 10% of our total revenues. During the year ended December 31, 2023, one customer of our Trucking Segment accounted for approximately 30% of our total revenues generated. During the year ended December 31, 2022, we had two customers of our Trucking Segment that accounted for 52% and 12% of our revenues, respectively. No other customer accounted for more than 10% of our revenues in any of those periods. We have no long-term agreements with any of the customers that accounted for more than 10% of our revenues in any of those periods.

Because we depend on these customers for a significant percentage of our revenue, a loss of one or more of these customers could materially adversely affect our business and financial condition. If these principal customers cease using our services, our business could be materially adversely affected.

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Governmental authorities may enact climate change regulations that could increase our costs to operate.

Environmental advocacy groups and regulatory agencies in the United States have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change. Congress has considered recent proposed legislation directed at reducing greenhouse gas emissions and President Biden has indicated his support of legislation aimed at reducing greenhouse gases. The U.S. Environmental Protection Agency (the “EPA”) has proposed rules to regulate greenhouse gases, regional initiatives have formed to control greenhouse gases and certain of the states in which we operate are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations, in particular the regulation of emissions of greenhouse gases. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect our collection operations. Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could adversely affect our results of operations.

Our operations are subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities.

We risk incurring significant environmental liabilities in connection with our use, treatment, storage, transfer and disposal of waste materials. Under applicable environmental laws and regulations, we could be liable if our operations are found to cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could also be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. This risk is of particular concern as we execute our growth strategy, partially though acquisitions, because we may be unsuccessful in identifying and assessing potential liabilities during our due diligence investigations. Further, the counterparties in such transactions may be unable to perform their indemnification obligations owed to us. Additionally, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and, under applicable law, we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

Our business is subject to operational and safety risks, including the risk of personal injury to employees and others.

Providing environmental and waste management services involves risks such as vehicular accidents and equipment defects, malfunctions and failures. Additionally, there are risks associated with waste mass instability and releases of hazardous materials or odors. There may also be risks presented by the potential for subsurface chemical reactions causing elevated landfill temperatures and increased production of leachate, landfill gas and odors. Any of these risks could potentially result in injury or death of employees and others, a need to shut down or reduce operation of facilities, increased operating expense and exposure to liability for pollution and other environmental damage, and property damage or destruction.

While we seek to minimize our exposure to such risks through comprehensive training, compliance and response and recovery programs, as well as vehicle and equipment maintenance programs, if we were to incur substantial liabilities in excess of any applicable insurance, our business, results of operations and financial condition could be adversely affected. Any such incidents could also adversely impact our reputation and reduce the value of our brand. Additionally, a major operational failure, even if suffered by a competitor, may bring enhanced scrutiny and regulation of our industry, with a corresponding increase in operating expense.

Increases in the costs of fuel may reduce our operating margins.

The price and supply of fuel needed to run our collection vehicles is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries (OPEC) and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations. Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.

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Increases in the costs of disposal may reduce our operating margins.

Historically, we have disposed of all of the waste that we collected in landfills operated by third parties under informal arrangements or without long-term contracts. If these third parties increase their disposal fees and we are unable to pass along the increase to our customers, our operating margins would be adversely impacted. In addition, if these third parties discontinue their arrangements with us and we are unable to locate alternative disposal sites, our business and results of operations would be materially adversely affected.

Increases in the costs of labor may reduce our operating margins.

We compete with other businesses in our markets for qualified employees. A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees or to hire more expensive temporary employees. Labor is our second largest operating cost, and even relatively small increases in labor costs per employee could materially affect our cost structure. Failure to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices we charge for our services or otherwise offset such increases with cost savings in other areas may reduce our operating margins.

Increases in costs of insurance may reduce our operating margins.

One of our largest operating costs is maintaining insurance coverage, including general liability, automobile physical damage and liability, property, employment practices, pollution, directors and officers, fiduciary, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies. Changes in our operating experience, such as an increase in accidents or lawsuits or a catastrophic loss, could cause our insurance costs to increase significantly or could cause us to be unable to obtain certain insurance. Increases in insurance costs would reduce our operating margins. Changes in our industry and perceived risks in our business could have a similar effect.

We may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations, which could result in uninsured losses that would adversely affect our financial condition.

Integrated non-hazardous waste companies are exposed to a variety of risks that are typically covered by insurance arrangements. However, we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations for a variety of reasons. Increases in insurance costs and changes in the insurance markets may, given our resources, limit the coverage that we are able to maintain or prevent us from insuring against certain risks. Large or unexpected losses may exceed our policy limits, adversely affecting our results of operations, and may result in the termination or limitation of coverage, exposing us to uninsured losses, thereby adversely affecting our financial condition.

Our failure to remain competitive with our numerous competitors, many of whom have greater resources than we do, could adversely affect our ability to retain existing customers and obtain future business.

Because our industry is highly competitive, we compete with large companies and municipalities, many of whom have greater financial and operational resources than we do. The non-hazardous solid waste collection and disposal industry includes large national, publicly-traded waste management companies; regional, publicly-held and privately-owned companies; and numerous small, local, privately-owned companies. Additionally, many counties and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.

We may lose contracts through competitive bidding, early termination or governmental action, or we may have to substantially lower prices in order to retain certain contracts, any of which would cause our revenue and our operating margins to decline.

We are parties to contracts with municipalities and other associations and agencies. Many of these contracts are or will be subject to competitive bidding. We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder. In addition, some of our customers may terminate their contracts with us before the end of the contract term. If we were not able to replace revenue from contracts lost through competitive bidding or early termination or from lowering prices or from the renegotiation of existing contracts with other revenue within a reasonable time period, our revenue could decline.

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Efforts by labor unions to organize our employees could divert management attention and increase our operating expenses.

We do not have any union representation in our operations. Groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of these work stoppages, our operating expenses could increase significantly.

Poor decisions by our regional and local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.

We manage our operations on a decentralized basis. Therefore, regional and local managers have the authority to make many decisions concerning their operations without obtaining prior approval from our executive officers. Poor decisions by regional or local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.

We are vulnerable to factors affecting our local markets, which could adversely affect our stock price relative to our competitors.

Because the non-hazardous waste business is local in nature, our business in one or more regions or local markets may be adversely affected by events and economic conditions relating to those regions or markets even if the other regions of the country are not affected. As a result, our financial performance may not compare favorably to our competitors with operations in other regions, and our stock price could be adversely affected by our inability to compete effectively with our competitors.

Seasonal fluctuations will cause our business and results of operations to vary among quarters, which could adversely affect our stock price.

Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenue typically lowest in the first quarter, higher in the second and third quarters, and again lower in the fourth quarter. Our operating revenues tend to be somewhat higher in the summer months, primarily due to the higher construction and demolition waste volumes. This seasonality also generally reflects the lower volume of waste during the winter months. Adverse weather conditions negatively affect waste collection productivity, resulting in higher labor and operational costs. The general increase in precipitation during the winter months increases the weight of collected waste, resulting in higher disposal costs, as costs are often calculated on a per ton basis. Because of these factors, we expect operating income to be generally lower in the winter months. As a result, our operating results may be negatively affected by these variations. Additionally, severe weather during any time of the year can negatively affect the costs of collection and disposal and may cause temporary suspensions of our collection services. Long periods of inclement weather may interfere with collection operations and reduce the volume of waste generated by our customers. Any of these conditions can adversely affect our business and results of operations, which could negatively affect our stock price.

We are dependent on our management team and development and operations personnel, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our chief executive officer, Mr. Glen Miller, and our chief operating officer, Mr. Jeffrey Rizzo. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. While we have employment agreements with Messrs. Miller and Rizzo, we do not maintain a key person life insurance policy on either of such officers. The loss of one or more of our key employees or groups could seriously harm our business.

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We have identified certain material weaknesses in our internal controls, which could cause stockholders and prospective investors to lose confidence in the reliability of our financing reporting.

Based upon the evaluation of the disclosure controls and procedures at the end of the period covered by this report, our chief executive officer and our chief financial officer concluded that our disclosure controls and procedures were not effective as a result of continuing weaknesses in our internal control over financial reporting principally due to the following: (i) we have not established adequate financial reporting processes or monitoring activities to ensure adequate financial reporting and to mitigate the risk of management override, specifically because there are few employees and only two officers with management functions and therefore there is lack of segregation of duties; (ii) an outside consultant assists in the preparation of the annual and quarterly financial statements and partners with us to ensure compliance with U.S. GAAP and SEC disclosure requirements; and (iii) we did not maintain a sufficient complement of qualified accounting personnel and controls associated with segregation of duties over complex transactions.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our company’s financial reporting that could harm the trading price of our shares, if a trading market does develop.

We need additional capital to develop our business.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to complete projects in the future. We currently have no additional borrowing capacity under our existing credit agreement, and it is likely we will need to seek additional financing through subsequent future private or public offerings of our equity securities or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

Risks Related to Ownership of our Common Stock

You may experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and because of our preferred stock and outstanding rights to acquire common stock and warrants.

Our authorized capital stock is 425,000,000 shares, of which 400,000,000 shares are designated as common stock and 25,000,000 shares are designated as preferred stock, of which 1,567,900 shares are designated Series A Convertible Preferred Stock, 1,360,000 shares are designated Series B Convertible Preferred Stock and the remaining shares are “blank check” preferred stock.

In the future, we expect to issue our authorized but previously unissued equity securities in connection with future financing, resulting in the dilution of the ownership interests of our present stockholders. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

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Under any of the circumstances described above, future issuances or conversions may depress the market price of our common stock, and may impair our ability to raise additional capital in the financial markets at a time and price favorable to us. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on our stock price that may be caused by a large number of sales of our shares into the public market by our preferred holders, and because our other existing stockholders may, in response, decide to sell additional shares of our common stock, further decreasing our stock price.

The market price of our common stock is likely to be volatile and could subject us to litigation.

The market price of our common stock has been and is likely to continue to be subject to wide fluctuations. Factors affecting the market price of our common stock include:

●	variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;

●	overall conditions in our industry and market;

●	issuances of new stock which dilutes earnings per share;

●	addition or loss of significant customers;

●	changes in laws or regulations applicable to our products;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	forward-looking guidance to industry and financial analysts related to future revenue and earnings per share;

●	the net increases in the number of customers and paying subscriptions, either independently or as compared with published expectations of industry, financial or other analysts that cover our company;

●	changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;

●	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;

●	announcement or expectation of additional financing efforts;

●	announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;

●	announcements of customer additions and customer cancellations or delays in customer contracts;

●	recruitment or departure of key personnel;

●	trading activity by a limited number of stockholders who together beneficially own a significant percentage of our outstanding common stock; and

●	general economic and market conditions.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent you from being able to sell your shares at or above the price you paid for your shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

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There is currently only a limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell any shares of our common stock that you hold.

There is currently only a limited public market for our common stock and the public offering price of the common stock offered hereby may bear no relationship to the price at which our common stock will trade after this offering. An active public market for our common stock may not develop or be sustained. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares without depressing the market price for our common stock or recover any part of your investment in us. Even if an active market for our common stock does develop, the market price of such securities may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. Further, quotes for shares of our common stock on the OTCQB may not be indicative of the market price on a national securities exchange, such as the NYSE American.

While it is a condition to the consummation of this offering that our common stock will be listed on the NYSE American, our common stock may be subject to potential delisting if we do not meet or continue to maintain the listing requirements of the NYSE American.

We have applied to list the shares of our common stock on the NYSE American and it is a condition to this offering that our application will be approved. However, even if our application is approved and we commence trading on the NYSE American, the NYSE American has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from the NYSE American, would make it more difficult for stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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There may be restrictions on your ability to resell shares of common stock under Rule 144.

Currently, Rule 144 under the Securities Act permits the public resale of securities under certain conditions after a six or twelve month holding period by the seller, including requirements with respect to the manner of sale, sales volume restrictions, filing requirements and a requirement that certain information about the issuer is publicly available. At the time that stockholders intend to resell their shares under Rule 144, there can be no assurances that we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, if so, current in our reporting requirements under the Exchange Act, in order for stockholders to be eligible to rely on Rule 144 at such time. In addition to the foregoing requirements of Rule 144 under the Federal securities laws, the various state securities laws may impose further restrictions on the ability of a holder to sell or transfer the shares of common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of an issuer’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the issuer and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Possible adverse effect of issuance of preferred stock.

Our articles of incorporation authorize the issuance of 25,000,000 shares of preferred stock, of which 22,072,100 shares are “blank check” preferred stock available for issuance, with designations, rights and preferences as determined from time to time by our board of directors. As a result of the foregoing, our board can issue, without further stockholder approval, preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could, under certain circumstances, discourage, delay or prevent a change in control of our company.

We do not expect to pay dividends on our common stock and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends on our common stock in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends on our common stock, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. Because we do not pay dividends on our common stock, we may have trouble raising additional funds, which could affect our ability to expand our business operations.

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We may need to raise additional capital in the future. Additional capital may not be available to us on reasonable terms, if at all, when or as we require. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing stockholders would experience further dilution and could trigger anti-dilution provisions in outstanding warrants.

We may need to raise additional capital in the future for acquisitions or other purposes. Future financings may involve the issuance of debt, equity and/or securities convertible into or exercisable or exchangeable for our equity securities. These financings may not be available to us on reasonable terms or at all when and as we require funding. If we are able to consummate such financings, the trading price of our common stock could be adversely affected and/or the terms of such financings may adversely affect the interests of our existing stockholders. Any failure to obtain additional working capital when required would have a material adverse effect on our business and financial condition and may result in a decline in our stock price. Any issuances of our common stock, preferred stock, or securities such as warrants or notes that are convertible into, exercisable or exchangeable for, our capital stock, would have a dilutive effect on the voting and economic interest of our existing stockholders.

Our officers and directors are entitled to indemnification from us for liabilities under our articles of incorporation, which could be costly to us and may discourage the exercise of stockholder rights.

Our articles of incorporation provide that we possess and may exercise all powers of indemnification of our officers, directors, employees, agents and other persons and our bylaws also require us to indemnify our officers and directors as permitted under the provisions of the Nevada Revised Statutes (“NRS”). We will also have contractual indemnification obligations under our agreements with our directors and officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and stockholders.

Our bylaws and Nevada law may discourage, delay or prevent a change of control of our company or changes in our management, which could have the result of depressing the trading price of our common stock.

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our articles of incorporation and have not amended our articles of incorporation to so elect.

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Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Various provisions of our bylaws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the bylaws that are not in line with your concerns.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Risks Relating to this Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share of common stock will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $[__] per share, based on the assumed public offering price of $[__] per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $[__] per share, our existing stockholders will own approximately [__]% of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

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After completion of this offering at an assumed offering price of $[__] per share there will be [___] shares of our common stock outstanding, assuming no exercise of the underwriters’ over-allotment option. Of these shares, approximately [______] shares will be held by our non-affiliated stockholders and, together with [______] shares of common stock offered hereby, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market. Pursuant to a resale registration statement that will become effective concurrently with this offering, we are registering under the Securities Act the resale of an additional [_____] shares of common stock held by our non-affiliated stockholders, which will allow such shares to be freely tradeable so long as the related prospectus remains current. If our non-affiliated stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business. Following this offering, we also intend to register for resale the shares of common stock underlying the shares of common stock that we may issue under our equity compensation plans. In addition, our articles of incorporation permit the issuance of up to approximately [__] additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Oak Ridge Financial, the underwriter, during the period ending 180 days from the date of this offering, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other equity securities of our company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with our officers, directors and certain stockholders pertaining to this offering expire 180 days from the date of this offering unless waived earlier by the managing underwriter, up to [_______] of the shares that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

The concurrent offering of shares of our common stock by certain existing stockholders of our company could adversely affect the market for our common stock.

The registration statement we filed with the SEC to register under the Securities Act the shares of our common stock offered hereby included a second prospectus (the “Resale Prospectus”) pursuant to which certain of our stockholders may offer and sell to the public from time to time up to an aggregate of [___] shares of our common stock. Unless otherwise bound by an executed lockup agreement, such stockholders are not bound by any agreement that prohibits sales of such shares of common stock concurrently with the commencement of our public offering of common stock pursuant to this prospectus. The sales of our common stock pursuant to this prospectus and the Resale Prospectus may result in two offerings taking place concurrently, which could adversely affect the price and liquidity of, and demand for, our common stock.

Risks Relating to our Reverse Stock Split

Prior to the consummation of this offering, we will effect a reverse stock split of our outstanding common stock; however, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the NYSE American.

Prior to the consummation of this offering, we will effect a reverse stock split of our common stock to reduce the number of outstanding shares of our common stock and increase the price per share of our outstanding common stock to an amount that will comply with the NYSE American’s original listing requirements. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the NYSE American, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of an issuer’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The NYSE American’s minimum bid price requirement. In addition to specific listing and maintenance standards, NYSE American has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of the NYSE American.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the NYSE American. Our failure to meet these requirements may result in our common stock being delisted from the NYSE American, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split has increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	our ability to successfully pursue strategic acquisitions and integrate acquired businesses;

●	our ability to hire additional personnel and to manage the growth of our business;

●	our ability to continue as a going concern;

●	environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy and environmental, social and governance (“ESG”) performance and disclosure;

●	significant environmental, safety or other incidents resulting in liabilities or brand damage;

●	failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise;

●	diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives;

●	failure to attract, hire and retain key team members and a high quality workforce;

●	increases in labor costs due to union organizing activities or changes in wage and labor related regulations;

●	disruption and costs resulting from extreme weather and destructive climate events;

●	public health risk, increased costs and disruption due to a future resurgence of pandemic conditions and restrictions;

●	macroeconomic conditions, geopolitical conflict and market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs;

●	increased competition;

●	pricing actions;

●	impacts from international trade restrictions;

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●	competitive disposal alternatives, diversion of waste from landfills and declining waste volumes;

●	weakness in general economic conditions and capital markets, including potential for an economic recession; instability of financial institutions;

●	adoption of new tax legislation;

●	shortages of fuel and/or other energy resources;

●	failure to develop and protect new technology;

●	failure of technology to perform as expected;

●	the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions;

●	claims, demands and lawsuits to which we are, and may in the future, be subject and the risk that our insurance or indemnities coverage may not be sufficient;

●	our ability to operate, update or implement our IT systems;

●	our ability to implement additional finance and accounting systems, procedures and controls in order to satisfy public company reporting requirements;

●	our potential ability to obtain additional financing when and if needed;

●	the potential liquidity and trading of our securities; and

●	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $[          ] million from the sale of the [           ] shares of common stock offered in this offering, or approximately $[          ] million if the underwriters exercise their option to purchase additional shares in full, based on an assumed public offering price of $[          ] per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed public offering price of $[          ] per share would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $[          ] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares of common stock we are offering. An increase (decrease) of 100,000 in the number of shares of common stock we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $[          ], assuming the public offering price stays the same.

We intend to use the net proceeds from the sale of the securities offered hereby for acquisition of strategic business assets relevant to our business and for working capital and general corporate purposes, including the payment of outstanding payables in an aggregate amount up to $_______. We currently do not have any definitive agreement for the acquisition of any specific assets, business or company, and there can be no assurance that we will be able to enter into and consummate any such agreement on favorable terms, if at all. Due to the uncertainties inherent in our operations and business, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any specific purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our ability to identify and reach an agreement to purchase a business or assets on acceptable terms, our sales and marketing efforts, demand for our products and services, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Until we use the net proceeds of this offering in our business, such funds will be managed through a treasury management program under the supervision of our Chief Financial Officer and invested in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities.

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DIVIDEND POLICY

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

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DETERMINATION OF OFFERING PRICE

The public offering price of the shares of common stock offered by this prospectus has been determined by negotiation between us and the representative of the underwriters. Among the factors considered in determining the public offering price of the shares were:

●	the price and trading history of our common stock on the OTCQB Marketplace ;
●	our history and our prospects;
●	the industry in which we operate;
●	the status and development prospects of our services and proposed services;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered as indication of the actual value of the shares of common stock offered by this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares offered hereby can be resold at or above their public offering price.

MARKET INFORMATION

Our common stock is currently quoted on the OTCQB under the symbol “TESI.” We have applied for the listing of our common stock on the NYSE American under the same symbol. As of November 11, 2024, the closing sale price of our common stock, as reported by the OTCQB, as adjusted for our proposed one-for-75 reverse stock split, was $16.50 per share. Quotations for our common stock on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Holders

At November 8, 2024, we had approximately 106 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. We have appointed Equity Stock Transfer, LLC, 237 West 37th Street, Suite 602, New York, NY 10018 to act as the transfer agent of our common stock.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect (i) the exchange of an aggregate of 31,944 Rights for an aggregate of 31,994 shares of common stock subsequent to June 30, 2024, (ii) the sale of 50,453 shares of Series B Preferred Stock and warrants to acquire 67,271 shares of common stock for aggregate [net] proceeds of $500,000 on July 2, 2024, and (iii) the issuance of $500,000 aggregate principal amount of promissory notes and warrants to acquire 133,333 shares of common stock for aggregate [net] proceeds of $500,000 subsequent to June 30, 2024; and (iv) our disposition of Recoup Technologies on October 31, 2024; and

●	on a pro forma as adjusted basis to give further effect to (i) our issuance and sale of [ ] shares of common stock in this offering at an assumed public offering price of $[ ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, (ii) the issuance of [____] shares of common stock upon the conversion of our outstanding Series A Preferred Stock and [____] shares of common stock upon the conversion of our outstanding Series B Preferred Stock in each case concurrently with the closing of this offering, assuming for purposes of calculating accrued dividends on such shares to be converted, a closing of this offering on _____, 2024 and (iii) the issuance of [____] shares of common stock upon the conversion of our outstanding convertible promissory notes concurrently with the closing of this offering, assuming for purposes of calculating accrued interest on such notes to be converted, a closing of this offering on _____, 2024.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our shares and other terms of this offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds,” “Summary Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

			Pro Forma As
	Actual	Pro Forma	Adjusted
Cash	$56,787	$551,892	$-
Long-term debt, including current portions	15,723,174	15,723,174	-

Total liabilities	15,723,174	15,723,174	-

Mezzanine equity
Series B Redeemable Convertible Preferred Stock	6,899,967	-	-

Member’s/Shareholders’ equity:
Preferred stock, Series A	140	-	-
Common stock 400,000,000 and 338,491 shares authorized and outstanding, respectively, 338,491 shares outstanding pro forma and 338,491 shares outstanding pro forma as adjusted	2,539	2,901	-
Additional paid-in capital	165,548,628	178,763,254	-
Accumulated deficit	(155,555,251)	(167,007,728)	-
Total Member’s/Shareholders’ equity	9,996,056	11,758,427	-
Total capitalization	$32,619,197	$27,481,601	$-

A $1.00 increase or decrease in the assumed public offering price of $[___] per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[____], assuming the number of shares offered by us, as stated on the cover page of this prospectus, remains unchanged and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of shares of common stock we are offering would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[___], assuming the assumed public offering price of $[___] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The preceding table is based on 338,491 shares of common stock outstanding as of June 30, 2024, and excludes as of such date:

●	2,590,409 shares of our common stock issuable upon the exchange of our outstanding Rights for no additional consideration;

●	745,628 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $_____ to $______ and having a weighted average exercise price of $50.25 per share;

●	[______] shares of our common stock that may be issued upon exercise of the Underwriter’s Warrants at an exercise price of $[_____], which represents 6% of the shares of common stock being offered hereby and 100% of an assumed public offering price of $[____], which is the midpoint of the public offering price range reflected on the cover of this prospectus; and

●	433,333 shares of our common stock reserved for future issuance under our 2023 Equity Incentive Plan.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value (deficit) is the amount of our total assets (less intangible assets and goodwill) less our liabilities. Our historical net tangible book value (deficit) per share is our historical net tangible book value (deficit) divided by the number of shares of common stock outstanding as of June 30, 2024. Our historical net tangible book value (deficit) as of June 30, 2024, was ($9,637,737), or ($28.47) per share of common stock.

Pro forma net tangible book value is our historical net tangible book value (deficit), after giving further effect to (i) the exchange of an aggregate of 31,944 Rights for an aggregate of 31,994 shares of common stock subsequent to June 30, 2024, (ii) the sale of 54,453 shares of Series B Preferred Stock and Warrants to acquire 67,271 shares of common stock for aggregate [net] proceeds of $500,000 on July 2, 2024, (iii) the issuance of $500,000 aggregate principal amount of promissory notes and warrants to acquire 133,333 shares of common stock for aggregate [net] proceeds of $500,000 subsequent to June 30, 2024, (iv) the disposition of Recoup Technologies on October 31, 2024; (v) the issuance of [____] shares of common stock upon the conversion of our outstanding Series A Preferred Stock the [____] shares of common stock upon the conversion of our outstanding Series B Preferred Stock concurrently with the closing of this offering, assuming for purposes of calculating accrued dividends on such shares to be converted, a closing of this offering on _____, 2024 and (vi) the issuance of [____] shares of common stock upon the conversion of our outstanding convertible promissory notes concurrently with the closing of this offering, assuming for purposes of calculating accrued interest on such notes to be converted, a closing of this offering on _____, 2024. We refer to the adjustments in (i) through (v) above collectively as the “Pre-Closing Adjustments.”

Pro forma as adjusted net tangible book value is our pro forma historical net tangible book value (deficit), after giving further effect to the sale of [_____] shares of common stock in this offering at an assumed public offering price of $[____] per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but assuming no exercise of the warrants granted to the representative of the underwriters.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$
Historical net tangible book value (deficit) per share as of June 30, 2024	$(7.60)

Increase in historical net tangible book value per share attributable to the Pre-Closing Adjustments

Pro forma net tangible book value (deficit) per share as of June 30, 2024

Increase in pro forma net tangible book value per share attributable to new investors participating in this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors participating in this offering		$

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A $1.00 increase or decrease in the assumed public offering price of $[___] per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the pro forma as adjusted net tangible book value (deficit) per share after this offering by approximately $[___] per share and decrease or increase, as appropriate, the dilution in pro forma as adjusted net tangible book value (deficit) per share to investors participating in this offering by approximately $[___] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 100,000 share increase or decrease in the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the pro forma as adjusted net tangible book value (deficit) after this offering by approximately $[__] and increase or decrease, as appropriate, the dilution in pro forma as adjusted net tangible book value (deficit) per share to investors participating in this offering by approximately $[____], assuming the assumed public offering price of $[___] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only and will change based on the actual public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the pro forma as adjusted net tangible book value will increase to $[___] per share, representing an increase in pro forma net tangible book value to existing stockholders of $[___] per share and a dilution of $[___] per share to new investors participating in this offering.

The following table sets forth, on the pro forma basis described above as of June 30, 2024, the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on an assumed public offering price of $[___] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Weighted Average Price
	Number	Percent		Amount	Percent		per Share
Existing stockholders			%	$		%	$
New investors				$			$
Total		100.0%		$	100.0%		$

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the number of shares held by existing stockholders will be reduced to [___]% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased to [___]% of the total number of shares of common stock that will be outstanding upon completion of the offering.

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To the extent that any outstanding options or warrants are exercised, new options are issued under our 2023 Equity Incentive Plan or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. If all outstanding options and warrants as of June 30, 2024 were exercised, then our existing stockholders, including holders of such options and warrants, would own [__]% and our new investors would own [___]% of the total number of shares of our common stock outstanding upon the completion of this offering. In such event, the total consideration paid by our existing stockholders, including the holders of such options and warrants, would be approximately $[__] million, or [__]%, the total consideration paid by our new investors would be $[___] million, or [___]% of the total consideration for our common stock outstanding upon the completion of this offering, and the weighted average price per share paid by our existing stockholders would be $[___] and the average price per share paid by our new investors would be $[___].

A $1.00 increase or decrease in the assumed public offering price of $[__] per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the total consideration paid by new investors by $[__] million, assuming the number of shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Similarly, each increase or decrease of 100,000 shares offered by us would increase or decrease, as appropriate, the total consideration paid by new investors by $[___], assuming that the assumed initial price to the public remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

The number of shares of our common stock to be outstanding after this offering is based on _______ shares of common stock outstanding as of June 30, 2024 on a pro forma basis as described above, and excludes as of such date:

●	2,590,409 shares of our common stock issuable upon the exchange of our outstanding Rights for no additional consideration;

●	745,628 shares of our common stock issuable upon the exercise of warrants with a weighted average exercise price of $50.25 per share;

●	[______] shares of our common stock that may be issued upon exercise of the Underwriter’s Warrants at an exercise price of $[_____], which represents 8% of the shares of common stock being offered hereby and 120% of an assumed public offering price of $[____], which is the midpoint of the public offering price range reflected on the cover of this prospectus;

●	433,333 shares of our common stock reserved for future issuance under our 2023 Equity Incentive Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with “Summary Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements and Industry and Market Data” in this prospectus.

The discussion and analysis of our financial condition and results of operations are based on our condensed consolidated financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” except where the context otherwise requires, the term “we,” “us,” “our,” or “the Company,” refers to the business of Titan Environmental Solutions Inc.

Overview of Our Company

We operate two distinct lines of business. We operate a non-hazardous solid waste management business, which is conducted through our SWS and Titan Trucking subsidiaries, providing roll off waste and recycling collection, transportation and disposal services for commercial and industrial customers in Michigan. SWS maintains a fleet of roll off trucks to perform these services. We believe this business operates in a highly recession resistant industry given the ongoing generation of waste and recyclable materials. SWS’ goal is to provide our customers with safe and efficient options for the disposal and recycling of their waste streams. Titan is a provider of waste collection services to commercial customers and transportation services to transfer station operators in Michigan. Titan maintains a fleet of front load collection vehicles and tractor trailers to perform its services. With our acquisitions of SWS and Titan, we have begun to create the infrastructure needed to expand our operations organically and through strategic acquisitions and market development opportunities across the Midwest, Northeast and Southeast regions of the United States. Prior to October 31, 2024, we also provided technology-enabled solutions for food waste processing, including onsite digestors for food waste along with cloud-based software tracking and analytics solutions, which was conducted through our former Recoup Technologies subsidiary.

Standard Waste Services, LLC Business Combination

On May 31, 2024, we completed a transaction to acquire SWS. The total purchase consideration in connection with the acquisition was approximately $16.1 million. The purchase price consisted of $4,652,500 of cash (inclusive of a $652,500 cash deposit paid on January 8, 2024), the issuance of two notes payable in the aggregate principal amount of $2,859,898 and the issuance of 612,000 shares of Series A Preferred Stock.

The transaction was accounted for under the acquisition method of accounting and, accordingly, the results of SWS’s operations, including approximately $731,000 in revenue and $280,000 in gross profit, are included within our Trucking segment for 2024.

The purchase price was preliminarily allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition on a provisional basis. The purchase price exceeded the estimated fair value of the net identifiable tangible and intangible assets acquired and, as such, the excess was allocated to goodwill.

The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the acquisition date.

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Estimated
Description	Fair Value

Assets:
Cash	$2,545
Accounts receivable	1,387,932
Property and equipment	5,174,422
Prepaid expenses and other current assets	12,900
Other receivables	1,600
Right-of-use-asset	294,431
Goodwill	13,864,967
$20,738,797

Liabilities:
Accounts payable and accrued expenses	$(947,180)
Accrued payroll and related taxes	(46,189)
Operating lease liability, current	(83,654)
Finance lease liability, current	(29,230)
Notes payable	(3,271,231)
Operating lease liability, noncurrent	(210,778)
Finance lease liability, noncurrent	(70,137)
$(4,658,399)

Net fair value of assets (liabilities) acquired	$16,080,398

Certain estimated fair values for the acquisition, including goodwill, anticipated intangible assets, and property and equipment, are not yet finalized. The purchase price was preliminarily allocated based on information available at the acquisition date and is subject to change as we complete our analysis of the fair values at the date of the acquisition during the measurement period not to exceed one year, as permitted under ASC 805.

As a result of the acquisition, we recognized a total of $13.8 million of goodwill within the Trucking segment. Goodwill represents the value expected to be created through new customer relationships for our company, access to new market opportunities and expected growth opportunities. The goodwill resulting from the acquisition is susceptible to future impairment charges.

Reverse Acquisition with Titan Trucking, LLC

On May 19, 2023, we and our wholly-owned subsidiary, Titan Merger Sub Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of the Closing Date (the “Merger Agreement”), with Titan Trucking, LLC, a Michigan limited liability company (“Titan”), Titan 5, LLC, a Michigan limited liability company (“Titan 5”), Titan National Holdings 2, LLC, a Michigan limited liability company (“Holdings”), Jeffrey Rizzo, an individual who is currently our Chief Operating Officer (“JR”), William McCauley, an individual (“WM”, and, together with Holdings, Titan 5 and JR, the “Sellers”), and Jeffrey Rizzo, as the Seller Representative, pursuant to which, Merger Sub was merged with and into Titan, with Titan continuing as the surviving entity and as a wholly-owned subsidiary of our company (the “Titan Merger”).

For U.S. federal income tax purposes, the Titan Merger qualified as a tax-free “reorganization”. Under the Titan Merger Agreement, we paid the Titan owners 630,900 shares of our Series A Preferred Stock. Concurrent to the Titan Merger, our chief executive officer and one of our directors resigned from their respective positions and a new chief executive officer, chief operating officer and chief financial officer were appointed. Additionally, the new chief executive officer and chief operating officer were both appointed as directors of our company. We additionally agreed to issue stock compensation in the form of 70,100 shares of our Series A Preferred Stock to the new chief executive officer; however, such issuance was subsequently mutually cancelled.

In accordance with ASC 805 – Business Combinations, the Titan Merger was accounted for as a reverse acquisition with Titan being deemed the accounting acquirer of our company. Titan, as the accounting acquirer, recorded the assets and liabilities of our company at their fair values as of the acquisition date. Titan’s historical consolidated financial statements have replaced our historical consolidated financial statements with respect to periods prior to the completion of the Titan Merger with retroactive adjustments to Titan’s legal capital to reflect the legal capital of our company. We remain the continuing registrant and reporting company.

Titan was deemed to be the accounting acquirer based on the following facts and circumstances: (i) the Titan owners owned approximately 65% of the voting interests of the combined company immediately following the transaction; (ii) the Titan Merger resulted in significant changes to the combined company’s board of directors; and (iii) the Titan Merger resulted in significant changes to the management of the combined company.

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We accounted for the Titan Merger as a reverse acquisition using acquisition accounting. Because the Titan Merger qualifies as a reverse acquisition and given that Titan was a private company at the time of the Titan Merger and therefore its value was not readily determinable, the fair value of the merger consideration was deemed to be equal to quoted market capitalization of our company at the acquisition date. The purchase consideration was as follows:

Titan Environmental Solutions Inc. market capitalization at closing	$27,162,222
Total purchase consideration	$27,162,222

We recorded all tangible and intangible assets and liabilities at their preliminary estimated fair values on the acquisition date. The following represents the allocation of the purchase consideration:

Description	Fair Value

Assets:
Cash	$69,104
Accounts receivable, net	369,338
Prepaid expenses and other current assets	17,893
Inventory	64,894
Fixed assets, net	1,134
Intangible assets, net	6,471,621
Goodwill	26,880,916
$33,874,900

Liabilities:
Accounts payable and accrued expenses	$(1,009,993)
Customer deposits	(311,544)
Accrued payroll and related taxes	(21,077)
Derivative liability	(219,171)
Convertible notes payable	(1,466,382)
Convertible notes payable – related parties	(102,851)
Notes payable	(3,579,160)
Notes payable – related parties	(2,500)
$(6,712,678)

Net fair value of assets (liabilities)	$27,162,222

Significant Components of Our Results of Operations

Our revenues consist primarily of fees we charge customers for collection, transfer, recycling and disposal of non-hazardous solid waste. Our collection business also generates revenues from the sale of recyclable commodities, which have significant variability. A large part of our collection revenues comes from providing commercial and industrial services. We frequently perform these services with service agreements in place. However, one-time customers are serviced without agreements.

We typically determine the prices of our solid waste collection services by the collection frequency and level of service, route density, volume, weight and type of waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing, and prices charged by competitors for similar services. The terms of our contracts sometimes limit our ability to pass on price increases. Long-term solid waste collection contracts often contain a formula, generally based on a published price index, that automatically adjusts fees to cover increases in some, but not all, operating costs, or that limit increases to less than 100% of the increase in the applicable price index.

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Cost of operations includes labor and benefits, vehicle and equipment maintenance, workers’ compensation, vehicle and equipment insurance, insurance and employee group health claims expense and fuel expense. Our significant costs of operations in the first half of 2024 and the year ended December 31, 2023 were labor, third-party disposal services, vehicle and equipment maintenance, taxes and fees, insurance and fuel. We use a number of programs to reduce overall cost of operations, including utilizing comprehensive maintenance and health and safety programs. We carry insurance for automobile liability, general liability, employer’s liability, environmental liability, cyber liability, employment practices liability and directors’ and officers’ liability as well as for employee group health claims, property and workers’ compensation. If we experience insurance claims or costs above or below our historically evaluated levels, our estimates could be materially affected.

General and administrative, or G&A, expense includes, insurance expense, utilities expense, taxes, bad debt expense and rent expense for our corporate headquarters.

Professional fees expense includes legal, accounting and consulting expenses.

Depreciation and amortization expense includes depreciation of equipment and fixed assets over their estimated useful lives using the straight-line method. Amortization expense includes the amortization of finite-lived intangible assets, customer lists and non-competition agreements over their estimated useful lives using the straight-line method.

Results of Operations and Financial Condition for the Six Months Ended June 30, 2024 as Compared to the Six Months Ended June 30, 2023

	For the Six Months Ended
	June 30,
	2024	2023	Percent Change

Revenue	$4,416,933	$2,961,572	49%
Cost of revenues	3,726,129	2,741,058	36%
Gross profit	690,804	220,514	213%

Operating expenses
Salaries and salary related costs	1,100,042	618,647	78%
Stock based compensation	-	5,588,207	(100)%
Professional fees	2,030,556	924,671	120%
Depreciation and amortization expense	386,705	248,540	56%
General and administrative expenses	771,276	414,052	86%
Goodwill impairment	-	15,669,287	(100)%

Total operating expenses	4,288,579	23,463,404	(82)%

Operating losses	(3,597,775)	(23,242,890)	(85)%

Other income (expense)
Change in fair value of derivative liability	17,500	9,652	81%
Interest expense, net of interest income	(1,244,266)	(438,832)	184%
Other income	211,628	103,421	105%
Total other income (expense)	(1,015,138)	(325,759)	212%

Provision for income taxes	-	-	100%
Net loss	(4,612,913)	(23,568,649)	(80)%

Deemed dividend related to Series B	(3,958,376)	-	100%
Deemed dividend related to issuance of warrants	(862,289)	-	100%
Net loss available to common stockholders	$(9,433,578)	$(23,568,649)	60%

Revenue

	Six Months Ended
	June 30,
	2024	2023
Product sales and related product services	$885,737	$184,175
Waste collection and sales	3,531,196	2,777,397
Total revenue	$4,416,933	$2,961,572

For the six months ended June 30, 2024 compared to June 30, 2023, our revenues increased by $1,455,361, or 49%, from $2,961,572 to $4,416,933. The increase was the result of the acquisition of SWS on May 31, 2024, and the resulting revenue generated by the combined operations of our company and SWS. The acquisition of SWS resulted in the expansion of our Trucking Segment and our revenue from waste collection and sales. We also expanded the operations of our Trucking Segment with the acquisition of new containers and other fixed assets, which, as a result, increased the revenue generated. Additionally, we continued to expand the sales operations of our former Digester Segment, which increased the revenue from product sales and related product services in that segment.

Cost of Revenue

For the six months ended June 30, 2024 compared to June 30, 2023, our cost of revenue increased by $985,071, or 36%, from $2,741,058 to $3,726,129. The increase was primarily the result of the acquisition of SWS on May 31, 2024, and the resulting increased revenue resulting from the combined operations of our company and SWS. Additionally, we have continued to expand our Trucking Segment operations, which also resulted in increased cost of revenues.

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Operating Expenses

For the six months ended June 30, 2024 compared to June 30, 2023, our salary and salary-related costs increased by $481,395, or 78%, from $618,647 to $1,100,042. The increase was primarily due to the increased personnel costs associated with the acquisition of SWS and increases to the operational activity of Recoup Technologies and Titan Trucking.

For the six months ended June 30, 2024 compared to June 30, 2023, our professional fees increased by $1,105,885, or 120%, from $924,671 to $2,030,556. The increase was attributed primarily to consulting, accounting and legal fees incurred due to our acquisition activities, certain fundraising activities and the reincorporation of our company from the State of California to the State of Nevada.

For the six months ended June 30, 2024 compared to June 30, 2023, our depreciation and amortization expense increased by $138,165, or 56%, from $248,540 to $386,705. The increase in depreciation and amortization expense was the result of the intangible assets recognized from the Titan Merger, the property and equipment recognized as a result of the acquisition of SWS, and fixed asset additions.

For the six months ended June 30, 2024 compared to June 30, 2023, our general and administrative expenses increased by $357,224, or 86%, from $414,052 to $771,276. The increase was primarily due to our increased operational and sales activities, the addition of leases, and the acquisition of SWS.

Impairment of Goodwill

Due to the reverse acquisition with Titan Trucking, we recognized goodwill of $26,880,916 for our former Digester reporting unit on our consolidated balance sheet. As a result of the historical net losses of our former Digester Segment, we concluded it was more likely than not that the fair value of the reporting unit was less than its carrying amount as of June 30, 2023. We performed an impairment assessment of the goodwill. Our quantitative impairment test indicated a fair value of the reporting unit that was lower than its carrying value and, as a result, the goodwill was impaired with an impairment expense of $15,669,287 during the six months ended June 30, 2023. There was no goodwill impairment expense for the six months ended June 30, 2024.

Stock-Based Compensation

On the Titan Merger acquisition date, we awarded 70,100 shares of Series C Preferred Stock that vested immediately to our chief executive officer and, as a result, recorded $5,586,796 of stock-based compensation. Subsequent to June 30, 2023, we and our chief executive officer signed a cancellation agreement and the Series C Preferred Stock shares were rescinded. There was no stock-based compensation expense for the six months ended June 30, 2024.

Interest Expense, net of Interest Income

For the six months ended June 30, 2024 compared to June 30, 2023, our interest expense, net of interest income increased by $805,434, or 184%, from $438,832 to $1,244,266. The increase was due primarily to a large increase in debt instruments accruing interest on our consolidated balance sheet as a result of the Titan Merger and the acquisition of SWS. Interest expense also increased due to our issuance and sale of new debt instruments following the Titan Merger, as well as increased interest rates due to loans that were accruing interest at the default rate.

Net Loss

For the six months ended June 30, 2024 compared to June 30, 2023, our net loss decreased by $18,955,736, or 80%, from $23,568,649 to $4,612,913 due primarily to the decrease in stock based compensation and there being no goodwill impairment expense during the 2024 period. The decrease was offset by higher salary-professional fees and gross profit margins.

Results of Operations and Financial Condition for the Year Ended December 31, 2023 as Compared to the Year Ended December 31, 2022

	Year Ended December 31, 2023	Year Ended December 31, 2022	Percent Change

Revenue	$7,624,584	$4,203,112	81%
Cost of revenues	6,503,135	4,207,852	55%
Gross profit(loss)	1,121,449	(4,740)	(23,759)%

Operating expenses
Salary and salary related costs	1,720,492	475,512	262%
Stock-based compensation	5,590,486	-	100%
Professional fees	3,146,692	265,575	1,085%
Depreciation and amortization	505,434	-	100%
General and administrative expenses	1,074,634	359,175	199%
Goodwill impairment	20,364,001	-	100%
Total operating expenses	32,401,739	1,100,262	2,845%

Operating loss	(31,280,290)	(1,105,002)	2,731%

Other income (expense):
Change in fair value of derivative liability	41,670	-	100%
Interest expense, net of interest income	(1,380,122)	(199,453)	592%
Gain on forgiveness of note payable	91,803	-	100%
Gain on forgiveness of the Paycheck Protection Program loan	-	812,305	(100)%
Other income (expense)	113,212	(166,513)	(168)%
Loss on extinguishment and on issuance of share rights	(116,591,322)	-	100%
Total other income (expense)	(117,724,759)	446,339	(26,476)%

Provision for income taxes	-	-	100%
Net loss	$(149,005,049)	$(658,663)	$22,522%

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Revenue

	Years Ended
	December 31,
	2023	2022
Product sales and related product services	$1,396,127	$-
Waste collection and sales	6,228,457	4,203,112
Total revenue	$7,624,584	$4,203,112

For the year ended December 31, 2023 compared to December 31, 2022, our revenues increased by $3,421,472, or 81%, from $4,203,112 to $7,624,584. The increase was the result of the Titan Merger on May 19, 2023, and the resulting revenue generated by the combined operations of our company and Titan Trucking. The Titan Merger resulted in the development of our former Digester Segment and an increase in revenue from product sales and related product services. We also expanded the operations of our Trucking Segment with the acquisition of new containers and other fixed assets, which increased the revenue generated.

Cost of Revenue

For the year ended December 31, 2023 compared to December 31, 2022, our cost of revenue increased by $2,295,283, or 55%, from $4,207,852 to $6,503,135. The increase was the result of the Titan Merger on May 19, 2023, and the resulting increased revenue from the combined operations of our company and Titan Trucking. Additionally, we have continued to expand the Trucking Segment operations, which also resulted in increased cost of revenues.

Operating Expenses

For the year ended December 31, 2023 compared to December 31, 2022, our salary and salary-related costs increased by $1,244,980, or 262%, from $475,512 to $1,720,492. The increase was primarily due to the increased personnel costs associated with the Titan Merger and increases to the operational activities of Titan Trucking.

For the year ended December 31, 2023 compared to December 31, 2022, our stock-based compensation increased by $5,590,486, or 100%, from $0 to $5,590,486. The increase was due to the vesting of restricted stock awards that were subsequently rescinded.

For the year ended December 31, 2023 compared to December 31, 2022, our professional fees increased by $2,881,117, or 1,085%, from $265,575 to $3,146,692. The increase was attributed primarily to consulting, accounting and legal fees incurred during 2023 related to the Titan Merger and our other acquisition activities, fundraising activities and our proposed reincorporation from the State of California to the State of Nevada.

For the year ended December 31, 2023 compared to December 31, 2022, our depreciation and amortization expense increased by $505,434, or 100%, from $0 in December 2022 to $505,434. The increase in depreciation and amortization expense was the result of the intangible assets recognized from the Titan Merger.

For the year ended December 31, 2023 compared to December 31, 2022, our general and administrative expenses increased by $715,459, or 199%, from $359,175 to $1,074,634. The increase was primarily due to our increased operational and sales activities, the addition of two leases, and the Titan Merger.

Impairment of Goodwill

Due to the reverse acquisition with Titan Trucking, we recognized goodwill of $26,880,916 for our former Digester reporting unit on our consolidated balance sheet. As a result of the financial performance of our former Digester Segment, we concluded it was more likely than not that the fair value of the reporting unit was less than its carrying amount as of June 30, 2023. We performed an impairment assessment of the goodwill. Our quantitative impairment test indicated a fair value of the reporting unit that was lower than its carrying value, and as a result, the goodwill was impaired with an impairment expense of $20,364,001 during the year December 31, 2023. There was no goodwill impairment expenses for the year ended December 31, 2022.

Interest Expense, net of Interest Income

For the year ended December 31, 2023 compared to December 31, 2022, our interest expense, net of interest income increased by $1,180,669, or 592%, from $199,453 to $1,380,122. The increase was due mainly to a large increase in debt instruments accruing interest on our consolidated balance sheet as a result of the Titan Merger. We have also issued and sold new debt instruments following the Titan Merger, which has resulted in increased interest expense.

Net Loss

For the year ended December 31, 2023 compared to December 31, 2022, our net loss increased by $148,346,386, or 22,522% from $658,663 to $149,005,049 due to the loss on extinguishment and issuance of share rights of $116,591,322, the impairment to goodwill, the increase in professional expenses, and the other effects of the Titan Merger.

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Segment Analysis

Operating segments are components of an enterprise about which separate financial information is available and is evaluated regularly by management, namely the Chief Operating Decision Maker (“CODM”) of an organization, in order to determine operating and resource allocation decisions. By this definition, we have identified our Chief Operating Officer as the CODM. During the year ended December 31, 2023 and the six-month period ended June 30, 2024, we operated and reported in two segments: Trucking and Digester.

Trucking Segment: The Trucking Segment generates service revenues and incurs expenses by transporting environmental and other waste for customers.

Digester Segment: Our former Digester Segment primarily generated revenues and incurred expenses through the production and sale of ‘digester’ equipment to customers. This segment also generated revenue through related services, such as digester maintenance and software services.

We believe that this structure reflected our then-current operational and financial management, and that it provided the best structure for our company to focus on growth opportunities while maintaining financial discipline. The factors used to identify the Trucking and Digester operating segments were the difference in revenue streams and customer base for each segment, the reporting structure for operational and performance information within our company, and our decision to organize our company around the different revenue generating activities of the segments. Total revenues for each reportable segment was as follows:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2024	2023	2023	2022

Trucking	$3,531,196	$2,777,397	$6,228,457	$4,203,112
Digester	885,737	184,138	1,395,992	-
Corporate / Other	-	37	135	-
Total	$4,416,933	$2,961,572	$7,624,584	$4,203,112

Gross profit (loss) for each reportable segment was as follows:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2024	2023	2023	2022

Trucking	$(45,749)	$134,928	$322,657	$(4,740)
Digester	736,553	85,640	798,748	-
Corporate / Other	-	(54)	44	-
Total	$690,804	$220,514	$1,121,449	$(4,740)

Net income (loss) before provision for income taxes for each reportable segment was as follows:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2024	2023	2023	2022

Trucking	$(2,168,401)	$(1,609,940)	$(4,152,256)	$(658,663)
Digester	55,797	(15,751,884)	(20,303,071)	-
Corporate / Other	(2,500,309)	(6,206,825)	(124,549,772)	-
Total	$(4,612,913)	$(23,568,649)	$(149,005,049)	$(658,663)

Total assets, capital expenditures, and depreciation and amortization expense for each reportable segment was as follows:

		Assets		Capital Expenditures		Depreciation and Amortization
		June 30,	December 31,	For the six months ended June 30,		For the six months ended June 30,
		2024	2023	2024	2023	2024	2023

Trucking	(1)	$28,332,373	$8,804,653	$918,345	$173,626	$332,793	$368,556
Digester		13,059,785	13,122,976	-	-	351,358	-
Corporate / Other		211,744	247,845	-	-	-	-
Total		$41,603,902	$22,175,474	$918,345	$173,626	$684,151	$368,556

(1)	Trucking Segment depreciation and amortization included $297,445 and $191,936 for the six months ended June 30, 2024 and 2023, respectively, of depreciation expense that is classified as cost of services on the consolidated income statement because it is information reviewed by the CODM

Adjusted EBITDA (Non-U.S. GAAP Financial Measure)

We have included in this report Adjusted EBITDA, a measure of financial performance that is not defined by U.S. GAAP. We believe that this measure provides useful information to investors and include this measure in other communications to investors.

For this non-U.S. GAAP financial measure, we are providing below a reconciliation of the differences between the non-U.S. GAAP measure and the most directly comparable U.S. GAAP measure, an explanation of why our management and board of directors believe the non-U.S. GAAP measure provides useful information to investors and any additional purposes for which our management and board of directors use the non-U.S. GAAP measures. This non-U.S. GAAP measure should be viewed in addition to, and not in lieu of, the comparable U.S. GAAP measures.

We define Adjusted EBITDA as net loss before interest expense (net of interest income), income taxes, depreciation and amortization, and certain non-recurring and non-cash transactions such as goodwill impairments, loss on extinguishment and issuance of share rights, stock-based compensation, and the change in fair value of derivative liabilities. Our management believes that this presentation provides useful information to management and investors regarding our core trends by providing a more direct view of the underlying costs and performance. In addition, management uses this measure for reviewing our financial and operational results. Adjusted EBITDA is a non-U.S. GAAP measure and may not be comparable to similarly titled measures reported by other companies.

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We do not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with U.S. GAAP. The principal limitation of Adjusted EBITDA is that it excludes certain expenses and income that are required by U.S. GAAP to be recorded in our consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as this metric reflects the exercise of judgment by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with U.S. GAAP results. A reconciliation of net loss to Adjusted EBITDA is as follows:

	Six Months Ended		Years Ended
	June 30,		December 31,
	2024	2023	2023	2022

Net loss	$(4,612,913)	$(23,568,649)	$(149,005,049)	$(658,663)

Interest expense, net of interest income	1,244,266	438,832	1,380,122	199,453
Income taxes	-	-	-	-
Depreciation and amortization (a)	684,150	440,476	929,454	325,382
EBITDA	(2,684,497)	(22,689,341)	(146,695,473)	(133,828)
Non-recurring, non-cash transactions:
Change in fair value of derivative liability (b)	(17,500)	(9,652)	(41,670)	-
Stock-based compensation (c)	-	5,588,207	5,590,486	-
Goodwill impairment	-	15,669,287	20,364,001	-
Loss on extinguishment and issuance of share rights (d)	-	-	116,591,322	-
Adjusted EBITDA	$(2,701,997)	$(1,441,499)	$(4,191,334)	$(133,828)

(a)	This amount includes $297,445 and $191,936 of depreciation expense included in cost of revenues in the consolidated statement of operations for the six months ended June 30, 2024 and 2023, respectively, and $424,020 and $325,382 of depreciation expense included in cost of revenues in the consolidated statement of operations for the years ended December 31, 2023 and 2022, respectively.

(b)	This amount reflects the change in fair value of our derivative liability during the period ended (see Note 11 - Derivative Liability of Notes to Financial Statements for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023 included elsewhere in this prospectus).

(c)	Represents incentive-based stock compensation (see Note 15 - Stock Based Compensation of Notes to Financial Statements for the year ended December 31, 2023 included elsewhere in this prospectus).

(d)	This loss was due to the fair value of the Series A Rights at time of conversion being higher than the value of the debt extinguished as a results of the issuance of the Series A Rights. (see Note 14 - Stockholders Equity of Notes to Financial Statements for the year ended December 31, 2023 included elsewhere in this prospectus).

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of June 30, 2024, we had $56,787 in cash compared to $103,578 at December 31, 2023, a decrease of $46,791, resulting primarily from increased operating activities. As of June 30, 2024, we had $2,087,317 in accounts receivable compared to $970,629 at December 31, 2023, an increase of $1,116,688 primarily caused by the acquisition of SWS.

As of June 30, 2024, we had total current assets of approximately $2.8 million and total current liabilities of approximately $17.9 million, or negative working capital of approximately $15.1 million, compared to total current assets of approximately $1.5 million and total current liabilities of approximately $12.4 million, or negative working capital of $10.9 million at December 31, 2023. This is a decrease in working capital of approximately $4.2 million over the working capital balance at the end of 2023 driven primarily by increases in accounts payable and accrued expenses, derivative liabilities and notes payable.

As of June 30, 2024, we had undiscounted obligations in the amount of approximately $11.5 million relating to the payment of indebtedness due within one year. We anticipate meeting our cash obligations on our current indebtedness as of June 30, 2024 primarily through the issuance of debt and equity securities, as well as through earnings from operations.

Our future capital requirements for our operations will depend on many factors, including the profitability of our businesses, the number and cash requirements of other acquisition candidates that we pursue, and the costs of our operations. We plan to generate positive cash flow from our Trucking Segment to address some of our liquidity needs. However, to execute our business plan, service our existing indebtedness, finance our proposed acquisitions and implement our business strategy, we anticipate that we may need to obtain additional financing from time to time and may choose to raise additional funds through public or private equity or debt financings, a bank line of credit, borrowings from affiliates or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute our current stockholders’ ownership in us and could also result in a decrease in the market price of our common stock. The terms of those securities issued by us in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect. Furthermore, any debt financing, if available, may subject us to restrictive covenants and significant interest costs. There can be no assurance that we will be able to raise additional capital, when needed, to continue operations in their current form.

During the six months ended June 30, 2024 and 2023, our capital expenditures were $918,345 and $173,626, respectively.

We expect the amount of our capital expenditures for next 12 months to grow as we continue to expand the operational activity our Trucking Segment. These capital expenditures will be primarily utilized for equipment needed to generate revenue and for office equipment. [We expect to fund such capital expenditures out of our working capital.]

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Cash Flows

	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022
Net cash (used in) provided by operating activities	$(444,330)	(765,490)	$(3,248,631)	$(312,264)
Net cash (used in) provided by investing activities	(5,570,845)	(104,522)	(491,022)	(2,977,809)
Net cash provided by financing activities	5,968,384	1,080,177	3,816,581	3,283,144
Net increase (decrease) in cash and cash equivalents	$(46,791)	210,165	$76,928	$(6,929)

Operating Activities. The net cash provided by operating activities for the six months ended June 30, 2024 was primarily used to fund a net loss of approximately $4.6 million, adjusted for non-cash expenses in the aggregate amount of approximately $1.1 million. Non-cash expenses were primarily made up of amortization of debt discounts of $533,000, and depreciation and amortization of $684,000. Approximately $3.0 million of cash was generated from net changes in the levels of operating assets and liabilities, primarily related to an increase in accounts payable and accrued expenses, an increase in the right-of-use asset, a decrease in accounts receivable, and an increase in customer deposits. The cash generated was offset primarily by a decrease in the operating lease liability and an increase in inventory.

The net cash used in operating activities for the six months ended June 30, 2023 was primarily used to fund a net loss of approximately $23.6 million, adjusted for non-cash expenses in the aggregate amount of approximately $21.6 million. Non-cash expenses were primarily made up of $15.7 million of goodwill impairment and $5.6 million of stock compensation expense. Approximately $1.2 million of cash was generated from net changes in the levels of operating assets and liabilities, primarily related to an increase in accounts payable and accrued expenses, an increase in accrued payroll and payroll taxes, and a decrease in subscription receivable. The cash generated was offset by a decrease in the operating lease liability and an increase in prepaid expenses.

The net cash used in operating activities for the year ended December 31, 2023 was primarily used to fund a net loss of approximately $149 million, adjusted for non-cash expenses in the aggregate amount of approximately $144 million. Non-cash expenses were primarily made up of approximately $117 million of loss on extinguishment and issuance of share rights, approximately $20.4 million of goodwill impairment and approximately $5.6 million of stock compensation expense. Approximately $2.0 million of cash was generated from net changes in the levels of operating assets and liabilities, primarily related to an increase in accounts payable and accrued expenses, an increase in accrued payroll and payroll taxes, and an increase in the operating lease liability. The cash generated was offset by an increase in other assets, an increase in inventory, an increase in prepaid expenses, an increase in accounts receivable and an increase in customer deposits.

The net cash used by operating activities for the year ended December 31, 2022 was primarily used to fund a net loss of approximately $659,000, adjusted for non-cash income in the aggregate amount of approximately $234,000. Approximately $581,000 was generated by net changes in the levels of operating assets and liabilities, primarily related to increases in accounts payable, and decreases in other receivables, offset by increases in accounts receivable and prepaid expenses and a decrease in the operating lease liability.

Investing Activities. During the six months ended June 30, 2024, our cash used in investing activities was composed of approximately $918,345 used for the acquisition of property and equipment and $4,652,500 of cash used to acquire Standard Waste Services. During the six months ended June 30, 2023, our cash used in investing activities was due to $173,626 used for the acquisition of property and equipment, offset by $69,104 received from the Titan Merger.

During the year ended December 31, 2023, our cash used in investing activities was composed of approximately $69,000 of net cash received as a result of the Titan Merger and approximately $657,000 used for the acquisition of property and equipment, offset by approximately $97,000 from the disposal of property and equipment. During the year ended December 31, 2022, our cash used in investing activities was due to approximately $3,350,000 used for the acquisition of fixed assets, offset by approximately $372,000 received from the disposal of property and equipment.

Financing Activities. There was approximately $5.9 million in cash generated from financing activities during the six months ended June 30, 2024. This was primarily due to proceeds from notes payable of approximately $1,431,000, proceeds from the issuance of warrants of $650,000, proceeds from related party note payables of $775,000, proceeds from convertible notes payable of $150,000, net proceeds from the offering of Series B preferred stock 3,931,000, and proceeds from related party convertible note payables of $50,000. Cash provided from financing activities was offset by approximately $906,000 of repayments of notes payable, $290,000 of offering costs, and $108,000 of repayments of related party notes payable.

There was approximately $1.1 million in cash generated from financing activities during the six months ended June 30, 2023. This was primarily due to proceeds from convertible notes of approximately $980,000, proceeds from notes payable - related parties of $653,000 and proceeds from convertible notes - related parties of $300,000. Cash provided from financing activities was offset by repayments of notes payable of approximately $791,000 and repayments of convertible notes payable of $62,000.

There was $3.8 million in cash generated from financing activities during the year ended December 31, 2023. This was primarily due to proceeds from convertible notes of $2.6 million, proceeds from notes payable - related parties of $1.3 million, proceeds from notes payable of $871,000, proceeds from convertible notes - related parties of $675,000 and cash from the issuance of warrants of $267,000. Cash provided from financing activities was offset by approximately $1.8 million of repayments of notes payable and $160,000 of repayments of notes payable - related parties. There was approximately $3.3 million of cash generated from financing activities during the year ended December 31, 2022. The cash provided by financing activities was due to approximately $4.4 million in proceeds from notes payable, offset by repayments of note payables of approximately $1.0 million and loan origination fees of $100,000.

Non-Cash Investing and Financing Activities. During the six months ended June 30, 2024 there was approximately $5.5 million of non-cash activity related to investors exercised share rights into common stock for $1,026 and the Company issued $1,301,646 of Series B Preferred Stock to a debt holder related to a forbearance fee and additional investors. Series A Preferred Stock was issued in relation to a guarantee agreement for $3,010,000. A lease was terminated during the period which resulted in a non-cash transaction of $1,129,065.

During the six months ended June 30, 2023, there was approximately $27 million of non-cash activity related to the recapitalization of equity due to the our reverse merger transaction. Additionally, we settled a note payable as a contribution to equity for $170,000.

During the year ended December 31, 2023, there was approximately $27 million of non-cash activity related to the recapitalization of equity due to the reverse merger transaction. During the year ended December 31, 2022, we recognized a subscription receivable of $200,000 in exchange for equity, we recognized a member contribution of approximately $518,000 in exchange for an intangible asset purchase, and we also recognized member contributions of $4,506,000 in exchange for the extinguishment of loans payable.

Cash Payments for Interest and Income Taxes. We had approximately $335,000 and $228,000 of cash payments for interest expense for the six months ended June 30, 2024 and 2023, respectively. There were no cash payments for income taxes for the six months ended June 30, 2024 and 2023, respectively.

We had approximately $578,000 and 219,000 of cash payments for interest expense for the years ended December 31, 2023 and 2022, respectively. There were no cash payments for income taxes for the years ended December 31, 2023 and 2022, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet financing arrangements.

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Critical Accounting Policies and Estimates

Accounting Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Combinations

Under the guidance enumerated in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not considered a business and is accounted for as an asset acquisition at which point, the acquirer measures the assets acquired based on their cost, which is allocated on a relative fair value basis.

Business combinations are accounted for utilizing the fair value of consideration determined by our management and external specialists. We recognize estimated fair values of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Goodwill is recognized as any excess in fair value over the net value of assets acquired and liabilities assumed.

Accounts Receivable, net

Accounts receivables are recorded at the amount we expect to collect on the balance outstanding at year-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. We estimate and record a provision for our expected credit losses related to our financial instruments, including our trade receivables and contract assets. We consider historical collection rates, the current financial status of our customers, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, we believe that the carrying value, net of expected losses, approximates fair value and therefore, we rely more on historical and current analysis of such financial instruments.

Inventory

Inventories primarily consist of parts for our digester business purchased for resale. Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Management reviews the age of inventories for obsolescence and determined that a reserve for obsolescence was not required as of June 30, 2024.

Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. We utilize a useful life ranging from 5 to 25 years for our trailers, tractors, shop equipment, leasehold improvements, and containers.

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of our property and equipment as of June 30, 2024.

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Finite Long-lived Intangible Assets, Net

Finite long-lived intangible assets are recorded at their estimated fair value at the date of acquisition. Finite long-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Management annually evaluates the estimated remaining useful lives of the finite intangible assets to determine whether events or changes in circumstances warrant a revision to the remaining period of amortization. The Company recognized finite intangible intellectual properties, noncompete agreements, customer lists, and tradename assets from its reverse acquisition with Titan Trucking.

Finite long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows the asset is expected to generate is less than its carrying amount. Any write-downs are treated as permanent reductions in the carrying amount of the respective asset. Management assessed and concluded that no impairment write-down would be necessary for finite long-lived intangible assets as of June 30, 2024 and December 31, 2023.

We amortize these intangible assets on a straight-line basis over their estimated useful lives, as stated below:

Finite Long-lived Intangible Assets Categories	Estimated Useful Life
Customer Lists	10 Years
Intellectual Property	10 Years
Noncompete agreement	5 Years
Tradenames	10 Years

Goodwill

Goodwill represents the excess of the acquisition price of a business over the fair value of identified net assets of that business. Goodwill has an indefinite lifespan and is not amortized. We evaluate goodwill for impairment at least annually and record an impairment charge when the carrying amount of a reporting unit with goodwill exceeds the fair value of the reporting unit.

We assess qualitative factors to determine if it is necessary to conduct a quantitative goodwill impairment test. If deemed necessary, a quantitative assessment of the reporting unit’s fair value is conducted and compared to its carrying value in order to determine the impairment charge. Due to the reverse acquisition with Titan, we recognized goodwill of $23.3 million for the Recoup Technologies reporting unit on our condensed consolidated balance sheet. As a result of our historical net losses, we concluded it was more likely than not that the fair value of the reporting unit was less than it’s carrying amount. Therefore, we performed an impairment assessment of the goodwill.

As discussed above, during the year ended December 31, 2023 and the six-month period ended June 30, 2024, we had two reporting units, our Trucking Segment and our former Digester Segment. Due to the Titan Merger and the resulting recognition of goodwill from the reverse acquisition, we initially recognized goodwill of $22,319,908 for our former Digester reporting unit on the Titan acquisition date, which was adjusted to $26,880,916 due to measurement adjustments as we finalized our purchase price accounting. Due to the acquisition of SWS and the resulting recognition of goodwill from the business combination, we recognized goodwill of $13,864,967 for our Trucking reporting unit on the SWS acquisition date.

During the year ended December 31, 2023, and as a result of the financial performance of our former Digester Segment, we concluded it was more likely than not that the fair value of the reporting unit was less than its carrying amount. Therefore, we performed an impairment assessment of the goodwill. The fair value of the Digester reporting unit was estimated using an income approach and included assumptions related to estimates of future revenue and operating expenses, long-term growth rates, a technology obsolescence rate, and a discount rate. The quantitative impairment test indicated a fair value of the reporting unit that was lower than its carrying value and, as a result, the goodwill was impaired with an impairment expense of $20,364,001 during the year ended December 31, 2023.

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We have elected to apply the practical expedient to not separate the lease and non-lease components of a contract, which ultimately results in a higher amount of total lease payments being included within the present value calculation of the lease liability.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

●	Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

●	Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash and cash equivalents.

These consolidated financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates. We measured our derivative liabilities at fair value on a recurring basis using level 3 inputs.

Convertible Instruments

We evaluate our convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with the FASB ASC Topic 815 “Derivatives and Hedging” (“ASC 815”). The accounting treatment of derivative financial instruments requires that we record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense. We reassess the classification of our derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument. We allocate proceeds based on the relative fair values of the debt and equity components.

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Valuations derived from various models are subject to ongoing internal and external verification and review. We determined the fair value of the derivative liability as of December 31, 2023 using the Black-Scholes pricing model for our derivative liability from warrants and a Monte Carlo pricing model for our derivative liabilities from convertible note payables. The inputs used involve management’s judgement and may impact net income (loss).

Recently Issued Accounting Standards

We have reviewed the recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC, and determined that these pronouncements do not have a material impact on our current or anticipated consolidated financial statement presentation or disclosures.

Recently Issued Accounting Standards

In November 2023, the FASB issued Accounting Standard Update (“ASU”) 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Additionally, it requires a public entity to disclose the title and position of the Chief Operating Decision Maker (“CODM”). ASU 2023-07 does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative thresholds to determine its reportable segments. We expect to adopt the guidance in our financial statements for the year ending December 31, 2024 and thereafter. We are currently evaluating the impact of adopting this ASU on our disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 requires that an entity, on an annual basis, disclose additional income tax information, primarily related to the rate reconciliation and income taxes paid. The amendment in the ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The ASU’s amendments are effective for annual periods beginning after December 15, 2024. We are currently evaluating the impact that adoption of ASU 2023-09 will have on our financial statements.

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UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information for the six-month period ended June 30, 2024 and the year ended December 31, 2023 presents combined information as if we had completed the acquisition of SWS and the disposition of Recoup Technologies on January 1, 2023. An unaudited pro forma combined condensed balance sheet as of June 30, 2024 is not adjusted in relation to the SWS Acquisition because the balance sheet of SWS, including related acquisition adjustments, is included in our consolidated balance sheet as of such date which is included elsewhere in this prospectus. The unaudited pro forma combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and related notes of our company and of SWS included elsewhere in this prospectus.

The historical profit and loss accounts of each of these entities have been prepared in accordance with U.S. GAAP. The pro forma acquisition adjustments described in the unaudited pro forma combined condensed financial information were based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent what our results of operations would have been if the acquisition of SWS and the disposal of Recoup Technologies had occurred on January 1, 2023 or to project our results of operations for any future period. Since we and SWS were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

TITAN ENVIROMENTAL SOLUTIONS INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024

(UNAUDITED)

		Recoup Transaction
	Historical	Accounting		Pro Forma
	TESI	Adjustments		Combined
Assets
Current Assets:
Cash	$56,787	$(4,895	)(F)	$51,892
Accounts receivable, net	2,087,317	(282,022	)(F)	1,805,295
Note receivable	-	250,000	(F)	250,000
Prepaid expenses and other current assets	7,240	-		7,240
Employee loans	149,452	-		149,452
Inventory	504,930	(504,930	)(F)	-
Total Current Assets	2,805,726	(541,847)		2,263,879

Property and equipment, net	11,573,580	(13,620	)(F)	11,559,960
Intangible assets, net	6,269,813	(5,685,438	)(F)	584,375
Goodwill	20,381,882	(6,516,916	)(F)	13,864,966
Other assets	15,668	-		15,668
Right-of-use asset	557,233	-		557,233
Total Assets	$41,603,902	$(12,757,821)		$28,846,081

Liabilities, Stockholders’ Equity (Deficit) and Mezzanine Equity
Liabilities
Current Liabilities:
Accounts payable and accrued expenses	$7,438,016	$(870,392	)(F)	$6,567,624
Customer deposits	612,569	(578,478	)(F)	34,091
Intercompany	-	-		-
Accrued payroll and related taxes	258,952	-		258,952
Convertible notes payable	3,099,802	-		3,099,802
Convertible notes payable - related parties	775,270	-		775,270
Notes payable	3,668,732	-		3,668,732
Notes payable - related parties	1,766,500	(750,000	)(F)	1,016,500
Deferred revenue	-	-		-
Finance lease liability, current	29,524	-		29,524
Operating lease liability, current	222,243	-		222,243
Total Current Liabilities	17,871,608	(2,198,870)		15,672,738

Notes payable, net of current portion	3,271,180	-		3,271,180
Notes payable, net of current portion - related parties	2,897,368	-		2,897,368
Convertible notes payable, net of current portion	183,231	-		183,231
Convertible notes payable, net of current portion - related parties	61,091	-		61,091
Finance lease liability, non-current	67,539	-		67,539
Operating lease liability, net of current portion	355,862	-		355,862
Total Liabilities	24,707,879	(2,198,870)		22,509,009

Mezzanine Equity
Preferred stock, Series B	6,899,967	-		6,899,967

Stockholders’ Equity (Deficit)
Preferred stock, Series A	140	-		140
Common stock	2,539	-		2,539
Additional paid-in capital	165,548,628	-		165,548,628
Accumulated deficit	(155,555,251)	(10,558,951	)(F)	(166,114,202)
Total Stockholders’ Equity (Deficit)	9,996,056	(10,558,951)		(562,895)
Total Stockholders’ Equity (Deficit) and Mezzanine Equity	$41,603,902	$(12,757,821)		$28,846,081

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TITAN ENVIRONMENTAL SOLUTIONS INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Historical	Historical	SWS Transaction Accounting		Recoup Transaction Accounting		Pro Forma
	TESI	Standard	Adjustments		Adjustments		Combined

Revenue	$4,416,933	$4,017,678	$-		$(885,737	)(G)	$7,548,874
Cost of revenues	3,726,129	2,679,238	-		(149,183	)(G)	6,256,184
Gross profit	690,804	1,338,440	-		(736,554)		1,292,690

Operating expenses
Salaries and salary related costs	1,100,042	414,174	(32,543	)(D)	(164,056	)(G)	1,317,617
Professional fees	2,030,556	46,519	52,083	(C)	(61,718	)(G)	2,184,107
			116,667	(C)
Depreciation and amortization	386,705	4,865			(351,357	)(G)	40,213
General and administrative expenses	771,276	281,580			(107,250	)(G)	945,606
Total operating expenses	4,288,579	747,138	136,207		(684,381)		4,487,543

Operating loss	(3,597,775)	591,302	(136,207)		(52,173)		(3,194,853)

Other (expense) income:
Change in fair value of derivative liability	17,500	-	-		-		17,500
Interest expense, net of interest income	(1,244,266)	(105,070)	(164,978	)(A)	-		(2,206,738)
			(692,424	)(B)
Other income (expense), net	211,628	-	-		(26,517	)(G)	185,111
Total other (expense) income	(1,015,138)	(105,070)	(857,402)		(26,517)		(2,004,127)

Provision for income taxes	-	-	-		-		-
Net loss (income)	$(4,612,913)	$486,232	$(993,609)		$(78,690)		$(5,198,980)

Deemed dividend related to Series B	(3,958,376)	-	-		-		(3,958,376)
Deemed dividend related to issuance of warrants	(862,289)	-	-		-		(862,289)
Net income (loss) available to common stockholders	$(9,433,578)	$486,232	$(993,609)		$(78,690)		$(10,019,645)

Net loss per share
Basic and diluted	$(0.04)	$ N/A	$ N/A		$ N/A		$(3.38)

Weighted-average common shares outstanding
Basic and diluted	222,067,042	N/A	N/A		N/A		2,960,894

TITAN ENVIRONMENTAL SOLUTIONS INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Historical	Historical	SWS Transaction Accounting		Recoup Transaction Accounting		Pro Forma
	TESI	Standard	Adjustments		Adjustments		Combined

Revenue	$7,624,584	$9,643,074	$-		$(1,395,992	)(H)	$15,871,666
Cost of revenues	6,503,135	6,552,612	-		(597,243	)(H)	12,458,504
Gross profit	1,121,449	3,090,462	-		(798,749)		3,413,162

Operating expenses
Salaries and salary related costs	1,720,492	-	-		(189,808	)(H)	1,530,684
Stock-based compensation	5,590,486	-	(73,639	)(D)	-		5,516,847
Professional fees	3,146,692	-	125,000	(C)	(23,042	)(H)	3,528,650
			280,000	(C)
Depreciation and amortization	505,434	-	-		(436,684	)(H)	68,750
General and administrative expenses	1,074,634	2,093,841	-		(88,949	)(H)	3,079,526
Goodwill impairment	20,364,001	-	-		(20,364,001	)(H)	-
Total operating expenses	32,401,739	2,093,841	331,361		(21,102,484)		13,724,457

Operating loss	(31,280,290)	996,621	(331,361)		20,303,735		(30,615,030)

Other (expense) income:
Change in fair value of derivative liability	41,670	-	-		-		41,670
Interest expense, net of interest income	(1,380,122)	(266,604)	(324,486	)(A)	-		(3,320,450)
			(8,476	)(A)
			(15,219	)(E)
			(1,325,542	)(B)
Loss on disposition of Recoup		-	-		(10,558,951	)(F)	(10,558,951)
Gain on forgiveness of note payable	91,803	-	-		-		91,803
Other income (expense), net	113,212	-	-		(23,556	)(H)	89,656
Loss on extinguishment of debt and issuance of common share rights	(116,591,322)	-	-		-		(116,591,322)
Total other (expense) income	(117,724,759)	(266,604)	(1,673,724)		(10,582,507)		(130,247,594)

Provision for income taxes	-	-	-		-		-
Net loss	$(149,005,049)	$730,017	$(2,005,085)		$9,721,228		$(140,558,889)

Deemed dividend	(1,075,000)	-	(4,307,589.25)		-		(5,382,589)
Net income (loss) available to common stockholders	(150,080,049)	730,017	(6,312,674)		9,721,228		(145,941,478)

Net loss per share
Basic and diluted	(0.88)	N/A	N/A		N/A		(64.12)

Weighted-average common shares outstanding
Basic and diluted	170,715,695	N/A	N/A		N/A		2,276,209

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NOTE 1 — BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the SWS purchase agreement, the related guaranty agreement, the SWS consulting agreements, the related acquisition financing, the promissory notes issued at the closing of SWS and the sale agreement of Recoup Technologies (the “Acquisition and Disposal Transactions”) and have been prepared for informational purposes only.

An unaudited pro forma combined condensed balance sheet as of June 30, 2024 is not presented with SWS transaction adjustments because the balance sheet of SWS, including related acquisition adjustments, is included in our consolidated balance sheet as of such date included elsewhere in this prospectus. The unaudited pro forma combined condensed balance sheet as of June 30, 2024 is presented if the disposal of Recoup had occurred on June 30, 2024. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2024 and for the year ended December 31, 2023 assume that the Acquisition and Disposal Transactions occurred on January 1, 2023.

Management has made significant estimates and assumptions in its determination of the transaction accounting adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with our acquisition of SWS and disposal of Recoup Technologies.

The transaction accounting adjustments reflecting the completion of the Acquisition and Disposal Transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the transaction accounting adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition and Disposal Transactions based on information available to management at the current time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

In accordance with ASC 805 – Business Combinations, the SWS acquisition was accounted for as a business combination with our company being deemed the accounting acquirer of SWS.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what our actual results of operations and financial position would have been had the acquisition and disposal taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the company after the acquisition of SWS and the disposition of Recoup Technologies. They should be read in conjunction with the historical financial statements and notes thereto of our company and SWS.

NOTE 2 —ACCOUNTING POLICIES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements do not reflect any differences in accounting policies. We have completed the review of SWS’s accounting policies and have concluded that differences between the accounting policies of the two companies are not material.

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NOTE 3 — TRANSACTION ACCOUNTING ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 are as follows:

A.	Effect of SWS Business Combination (“SWS Acquisition”)

In accordance with ASC 805 – Business Combinations, the SWS Acquisition was accounted for as a business combination with our company being deemed the accounting acquirer of SWS. We, as the accounting acquirer, recorded the assets and liabilities of SWS at their fair values as of the acquisition date.

We were deemed to be the accounting acquirer based on the following facts and circumstances: (i) our stockholders owned approximately 75% of the voting interests of the combined company immediately following the transaction; (ii) the governing body of the combined entity (our board of directors) did not change as a result of the SWS Acquisition; and (iii) our senior management did not change as a result of the SWS Acquisition.

Interest expense related to notes payable of $164,978 and $324,486 was recorded for the six months ended June 30, 2024 and year ended December 31, 2023, respectively. Additional interest incurred was recorded for $8,476 as of the year ended December 31, 2023.

We accounted for the SWS Acquisition as a business combination using acquisition accounting. The purchase consideration was as follows:

June 30, 2024
Cash	$4,000,000
Closing Deposit (Prepaid Cash)	652,500
Long-Term Note Payable	2,359,898
Promissory Note	500,000
Series A Preferred Stock (612,000 shares)	8,568,000

Total purchase consideration	$16,080,398

B.	Effect of the Guaranty Agreement

The pro forma financial statements include the effects of the 215,000 shares of our Series A Preferred Stock related to a guarantee fee agreement pursuant to which certain outstanding indebtedness owed by us to the sellers of SWS is guaranteed. Pursuant to the guarantee fee agreement, Charles B. Rizzo personally guarantee the obligations of SWS and our company. In exchange for providing the guarantees, we agreed to provide compensation consisting of a deposit fee, a guarantee fee, and an annual fee. The guarantee fee consists of 200,000 shares of our common stock or the equivalent shares of our Series A Preferred Stock, and the deposit fee consists of 86,667 shares of our common stock or the equivalent shares of our Series Preferred Stock. The total value of the 215,000 shares of Series A Preferred Stock issued as of June 30, 2024 and January 1, 2023 was $3,010,000. At June 30, 2024 and December 31, 2023, the guaranteed fee was recorded as a debt issuance cost of $3,010,000. Amortization expense for the six months ended June 30, 2024 and year ended December 31, 2023 was $692,424 and $1,325,542, respectively.

C.	SWS Consulting Agreements

We engaged Dominic Campo and Sharon Campo, the sellers of SWS, for consulting services in the period following the SWS Acquisition pursuant to consulting agreements (the “SWS Consulting Agreements”) with our company.

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The first consulting agreement was effective as of May 20, 2024 and has a term of five years. Commencing on June 1, 2024, and in exchange for consulting services provided, the consultant is to receive a monthly retainer of $23,333. In the event of the death of the consultant during the term of the agreement, the retainer shall be reduced to $11,667 per month. The pro forma condensed combined statement of operations for the year ended December 31, 2023 and the six months ended June 30, 2024 recognize consulting expenses from the first consulting agreement of $280,000 and $117,667, respectively.

The second consulting agreement was effective as of June 4, 2024 and has a term of five years. Commencing on June 4, 2024, and in exchange for consulting services provided, the consultant is to receive a monthly retainer of $10,417 ($125,000 annually). The pro forma condensed combined statement of operations for the year ended December 31, 2023 and the six months ended June 30, 2024 recognize consulting expenses from the second consulting agreement of $125,000 and $52,083, respectively.

D.	Effect of the SWS Acquisition on Salaries and Salary Related Costs

As a result of the SWS Acquisition, SWS had a reduction in headcount that resulted in decreased salary and salary-related expenses. This effect is reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2023 and the six months ended June 30, 2024 as $73,639 and $32,543, respectively.

E.	The Closing Notes

We partially funded the cash consideration for the SWS Acquisition by selling a series of promissory notes (the “Closing Notes”) in the aggregate principal amount of $590,000 for aggregate cash proceeds of $590,000.Information related to the Closing Notes is shown below.

	Sale Date	Maturity Date	Interest Rate	Principal Amount
Note Payables				$
Lender A – Closing Note #1	5/30/2024	9/30/2024	10%		50,000
Lender A – Closing Note #2	5/31/2024	6/7/2024	10%		100,000
Lender A – Closing Note #3	6/7/2024	9/30/2024	10%		90,000
					$240,000

Related Party Note Payables
Lender B – Closing Note #4	5/30/2024	9/30/2024	10%		$200,000
Lender C – Closing Note #5	5/30/2024	6/28/2024	10%		50,000
Lender D – Closing Note #6	5/30/2024	9/30/2024	10%		100,000
					$350,000

The pro forma statement of operations for the year ended December 31, 2023 recognizes interest expense payable in connection with the Closing Notes of $15,219, which assumes the repayments of the Closing Notes based on their contractual terms.

F.	Disposal of Recoup Technologies Entity

The pro forma condensed combined balance sheet include the effects of the disposal of the assets of Recoup Technologies which consist of cash of $4,895, goodwill of $6,516,916, intangible assets of $5,685,438, inventory of $504,930, accounts receivables of $282,022 and property and equipment of $13,620. All liabilities removed from Recoup were accounts payable and accrued expenses of $870,392, and customer deposits of $578,478.

In connection with the sale of Recoup Technologies, we received $250,000 in the form of a note receivable that has a maturity date for repayment of December 2024. We recorded a loss on disposition of $10,558,951 for the difference in net assets and total consideration of $1,000,000. The below table represents the transaction adjustments related to the disposal of Recoup Technologies:

	Account	Debit	Credit

(F)	Accumulated deficit	$10,558,951	-
(F)	Accounts payable and accrued expenses	870,392	-
(F)	Notes receivable	750,000	-
(F)	Deferred revenue	578,478	-
(F)	Notes receivable - related parties	250,000	-
(F)	Goodwill	-	$6,516,916
(F)	Intangible assets, net	-	5,685,438
(F)	Inventory	-	504,930
(F)	Accounts receivable, net	-	282,022
(F)	Property and equipment, net	-	13,620
(F)	Cash	-	4,895

G.	Elimination of Recoup Technologies Income Statement Activity for The Six Months Ending June 30, 2024

The pro forma condensed combined statement of operations include the effects of the removal of all Recoup Technologies activity for the six months ended June 30, 2024.

RECOUP TECHNOLOGIES

COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(UNAUDITED)

June 30,
2024
Revenue	$885,737
Cost of revenues	149,183
Gross profit	736,554

Operating Expenses
Salaries and salary related costs	164,056
Professional fees	61,718
Depreciation and amortization expense	351,357
General and administrative expenses	107,250
Total operating expenses	684,381

Operating income	52,173

Other (expense) income:
Other income (expense), net	26,517
Total other (expense) income	26,517

Provision for income taxes	-
Net income	$78,690

H.	Elimination of Recoup Technologies Income Statement Activity for The Year Ending December 31, 2023

The pro forma condensed combined statement of operations include the effects of the removal of all Recoup Technologies activity for the year ended December 31, 2023.

RECOUP TECHNOLOGIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

December 31,
2023
Revenue	$1,395,992
Cost of revenues	597,243
Gross profit	798,749

Operating Expenses
Salaries and salary related costs	189,808
Professional fees	23,042
Depreciation and amortization expense	436,684
General and administrative expenses	88,949
Goodwill Impairment	20,364,001
Total operating expenses	21,102,484

Operating loss	(20,303,735)

Other (expense) income:
Other income (expense), net	23,556
Total other (expense) income	$23,556

Provision for income taxes	-
Net loss	$(20,280,179)

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NOTE 3 — PRO FORMA NET LOSS PER SHARE

The pro forma basic and diluted net loss per share amounts were calculated using our historical weighted average shares of common stock outstanding for the six months ended June 30, 2024 and the year ended December 31, 2023. The weighted average shares of common stock outstanding have been adjusted for the effect of our reverse stock split to be effected at a ratio of one-for-75. The following table presents the computation of pro forma basic and diluted net loss per share:

	June 30,	December 31,
	2024	2023
Numerator:
Pro forma net loss	$(10,019,645)	$(145,558,889)
Denominator:
Weighted average common shares outstanding (basic and diluted)	2,960,894	2,276,209
Pro forma basic and diluted net loss per share	$(3.38)	$(64.12)

NOTE 4 — INCOME TAXES

The pro forma condensed combined financial statements do not include an income tax provision as it is more likely than not that we will not be able to utilize the loss carry forwards. We are subject to income taxation in the U.S. federal tax jurisdiction and various state tax jurisdictions. We and our U.S. subsidiaries file a consolidated federal income tax return and are taxed as a C-corporation, whereby we are subject to federal and state income taxes.

BUSINESS

Overview

We are an integrated provider of non-hazardous solid waste and recycling collection, transportation and disposal services. We conduct our business primarily through our principal operating subsidiary, Standard Waste Services, LLC (“SWS”), which provides waste and recycling collection and disposal services to industrial generators and commercial contractors located in Michigan and commenced operations in 2017. We acquired SWS in May 2024 through our Titan Trucking, LLC (“Titan”) subsidiary, a non-hazardous solid waste management company that commenced operations in May 2017 and completed the asset acquisitions of Century Waste, Inc and WTI Global Waste and Recycling Services, Inc. in June 2022 and December 2022, respectively. Through these companies, we currently operate a fleet of 32 waste collection vehicles. All of the revenues of these companies for the six-month period ended June 30, 2024 and the year ended December 31, 2023 was derived from the provision of commercial front load, roll-off, rubber wheel and long-haul tractor trailer services to their customers. While we currently have the majority of our operations in Michigan, we are aggressively looking to expand our presence across the Midwest, Northeast and Southeast regions of the United States.

Our Operating Strategy

Our objective is to expand the geographic scope of our operations and to become one of the leading providers of non-hazardous solid waste management in each market that we serve. Our operating strategy to achieve this objective is to capitalize on the continuing consolidation of the solid waste management industry by (i) identifying and penetrating new markets and expanding our operations in our existing markets through tuck-in acquisitions that are combined with existing operations, (ii) increasing profitability by vertically integrating our operations and achieving economies of scale, (iii) internalizing greater volumes of disposal waste through the acquisition of strategic landfills and transfer stations, and (iv) achieving internal growth. We will seek to avoid highly-competitive, large urban markets and instead target markets in which we can attain high market share either through exclusive contracts, vertical integration or asset positioning. We will seek to be among the leading providers of waste services in most of our markets. The key components of our operating strategy, which are tailored to the competitive and regulatory factors that affect our markets, are as follows:

●	Expansion Through Acquisitions and Organic Growth. We have implemented an acquisition program to expand our operations by acquiring solid waste collection, transportation, and disposal companies, principally in the Midwest, Northeast and Southeast regions of the United States. The principal components of our acquisition strategy are as follows:

●	Enter New Markets. We will typically seek to enter a new market by acquiring one or several solid waste collection and transportation operations where there are sufficient disposal alternatives to ensure competitive disposal pricing. We may also acquire solid waste landfills in our targeted new markets with significant currently-permitted capacity and in connection therewith or thereafter acquire nearby solid waste collection and transfer station operations so as to secure a captive waste stream for internal disposal into the acquired landfill. As we expand, we plan to focus our business in the markets where competition from national service providers is limited or sub-par. We plan to start new market development projects in certain disposal-neutral markets in which we will provide services to commercial, industrial and municipal customers relying on superior customer service as our catalyst for growth. We believe this strategic focus positions us to acquire significant share within our target markets, maximize customer retention and benefit from a higher and more stable pricing environment.

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●	Expansion of Market Share and Services. We plan to direct acquisition efforts towards those markets in which we will be able to provide vertically integrated collection and disposal services and/or provide waste collection services in markets with high barriers to entry. After our initial entry into a new market, we will seek to expand our market share and services through (i) the acquisition of solid waste management businesses and operations that can be integrated with our existing operations without increases in infrastructure or that complement our existing services, and (ii) expansion into adjacent markets. Such acquisitions may involve adding collection operations, transfer stations, collection routes and landfill capacity that allow us to expand market share and increase asset utilization by eliminating duplicate management, administrative and operational functions. Prior to acquisition, we will analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries.

●	Target Secondary and Rural Markets. By targeting secondary and rural markets, we believe that we will be able to garner a higher local market share than would be attainable in more competitive urban markets, which we believe reduces our exposure to customer churn and improves financial returns.

●	Increasing Productivity and Operating Efficiency. We believe we can reduce the total operating expenses of owned and acquired businesses by implementing centralized financial controls, consolidating certain functions performed separately by each business prior to its acquisition by us, and consolidating collection routes, equipment, and personnel through tuck-in acquisitions. In addition, we are implementing programs to take advantage of certain economies of scale in such areas as the purchase of equipment, vehicles, parts and tools, vehicle and equipment maintenance, data processing, financing arrangements, employee benefits, insurance and bonding, and communications.

●	Provide Vertically Integrated Services. In markets in which we believe owning landfills is a strategic advantage to a collection operation because of competitive and regulatory factors, we plan to focus on providing integrated services, from collection through disposal of solid waste in landfills that we own or operate. After we have acquired a landfill, we will seek to maximize internalization of waste we collect, and thereby intend to realize higher margins from our waste operations.

●	Pursue Exclusive and Municipal Contracts. In markets in which waste collection services are provided under exclusive arrangements, or in which waste disposal is municipally owned or funded or available at multiple sources, we believe that controlling the waste stream by providing collection services under exclusive arrangements is often more important to our growth and profitability than owning or operating landfills. We intend to devote significant resources to securing municipal contracts. Our management team is well versed in bidding for municipal contracts with over 60 years of experience and working knowledge in the solid waste industry and local service areas in existing and target markets. We hope to procure and negotiate exclusive municipal contracts, allowing us to maintain stable recurring revenue but also providing a significant barrier to entry to our competitors in those markets.

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●	Internal Growth. To generate internal revenue growth, our management and sales and marketing personnel will focus on increasing market penetration in our current and adjacent markets, soliciting new customers in markets in which such customers have the option to choose a particular waste collection service and marketing upgraded or additional services (such as compaction or automated collection) to existing customers. We believe we can achieve internal growth, principally from additional sales into our current markets, by providing superior and improved service and through our existing marketing efforts. We also intend to selectively implement price increases when competitive advantages and appropriate market conditions exist. As customers are added in existing markets, our revenue per routed truck increases, which generally increases our collection efficiencies and profitability. In markets in which we have exclusive contracts, franchises and governmental certificates, we expect internal volume growth generally to track population and business growth.

●	Manage on a Decentralized Basis. We will strive to acquire synergistic companies with strong management that can remain with us to support future growth and leadership as we will manage our operations on a decentralized basis. This places decision-making authority close to the customer, enabling us to identify and address customers’ needs quickly in a cost-effective manner. We believe that decentralization provides a low-overhead, highly-efficient operational structure that allows us to expand into geographically contiguous markets and operate in relatively small communities that larger competitors may not find attractive. We believe that this structure gives us a strategic competitive advantage, given the relatively rural nature of many of the markets in which we plan to operate, and makes us an attractive buyer to many potential acquisition candidates.

It is expected that each operating location will have a district or site manager who has a high degree of decision-making authority for his or her operations and is responsible for maintaining service quality, promoting safety, implementing marketing programs and overseeing day-to-day operations, including contract administration. Local managers will also help identify acquisition candidates and will be responsible for integrating acquired businesses into our operations and obtaining the permits and other governmental approvals required for us to operate.

●	Implement Operating Standards. We will develop company-wide operating standards that will be tailored for each of our markets based on industry norms and local conditions. We implement cost controls and employee training and safety procedures and establish a sales and marketing plan for each market. By internalizing the waste stream of acquired operations, we expect to further increase operating efficiencies and improve capital utilization. We plan to use a wide-area information system network, implement financial controls and consolidate certain accounting, personnel and customer service functions. While regional and district management operate with a high degree of autonomy, our executive officers monitor regional and district operations and require adherence to our accounting, purchasing, safety, marketing and internal control policies, particularly with respect to financial matters. Our executive officers will regularly review the performance of regional officers, district managers and operations. We believe we can improve the profitability of existing and newly-acquired operations by establishing operating standards, closely monitoring performance and streamlining certain administrative functions.

Waste Industry Overview

With an estimated $73.7 billion market share for 2023, the waste collection services industry focuses on collecting hazardous and nonhazardous waste and recyclable materials. Nonhazardous waste includes municipal solid waste, household waste, and industrial and commercial waste. The industry also includes the operations of transfer stations where waste is relocated from local vehicles to long-distance vehicles like long haul trucks or trains for transport to disposal facilities or sorted for further processing. Given the utility-like nature of trash and recyclable material collection, the industry is highly recession resistant. While it has been immune to technological disruptions, the ability to leverage new technologies, such as automated and energy-efficient vehicles, represent a new benefit to businesses, which is expected to continue over the coming years.

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During the past four decades, our industry has experienced periods of substantial consolidation activity; however, we believe significant fragmentation remains. We believe that there are two primary factors that lead to consolidation:

●	Stringent industry regulations have caused operating and capital costs to increase, with many local industry participants finding these costs difficult to bear and deciding to either close their operations or sell them to larger operators; and

●	Larger operators are increasingly pursuing economies of scale by vertically integrating their operations or by utilizing their facility, asset and management infrastructure over larger volumes. Accordingly, larger solid waste collection and disposal companies are seeking to become more cost-effective and competitive by controlling a larger waste stream and by gaining access to significant financial resources to make acquisitions.

Management believes that the larger public companies as well as those backed by private equity firms target the larger revenue generating companies available in their respective markets leaving smaller sellers with less access to acquirers. We will focus on those niche smaller opportunities where we can take advantage of our entrepreneurial approach.

Operations

Through our subsidiaries, we provides solid waste collection services to approximately 1,200 industrial and commercial customers in the Metropolitan Detroit, Michigan area. In the six-month period ended June 30, 2024 and the year ended December 31, 2023, substantially all of our collection revenue was derived from services provided to industrial customers. However, it is our intention to increase substantially the revenues we derive in our current business operations from services provided to commercial customers. We also expect to acquire companies that derive significant revenues from commercial and residential customers.

Collection Services. Collection involves picking up and transporting waste and recyclable materials from where it was generated to a transfer station, material recovery facility (“MRF”) or disposal site. We generally will provide collection services under one of two types of arrangements:

●	For commercial and industrial collection services, typically we have, and expect to continue to have, three-year service agreements. The fees under the agreements are influenced by factors such as collection frequency, type of collection equipment we furnish, type and volume or weight of the waste collected, distance to the disposal facility, labor costs, cost of disposal and general market factors. As part of the service, we provide steel containers to most customers to store their solid waste between pick-up dates. Containers vary in size and type according to the needs of our customers and the restrictions of their communities. Many are designed to be lifted mechanically and either emptied into a truck’s compaction hopper or directly into a disposal site. By using these containers, we can service most of our commercial and industrial customers with trucks operated by only one employee.

●	For most residential collection services, we will seek to acquire companies that have a contract with, or a franchise granted by, a municipality, homeowners’ association or some other regional authority that will give us the exclusive right to service all or portion of the homes in an area. These contracts or franchises are typically for periods of three to ten years. We expect that we also will provide services under individual monthly subscriptions directly to households. The fees for residential collection are either paid by the municipality or authority from their tax revenues or service charges, or are paid directly by the residents receiving the service.

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In our roll off waste collection operations, we supply our customers with waste containers of various sizes of dumpsters that are primarily used for construction and demolition debris but can also be used for municipal waste and recyclable materials. These containers are designed so that they can be lifted mechanically on to a collection truck to be transported to a disposal facility. By using these containers, we can service our customers with trucks operated by a single employee. Roll off collection services are not generally performed under long-term service agreements but are provided on an “on call” basis. In certain cases, contract terms may apply but tend to be shorter in length, in some cases having terms of only six months, and may vary according to the customers’ underlying projects. Fees are generally charged in one of two ways: fixed fee per pick up depending on the size of equipment provided, or separate fees for transportation of the dumpster provided added to the disposal cost for materials deposited in our equipment and disposed of. Disposal fees can vary depending on type of material and origin of the waste.

Additionally, we rent rubber wheel trailers to smaller generators of waste such as homeowners and small commercial contractors. Rubber wheel trailers are primarily used for clean up debris and in some cases smaller quantities of construction and demolition debris. Rubber wheel trailers generally cause less trauma to customer property and are more convenient to load or relocate on a customer location. We tow the rubber wheel trailers with our standard vehicles and transport them with the waste to either a landfill or a transfer station for disposal. Fees for rubber wheel services are similar to those for roll off collection services.

Transportation and Disposal Services. All solid waste management companies must have access to a disposal facility, such as a solid waste landfill. While landfills are the main depositories for solid waste in North America, the significant capital requirements of developing and operating a landfill serve as a barrier to landfill ownership, and, thus, we currently utilize third party disposal facilities. It is usually preferable for our collection operations to use disposal facilities that we own or operate, rather than using third-party disposal facilities, which generally allows us to realize higher consolidated margins and stronger operating cash flows. The fees charged at disposal facilities, which are referred to as tipping fees, are based on several factors, including our cost to construct, maintain and close the landfill, the distance to an alternative disposal facility, the type and weight or volume of solid waste deposited and competition.

In many cases where waste generators are not within close proximity to landfills, waste is disposed of at transfer stations. Transfer stations act as intermediary facilities where smaller quantities of waste can be delivered and consolidated into vehicles capable of transporting larger quantities of material. Transfer station operators can achieve economies of scale by transporting these larger quantities. Transportation from transfer stations is normally provided via tractor trailer style vehicles but can also be achieved using alternate transportation means such as rail or barge. Transfer station operators normally charge a fee for volume delivered to their facility usually measured in tons or cubic yards. The main costs to transfer station operators is the disposal fee charged by the final disposal facility which can be a landfill, waste to energy facility, or other licensed disposal facility, together with the cost associated with the transportation of the material. As transfer station operators are dependent upon transporters to ultimately remove the waste delivered to their facility, these services are in high demand.

Recycling Services. Recycling involves the separation of reusable materials from the waste stream for processing and resale or other disposition. We not only collect materials from households and businesses in our service areas, we also sell them to manufacturers to be recycled and sold in the North American market. Demand for recycled materials is generally growing. Several states have recently passed minimum-recycled-content mandates, and many companies are responding to requirements for recycled content from their own customers and to meet sustainability targets. While we currently do not own any recycling facilities, as we expand our service offerings, we will seek to build or acquire such facilities in an effort to attract additional customers and increase our operating margins.

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Sales and Marketing

We focus our marketing efforts on increasing and extending business with existing customers, as well as increasing our new customer base. Our sales and marketing strategy is to provide prompt, high-quality, comprehensive solid waste collection to our customers at competitive prices. We target potential customers of all sizes, from small-quantity generators to large companies and municipalities. Because the waste collection and disposal business is a highly-localized business, most of our marketing activity is local in nature.

Customers

We have a diverse customer base. During the six months ended June 30, 2024, two customers accounted for approximately 16% and 10%, respectively, of our revenues. During the year ended December 31, 2023, we had one customer account for 30% of our revenues. During the year ended December 31, 2022, we had two customers that accounted for 52% and 12% of our revenues, respectively. No other customer accounted for more than 10% of our revenues in any of those periods. We have no long-term agreements with any of the customers that accounted for more than 10% of our revenues in any of those periods.

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Competition

The U.S. solid waste collection and disposal industry is highly competitive and, even following considerable consolidation, remains fragmented. The industry requires substantial labor and capital resources that are barriers to entry for some. The industry presently includes large, publicly-held, national waste companies such as Republic Services, Inc. and Waste Management, Inc.; several regional, publicly-held and privately-owned companies; and several thousand small, local, privately-owned companies. Our existing market and certain of the markets in which we will likely compete are served by one or more of these large, national companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over us because of their access to user fees and similar charges, tax revenues, tax-exempt financing and the ability to flow-control waste streams to publicly owned disposal facilities.

We compete for collection based primarily on geographic location and the price and quality of our services. From time to time, our competitors may reduce the price of their services in an effort to expand their market share or service areas or to win competitively bid on contracts. These practices may cause us to reduce the price of our services or, if we elect not to do so, to lose business.

The U.S. municipal solid waste services industry has undergone significant consolidation and, as a result of this consolidation, we encounter competition in our efforts to acquire transfer stations and collection operations. Competition exists not only for collection, transfer and disposal volume but also for acquisition candidates. We generally compete for acquisition candidates with large, publicly-held waste management companies, private equity-backed firms as well as numerous privately-held regional and local solid waste companies of varying sizes and resources. Accordingly, it may become uneconomical for us to make further acquisitions or we may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that we consider appropriate, particularly in markets we do not already serve. Competition in the disposal industry is also affected by the increasing national emphasis on recycling and other waste reduction programs, which may reduce the volume of waste deposited in landfills.

Regulation

Our business is subject to extensive and evolving federal, state and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the U.S. Environmental Protection Agency, or EPA, and various other federal, state and local environmental, zoning, air, water, transportation, land use, health and safety agencies. Many of these agencies regularly inspect our operations to monitor compliance with these laws and regulations. Governmental agencies have the authority to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in cases of violations. We believe that regulation of the waste industry will continue to evolve, and we will need to adapt to future legal and regulatory requirements to ensure compliance.

Our operations are subject to extensive regulation, principally under the federal statutes described below.

The Occupational Safety and Health Act of 1970, as amended, or OSHA. OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations.

Flow Control/Interstate Waste Restrictions. Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which we use landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

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State and Local Regulation. Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, the Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting our operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid and bans or other restrictions on the movement of solid wastes into a municipality.

Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

There has been an increasing trend at the state and local level to mandate and encourage waste reduction and recycling and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as construction and demolition debris, yard wastes, food waste, beverage containers, unshredded tires, lead-acid batteries, paper, cardboard and household appliances.

Many states and local jurisdictions have enacted “bad boy” laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant’s or permit holder’s compliance history. Some states and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to that of the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant’s or permit holder’s fitness to be awarded a contract to operate and to deny or revoke a contract or permit because of unfitness unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.

Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, the Resource Conservation and Recovery Act, or RCRA, OSHA, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

Public Utility Regulation. In many states, public authorities regulate the rates that landfill operators may charge.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

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Employees

As of October 30, 2024, we had approximately 60 full-time employees, of whom 46 were employed in collection, transfer and disposal operations, 10 in clerical, administrative and sales positions and four in management. None of our employees is represented by a labor union. We have not experienced any work stoppages and we believe that our relations with our employees are good.

The safety of our employees and customers is extremely important to us and we have a strong track record of safety and environmental compliance. We constantly review and assess our policies practices and procedures in order to create a safer work environment for our employees and to reduce the frequency of workplace injuries.

Properties

Our principal executive office is located at 300 E Long Lake Rd, Bloomfield Hills, Michigan 48304, which is 5,251 square feet of office space that we lease at the rate of $7,964 per month. We also lease 47,000 square feet of office space and shop facilities in Detroit, Michigan at the rate of $9,000 per month. It is our belief that such space is adequate for our immediate business needs. Additional space may be required as we expand our business activities, but we do not foresee any significant difficulties in obtaining additional office facilities if deemed necessary.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. Except as described below, no current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

From time to time, we may become a party to litigation and subject to claims incident to the ordinary course of our business. Although the results of such litigation and claims in the ordinary course of business cannot be predicted with certainty, we believe that the final outcome of such matters will not have a material adverse effect on our business, results of operations or financial condition. Regardless of outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors. Currently, there is no litigation pending against our company that could materially affect our company other than as follows:

In July 2023, a complaint was filed against us and Ajay Sikka, a director of our company and our former chief executive officer, in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois titled Alta Waterford, LLC v. TraQiQ, Inc. and Ajay Sikka (Case No. 23LA00000476) for breach of contract. In the complaint, the plaintiff alleges that we breached contracts for the payment of compensation for investor relations and web development and copyright services allegedly provided by the plaintiff, which payment obligation was personally guaranteed by Mr. Sikka. The complaint seeks damages in the amount of $324,000, attorney fees and other unspecified litigation costs. We answered the complaint, denying all of the basic allegations, and the plaintiff then moved to strike our answer. In December 2023, the parties entered an agreement pursuant to which the plaintiff agreed to produce all of the documents supporting its claim that it performed services under the contracts, and we agreed that we would serve and file an amended answer within 21 days after receipt of their documents. Since that time, the plaintiff produced its documents and we filed our amended answer. In May 2024, the Court signed a new order with an updated schedule and the matter is now scheduled for a bench trial in Illinois in May 2025.

As of June 30, 2024, no accruals for loss contingencies have been recorded as the outcome of this litigation is neither probable nor reasonably estimable.

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MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors:

Name	Age	Position(s)
Executive Officers
Glen Miller	66	Chairman, Chief Executive Officer and President
Michael Jansen	66	Chief Financial Officer and Secretary
Jeffrey Rizzo	47	Chief Operating Officer, Director
Directors
Richard Berman	80	Director
Frank E. Celli	53	Director
Ajay Sikka	57	Director

Executive Officers

Glen Miller has been our Chief Executive Officer since May 2023 upon the acquisition of Titan. Mr. Miller has been a part of the Titan team since 2022. Mr. Miller has over 48 years of experience in the solid waste collection, transportation and disposal business working for both private and public companies. Throughout his executive career, Mr. Miller has been instrumental in successfully acquiring and integrating over 100 waste service companies. Since January 2020, Mr. Miller has been owner and sole member of Solid Waste Resources LLC, a waste consulting firm. From 2014 to January 2020, Mr. Miller was the owner and Chief Executive Officer of Gold Medal Environmental Services, Inc., a solid waste and recycling company based in New Jersey.

Jeffrey Rizzo has been our Chief Operating Officer since May 2023 upon the acquisition of Titan. Mr. Rizzo founded Titan in 2017, where he served as President until May 2023. Mr. Rizzo has over 25 years of experience in the solid waste collection, transportation and disposal business working for private companies. Throughout his career, Mr. Rizzo has been successful in acquiring and integrating multiple waste companies.

Michael Jansen has been our Chief Financial Officer since May 2023, upon the acquisition of Titan. Mr. Jansen has 30 years of experience in the solid waste collection, transportation, disposal and recycling business working for both public and private companies. Mr. Jansen spent over 14 years working for Waste Management, Inc. as the Regional VP of Finance for the Michigan marketplace. Throughout his career, Mr. Jansen has been involved in the acquisition of several waste companies. From September 2016 to April 2023, Mr. Jansen was Director Finance Operations of GFL Environmental USA, Inc. (GFL:NYSE), a diversified waste management company with operations across North America, where he was involved with various financial matters, including overseeing financial performance and reporting. Mr. Jansen earned a Bachelor’s Degree in Accounting from Wayne State University and is a Certified Public Accountant.

Directors

Richard Berman was appointed as a director of our company in April 2021. Mr. Berman’s business career spans over 35 years of venture capital, senior management, and merger & acquisitions experience. In the past five years, Mr. Berman has served as a director of many public and private companies. Currently, he is a director of five public companies – Cryoport Inc. (“Cryptoport”), a cold chain logistics company; Comsovereign Holding Corp., a U.S.-based developer of 4G LTE advanced and 5G communication systems; BioVie Inc., a clinical-stage drug development company; Advaxis Inc. (“Advaxis”), a clinical-stage biotechnology company; and Cuentas, Inc., a provider of mobile banking and payment solutions serving Latino and Hispanic consumers. Over the last decade he has served on the board of five companies that have reached over $1 billion in market capitalization – Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, and Ontrak (Catasys). Previously, Mr. Berman worked at Goldman Sachs, and as Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments. Subsequently, he created the largest battery company in the world in the 1980’s, by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); and he helped create SoHo, NYC by developing five buildings. He advised on over $4 billion of M&A transactions, completing over 300 deals. Mr. Berman is a past director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and the Hague Academy of International Law.

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Frank E. Celli was appointed as a director of our company in March 2023. Mr. Celli has been in the waste and recycling industry for 35 years. Over the course of his career, he has been an owner and Chief Executive Officer of multiple solid waste companies, with experience in numerous facets of the industry, including waste collection, transfer station operations, landfill operations and recycling operations. Mr. Celli was co-founder and Chief Executive Officer of Interstate Waste Services from 2000 to 2006. Since May 2022, Mr. Celli has served as Managing Member of FC Advisory, a management consulting company, and, since 2020, Mr. Celli has served as a consultant and strategic corporate advisor at Direct Waste Services, Inc., a solid waste collection and recycling company, positions that Mr. Celli continues to hold. From August 2015 until November 2020, Mr. Celli served as Chief Executive Officer and from August 2015 until March 2022, Mr. Celli served as Chairman of the Board, of BioHitech Global, Inc. (Nasdaq: BHTG), a waste reduction and technology company that was rebranded to Renovare Environmental, Inc. (Nasdaq:RENO) in December 2021. Over the course of his career, Mr. Celli has completed over 50 acquisitions and spearheaded multiple exits. Mr. Celli has a Bachelor of Science degree from Pace University Lubin School of Business.

Ajay Sikka was appointed as a director of our company in July 2017. From July 2017 until May 2023, Mr. Sikka served as our Chief Executive Officer, President, and Chief Financial Officer. From May 2014 until July 2017, Mr. Sikka served as Chief Executive Officer of OmniM2M, Inc., an IioT hardware, software and services company. From March 2011 until July 2017, Mr. Sikka served as Chief Executive Officer of TraQiQ Solutions, Inc., a technology provider that is focused on providing software products, services and support to enterprise customers, including Microsoft, Staples, Accenture, and Pactera. From April 2004 to February 2011, Mr. Sikka served as Senior Director at Microsoft Corp. (“Microsoft”), a technology software company, where he worked on multiple teams, including Law & Corporate affairs, Central IT, and Business Strategy. Mr. Sikka also managed Microsoft’s CloudCRM team that provided Customer Relationship Management (CRM) services within Microsoft. From April 2000 to March 2004, Mr. Sikka served as Chief Executive Officer of IndiaHQ Solutions, Inc., a content provider (Websites, newspapers, Yellow pages) for the South Asian community. From April 1996 to April 2000, Mr. Sikka served as Group Manager at Microsoft where he drove Microsoft’s internet business and content management initiatives with telecommunications and Internet service providers. Mr. Sikka is an active angel investor and board of director member for startup companies and new ventures in the Seattle area.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

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4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being the subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being the subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of five members. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is the earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our board of directors expects a culture of ethical business conduct. Our board of directors encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both our company and our stockholders. Should it be determined that a member of our board of directors is unable to effectively act in the best interests of our stockholders, such member would be encouraged to resign.

Board Leadership Structure

Our and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Glen Miller currently serves as our Chief Executive Officer and Chairman of the Board.

As Chairman of the Board, Mr. Miller’s key responsibilities will include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

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Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such committee.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The audit committee is responsible for, among other matters:

●	appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

●	overseeing our independent registered public accounting firm’s qualifications, independence and performance;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

●	reviewing and approving related person transactions.

Our audit committee consists of [___] of our directors, Messrs. [____], [_____] and [______], each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and NYSE American rules. Mr. [_____] serves as chairman of our audit committee. Our board of directors has determined that Mr. [______] qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee will be available on our corporate website at www.TitanCares.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

●	producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	administering our stock plans and other incentive compensation plans.

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Our compensation committee consists of [___] of our directors, Messrs. [______], [_______], and [_____], each of whom meets the definition of “independent director” under the rules of the NYSE American and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. [______] serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee in connection with this offering, which will be available on our corporate website at www.TitanCares.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

●	determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

●	identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing the organization of our board of directors to discharge our board’s duties and responsibilities properly and efficiently;

●	reviewing the committee structure of the board of directors and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

●	identifying best practices and recommending corporate governance principles; and

●	developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and corporate governance committee consists of three of our directors, Messrs. [_______], [_______], and [________], each of whom meets the definition of “independent director” under the rules of the NYSE American. Mr. [_____] serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee in connection with this offering, which will be available on our corporate website at www.TitanCares.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.TitanCares.com by clicking on “Investor Relations.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this prospectus.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides for the fiscal years indicated below certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as “named executive officers” in fiscal 2022 and 2023. “Named executive officers” of a smaller reporting company are defined by Item 402 of Regulation S-K generally to be the principal executive officer and the other two most highly compensated executive officers, each of whose total compensation for the last fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	(1)	All Other Compensation	Total
Glen Miller(2)	2023	$295,000	$-	$-	(3)	$4,500	$299,500
Chairman, Chief Executive Officer and President	2022	-	-	-		-	-
Michael Jansen(2)	2023	200,000	-	-		3,000	203,000
Chief Financial Officer and Secretary	2022	-	-	-		-	-
Jeffrey Rizzo(2)	2023	275,000	-	-		4,500	279,500
Chief Operating Officer	2022	-	-	-		-	-
Ajay Sikka	2023	300,000	-	-		-	300,000
Former Chief Executive Officer and Chief Financial Officer(4)	2022	157,500	-	47,188		-	204,688

(1)	See Note 15 - “Stock-Based Compensation” of the Notes to our audited financial statements for the year ended December 31, 2023 included elsewhere in this prospectus for a detailed description of the assumptions that we used in determining the dollar amounts recognized for financial statement reporting purposes of our stock awards.

(2)	This individual became an officer of our company on May 19, 2023.

(3)	On May 19, 2023, we agreed to award 70,100 shares of Series A Preferred Stock that vested immediately to Mr. Miller and, as a result, recorded $5,586,796 of stock-based compensation (See Note 14 - Stockholders’ Equity of the Notes to our audited financial statements for the year ended December 31, 2023 included elsewhere in this prospectus). On September 28, 2023, we agreed with Mr. Miller to cancel such award and the shares of Series A Preferred Stock were rescinded. In consideration of the cancellation, we agreed to issue to Mr. Miller ten-year stock options to acquire a number of shares of common stock that would provide Mr. Miller with an equity interest commensurate with the value of the original stock award. When issued, such options will have an exercise price equal to the price per share of our common stock sold in this offering.

(4)	Mr. Sikka served as our Chief Executive Officer and Chief Financial Officer prior to his resignation from such offices on May 19, 2023.

Employment Contracts and Potential Payments Upon Termination or Change in Control

On May 15, 2023, we entered into a five-year employment agreement with Michael Jansen, our Chief Financial Officer. On May 19, 2023, we entered into five-year employment agreements with Glen Miller, our Chief Executive Officer, and Jeffrey Rizzo, our Chief Operating Officer.

The following is a summary of the compensation arrangements set forth in each employment agreement described above:

Executive	Title	Annual Base Salary	Initial Restricted Stock Grant in Shares
Glen Miller	Chairman, Chief Executive Officer, and President	$295,000	105,983
Jeffrey Rizzo	Chief Operating Officer	275,000	105,983
Michael Jansen	Chief Financial Officer and Secretary	200,000	6,667

As an incentive to commence employment with us, pursuant to such agreements, we agreed to issue to each of Messrs. Miller and Rizzo a restricted stock award of 105,983 shares of common stock and to Mr. Jansen a restricted stock award of 6,667 shares of common stock, all in accordance with our 2023 equity incentive plan. Such shares of common stock shall vest annually in five equal installments over five years. Additionally, as an incentive to commence employment with Mr. Jansen, we agreed to pay Mr. Jansen a signing bonus of $50,000, payable in five equal monthly installments commencing on the 120th day of employment.

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In addition, if for any fiscal year during the term of such agreements, our net revenues, exclusive of extraordinary one-time revenues, exceed the Base Amount (as defined below), then commencing on January 1 of the next succeeding fiscal year, each of Messrs. Jansen’s, Miller’s and Rizzo’s base salary will be increased by 10% for every $50,000,000 of annual revenue we achieved in such fiscal year over the Base Amount. For purposes of the employment agreements, the “Base Amount” will initially be $100,000,000 and will be adjusted each January 1 during the term of the agreements to the amount, rounded down to the next increment of $50,000,000, by which the amount of our net revenues, exclusive of extraordinary one-time revenues, for the prior fiscal year exceeded the Base Amount for such fiscal year. In addition to base salary, each of Messrs. Jansen, Miller and Rizzo will be eligible to participate in a yearly discretionary performance-based bonus plan, in accordance with a bonus plan approved by our board of directors, with the bonus target in each calendar year equal to 45% of the executive’s base salary for Mr. Miller and Mr. Rizzo and equal to 15% of the executive’s base salary for Mr. Jansen. The bonuses will be based upon agreed-upon goals and milestones being met by the executive.

Under each of these employment agreements, Messrs. Jansen, Miller and Rizzo will be entitled to severance in the event we terminate his employment without Cause (as defined in the employment agreement), or he resigns from his employment for Good Reason (as defined in the employment agreement). The severance amount for each of Messrs. Miller and Rizzo would be (i) his pro rata base salary through the date of termination, and (ii) a severance amount equal to 12 months’ salary. The severance amount for Mr. Jansen would be (i) his pro rata base salary through the date of termination, and (ii) a severance amount equal to six months’ salary.

Each employment agreement also contains standard employee agreements containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, regarding our compensation plans under which equity securities are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
2020 Equity compensation plan approved by security holders	—	$—	—
2023 Equity compensation plan approved by security holders
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—

Equity Incentive Plans

2020 Equity Incentive Plan. On October 11, 2020, our board of directors adopted the 2020 Stock Incentive Plan (the “2020 Plan”) to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved the plan on or about October 8, 2020. Employees, officers, directors and consultants that provided services to us were eligible to receive awards under the 2020 Plan. Awards under the 2020 Plan were issuable in the form of incentive or nonqualified stock options, stock appreciation rights, restricted stock, stock units and other forms of awards.

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As of the date of this prospectus, stock grants of an aggregate of 73,333 shares of common stock, of which 69,333 were rescinded, and no shares authorized under the 2020 Plan remain available for award purposes. Our board of directors determined that no further grants will be made under the 2020 Plan.

2023 Equity Incentive Plan. On October 10, 2023, our board of directors adopted, and on or about October 10, 2023 our stockholders approved, the 2023 Stock Incentive Plan (the “2023 Plan”) to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons.

Purpose. The purpose of our 2023 Plan is to encourage and enable our and our affiliates’ officers, employees, directors and other key persons (including consultants and prospective employees) upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in our company.

Eligibility. Participants in our 2023 Plan may include full or part-time officers, employees, directors and key persons (including advisors and consultants) of our company or our affiliates who are selected to receive awards from time to time by the administrator in its sole discretion.

Administration. Our 2023 Plan is administered by our compensation committee, or, if at any time our compensation committee is not in existence, our board of directors. In addition, to the extent applicable law permits, our board of directors may delegate any of its authority under our 2023 Plan to another committee or one or more officers, and our compensation committee may delegate any of its authority hereunder to a sub-committee or to one or more officers, except that no such delegation is permitted with respect to awards made to individuals who are subject to Section 16 of the Exchange Act unless the delegation is to another committee consisting entirely of “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act. Subject to the provisions of our 2023 Plan, the administrator has the power to administer the plan, including but not limited to, the power to select the eligible officers, employees, directors, and key employees to whom awards are granted; to determine the number of shares to be covered by each award; to determine the terms and conditions of any award and to amend any outstanding award.

Authorized Shares. A total of 433,333 shares of our common stock were authorized for issuance under our 2023 Plan. All of the authorized shares may be issued pursuant to incentive stock options. The shares available for issuance may be authorized but unissued shares or shares reacquired by us and held in its treasury. The share reserve under our 2023 Plan is depleted by the maximum number of shares, if any, that may be issuable under an award as determined at the time of grant. However, awards that may only be settled in cash (determined at the time of grant) do not deplete the share reserve.

If (i) an award lapses, expires, terminates or is cancelled without the issuance of shares, (ii) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) shares are forfeited under an award, (iv) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance, (v) an award or a portion thereof is settled in cash, or shares are withheld by us in payment of the exercise price or withholding taxes of an award, then such shares will be recredited to the reserve and may again be used for new awards. However, shares recredited to reserve pursuant to clause (iv) in the preceding sentence may not be issued pursuant to incentive stock options.

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Adjustments to Shares. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of our company, or additional shares or new or different shares or other securities of our company or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of our assets, the outstanding shares are converted into or exchanged for a different number or kind of securities of our company or any successor entity (or a parent or subsidiary thereof), the administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under our 2023 Plan; (ii) the number and kind of shares or other securities subject to any then outstanding awards under our 2023 Plan; and (iii) the exercise price for each share subject to any then outstanding stock options. The administrator also may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of our 2023 Plan, subject to the limitations described in our 2023 Plan.

Effect of a Sale Event. Unless otherwise provided in an award or other agreement, upon a “sale event,” if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any holder of an award (or other person with rights in an award), some or all outstanding awards may be assumed, or replaced with the same type of award with similar terms and conditions, subject to adjustments described in our 2023 Plan, by the successor or surviving corporation (or parent thereof) in the sale event. A “sale event” is generally defined for this purpose as (i) any person becoming the beneficial owner of 50% or more of the combined voting power of our then-outstanding securities (subject to exceptions and other limitations scribed in our 2023 Plan), (ii) our stockholders approving a plan of complete liquidation or dissolution of our company, (iii) the consummation of (a) an agreement for the sale or disposition of all or substantially all of our assets (other than to certain excluded persons), (b) a merger, consolidation or reorganization of our company with or involving any other corporation (subject to specified exceptions), or (iv) a change in the majority of our board of directors that is not approved by a supermajority of the existing board. More detailed descriptions and additional information on limitations relating to each of these sale events is are in our 2023 Plan.

If, after a sale event in which the awards are assumed or replaced, the award holder experiences a termination event as a result of a termination of service without cause, due to death or disability, or as a result of a resignation for good reason, in each case within 24 months after a sale event, then the award holder’s awards will be vested in full or deemed earned in full (assuming target performance, if applicable).

To the extent the awards are not assumed or replaced in the sale event, then, (i) each option will become immediately and fully vested and, unless the administrator determines otherwise, will be canceled on the sale event in exchange for a cash payment equal to the excess of the price paid in the sale event over the exercise price of the option, and all options with an exercise price lower than the price paid in the sale event will be canceled for no consideration, (ii) restricted stock and restricted stock units (not subject to performance goals) will be vested in full and settled, along with any accompanying dividend equivalent units, and (iii) all awards subject to performance goals with outstanding performance periods will be canceled in exchange for a cash payment equal to the amount that would have been due under the award if performance had been satisfied at the better of target or the performance trend through the sale event.

Solely with respect to awards granted on and after the completion of this offering, and except as otherwise expressly provided in any agreement with an award holder, if the receipt of any payment by an award holder under the circumstances described above would result in the payment by the award holder of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

Limit on Director Awards. The maximum value of awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of our board of directors during such year (including service as a member or chair of any committees of the board), shall not exceed $250,000 in any calendar year, although our board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

Types of Awards. Awards under our 2023 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, restricted stock units, or any combination of those awards. Some provisions of our 2023 Plan relating to these award types are summarized below.

Stock Options. A stock option is an award entitling the recipient to acquire shares, at such exercise price as determined by the administrator (which may not be lower than the fair market value of the underlying shares on the date of grant) and subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Stock options granted under our 2023 Plan may be either non-qualified stock options or incentive stock options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must certain requirements specified in our 2023 Plan and the Code. Stock options will become exercisable at such time or times as determined by the administrator at or after the grant date and set forth in the stock option agreement. The administrator may at any time accelerate the exercisability of all or any portion of any stock option.

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Restricted Stock. A restricted stock award is a grant (or sale, at such purchase price as determined by the administrator) of shares that are subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the administrator.

Unrestricted Stock. The administrator may grant (or sell at par value or such higher purchase price determined by the administrator) unrestricted shares, in respect of past services, in exchange for cancellation of a compensation right, as a bonus, or any other valid consideration, or in lieu of any cash compensation due to such individual.

Restricted Stock Units and Dividend Equivalent Units. The administrator may grant restricted stock units representing the right to receive a future payment of cash, the amount of which is determined by reference to our shares, shares or a combination of cash and shares. The administrator will determine all terms and conditions of an award of restricted stock units, including but not limited to the number granted, in what form they will be settled, whether performance goals must be achieved for the restricted stock units to be earned, the length of any vesting or performance period and the date of payment, and whether the grant will include dividend equivalent units. The administrator will determine all terms and conditions of an award of dividend equivalent units, including whether payment will be made in cash or shares. However, no dividend equivalent units may be paid with respect to restricted stock units that are not earned or that do not become vested.

Termination of Employment or Service. Except as otherwise provided in any award agreement or an award holder’s employment offer letter, severance letter or services agreement, or as determined by administrator at the time of the award holder’s termination of employment or service:

●	If the termination is for cause, the award holder will forfeit all outstanding awards immediately upon termination and will not be permitted to exercise any stock options following termination.

●	If the termination is due to the award holder’s death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or 12 months from the date of termination.

●	If the termination was for any reason other than cause, death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or three months from the date of termination.

Term of Plan and Plan Amendments. Our 2023 Plan will continue until all shares reserved for issuance under our 2023 Plan have been issued, or, if earlier, until such time as the administrator terminates our 2023 Plan as described below. No incentive stock options may be granted after the ten (10) year anniversary of the date of stockholder approval of our 2023 Plan unless the stockholders have approved an extension.

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Our board of directors may, at any time, amend, terminate or discontinue our 2023 Plan, except that our stockholders must approve any amendment to the extent approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which our shares are then traded or any other applicable law. In addition, stockholders must approve any amendment to our 2023 Plan that would materially increase the number of shares reserved (except as permitted by the adjustment provisions of our 2023 Plan) or that would diminish the protections afforded by the anti-repricing provisions of our 2023 Plan.

Any termination of our 2023 Plan will not affect the authority of our board of directors and the administrator to administer outstanding awards or affect the rights of award holders with respect to awards previously granted to them.

Award Amendments, Cancellation and Disgorgement. Subject to the anti-repricing and other requirements of our 2023 Plan, the administrator may modify, amend or cancel any award. However, except as otherwise provided in our 2023 Plan or an award agreement, the consent of the award holder is required to any amendment that materially diminishes the holder’s rights under the award. Our 2023 Plan includes exceptions to the consent requirement for actions necessary to comply with applicable law or the listing requirements of securities exchanges, to preserve favorable accounting or tax treatment of any award for our company or to the extent the administrator determines that an action does not materially and adversely affect the value of the award or is in the best interest of the affected award holder or any other person who has an interest in the award.

The administrator has full power and authority to terminate or cause an award holder to forfeit an award, and require an award holder to disgorge to us, any gains attributable to the award, if the award holder engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any award agreement or any other agreement between the award holder and us or one of our affiliates concerning noncompetition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations. In addition, any awards granted pursuant to our 2023 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or claw-back policy that is adopted by us from time to time, or any recoupment or similar requirement otherwise made applicable to us by law, regulation or listing standards.

Repricing and Backdating Prohibited. Notwithstanding anything in our 2023 Plan to the contrary, and except for the adjustments provided for in our 2023 Plan, neither the administrator nor any other person may (i) amend the terms of outstanding stock options to reduce the exercise or grant price of such outstanding stock options; (ii) cancel outstanding stock options in exchange for stock options with an exercise or grant price that is less than the exercise or grant price of the original stock options; or (iii) cancel outstanding stock options with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the administrator may not make a grant of a stock option with a grant date that is effective prior to the date the administrator takes action to approve the award.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, there were no outstanding equity awards to our named executive officers. However, at such date, we were contractually committed to issue to Messrs. Miller and Rizzo a restricted stock award in the amount of [___] shares of common stock, and to Mr. Jansen a restricted stock award in the amount of [___] shares of common stock, pursuant to our 2023 Plan. Such awards have not yet been made.

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DIRECTOR COMPENSATION

General

The following discussion describes the significant elements of the expected compensation program for members of the board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our stockholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation

Our non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

Prior to [_______], 2024, each of our non-employee directors received no cash compensation for their service on the board of directors. The directors were entitled to option awards as compensation for their service. On [_______], 2024, our board of directors approved the following new compensation program for the non-employee members of our board of directors.

Cash Compensation. Under such program, we will pay each non-employee director a cash fee, payable quarterly, of $[____] per year for service on our board of directors.

Committee Fees. If a non-employee director is designated to participate on a committee of our board of directors as either a chairperson or non-chairperson member, such director will be entitled to compensation in addition to the quarterly cash fee in accordance with the following table:

		Chair		Member
Audit Committee	$	[ ]/qtr	$	[ ]/qtr
Compensation Committee	$	[ /qtr	$	[ ]/qtr
Nominating and Governance Committee	$	[ /qtr	$	[ ]/qtr

Equity Awards. Each non-employee director will receive a one-time initial restricted stock award of [____] shares of our common stock, which shares shall vest in arrears in two equal tranches on the first and second anniversaries of service on our Board. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the Compensation Committee of our board of directors, from any equity compensation plan approved by the Compensation Committee of our Board.

In addition to such compensation, we will reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our Board of Directors.

Our directors were not compensated for service on our Board during 2023. The following table sets forth the director compensation we paid in the year ended December 31, 2022 (excluding compensation to our executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Total ($)
James DuBois		$—	629	$47,188
Greg Rankich		—	629	47,188
Richard Berman		—	629	47,188
Total:	$		1,887	$141,564

(1)	We granted in January 2021 (167 shares) and April 2021 (417 shares) restricted common stock that vest over a three-year period. The amounts reflected for Stock Awards in the table above represent the dollar amount recognized for financial statement reporting purposes with respect to the fair value of securities granted in accordance with ASC Topic 718, Compensation — Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized upon exercise.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of 10, 2024 by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after September 10, 2024. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them (the below table is not adjusted for the reverse stock split).

Unless otherwise noted below, the address of the persons listed on the table is c/o Titan Environmental Solutions Inc., 300 E. Long Lake Road, Suite 100A, Bloomfield Hills, Michigan 48304.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock		Aggregate Voting Shares
Name of Beneficial Owner	No. of Shares		Percentage (%)(1)	No. of Shares	%(2)	No. of Shares	%(3)	No. of Shares	%(4)
Named Executive Officers and Directors
Glen Miller	1,459,363	(5)	4.99%	—		5,045	*	2,260,523	*
Jeffrey Rizzo	18,479,341	(6)	39.94%	184,793	13.22%	—	—	18,479,341	6.73%
Michael Jansen	—		—	—	—	—	—	—	—
Richard Berman	63,750		*	—	—	—	—	63,750	*
Frank E. Celli	1,459,363	(7)	4.99%	—	—	20,183	3.49%	4,970,291	1.81%
Ajay Sikka	6,765,605	(8)	24.35%	—	—	—	—	6,765,605	2.46%
Executive Officers and Directors as a Group (six persons)	28,227,422		57.39%	184,793	13.22%	25,228	4.36%	32,539,509	11.76%
5% Beneficial Owners
Titan 5, LLC(9)	22,653,917	(10)	44.91%	226,539	16.21%	10,091	1.75%	22,653,917	8.25%
Titan Holdings 2, LLC(11)	14,384,390	(12)	34.11%	143,844	10.29%	—	—	14,384,390	5.24%
Sharon Campo(13)	27,600,000	(14)	49.83%	276,000	19.74%	—	—	27,600,000	10.05%
Dominic Campo(15)	27,600,000	(16)	49.83%	276,000	19.74%	—	—	27,600,000	10.05%
One Waste Group LLC(17)	21,500,000	(18)	43.62%	215,000	15.38%	—	—	21,500,000	7.83%

*	Less than 1%.

(1)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on September 10, 2024. On September 10, 2024, there were 27,786,391 shares of common stock, 1,397,900 shares of Series A Preferred Stock, and 578,245 shares of Series B Preferred Stock outstanding. Each outstanding share of Series A Preferred Stock is convertible into 100 shares of common stock at any time at the election of the holder of such share. Each outstanding share of Series B Preferred Stock is convertible at any time at the election of the holder into shares of common stock equivalent to the stated value of such Series B Preferred Stock, plus accrued and unpaid dividends thereon, divided by $0.05 per share; provided, however, that holders of Series B Preferred Stock will not be able to convert shares of Series B Preferred Stock and receive shares of common stock upon such exercise to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the applicable shares of Series B Preferred Stock (a “Blocker Restriction”). On September 10, 2024, there were also 176,443,627 Series A Rights to Purchase Common Stock (“Series A Rights”) and 17,837,024 Series B Rights to Purchase Common Stock (“Series B Rights,” and together with the Series A Rights, collectively, “Rights”) outstanding. Each Series A Right and each Series B Right is exercisable for one share of common stock at any time at the election of the holder thereof; provided, however, that holders of Rights will not be able to exercise Rights and receive shares of common stock upon such exercise to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Right (a “Blocker Restriction”).

To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of common stock issuable to that person in the event of the exercise or conversion of outstanding options and other derivative securities, including our Series A Rights, Series B Rights, Series A Preferred Stock, and Series B Preferred Stock, owned by that person that are exercisable or convertible within 60 days of September 10, 2024. If a person owns Rights or Series B Preferred Stock that are not fully exercisable due to the Blocker Restriction applicable to such person, we have included in the calculation only the number of shares issuable upon the exercise of such Rights or Series B Preferred Stock that, when added to the percentage ownership of the outstanding shares of common stock that such person owns giving effect to all other shares beneficially owned by such person, including shares issuable upon the exercise or conversion of other derivative securities that are exercisable or convertible within 60 days of September 10, 2024, that would bring such person’s beneficial ownership to 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Right or Series B Preferred Stock. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

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(2)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our Series A Preferred Stock outstanding on September 10, 2024. On September 10, 2024, there were 1,397,900 shares of our Series A Preferred Stock outstanding.

To calculate a stockholder’s percentage of beneficial ownership of Series A Preferred Stock, we include in the numerator such persons number of shares of Series A Preferred Stock and in the denominator, the total number of shares of Series A Preferred Stock outstanding as of September 10, 2024.

(3)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our Series B Preferred Stock outstanding on September 10, 2024. On September 10, 2024, there were 578,245 shares of our Series B Preferred Stock outstanding.

To calculate a stockholder’s percentage of beneficial ownership of Series B Preferred Stock, we include in the numerator such persons number of shares of Series B Preferred Stock and in the denominator, the total number of shares of Series B Preferred Stock outstanding as of September 10, 2024.

(4)	The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on September 10, 2024. On September 10, 2024, there were 27,786,391 shares of common stock, 1,397,900 shares of Series A Preferred Stock, and 578,245 shares of Series B Preferred Stock outstanding. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock is entitled to vote with the common stock on any matter on an-as converted basis; provided, that the Series B Preferred Stock voting is subject to a Blocker Restriction. On September 10, 2024, there were also 176,443,627 Series A Rights and 17,837,024 Series B Rights outstanding. The Series A Rights and the Series B Rights have no voting rights unless exercised, and such exercise is subject to a Blocker Restriction.

To calculate a stockholder’s voting percentage, we include in the numerator: (i) the number of shares of common stock issued to such stockholder, (ii) the number of votes that such stockholder is entitled to have pursuant to their ownership of shares of Series A Preferred Stock and Series B Preferred Stock (subject to a Blocker Restriction), and (iii) the shares of common stock issuable to such stockholder upon the exercise of outstanding Series A Rights and Series B Rights owned by that stockholder that are exercisable within 60 days of September 10, 2024, subject to a Blocker Restriction. To calculate a stockholder’s voting percentage, we include in the denominator: (i) the total number of shares of common stock outstanding as of September 10, 2024, (ii) the total number of votes that all stockholders are entitled to have pursuant to their ownership of shares of Series A Preferred Stock, (iii) the total number of votes that all stockholders are entitled to have pursuant to their ownership of shares of Series B Preferred Stock, subject to a Blocker Restriction, and (iv) the shares of common stock issuable to such stockholder upon the exercise of outstanding Series A Rights and Series B Rights owned by that stockholder that are exercisable within 60 days of September 10, 2024, subject to a Blocker Restriction. If a person owns Series B Preferred Stock that is not votable due to a Blocker Restriction or Rights that are not fully exercisable due to a Blocker Restriction applicable to such person, we have included in the calculation only the number of shares issuable upon the exercise of such Series B Preferred Stock and/or Rights that, when added to the percentage ownership of the outstanding shares of Common Stock that such person owns giving effect to all other shares beneficially owned by such person, including shares issuable upon the exercise or conversion of other derivative securities that are exercisable or convertible within 60 days of September 10, 2024, that would bring such person’s beneficial ownership to 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Series B Preferred Stock or Right. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(5)	Represents 1,459,363 shares of common stock issuable upon the exchange of Series A Rights and/or the conversion of Series B Preferred Stock. Does not include additional shares of common stock issuable upon the exchange of additional Series A Rights and/or Series B Preferred Stock as such Series A Rights and/or Series B Preferred Stock may not be exchanged or converted at any time that the holder beneficially owns 4.99% of the outstanding common stock.

(6)	Represents shares of common stock issuable upon the conversion of 184,793 shares of Series A Preferred Stock.

(7)	These shares are owned directly by MVSR, LLC, a Nevada limited liability company (“MVSR”), and indirectly by Frank E. Celli in his capacity as the manager of MVSR. Represents 1,459,363 shares of common stock issuable upon the exchange of Series A Rights and/or the conversion of Series B Preferred Stock. Does not include additional shares of common stock issuable upon the exchange of additional Series A Rights and/or Series B Preferred Stock as such Series A Rights and/or Series B Preferred Stock may not be exchanged or converted at any time that the holder beneficially owns 4.99% of the outstanding common stock.

(8)	Does not include 11,500,000 shares of common stock issuable upon the exchange of Series A Rights as such Series A Rights may not be exchanged at any time that the holder beneficially owns 4.99% of the outstanding common stock.

(9)	Michelle Rizzo, the sister-in-law of Jeffrey Rizzo, our Chief Operating Officer, is the managing member of Titan 5, LLC and, as a result, may be deemed to have voting and investment power with respect to the shares held by Titan 5, LLC. The address of Titan 5, LLC is 3279 Baron Drive, Bloomfield Hills, MI 48302.

(10)	Represents shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock. Does not include additional shares of common stock issuable upon the exchange of Series B Preferred Stock as such Series B Preferred Stock may not be converted at any time that the holder beneficially owns 4.99% of the outstanding common stock.

(11)	Marilyn Rizzo, the mother of Jeffrey Rizzo, our Chief Operating Officer, is the managing member of Titan Holdings 2, LLC and, as a result, may be deemed to have voting and investment power with respect to the shares held by Titan Holdings 2, LLC. The address of Titan Holdings 2, LLC is 37106 Highview, New Baltimore, MI 48047.

(12)	Represents shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(13)	The address of Sharon Campo is 55175 Whispering Hills Drive, Shelby Township, MI 48316.

(14)	Represents shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(15)	The address of Dominic Campo is 55175 Whispering Hills Drive, Shelby Township, MI 48316.

(16)	Represents shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

(17)	The address of One Waste Group LLC is 3279 Baron Drive, Bloomfield Hills, MI 48302.

(18)	Represents shares of common stock issuable upon the conversion of shares of Series A Preferred Stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In [      ], 2024, our board of directors adopted a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our board of directors will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the related-party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which we describe herein, the only related party transactions to which we were a party during the years ended December 31, 2022 and 2023, since December 31, 2023, or any currently proposed related party transaction, are as follows, each of which was entered into prior to the adoption of the approval procedures described above.

On multiple occasions, from 2017 thru 2022, Ajay Sikka, a director of our company and our former Chief Executive Officer, made loans to us in amounts totaling $2,908,562. These loans were recorded as unsecured loans accruing interest at the rate of 15% annually. On December 31, 2022, the entirety of Mr. Sikka’s loans were converted to common stock.

On September 13, 2018, Kunaal Sikka, the son of Ajay Sikka, made a loan to us in the amount of $15,000 that matured on December 31, 2019. The loan was unsecured and accrued interest at the rate of 12% annually. The loan went into default on December 31, 2019, at which time the interest rate increased to 18% annually in accordance with the loan terms. On June 25, 2021, the maturity date of the loan was extended to December 31, 2022, and the interest rate was amended to accrue at the rate of 6% annually. On December, 31, 2022, the loan was repaid in full.

On December 15, 2021, Kunaal Sikka, the son of Ajay Sikka, made a loan to us in the amount of $250,000 that matured on December 31, 2022. The loan was unsecured and accrued interest at the rate of 15% annually. On December 31, 2022, the loan was repaid in full.

On January 3, 2017 and February 1, 2017, Swarn Singh, the father-in-law of Ajay Sikka, made loans to us in the amounts of $25,000 and $20,000, respectively, each maturing on December 31, 2019. The loans were unsecured and accrued interest at a rate of 15% annually. The loans went into default on December 31, 2019, at which time the interest rate was increased to 21% annually in accordance with the terms of the loans. On December 31, 2022, both loans were repaid in full.

On December 15, 2021, Swarn Singh made a loan to us in the amount of $150,000 that matured on December 31, 2022. The loan was unsecured and accrued interest at the rate of 15% annually. On December 31, 2022, the loan was repaid in full.

On June 15, 2021, Greg Rankich, one of our former directors, made a loan to us in the amount of $400,000 that matured on December 21, 2021. As consideration for the loan, Mr. Rankich received [37,500] shares of our common stock. On January 5, 2023, Mr. Rankich transferred the loan to an unaffiliated third party, which, in connection with that transaction, exchanged the loan with us for an 11% original issue discount note in the original principal amount of $480,000 that matured on January 5, 2024.

In July 2023, we entered into an exchange agreements with (i) Ajay Sikka pursuant to which Mr. Sikka exchanged 45,000 shares of our former Series B Preferred Stock, 5,000,000 shares of common stock and a payment receivable from us for unreimbursed advances in the amount of $100,000 for Series A Rights to acquire an aggregate of [11,500,000] shares of common stock, and (ii) Glen Miller, our Chairman of the Board and Chief Executive Officer, pursuant to which Mr. Miller exchanged $62,500 principal amount of our 20% OID Senior Secured Promissory Notes, and accrued interest thereon, for Series A Rights to acquire an aggregate of 1,2500,000 shares of common stock.

On July 20, 2023, we entered into an exchange agreement with Renovare Environmental, Inc. (“REI”) pursuant to which REI exchanged [188,243] shares of our common stock and 1,250,000 shares of our former Series B Preferred Stock for Series A Rights and Series B Rights. Following the closing of such transaction, we entered into certain settlement agreements on July 20, 2023 with REI and certain stockholders of REI signatory thereto pursuant to which, in consideration of a release by such stockholders of any and all claims such stockholders may have had against REI or our company, REI transferred Series A Rights to acquire an aggregate of [96,989,534] shares of common stock and Series B Rights to acquire [9,883,357] shares of common stock, to such stockholders, including a settlement agreement with an entity controlled by Frank E. Celli, a director of our company, pursuant to which REI transferred to such entity Series A Rights to acquire [44,679,817] shares of our common stock.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our articles of incorporation and our bylaws as they will be in effect upon completion of this offering, and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been or will be filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share, 1,567,900 shares are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 1,360,000 shares are designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”). As of the date of this prospectus, 370,485 shares of common stock are issued and outstanding, 1,397,900 shares of Series A Preferred Stock are issued and outstanding and 578,245 shares of Series B Preferred Stock are issued and outstanding. In addition, 108,734 shares of common stock are reserved for issuance upon the exercise of outstanding common stock purchase warrants, no shares of common stock are reserved for issuance upon the exercise of outstanding common stock purchase options, and 2,759,100 shares of common stock are reserved for issuance upon the exercise of Rights to Receive Common Stock.

Common Stock

Voting, Dividend and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our board of directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of 33 1/3% of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights. Under our articles of incorporation, our board of directors can issue up to 25,000,000 shares of preferred stock from time to time in one or more series. The board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without shareholder approval.

Series A Preferred Stock. Our board of directors has designated a series of preferred shares consisting of up to 1,567,900 shares, designated Series A Preferred Stock, of which 1,397,900 shares are currently outstanding. The rights related to the Series A Preferred Stock are virtually identical to the rights related to our common stock, except that each share of Series A Preferred Stock is convertible into approximately 1.333 shares of common stock and the shares of Series A Preferred Stock vote together with the common stock on all matters submitted for a vote to our common shareholders on an as-converted basis.

Series B Preferred Stock. Our board of directors has designated a series of preferred shares consisting of 1,360,000 shares, designated Series B Convertible Preferred Stock, of which 578,245 shares are currently outstanding. The Series B Preferred Stock ranks senior to our Series A Preferred Stock with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up. Holders of Series B Preferred Stock are entitled to receive dividends accruing on a daily basis in arrears at the rate of 10% per annum, or after the occurrence and during the continuance of a Triggering Event (as defined in the Amended Certificate of Designation), 15% per annum, based on a 360 day year and the Stated Value of the Series B Preferred Stock of $10.00 per share. We may, at our option, upon not less than ten (10) days nor more than sixty (60) days’ written notice, redeem the then issued and outstanding shares of Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of 130% of the Stated Value per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Mandatory Redemption Event (as defined in the Amended Certificate of Designation), we will be required to redeem all of the then issued and outstanding shares of Series B Preferred Stock in cash in an amount equal to 130% of the Stated Value, plus accrued and unpaid dividends. Each outstanding share of Series B Preferred Stock is convertible at any time at the election of the holder into shares of a number of shares of common stock equal to the quotient of $10.00 (the stated value of the Series B Preferred Stock), plus accrued and unpaid dividends thereon, divided by $3.75 per share; provided, however, that holders of Series B Preferred will not be able to convert shares of Series B Preferred Stock and receive shares of common stock upon such exercise to the extent that after giving effect to such issuance, the holder would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuable upon conversion of the applicable shares of Series B Preferred Stock. A holder of outstanding shares of Series B Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred Stock held by such the holder are convertible on any matter presented to our stockholders, except as required by law or as specifically set forth in our Articles of Incorporation.

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Outstanding Warrants

As of the date of this prospectus, the following warrants are outstanding:

●	Warrants to purchase 66 shares of common stock at any time on or prior to September 17, 2026 at an initial exercise price of $870.00 per share.

●	Warrants to purchase 44 shares of common stock at any time on or prior to October 8, 2026 at an initial exercise price of $870.00 per share.

●	Warrants to purchase 22 shares of common stock at any time on or prior to October 15, 2026 at an initial exercise price of $870.00 per share.

●	Warrants to purchase 33,333 shares of common stock at any time on or prior to December 28, 2028 at an initial exercise price of $4.50 per share.

●	Warrants to purchase 36,667 shares of common stock at any time on or prior to January 5, 2029 at an initial exercise price of $4.50 per share.

●	Warrants to purchase 675,467 shares of common stock at any time on or prior to May 30, 2029 at an initial exercise price of $4.50 per share.

●	Warrants to purchase 673 shares of common stock at any time on or prior to July 2, 2029 at an initial exercise price of $4.50 per share.

●	Warrants to purchase 133,333 shares of common stock at any time on or prior to August 12, 2029 at an initial exercise price of 4.50 per share.

Pursuant to the terms of such warrants, the applicable exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Outstanding Rights to Receive Common Stock

As of the date of this prospectus, we have 2,352,582 Series A Rights and 269,821 Series B Rights outstanding. Each Series A Right and each Series B Right obligates us to issue to the holder upon request (without the payment of any additional consideration) one share of common stock. The holders of Rights have no rights as a stockholder of our company with respect to the common stock issuable upon exercise of the Rights, including voting rights or rights to receive dividends or other distributions on our common stock, until the Rights are properly exercised. All of the Rights expire on July 20, 2028.

Pursuant to the terms of the Rights, the holders will not be able to exercise Rights and receive shares of our common stock upon such exercise to the extent that, immediately after giving effect to such issuance, the holder would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Right. Each holder may decrease its applicable ownership limitation at any time and each holder, upon not less than 61 days’ prior notice to us, may increase its applicable beneficial ownership limitation, provided that the applicable beneficial ownership limitation may in no event exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of our common stock upon exercise of the applicable Right.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, as Amended, and Our Bylaws

Provisions of our articles of incorporation and our bylaws could make it more difficult to acquire our company by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by (i) our Chairman, (ii) our chief executive officer, (iii) the board of directors pursuant to a resolution adopted by directors representing a quorum of the board of directors or (iv) by the holders of shares entitled to cast not less than 33 1/3 % of the votes at the meeting.

Removal of Directors; Vacancies. Our bylaws provide that a director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least a majority of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

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Amendment of Bylaws. The bylaws provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Preferred Stock. Our articles of incorporation, authorize the issuance of up to 25,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Limitation of Liability and Indemnification Matters

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intends to so purchase and maintain such insurance when economically feasible.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC. Equity Stock Transfer, LLC’s address is 237 West 37th Street, Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been only a limited public market for our common stock on the OTCQB. Future sales of substantial amounts of our common stock in the public market following this offering, or the possibility of such sales occurring, could cause the prevailing market price of our common stock to fall and impede our ability to raise capital in the future through an offering of equity securities.

Upon the completion of this offering, we will have a total of [______] shares of common stock outstanding, assuming a public offering price of $[__] per share of common stock, including an aggregate of [____] shares of common stock to be issued upon the conversion of out outstanding Series A Preferred Stock and our Series B Preferred Stock in connection with the closing of this offering and [____] shares of common stock to be issued in connection with the conversion of $[_____] aggregate principal amount of indebtedness in connection with the closing of this offering (assuming for purposes of calculating the number of shares to be issued in respect of accrued and unpaid interest or dividends, a closing on _______, 2024 and assuming no exercise by the underwriters’ option to purchase additional shares of common stock, and no exercise or conversion of outstanding options or warrants to purchase shares of common stock prior to completion of this offering. All of the shares sold in this offering will be freely tradable unless held by our “affiliates,” as defined in Rule 144 under the Securities Act. Shares purchased by affiliates may generally only be sold pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144.

Lock-Up Agreements

Our stockholders who beneficially own less than 5% of our outstanding shares of common stock, who own beneficially approximately [___] million shares of our common stock in the aggregate, are not subject to any lock-up agreements. Of these shares, [_____] shares are not subject to any restriction on transfer and will be freely tradeable on the public market immediately after the effectiveness of this registration statement. An additional [______] shares will be freely tradeable subject to Rule 144 under the Securities Act, and [_____] shares are being registered under the Securities Act for resale pursuant to a resale registration statement that will become effective upon the consummation of this offering and thereby become freely tradeable on the public market so long as the related prospectus remains current.

However, we and certain of our executive officers, directors and holders of 5% or more of our outstanding common stock have entered into “lock-up” agreements. As a result of these contractual restrictions and the provisions of Rules 144 and 701 promulgated under the Securities Act, in addition to the shares that may be immediately sold by our non-affiliated stockholders, an aggregate of approximately [____] million shares of common stock (including shares issued upon exercise of warrants and options) will be eligible for sale in the public market upon expiration of lock-up agreements, if any, 180 days after the date of this prospectus, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701, assuming the exercise of all outstanding options and warrants. The representatives may, in their discretion, release any of the securities subject to these lock-up agreements at any time.

Rule 144

In general, under Rule 144, as amended, a person (or persons whose shares are required to be aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell those shares, subject only to the availability of current public information about us and provided that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has held our shares for at least one year, such person can resell such shares under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company and current public information requirements.

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A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately [____] shares immediately after this offering (assuming a public offering price of $[__] per share of common stock, the midpoint of the public offering price range reflected on the cover page of this prospectus, no exercise of the underwriters’ option to purchase additional shares); or

●	the average weekly trading volume of our common stock on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Under Rule 701 under the Securities Act, shares of our common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plan may be resold, by:

●	persons, other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

●	our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Notwithstanding the foregoing, our Rule 701 shares held by our executive officers and directors are subject to lock-up agreements as described above and in the section titled “Underwriting” and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the shares of our common stock that are issuable pursuant to our 2023 Equity Incentive Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations applicable to affiliates and the lock-up arrangement described above, if applicable.

Registration Rights

In connection with the issuance of the Series A Rights and the Series B Rights, we entered into a registration rights agreement with the holders of the Series A Rights and the Series B Rights. Pursuant to the registration rights agreement, we have agreed to register for resale the shares of common stock underlying the outstanding Series A Rights and the Series B Rights within thirty days following written demand from certain holders, except in certain circumstances as described in the registration rights agreement.

In connection with the sale of our Series B Convertible Preferred Stock, we entered into Registration Rights Agreement whereby we agreed to file a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and upon exercise of the Warrants sold with the Series B Convertible Preferred Stock within 20 calendar days of the earlier of (i) the date of the consummation of the listing of the Common Stock on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Cboe or their respective successors and (ii) the six-month anniversary of the Registration Rights Agreement (the “Trigger Date”). The Company agreed to use its best efforts to have the registration statement declared “effective” within 60 calendar days from the Trigger Date.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of common stock could differ from those described below.

This discussion is addressed only to U.S. holders (defined below) which hold our shares of common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

●	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;

●	a bank, financial institution or insurance company;

●	a regulated investment company, a real estate investment trust or grantor trust;

●	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Section 408 or 408A of the Code, respectively;

●	a person holding the common stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell common stock under the constructive sale provisions of the Code;

●	a trader in securities that has elected the mark-to-market method of tax accounting for securities;

●	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;

●	a person who is a partner or investor in a partnership or other pass-through entity that holds the common stock;

●	a U.S. person whose “functional currency” is not the U.S. dollar;

●	a controlled foreign corporation or passive foreign investment company;

●	a qualified foreign pension fund or an entity that is wholly-owned by one or more qualified foreign pension funds; or

●	a U.S. expatriate.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of common stock that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net income basis on income or gain from a share of common stock.

If a partnership holds shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding shares of common stock or a partner therein should consult its own tax advisors as to the tax consequences of holding and disposing of shares of common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any distributions on our common stock in the foreseeable future. If we do make any distributions on shares of our common stock, however, such distributions will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its common stock and then as gain from the sale or exchange of the common stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of common stock who is a U.S. individual.

Distributions to U.S. holders that are corporate stockholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of common stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the common stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the common stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and to the proceeds of a sale of common stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status or fails to report in full dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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UNDERWRITING

We have entered into an underwriting agreement, dated [●], 2024, with The Oak Ridge Financial Services Group, Inc., with respect to the shares of common stock described in this prospectus. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the shares of our common stock set forth below.

Underwriter	Number of shares of common stock
The Oak Ridge Financial Services Group, Inc.

The underwriter has an option to buy up to additional [●] shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriter has 45 days from the date of this prospectus to exercise this option to purchase additional shares. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

Discount, Commissions and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $[●] per share from the initial public offering price. After the initial public offering of the shares to the public, if all of the common stock are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms.

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The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The underwriting discount is $[●] per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

Payable by Us
	No Exercise		Full Exercise
Per Share	$	[●]	$	[●]
Total	$	[●]	$	[●]

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $[●] million. We have agreed to reimburse the underwriter for certain expenses in connection with this offering in an amount not exceeding $[●].

Underwriter’s Warrant

As additional compensation, we have agreed to sell to the underwriter, for nominal consideration, a warrant (the “Underwriter’s Warrant”) to purchase up to [●] shares of our common stock, representing 8% of the number of shares of our common stock sold in this offering. The Underwriter’s Warrant is not exercisable during the first year after the date of this prospectus and thereafter is exercisable at a price per share equal to $[●] (120% of the offering price) for a period of four years. The Underwriter’s Warrant contains customary anti-dilution provisions and certain participatory registration rights. The Underwriter’s Warrant also includes a “cashless” exercise provision entitling the holder to convert the Underwriter’s Warrant into shares of our common stock. The Underwriter’s Warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this prospectus, except to officers or partners of the underwriter and members of the selling group and/or their officers or partners.

88

Except as noted below, prior to the effective date of this offering, our directors, executive officers and [certain of our significant stockholders] will agree with the underwriter that for a period of 180 days following the date of the final prospectus related to this offering, they will not offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of or hedge any of our shares of common stock or any securities convertible into or exchangeable for our shares of common stock. We have entered into a similar agreement with the underwriter that we will not issue additional shares (with the exception of shares pursuant to the over-allotment option) of our common stock before the end of the 180 day period following the date of the final prospectus related to this offering, other than with respect to our issuing shares pursuant to employee benefit plans, qualified option plans or other employee compensation plans already in existence, or pursuant to currently outstanding options, warrants or other rights to acquire shares of our common stock. The underwriter may, in its sole discretion, at any time without prior notice, release all or any portion of the shares from the restrictions in any such agreements. In determining whether to release shares from the restrictions, the underwriter may consider, among other factors, the financial circumstances applicable to a director’s, executive officer’s or stockholder’s request to release shares and the number of shares that such director, executive officer or stockholder requests to be released. There are no agreements between the underwriter and us or any of our directors, executive officers or stockholders releasing us or them from such agreements before the expiration of the 180 day period.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE American, in the over-the-counter market or otherwise.

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Offering Price Determination

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be arbitrarily determined between us and the underwriter and may bear no relationship to our earnings, book value, net worth or other financial criteria of value and may not be indicative of the market price for the common stock after this offering. After completion of this offering, the market price of our common stock will be subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the initial public offering price. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Listing of Common Stock

We have applied to list our common stock on the NYSE American under the symbol “TESI.”

Other

From time to time, the underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us, for which services they may in the future receive customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade or loan our securities for its own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Pryor Cashman LLP, New York, New York. Certain other legal matters will be passed upon for the underwriters by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022 and for the years then ended have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in this prospectus and registration statement in reliance upon the report of Freed Maxick CPAs, P.C. appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Standard Waste Services, LLC as of and for the years ended December 31, 2023 and 2022 included in this prospectus and registration statement have been so included in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document is not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and its exhibits and schedules and other information on SEC’s website at www.sec.gov.

We also maintain a website at www.TitanCares.com, at which, following the completion of this offering, you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. You may also request a copy of these filings, at no cost, by writing us at 1931 Austin Drive, Troy, Michigan 48083, or telephoning us at (248) 775-7400.

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Index to Consolidated Financial Statements

TITAN ENVIRONMENTAL SOLUTIONS INC.

Page No.

Consolidated Balance Sheets as of June 30, 2024 (unaudited) and December 31, 2023	F-2

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2024 and 2023 (unaudited)	F-3

Consolidated Statement of Changes in Mezzanine Equity and Stockholders’ Equity / Members’ Equity for the Three and Six Months Ended June 30, 2024 and 2023 (unaudited)	F-4

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2024 and 2023 (unaudited)	F-5

Notes to Consolidated Financial Statements (unaudited)	F-6

STANDARD WASTE SERVICES LLC

F-1

TITAN ENVIRONMENTAL SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	JUNE 30,	DECEMBER 31,
	2024	2023
	(unaudited)
ASSETS

Current Assets:
Cash	$56,787	$103,578
Accounts receivable, net of allowance for expected credit losses of $35,252 and $43,016 as of June 30, 2024 and December 31, 2023, respectively	2,087,317	970,629
Other receivables	7,240	7,351
Prepaid expenses and other current assets	149,452	248,932
Inventory	504,930	145,000
Total Current Assets	2,805,726	1,475,490

Property and equipment, net	11,573,580	5,780,747
Intangible assets, net	6,269,813	6,654,030
Goodwill	20,381,882	6,516,915
Other assets	15,668	165,668
Operating lease right-of-use assets, net	557,233	1,582,624
Total Non-current Assets	38,798,176	20,699,984

TOTAL ASSETS	$41,603,902	$22,175,474

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$7,438,016	$4,072,958
Customer deposits	612,569	226,671
Accrued payroll and related taxes	258,952	144,326
Derivative liability	-	17,500
Convertible notes payable, net of discounts	3,099,802	2,871,900
Convertible notes payable, net of discounts – related party	775,270	724,250
Notes payable, net of discounts and deferred financing costs	3,668,732	3,381,446
Notes payable, net of discounts – related party	1,766,500	530,000
Finance lease liability, current	29,524	-
Operating lease liabilities, current	222,243	391,547
Shares to be issued	-	50,000
Total Current Liabilities	17,871,608	12,410,598

Notes payable, net of current portion, discounts and deferred financing costs	3,271,180	2,571,215
Notes payable, net of current portion and discounts – related party	2,897,368	603,470
Convertible notes payable, net of current portion and discounts	183,231	-
Convertible notes payable, net of current portion and discounts – related parties	61,091	-
Finance lease liability, net of current portion	67,539
Operating lease liabilities, net of current portion	355,862	1,290,866
Total Non-current Liabilities	6,836,271	4,465,551

Total Liabilities	24,707,879	16,876,149

Commitments and contingencies (Note 16)	-	-

MEZZANINE EQUITY
Series B Redeemable Convertible Preferred Stock, par value $0.0001, 527,792 and 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	6,899,967	-

STOCKHOLDERS’ EQUITY
Preferred stock, 25,000,000 shares authorized:
Series A Convertible Preferred Stock, par value $0.0001, 1,397,900 and 630,900 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	140	63
Common stock, par value, $0.0001, 400,000,000 shares authorized, 25,386,814 and 15,134,545 shares issued and outstanding as of June 30, 2024 and December 31, 2023	2,539	1,513
Additional paid in capital	165,548,628	155,377,798
Accumulated deficit	(155,555,251)	(150,080,049)

Total Stockholders’ Equity	9,996,056	5,299,325

TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$41,603,902	$22,175,474

The accompanying notes are an integral part of these consolidated financial statements.

F-2

TITAN ENVIRONMENTAL SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

	For the Six Months Ended		For the Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$4,416,933	$2,961,572	$2,661,183	$1,827,245
Cost of Revenues	3,726,129	2,741,058	2,102,973	1,544,103
Gross Profit	690,804	220,514	558,210	283,142

Operating Expenses
Salaries and salary related costs	1,100,042	618,647	613,010	429,330
Stock based compensation	-	5,588,207	-	5,588,207
Professional fees	2,030,556	924,671	1,157,117	729,893
Depreciation and amortization	386,705	248,540	193,839	241,665
General and administrative expenses	771,276	414,052	369,636	282,401
Goodwill impairment	-	15,669,287	-	15,669,287
Total Operating Expenses	4,288,579	23,463,404	2,333,602	22,940,783

OPERATING LOSS	(3,597,775)	(23,242,890)	(1,775,392)	(22,657,641)

OTHER INCOME (EXPENSE):
Change in fair value of derivative liability	17,500	9,652	-	9,652
Interest expense, net of interest income	(1,244,266)	(438,832)	(733,812)	(359,180)
Other income (expense), net	211,628	103,421	155,235	103,121
Total other income (expense), net	(1,015,138)	(325,759)	(578,577)	(246,407)

Provision for income taxes	-	-	-	-
Net loss	$(4,612,913)	$(23,568,649)	$(2,353,969)	$(22,904,048)

Deemed dividends attributable to accretion of Series B Preferred Stock to redemption value	(3,958,376)	-	(3,958,376)	-
Deemed dividends related to issuance of warrants	(862,289)	-	-	-
Net loss available to common stockholders	$(9,433,578)	$(23,568,649)	$(6,312,345)	$(22,904,048)

Net loss per share
Basic and diluted	$(0.04)	$(0.69)	$(0.03)	$(0.67)

Weighted-average common shares outstanding
Basic and diluted	222,067,042	33,959,755	222,067,042	33,959,755

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TITAN ENVIRONMENTAL SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’

EQUITY/MEMBERS’S EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

	Redeemable Series B Preferred Stock		Members’ Equity	Series A Preferred Stock (1)		Series B Preferred Stock (2)		Common Stock		Additional paid-in	Accumulated
	Shares	Amount	(Deficiency)	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance - January 1, 2024	-	$-	$-	630,900	$63	-	$-	15,134,545	$1,513	$155,377,798	$(150,080,049)	$5,299,325
Issuance of Warrants	-	-	-	-	-	-	-	-	-	1,512,290	(862,289)	650,001
Exercise of share rights	-	-	-	-	-	-	-	10,252,269	1,026	(1,026)	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	(2,258,944)	(2,258,944)
Balance - March 31, 2024	-	$-	$-	630,900	$63	-	$-	25,386,814	$2,539	$156,889,062	$(153,201,282)	$3,690,382

Series B Preferred Offering	422,200	5,524,500	-	-	-	-	-	-	-	2,653,105	-	2,653,105
Series B Preferred Offering costs	-	-								(290,390)		(290,390)
Series A Preferred shares issued in relation to guarantee agreement	-	-	-	215,000	22	-	-	-	-	3,009,978	-	3,010,000
Series A Preferred shares issued in relation to an acquisition of a business	-	-	-	552,000	55	-	-	-	-	8,567,945	-	8,568,000
Issuance of Series B preferred	105,592	1,375,467	-	-	-	-	-	-	-	(1,322,696)	-	(1,322,696)
Remeasurement of Series B Preferred Stock to redemption value										(3,958,376)		(3,958,376)
Net loss	-	-	-	-	-	-	-	-	-		(2,353,969)	(2,353,969)
Balance - June 30, 2024	527,792	$6,899,967	$-	1,397,900	$140	-	$-	25,386,814	$2,539	$165,548,628	$(155,555,251)	$9,996,056

	Redeemable Series B Preferred Stock		Members’ Equity	Series A Preferred Stock (1)		Series B Preferred Stock (2)		Common Stock		Additional paid-in	Accumulated
	Shares	Amount	(Deficiency)	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance - January 1, 2023	-	$-	$2,526,104	-	$-	-	$-	-	$-	$-	$-	$2,526,104
Contributions, net of distributions	-	-	170,000	-	-	-	-	-	-	-	-	170,000
Net loss			(664,601)									(664,601)
Balance - March 31, 2023	-	$-	$2,031,503	-	$-	-	$-	-	$-	$-	$-	$2,031,503

Effect of reverse acquisition	-	-	(2,031,503)	630,900	63	1,470,135	147	33,952,778	3,395	30,088,068	(664,601)	27,395,569
Stock compensation	-	-	-	70,100	7	-	-	300,000	30	5,588,170		5,588,207
Net loss	-	-	-	-	-	-	-	-	-	-	(22,904,048)	(22,904,048)
Balance - June 30, 2023	-	$-	$-	701,000	$70	1,470,135	$147	34,252,778	$3,425	$35,676,238	$(23,568,649)	$12,111,231

(1)	On January 10, 2024, the Company redomiciled and exchanged all outstanding shares of its pre-existing Series C Preferred Stock for shares of a new class of Series A Preferred Stock (Note 1 – Organization and Nature of Operations). The Statement of Changes in Stockholders’ Equity/Member’s Equity for the three and six months ended June 30, 2024 has been retrospectively restated to reflect this change.

(2)	On January 10, 2024, the Company redomiciled and its pre-existing Series A class of Preferred Stock and Series B class of Preferred stock were eliminated (Note 1 – Organization and Nature of Operations). The Statement of Changes in Stockholders’ Equity/Member’s Equity for the three and six months ended June 30, 2024 has been retrospectively restated to reflect these changes.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TITAN ENVIRONMENTAL SOLTUIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2024	2023

Net loss	$(4,612,913)	(23,568,649)
Adjustments to reconcile net loss to net cash used in operating activities
Provision for credit losses	7,766	-
Gain on lease termination	(100,076)	-
Goodwill impairment	-	15,669,287
Depreciation and amortization	684,151	368,556
Forgiveness of debt	-	(91,804)
Stock based compensation	-	5,588,207
Change in fair value of derivative liability and derivative expense	(17,500)	(9,652)
Amortization of discounts and convertible options on debt	532,991	80,281
Changes in assets and liabilities
Accounts receivable	263,478	1,293
Subscription receivable	-	200,000
Prepaid expenses and other current assets	108,806	(47,583)
Other receivables	1,711	(10,522)
Inventory	(359,930)	(39,042)
Other assets	150,000	-
Right-of-use asset	196,877	111,711
Accounts payable, accrued expenses and deferred taxes	2,417,877	919,472
Customer deposits	385,898	1,000
Accrued payroll and payroll taxes	68,437	120,935
Finance lease liability	(2,304)	-
Operating lease liability	(169,599)	(58,980)
Net cash used in operating activities	(444,330)	(765,490)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of business, net of cash acquired	(4,652,500)	69,104
Acquisition of property and equipment	(918,345)	(173,626)
Net cash used in investing activities	(5,570,845)	(104,522)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from issuance of warrants	650,001	-
Loan origination fees	(6,000)	-
Proceeds from Series B Offering	4,222,000	-
Series B Offering Costs	(290,390)
Proceeds from convertible notes payable	150,000	980,000
Repayments of convertible notes payable	-	(62,003)
Proceeds from convertible note payables - related parties	50,000	300,000
Proceeds from notes payable	1,431,115	-
Repayments of notes payable	(905,570)	(791,290)
Proceeds from note payables - related parties	775,167	653,470
Repayment of notes payable - related parties	(107,939)	-
Net cash provided by financing activities	5,968,384	1,080,177

NET (DECREASE) INCREASE IN CASH	(46,791)	210,165

CASH - BEGINNING OF PERIOD	103,578	26,650

CASH - END OF PERIOD	56,787	236,815

CASH PAID DURING THE PERIOD FOR:
Interest expense	334,633	227,590

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Exercise of Share rights into common stock	1,026	-
Series A Preferred shares issued related to Guarantee agreement	3,010,000	-
Termination of lease	1,129,065	-
Remeasurement of Series B Preferred Shares to redemption value	1,375,467	-
Non-cash transactions related to reverse acquisition		27,162,222
Settlement of note payable	-	170,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TITAN ENVIRONEMENTAL SOLUTIONS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Titan Environmental Solutions Inc., formerly known as TraQiQ, Inc. (“Titan” or along with its wholly-owned subsidiaries, referred to herein as the “Company”), is engaged in the full-service solution of waste management. Effective January 10, 2024, the Company redomiciled from a California corporation into a Nevada corporation (the “redomicile”). As a result of the redomicile, the Company’s name was changed from TraQiQ, Inc. (“TraQiQ”) to Titan Environmental Solutions Inc.

The Company is based out of Bloomfield Hills, Michigan and offers a comprehensive package of waste reduction, collection, recycling, and technology-enabled solutions to support customer demand. The Company operates two distinct lines of business. The Company’s trucking business provides waste and recycling collection and transportation services for industrial generators, commercial contractors and transfer station operators in Michigan, performed by the Company’s wholly-owned subsidiaries, Titan Trucking, LLC (“Titan Trucking”) and Standard Waste Services. LLC (“Standard”). The Company’s digester business is conducted by its wholly-owned subsidiary Recoup Technologies, Inc. (“Recoup”), which provides technology-enabled solutions for food waste processing, including onsite digestors for food waste along with cloud-based software tracking and analytics solutions.

On May 19, 2023, the Company completed its acquisition of Titan Trucking and Titan Trucking’s wholly owned subsidiary, Senior Trucking, LLC (“Senior”). In accordance with ASC 805 - Business Combinations (“ASC 805”), the transaction was treated as a reverse acquisition for financial reporting purposes, with the Company treated as the legal acquirer and Titan Trucking treated as the accounting acquirer. The Company remains the continuing registrant and reporting company. Accordingly, the historical financial and operating data of the Company, which covers periods prior to the closing date of the Titan Merger, reflects the assets, liabilities, and results of operations for Titan Trucking and does not reflect the assets, liabilities and results of operations of the Company for the periods prior to May 19, 2023 (Note 3 – Business Combinations).

On July 28, 2023, the Company, its wholly-owned subsidiary TraQiQ Solutions, Inc (“Ci2i”), and Ajay Sikka (“Sikka”), a director of the Company and its former chief executive officer, signed an Assignment of Stock Agreement (the “Assignment Agreement”). Under the terms of the Assignment Agreement, the Company assigned and transferred to Sikka all of the rights, title, and interests in the issued and outstanding equity interests of Ci2i in exchange for consideration of $1. The Company additionally assumed from Ci2i loans and short term debts valued at $209,587 plus fees and interest. Other than the liabilities assumed from Ci2i, the balance sheet amounts and operations of Ci2i as of the date of sale were insignificant.

On May 31, 2024, the Company completed its acquisition of Standard. In accordance with ASC 805, the transaction was treated as a business combination (Note 3 – Business Combinations).

Change in Equity Instruments and Share Authorizations Due to Redomicile

As a result of the redomicile, each share of TraQiQ’s’s common stock issued and outstanding immediately prior to the redomicile was exchanged for one share of Titan’s common stock. Additionally, each share of the TraQiQ Series C Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the redomicile was exchanged for one share of Series A Convertible Preferred Stock of the Nevada corporation (the “Series A Preferred Stock”), which has substantially the same rights and preferences as the TraQiQ Series C Preferred Stock. Each of TraQiQ’s Series A Rights to Receive Common Stock issued and outstanding immediately prior to the redomicile was exchanged for one Series A Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the TraQiQ Series A Rights to Acquire Common Stock. Each of the TraQiQ Series B Rights to Receive Common Stock issued and outstanding immediately prior to the redomicile was exchanged for one Series B Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the TraQiQ Series B Rights to Acquire Common Stock.

F-6

As a result of the redomicile, all of TraQiQ’s outstanding warrants were assumed by Titan and now represent warrants to acquire shares of Titan’s common stock. The redomicile increased the Company’s authorized capital stock to 425,000,000 shares, of which 400,000,000 shares are designated as common stock, par value $0.0001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which 630,900 shares were designated “Series A Convertible Preferred Stock”. In connection with the redomicile, the Company also adopted the “Titan Environmental Solutions Inc. 2023 Equity Incentive Plan.”

Going Concern

The Company’s consolidated financial statements as of June 30, 2024 and December 31, 2023 are prepared using accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. This contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

For the six months ended June 30, 2024, the Company had a net loss of $4,612,913. The working capital of the Company was a deficit of $15,065,882 as of June 30, 2024 (deficit of $10,935,108 as of December 31, 2023). As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date that the consolidated financial statements are issued. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans include raising capital through issuances of equity and debt securities and minimizing operating expenses of the business to improve the Company’s cash burn rate. The Company has been successful in attracting substantial capital from investors interested in the current public status of the Company that has been used to support its ongoing cash outlays. This includes $1.4 million in notes payable, $4.2 million raised in an offering of Series B Preferred Stock, less offering costs of $290,390, and $2,653,105 of warrants during the six months ended June 30, 2024. The Company believes, but cannot guarantee, it will continue to be able to attract capital from outside sources as it pursues a move to a national stock exchange. The Company has engaged a qualified investment bank to assist in the potential uplisting of its common stock and simultaneous raise of capital. In addition, the Company’s revenue continues to grow and management expects the Company to shrink its net losses over the upcoming quarters through organic and acquisitive growth. The Company has identified a plan to decrease expenses going forward to reduce its cash burn.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Rule 8-03 of Regulation S-X. Accordingly, they do not include all the information and notes for complete financial statements. In the opinion of management, all adjustments (consistent of normal recurring accruals and adjustments) considered necessary for a fair presentation of the consolidated financial statements have been included. Results for the interim periods should not be considered indicative of results to be expected for a full year. Reference should be made to the consolidated financial statements and related notes thereto contained in our Form 10-K for the year ended December 31, 2023.

Principles of Consolidation and Basis of Accounting

The consolidated financial statements include the accounts of Titan Environmental Solutions Inc. and its wholly-owned subsidiaries. All material inter-company accounts and transactions have been eliminated. The Company’s policy is to prepare its consolidated financial statements on the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

F-7

Accounting Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Combinations

Under the guidance enumerated in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not considered a business and is accounted for as an asset acquisition at which point, the acquirer measures the assets acquired based on their cost, which is allocated on a relative fair value basis.

Business combinations are accounted for utilizing the fair value of consideration determined by the Company’s management and external specialists. The Company recognizes estimated fair values of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Goodwill is recognized as any excess in fair value over the net value of assets acquired and liabilities assumed.

Cash

The Company considers all highly-liquid money market funds and certificates of deposit with original maturities of less than three months to be cash equivalents. The Company maintains its cash balances with various banks. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company monitors the cash balances held in its bank accounts, and as of June 30, 2024 and December 31, 2023, did not have any concerns regarding cash balances which exceeded the insured amounts.

Accounts Receivable, net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at period-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables and contract assets. The Company considers historical collection rates, the current financial status of its customers, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, the Company believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments.

As of June 30, 2024 and December 31, 2023, the Company allocated $35,252 and $43,016, respectively, to the allowance for credit loss. The Company writes off bad debts as they occur during the year. Accounts receivable at December 31, 2022 was $517,583.

Inventory

Inventories primarily consist of parts for our digester business purchased for resale. Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Management reviews the age of inventories for obsolescence and determined that a reserve for obsolescence was not required as of June 30, 2024 and December 31, 2023.

F-8

Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Tractors and trailers	15 Years
Containers	25 Years
Equipment	10 Years
Leasehold improvements	5 Years

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of June 30, 2024 and December 31, 2023, respectively.

Finite Long-lived Intangible Assets, Net

Finite long-lived intangible assets are recorded at their estimated fair value at the date of acquisition. Finite long-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Management annually evaluates the estimated remaining useful lives of the finite intangible assets to determine whether events or changes in circumstances warrant a revision to the remaining period of amortization. The Company recognized finite intangible intellectual property, noncompete agreement, customer list, and tradename assets from its reverse acquisition with Titan Trucking (Note 3 – Business Combinations).

Finite long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows the asset is expected to generate is less than its carrying amount. Any write-downs are treated as permanent reductions in the carrying amount of the respective asset. Management assessed and concluded that no impairment write-down would be necessary for finite long-lived intangible assets as of June 30, 2024 and December 31, 2023.

The Company amortizes these intangible assets on a straight-line basis over their estimated useful lives, as stated below:

Finite Long-lived Intangible Assets Categories	Estimated Useful Life
Customer Lists	10 Years
Intellectual Property	10 Years
Noncompete agreement	5 Years
Tradenames	10 Years

Goodwill

Goodwill represents the excess of the acquisition price of a business over the fair value of identified net assets of that business. Goodwill has an indefinite lifespan and is not amortized. The Company evaluates goodwill for impairment at least annually and record an impairment charge when the carrying amount of a reporting unit with goodwill exceeds the fair value of the reporting unit. The Company has two reporting units, Trucking and Digester.

The Company assesses qualitative factors to determine if it is necessary to conduct a quantitative goodwill impairment test. If deemed necessary, a quantitative assessment of the reporting unit’s fair value is conducted and compared to its carrying value in order to determine the impairment charge.

F-9

Leases

The Company assesses whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases the Company currently holds do not have implicit borrowing rates, therefore the Company utilizes its incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU asset or liability.

Loan Origination Fees

Loan origination fees represent loan fees, inclusive of original issue discounts, relating to convertible note payables and note payables granted to the Company. The Company amortizes loan origination fees over the life of the note (Note 9 – Notes Payable and Note 10 – Convertible Notes Payable). Amortization expense of loan issuance fees for the six months ended June 30, 2024 and 2023 was $532,991 and $70,997, respectively. The net amounts of $2,976,000 and $434,542 were netted against the outstanding notes payable and convertible notes payable as of June 30, 2024 and December 31, 2023, respectively.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash.

These consolidated financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

F-10

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates. The Company measured its derivative liabilities at fair value on a recurring basis using level 3 inputs.

Convertible Instruments

The Company evaluates its convertible instruments, such as warrants and convertible notes, to determine if those contracts or embedded components of those contracts qualify as equity instruments, derivative liabilities, or liabilities, to be separately accounted for in accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”) and ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”). The assessment considers whether the convertible instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the convertible instruments meet all of the requirements for equity classification under ASC 815, including whether the convertible instruments are indexed to the Company’s own ordinary shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of the instrument’s issuance, and as of each subsequent balance sheet date while the instruments are outstanding. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument. The Company allocates proceeds based on the relative fair values of the debt and equity components. The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense.

Valuations derived from various models are subject to ongoing internal and external verification and review. The Company determined the fair value of the derivative liability as of December 31, 2023, using the Black-Scholes pricing model for its derivative liability from warrants. The inputs used involve management’s judgment and may impact net loss.

Redeemable Series B Preferred Stock

The Company applies the guidance enumerated in ASC 480, when determining the classification and measurement of preferred stock. Preferred stock subject to mandatory redemption, if any, is classified as a liability and is measured at fair value. The Company classifies conditionally redeemable preferred stock, which includes preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as mezzanine equity. At all other times, the Company classifies its preferred stock in stockholders’ equity. The Company subsequently measures mezzanine equity based on whether the instrument is currently redeemable or whether or not it is probable the instrument will become redeemable. Given the assessed probability that the instrument will become redeemable, the Company has elected to adjust the value of the Series B Preferred shares to its maximum redemption amount at each reporting date, including amounts representing dividends not currently declared or paid, but which will be payable under the redemption feature.

The following table illustrates the activity of the Series B Preferred Stock during the six months ended June 30, 2024:

Balance as of December 31, 2023	-

Balance of March 31, 2024	-

Issuance of 422,200 Series B Preferred Stock due to Offering	1,568,895
Accretion of Series B issuances	3,955,916

Issuance of 5,000 Series B Preferred Stock	1,307,696
Accretion of Series B issuances	1,378

Issuance of 100,592 Series B Preferred Stock	65,000
Accretion of Series B issuances	1,082
Balance as of June 30, 2024	6,899,967

Stock-Based Compensation

We account for stock awards to employees and non-employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Revenue Recognition

The Company records revenue based on a five-step model in accordance with FASB ASC 606, Revenue from Contracts with Customers, which requires the following:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are primarily generated from fees charged for the collection and disposal of waste by its Trucking Segment. Revenues are recognized at a point in time immediately after completion of disposal of waste at a landfill or transfer station. Revenues from collection operations are influenced by factors such as collection frequency, type of collection furnished, type and volume or weight of the waste collected, distance to the disposal facility or material recovery facility and disposal costs. Fees charged at transfer stations are generally based on the weight or volume of waste deposited, including the cost of loading, transporting, and disposing of the solid waste at a disposal site. The fees charged for services generally include environmental, fuel charge and regulatory recovery fees, which are intended to pass through to customers as direct and indirect costs incurred. For waste collection and disposal services, the Company invoices its customers with standard 30-day payment terms without any significant financing terms.

F-11

The Company’s Digester Segment also recognizes operating revenues from its product sales, such as sales of digester equipment and parts. Performance obligations from product sales are satisfied at the point in time when products are shipped to the customer, which is when the customer has title and control. Therefore, the Company’s product sale contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of products. When revenue is earned on digester equipment related services, such as management advisory fees and digester maintenance and repair services, fees are recognized as the services are performed based on service milestones. The Company offers customers subscriptions to software which aids in the use of its Digester products; software revenue is recognized over time for the course of the subscription. For product sales, the Company invoices its customers with standard 30-day payment terms without any significant financing terms.

The following is a summary of revenue disaggregated by type for the six and three months ended June 30, 2024 and 2023:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Product sales and product related services	$885,737	$184,175	$317,569	$184,139
Waste collection and disposal	3,531,196	2,777,397	2,343,614	1,643,106
Total revenue	$4,416,933	$2,961,572	$2,661,183	$1,827,245

Concentration Risk from Revenues

A major customer is defined as a customer that represents 10% or greater of total revenues. The Company does not believe that the concentration risk associated with these customers or vendors will have a materially adverse effect on the business. The Company’s concentration of revenue is as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Customer A	16%	42%	14%	34%
Customer B	10%	-*	-*	-*

* Represents amounts less than 10%

Concentration Risk from Accounts Receivable

A major customer is defined as a customer that represents 10% or greater of total accounts receivable, net. The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business. The Company’s concentration of accounts receivable is as follows:

	As of June 30, 2024	As of December 31, 2023
Customer A	-*	-*
Customer B	11%	24%

* Represents amounts less than 10%

The Company maintains positive customer relationships and continually expands its customer base, mitigating the impact of any potential concentration risks that exist.

F-12

Basic and Diluted (Loss) Income per Share

Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of vested common shares outstanding during the period. Diluted net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of vested common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of June 30, 2024 and 2023, the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

	June 30, 2024	June 30, 2023
Series A Preferred Stock	139,790,000	-
Series B Preferred stock (1)	-	147,013,500
Series C Preferred Stock (2)	-	7,010,000
Restricted Stock Awards	-	5,005,000
Convertible Notes	-	127,031,864
Warrants	55,922,119	108,734
Total common stock equivalents	195,712,119	286,169,098

(1)	On January 10, 2024, the Company redomiciled and its pre-existing Series A class of Preferred Stock and Series B class of Preferred stock were eliminated (Note 1 – Organization and Nature of Operations). The Statement of Changes in Stockholders’ Equity/Member’s Equity for the three and six months ended June 30, 2024 has been retrospectively restated to reflect these changes.

(2)	On January 10, 2024, the Company redomiciled and exchanged all outstanding shares of its pre-existing Series C Preferred Stock for shares of a new class of Series A Preferred Stock (Note 1 – Organization and Nature of Operations). The Statement of Changes in Stockholders’ Equity/Member’s Equity for the three and six months ended June 30, 2024 has been retrospectively restated to reflect this change.

As further described in Note 3 – Business Combinations, under applicable accounting principles, the historical financial results of Titan prior to May 19, 2023 replace the historical financial statements of TraQiQ for the period prior to May 19, 2023. Titan’s equity structure, prior to the combination with TraQiQ, was a limited liability company, resulting in all components of equity attributable to the members being reported within Member’s Equity. Given that Titan was a limited liability company, net loss prior to the reverse acquisition is not applicable for purposes of calculating loss per share.

The Company has assessed the Series A Right to Receive Common Stock (“Series A Rights”) and the Series B Rights to Receive Common Stock (“Series B Rights”) for appropriate balance sheet classification and concluded that the Series A Rights and Series B Rights are freestanding equity-linked financial instruments that meet the criteria for equity classification under ASC 480 and ASC 815. In accordance with ASC 260 Earnings per Share the Company determined that the Series A Rights and Series B Rights should be included in the determination of basic and diluted earnings per share.

Income Taxes and Uncertain Tax Positions

The Company and its U.S. subsidiaries file a consolidated federal income tax return and are taxed as a C-Corporation, whereby they are subject to federal and state income taxes. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes, established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-13

Advertising and Marketing Costs

Costs associated with advertising are charged to expense as occurred. For the six months ended June 30, 2024 and 2023, the advertising and marketing costs were $44,593 and $12,560, respectively. For the three months ended June 30, 2024 and 2023, the advertising and marketing costs were $21,194 and $1,209, respectively.

Recently Issued Accounting Standards

The Company has reviewed the recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC, and determined that these pronouncements do not have a material impact on the Company’s current or anticipated consolidated financial statement presentation or disclosures.

In November 2023, the FASB issued Accounting Standard Update (“ASU”) 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Additionally, it requires a public entity to disclose the title and position of the Chief Operating Decision Maker (“CODM”). ASU 2023-07 does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative thresholds to determine its reportable segments. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. A public entity should apply the amendments in this ASU retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact that adoption of ASU 2023-07 will have on its financial disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 requires that an entity, on an annual basis, disclose additional income tax information, primarily related to the rate reconciliation and income taxes paid. The amendment in the ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The ASU’s amendments are effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact that adoption of ASU 2023-09 will have on its financial statements.

F-14

NOTE 3 – BUSINESS COMBINATIONS

Standard Waste Services, LLC Business Combination

On May 31, 2024 (the “Standard acquisition date”), the Company completed a transaction to acquire Standard. The total purchase consideration in connection with the acquisition was approximately $16.1 million. The purchase price consisted of $4,652,500 of cash (inclusive of a $652,500 cash deposit paid on January 8, 2024), the issuance of two note payables with an aggregate principal value of $2,859,898 (Note 9 – Note Payables), and the issuance of 612,000 shares of Series A Preferred Stock valued at $8,568,000. The convertible stock exchanges at a 100 common shares to 1 share of Series A Preferred Stock and was valued considering the trading price of $0.14, which was the Company’s stock on the date of close. The goodwill recorded in the business combination is anticipated to be tax-deductible.

Standard is a provider of contracted commercial roll-off and front-load waste services, including dumpster compactor rentals, to customers principally in Southeast Michigan. Standard provides services to both commercial and industrial customers.

The transaction was accounted for under the acquisition method of accounting, and accordingly, the results of Standard’s operations, including approximately $731,000 in revenue and $280,000 in gross profit, are included within the Trucking Segment for the three and six months ended 2024 related to the activity subsequent to the acquisition date.

The purchase price was preliminarily allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition on a provisional basis. The purchase price exceeded the estimated fair value of the net identifiable tangible and intangible assets acquired and, as such, the excess was allocated to goodwill.

The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the acquisition date.

Estimated
Description	Fair Value

Assets:
Cash	$2,545
Accounts receivable	1,387,932
Property and equipment	5,174,422
Prepaid expenses and other current assets	12,900
Other receivables	1,600
Right-of-use-asset	294,431
Goodwill	13,864,967
$20,738,797

Liabilities:
Accounts payable and accrued expenses	$(947,180)
Accrued payroll and related taxes	(46,189)
Operating lease liability, current	(83,654)
Finance lease liability, current	(29,230)
Notes payable	(3,271,231)
Operating lease liability, noncurrent	(210,778)
Finance lease liability, noncurrent	(70,137)
$(4,658,399)

Net fair value of assets (liabilities) acquired	$16,080,398

F-15

Certain estimated fair values for the acquisition, including goodwill, anticipated intangible assets, and property and equipment, are not yet finalized. The purchase price was preliminarily allocated based on information available at the acquisition date and is subject to change as we complete our analysis of the fair values at the date of the acquisition during the measurement period not to exceed one year, as permitted under ASC 805.

As a result of the acquisition, the Company recognized a total of $13.8 million of goodwill within the Trucking segment. Goodwill represents the value expected to be created through new customer relationships for the Company, access to new market opportunities, and expected growth opportunities. The goodwill resulting from the acquisition is susceptible to future impairment charges. Total acquisition costs incurred were approximately $659,000, which was recorded as a component of professional fees expenses during the six months ended June 30, 2024.

Standard’s results of operations are included in our consolidated financial statements from the date of the transaction within our Trucking segment. If the transaction had occurred on the beginning of the year ended December 31, 2023, unaudited pro forma consolidated results for 2024 and 2023, would have been as follows:

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2024	2023
Total revenue	$8,434,611	$7,783,109
Net loss	$(5,099,149)	$(23,203,641)
Pro forma loss per common share	$(0.02)	$(0.68)
Pro forma weighted average number of common shares basic and diluted	222,067,042	33,959,755

The pro forma combined results of operations are not necessarily indicative of the results of operations that actually would have occurred, nor are they necessarily indicative of future consolidated results.

Titan Trucking, LLC Reverse Acquisition

The Company’s subsidiary Titan Merger Sub Corp. (“Merger Sub”), Titan Trucking and the owners of Titan Trucking (“Titan Trucking owners”) entered into a merger agreement (the “Titan Merger Agreement”) on May 19, 2023 (the “Titan acquisition date”). Pursuant to the terms of the Titan Merger Agreement, Merger Sub was merged with and into Titan Trucking on the Titan acquisition date with Titan Trucking surviving as a wholly-owned subsidiary of the Company (the “Titan Merger”). For U.S. federal income tax purposes, the Titan Merger qualified as a tax-free “reorganization”. Under the terms of the Titan Merger Agreement, the Company agreed to pay the Titan Trucking owners 630,900 shares of the Company’s Series A Preferred Stock. Concurrent to the Titan Merger, the Company’s chief executive officer and one of the Company’s directors resigned from their respective positions and a new chief executive officer, chief operating officer and chief financial officer were appointed. Additionally, the new chief executive officer and chief operating officer were both appointed as directors of the Company.

F-16

In accordance with ASC 805 – Business Combinations, the Titan Merger was accounted for as a reverse acquisition with Titan Trucking being deemed the accounting acquirer of Titan. Titan Trucking, as the accounting acquirer, recorded the assets acquired and liabilities assumed of Titan at their fair values as of the Titan acquisition date. Titan Trucking’s historical consolidated financial statements have replaced Titan’s historical consolidated financial statements with respect to periods prior to the completion of the Titan Merger with retroactive adjustments to Titan’s legal capital to reflect the legal capital of Titan. Titan remains the continuing registrant and reporting company.

Titan Trucking was deemed to be the accounting acquirer based on the following facts and circumstances: (1) the Titan Trucking owners owned approximately 65% of the voting interests of the combined company immediately following the transaction; (2) the Titan Merger resulted in significant changes to the combined company’s Board of Directors; (3) the Titan Merger resulted in significant changes to the management of the combined company.

The Company accounted for the Titan Merger as a reverse acquisition using acquisition accounting. Because the Titan Merger qualifies as a reverse acquisition and given that Titan Trucking was a private company at the time of the Titan Merger and therefore its value was not readily determinable, the fair value of the merger consideration was deemed to be equal to quoted market capitalization of the Company at the acquisition date. The purchase consideration was as follows:

Titan Environmental Solutions Inc. market capitalization at closing	$27,162,222
Total purchase consideration	$27,162,222

The Company recorded all tangible and intangible assets and liabilities at their estimated fair values on the acquisition date. The following represents the allocation of the estimated purchase consideration:

Estimated
Description	Fair Value

Assets:
Cash	$69,104
Accounts receivable	369,338
Prepaid expenses and other current assets	17,893
Inventory	64,894
Property and equipment	1,134
Intangible assets	6,471,621
Goodwill	26,880,916
$33,874,900

Liabilities:
Accounts payable and accrued expenses	$(1,009,993)
Customer deposits	(311,544)
Accrued payroll and related taxes	(21,077)
Derivative liability	(219,171)
Convertible notes payable	(1,466,382)
Convertible notes payable – related parties	(102,851)
Notes payable	(3,579,160)
Notes payable – related parties	(2,500)
$(6,712,678)

Net fair value of assets (liabilities) acquired	$27,162,222

F-17

The Company assessed the fair values of the tangible and intangible assets and liabilities and the amount of goodwill to be recognized as of the Titan acquisition date. Fair values were based on management’s estimates and assumptions. The intangible assets acquired were specific to the Company’s Recoup subsidiary.

The fair value of the intellectual property intangible asset was measured using the multiple periods excess earnings method (“MPEEM”). Significant inputs used to measure the fair value include an estimated useful life of ten (10) years, an estimate of projected revenue and costs associated with existing customers, an estimated technology obsolescence adjustment, and a discount rate of 12.7%.

The fair value of the tradenames intangible asset was measured using the relief from royalty method. Significant inputs used to measure the fair value include an estimated projected revenue from the tradename, a pre-tax royalty rate of 1%, and a discount rate of 12.7%.

The fair value of the customer list intangible asset was measured using the modified MPEEM. Significant inputs used to measure the fair value include an estimated useful life of ten (10) years, an estimate of projected revenue and costs associated with the new customers, an estimated customer attrition rate, and a discount rate of 12.7%.

The fair value of the noncompete agreement intangible asset was measured with a discounted cash flow analysis that compared projected cash flows during the noncompete agreement period with and without the agreement. Significant inputs used to measure the fair value include an estimate of time for the parties involved to identify the product, bring in the technology, and start the manufacturing process. As well as the estimated risk that the parties involved would choose to compete without the agreement in place and a discount rate of 12.7%. The noncompete agreement prevents the parties involved from directly or indirectly engaging in, or being interested in, any business or entity that engages in any business substantially similar to the Recoup Digester business for a period of five (5) years.

Goodwill arising from the acquisition consisted of new customer relationships for the Company, access to new product market opportunities and expected growth opportunities. Total acquisition costs incurred were approximately $450,000, which was recorded as a component of professional fees expenses during the six months ended June 30, 2023.

The following supplemental pro-forma financial information approximate combined financial information assumes that the acquisition had occurred at the beginning of the year ended December 31, 2023:

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2024	2023
Total revenue	$4,416,933	$3,330,079
Net loss	$(6,444,492)	$(29,715,317)
Pro forma loss per common share	$(0.03)	$(0.88)
Pro forma weighted average number of common shares basic and diluted	222,067,042	33,959,755

The pro forma combined results of operations for the six months ended June 30, 2023, included stock-based compensation of $5,609,404 and goodwill impairment expense of $20,364,001. The pro forma combined results of operations are not necessarily indicative of the results of operations that actually would have occurred, nor are they necessarily indicative of future consolidated results.

F-18

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Containers	$2,038,638	$1,740,393
Trucks and tractors	7,308,129	4,388,091
Trailers	1,033,259	1,033,259
Shop equipment	2,787,505	40,380
Furniture	9,257	-
Computers and software	4,271	-
Leasehold improvements	147,765	33,934
	13,328,824	7,236,057
Less accumulated depreciation	(1,755,244)	(1,455,310)
Net book value	$11,573,580	$5,780,747

Depreciation expense for the three and six months ended June 30, 2024 were $187,100 and $299,934, respectively. Depreciation expense for the three and six months ended June 30, 2023 were $97,162 and $191,956, respectively.

NOTE 5 – INTANGIBLES, NET

Intangible assets consisted of the following as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Customer Lists	$1,137,807	$1,137,807
Intellectual Property	5,228,548	5,228,548
Tradenames	509,818	509,818
Noncompete Agreement	282,948	282,948
Less: accumulated amortization	(889,308)	(505,091)
Net book value	$6,269,813	$6,654,030

Amortization expense from intangible assets was $384,217 and $176,599 for the six months ended June 30, 2024 and 2023, respectively, and $192,108 and $169,724 for the three months ended June 30, 2024 and 2023.

As a result of the Titan Merger, the Company recorded $5,228,548 of intellectual property, $509,818 of tradenames, a $450,307 customer list, and a $282,948 noncompete agreement on the Titan acquisition date (Note 3 – Business Combinations).

Future amortization expense from intangible assets as of June 30, 2024 were as follows:

For the Years Ended,
December 31,
Remainder of 2024	$388,249
2025	770,356
2026	770,356
2027	770,356
2028	711,930
Thereafter	2,858,566
Total remaining amortization expense	$6,269,813

F-19

NOTE 6 – GOODWILL

The Company has two reporting units, its Trucking Segment and Digester Segment. Due to the Titan Merger and the resulting recognition of goodwill from the reverse acquisition, the Company initially recognized goodwill of $22,319,908 for the Digester reporting unit on the Titan acquisition date, which was adjusted to $26,880,916 due to measurement adjustments as the Company finalized its purchase price accounting. Due to the acquisition of Standard and the resulting recognition of goodwill from the business combination, the Company recognized goodwill of $13,864,967 for the Trucking reporting unit on the Standard acquisition date.

During the year ended December 31, 2023, and as a result of the financial performance of the Digester Segment, the Company concluded it was more likely than not that the fair value of the reporting unit was less than it’s carrying amount. Therefore, the Company performed an impairment assessment of the goodwill. The fair value of the Digester reporting unit was estimated using an income approach and included assumptions related to estimates of future revenue and operating expenses, long-term growth rates, a technology obsolescence rate, and a discount rate. The quantitative impairment test indicated a fair value of the reporting unit that was lower than its carrying value, and as a result, the goodwill was impaired with an impairment expense of $20,364,001 during the year ended December 31, 2023.

The changes in the carrying value of goodwill by reportable segment for the six months ended June 30, 2023 and 2024 was as follows:

	Trucking	Digester
Gross goodwill:
Balance as of January 1, 2023	$-	$-
Goodwill recognized	-	22,319,908
Balance as of June 30, 2023	-	22,319,908
Accumulated impairment	-	-
Balance as of January 1, 2023	-	-
Impairment	-	(15,669,287)
Balance as of June 30, 2023	-	(15,669,287)
Net carrying value, as of June 30, 2023	-	6,650,621

Gross goodwill:
Balance as of January 1, 2024	-	26,880,916
Goodwill recognized	13,864,967	-
Balance as of June 30, 2024	13,864,967	26,880,916
Accumulated impairment:
Balance as of January 1, 2024	-	(20,364,001)
Impairment	-	-
Balance as of June 30, 2024	-	(20,364,001)
Net carrying value, as of June 30, 2024	$13,864,967	$6,516,915

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Detail of accounts payable and accrued expenses as of June 30, 2024 and December 31, 2023 was as follows:

	June 30,	December 31,
	2024	2023
Accounts payable	$6,274,695	$3,475,570
Credit card payable	166,544	153,728
Accrued interest	536,278	233,611
Accrued expenses and other payables	460,499	210,049
Total accounts payable and accrued expenses	$7,438,016	$4,072,958

F-20

NOTE 8 – LEASES

Operating Leases

As of June 30, 2024, Titan Trucking maintained three leases classified as operating leases. Leases with an initial term of 12 months or less or leases that are immaterial are not included on the consolidated balance sheets.

Titan Trucking has a 62-month lease in Troy, Michigan which expires on January 15, 2025. The monthly payments were initiated on February 15, 2020 at $8,251 after a 2-month rent abatement period and are currently $9,287 per month. Straight rent was calculated at $8,479 per month. The total remaining operating lease expenses through expected termination date on the lease are approximately $59,000.

On April 1, 2023, Titan Trucking entered into a 60-month lease in Detroit, Michigan, with a related party through common ownership, which expires on March 31, 2028. On September 1, 2023, the Company and the related party amended the lease, resulting in decreased payment terms. The lease has the option to renew for an additional 5 years given proper notice. The monthly payments were initiated on May 1, 2023 after a 1-month rent abatement period. Straight rent for the amended lease was calculated at $29,113 per month. The lease was terminated by the lessor on June 14, 2024 due to a change of ownership of the property.

On November 1, 2023, the Company entered into a 39-month lease in Bloomfield Hills, Michigan which expires on January 31, 2027. The monthly payments were initiated in February of 2024 at $7,417 after a 3-month rent abatement period. Straight rent was calculated at $7,542 per month. The total remaining operating lease expenses through expected termination date on the lease are approximately $241,000.

On May 31, 2024, Standard was acquired by the Company and as a result, an operating lease was assumed. The original lease was executed on August 1, 2022 and was for 60 months. The remaining term on the lease is 38 months and is located in Detroit, Michigan. Straight rent for the lease was calculated at $9,000 per month. The lease contains an exclusive right to purchase the premises through the original term of the lease at a fair value to be mutually agreed upon. The Company is not reasonably certain it will exercise the option and therefore, the lease is classified as an operating lease. The total remaining operating lease expenses expected through termination date on the lease are approximately $333,000.

Average lease terms and discount rates are as follows:

	June 30,	December 31,
	2024	2023
Weighted average remaining lease term (in years)	2.65	3.86
Weighted average discount rate	9.10%	8.10%

Future minimum lease payments required under operating leases on an undiscounted cash flow basis as of June 30, 2024, were as follows:

For the Years Ended,
December 31,
Remainder of 2024	$154,659
2025	211,980
2026	207,944
2027	80,459
Total minimum lease payments	655,042
Less: imputed interest	(76,937)
Present value of future minimum lease payments	578,105

Current operating lease liabilities	222,243
Non-current operating lease liabilities	$355,862

The Company had operating lease expenses of $266,424 and $152,333 for the six months ended June 30, 2024 and 2023, respectively, and $130,295 and $124,780 for the three months ended June 30, 2024 and 2023, respectively. The Company records operating lease expense as a component of general and administrative expenses on the consolidated statements of operations.

F-21

Financing Leases

Standard leases a truck used for its operations under a five-year lease that commenced during May 2022 and which ends during May 2027. This lease is classified as a finance lease. The lease calls for monthly payments of $3,304 bearing interest of 12.08% per annum. The lease includes a purchase option upon maturity of which the Company intends to exercise. At June 30, 2024, the finance lease right of use asset was $106,178 and is included within property and equipment, net on the accompanying consolidate balance sheets.

	June 30,	December 31,
	2024	2023
Weighted average remaining lease term (in years)	3.00	N/A
Weighted average discount rate	12.08%	N/A

For the Years Ended,
December 31,
Remainder of 2024	$19,825
2025	39,650
2026	39,650
2027	12,898
2028	-
Total minimum lease payments	112,023
Less: imputed interest	(14,960)
Present value of future minimum lease payments	97,063

Current operating lease liabilities	29,524
Non-current operating lease liabilities	$67,539

The Company’s finance lease costs consisted of $3,304 of interest expense and $1,831 of amortization of the right of use asset during the three and six months ended June 30, 2024.

NOTE 9 – NOTES PAYABLE

The Company borrows funds from various creditors to finance its equipment, operations and acquisitions. The Company’s collateralized loans are secured by interest in the financed equipment.

F-22

On December 15, 2022, Titan Trucking entered into a $170,000 promissory note agreement with WTI Global Inc. (“WTI”) at a 7% per annum interest rate. The promissory note was issued as consideration for the acquisition of intangible assets from WTI during the year ended December 31, 2022. On February 1, 2023, WTI agreed to cancel the promissory note in exchange for an ownership interest in the Company. The cancellation was recorded on the consolidated balance sheet as an equity contribution (See Note 14 – Stockholders’ Equity and Mezzanine Equity).

The Company’s notes payables balance as of June 30, 2024 and December 31, 2023, consisted of the following:

		June 30,		December 31,
		2024		2023
		Current	Non-current	Current	Non-current

Collateralized Installment Loans	(a)	2,353,577	4,955,275	970,301	2,521,624

Note Payables:
Keystone	(b)	240,000	-	-	-

Issued prior to Titan Merger:
Michaelson Capital	(c)	2,107,090	-	2,307,090	-
Loanbuilder	(d)	47,252	101,112	91,096	102,916
Individual	(e)	25,000	-	25,000	-
Kabbage Funding Loans	(f)	-	-	9,344	-

Related Parties:
Standard Waste Promissory Note (1)	(g)	500,000	-	-	-
Standard Waste Promissory Note (2)	(h)	-	2,359,898	-	-
Titan Holdings 2	(i)	326,000	537,470	175,000	603,470
Titan Holdings 5	(j)	207,000	-	40,000	-
Miller	(k)	355,000	-	250,000	-
J. Rizzo	(l)	108,500	-	65,000	-
C. Rizzo	(m)	70,000	-	-	-
Celli	(n)	200,000	-	-	-

Total outstanding principal		6,539,419	7,953,755	3,932,831	3,228,010
Less: discounts		(1,104,187)	(1,785,207)	(21,385)	(53,325)
Total notes payable		5,435,232	6,168,548	3,911,446	3,174,685

Less: Notes payable – related parties		1,766,500	2,897,368	530,000	603,470
Notes payable		$3,668,732	$3,271,180	$3,381,446	$2,571,215

Guarantee of Debt

On May 31, 2024 the Company entered into a Guaranty Fee Agreement pursuant to which certain outstanding indebtedness owed by the Company to the sellers of Standard is guaranteed. Pursuant to the Guaranty Fee Agreement, Charles B. Rizzo personally guaranteed the obligations of Standard and the Company. In exchange for providing the guarantees, the Company agreed to provide compensation consisting of a deposit fee, a guarantee fee, and an annual fee. The guarantee fee consisted of 15,000,000 shares of common stock or the equivalent shares of Series A Preferred Stock, and the deposit fee consisted of 6,500,000 shares of common stock or the equivalent shares of Series Preferred Stock. The annual fee consists of 2.5% of the total amount of all outstanding debt on the anniversary of the agreement. The deposit fee and guarantee fee were settled on May 31, 2024 with the issuance of 215,000 shares of Series A Preferred Stock. The total value of the 215,000 shares of Series A Preferred Stock issued on May 31, 2024 was $3,010,000. All of the guarantee fee was recorded as a debt issuance cost of $3,010,000 associated with all of Standard’s debt obligations.

Collateralized Installment Loans:

(a)	The May 30, 2022 acquisition of Standard included the assumption of approximately $3.3 million of debt obligations associated with the fleet of equipment. The Company also had existing collateralized debt of $3,491,925 outstanding at December 31, 2023. The aggregated debt as of June 30, 2024 has $7.3 million of outstanding principal and is made up of installment notes with a weighted average interest rate of 9.74%, due in monthly installments with final maturities at various dates ranging from August 2024 to December 2030, secured by related equipment. The Company entered into a Guarantee Fee Agreement pursuant to which certain outstanding indebtedness owed by the Company to the sellers of Standard is guaranteed. A total of $1,611,969 of debt issuance costs were recorded in relation to the Guaranty Fee Agreement for the collateralized loans. As of June 30, 2024, collateralized installment loans with an aggregate principal amount of approximately $56,000 had passed their maturity date and were in default.

F-23

Note Payables:

(b)	During the six months ended June 30, 2024, there were three note payable agreements executed between the Company and Keystone Capital Partners, LLC for an aggregate amount of $240,000. The agreements were issued between May 30, 2024 and June 7, 2024. All notes mature in less than 12 months and accrue interest at a rate of 10%. The outstanding balance of combined note as of June 30, 2024 was $240,000. On July 2, 2024 Keystone Capital Partners, LLC and the Company agreed to cancel two promissory notes for a total of $150,000 in exchange for 15,134 warrants to purchase 100 shares common stock each and 15,134 shares of Series B Preferred Stock. The warrants each have an exercise price of $0.06 per share (Note 18 – Subsequent Events).

Note Payables issued prior to Titan Merger:

(c)

On January 5, 2023, the Company completed its asset acquisition of the Recoup Digester Assets and as part of the consideration, assumed the liabilities of a $3,017,090 Secured Promissory Note owed to Michaelson Capital Special Finance Fund II, L.P. (“Michaelson”). The Company and Michaelson agreed to amend and restate the Secured Promissory Note, as well as sign a related Forbearance Agreement (together known as the “Michaelson Note”). The Michaelson Note originally had a 12% per annum interest rate. The Michaelson Note has the following terms: (1) the Company was to make monthly interest payments for the interest amounts owed, (2) the Company was to make monthly principal payments of $35,000, (3) the Company was to make a $250,000 principal repayment due as of December 31, 2023, and (4) the Company was to repay all other outstanding amounts owed by December 31, 2023. The Michaelson Note also includes a provision granting Michaelson a security interest and lien on all of the Company’s assets as collateral.

In October 2023, the Company and Michaelson agreed to forbear the principal payments owed to Michaelson during the three months ended September 30, 2023 until October 30, 2023. On December 28, 2023 the Company and Michaelson signed a Forbearance Agreement (the “December Michaelson Amendment”) that was accounted for as a debt modification in accordance with ASC 470 – Debt.

The December Michaelson Amendment established a period ending on March 31, 2024 during which Michaelson agreed to forbear from exercising its rights against the Company with respect to a default. Additionally, it set the following repayment terms: (1) on or before December 31, 2023, the Company was to make a $125,000 principal payment, (2) on or before January 31, 2024, the Company was to make a principal payment of $50,000, (3) on or before March 31, 2023, the Company was to repay its remaining principal obligations to Michaelson, (4) beginning on January 2024, the Company was to make three monthly interest payments of $22,571, and (5) following the payment of its other obligations owed to Michaelson, the Company was to issue to Michaelson $50,000 worth of preferred stock at the current offering terms and conditions.

In April 2024, the Company and Michaelson agreed to extend the term of the Michaelson Note until June 30, 2024, and forbear all other terms until May 1, 2024. In exchange for such extension and forbearance, the Company agreed to: (1) pay $600,000 to Michaelson upon the closing of the acquisition of Standard Waste Services, LLC, of which $500,000 will be repayment of principal and $100,000 will be a fee for the forbearance (payable $50,000 in cash and $50,000 in Series B Preferred Stock), (2) any new debt incurred by the Company shall be subordinated to the Michaelson Note, and (3) Michaelson is to receive 25% of the net proceeds on any capital raised greater than $6.0 million. As of June 30, 2024 the outstanding principal balance is $2,107,090. During the six months ending June 30, 2024 the Company issued 5,000 shares of Series B Preferred Stock and recorded interest expense of $65,357 in relation to this note.

On July 31, 2024, the Company and Michaelson agreed to a Forbearance Agreement that amended the Michaelson Note Payable (the “July Michaelson Amendment”). As a result, the interest rate of the Michaelson Note was increased to 16% per annum beginning on July 1, 2024. Additionally, the principal payment schedule of the Michaelson Note was amended to as follows: a payment of $750,000 is due on or by August 30, 2024, a payment of $457,089 is due on or by September 30, 2024, and a payment of the remaining outstanding principal is due on or by November 30, 2024. The Company also agreed to pay a forbearance fee of $10,000 to Michaelson.

(d)

Between January 14, 2022 and July 6, 2022, the Company signed four loan agreements with the Loanbuilder Service of Paypal, Inc (the “Loanbuilder Notes”). Three of the four Loanbuilder Notes had entered into settlement agreements prior to May 19, 2023. The remaining note (“Loanbuilder – 3”) was in default on May 19, 2023. On May 19, 2023, the outstanding liabilities owed under all the Loanbuilder Notes was $299,710, inclusive of $50,599 owed due to Loanbuilder – 3.

On June 15, 2023, the Company entered into a settlement agreement on Loanbuilder – 3. In accordance with ASC 470-60, “Troubled Debt Restructuring by Debtors,” each of the four Loanbuilder Notes were accounted for as a troubled debt restructuring due to their respective settlement agreements. As a result of the Loanbuilder - 3 settlement agreement, the Company recorded a net gain on extinguishment of debt of $25,299 in the consolidated statement of operations for the year ended December 31, 2023. Additionally, the Company agreed to pay the lender $6,325 in four monthly payments beginning in June 2023.

Excluding the Loanbuilder - 3 repayments, and as of June 30, 2024, the Company had 22 remaining required monthly repayments of $6,046 and 10 remaining required monthly repayments of $1,545 for the other Loanbuilder Notes.

F-24

(e)	On May 16, 2022, the Company issued a $25,000 promissory note (the “Individual #1 Note”) with an individual private investor. The Individual Note has an annual interest rate of 12% per annum and matured on December 31, 2023, at which time all principal and accrued interest is owed. The Individual #1 Note is in default and therefor incurs additional interest of 0.5% on all outstanding principal and interest owed.

(f)

On September 28, 2022 and September 29, 2022, the Company agreed to two Kabbage Funding Loan Agreements (together known as the “Kabbage Loans”) owed to American Express National Bank. The Kabbage Loans had an initial principal amount of $120,800 and as of May 19, 2023 had a principal amount of $77,748. Each loan includes a cost of capital interest expense of $4,077 and is to be repaid in nine monthly repayments of $3,658, followed by nine monthly payments of $35,507. As of June 30, 2024 the Kabbage Loans had been fully repaid.

Related Parties:

(g)	On May 30, 2024 the Company entered into a promissory note agreement with Dominic and Sharon Campo for $500,000. The note matures on July 15, 2024. The promissory note has an annual interest rate of 13.75% until maturity date and 18% after the maturity. As of June 30, 2024 the outstanding loan balance is $500,000 and has incurred $5,651 of accrued interest expense. The Company incurred debt issuance costs of $245,469 in connection with the execution of this agreement of which $122,734 has been amortized for the six months ending June 30, 2024 (please see Guarantee of Debt above). The debt issuance cost balance as of June 30, 2024 is $122,734. Upon default, a fifteen day “cure period” shall begin. Following the expiration of the cure period, any amounts outstanding shall be immediately due and payable. An additional charge of either $100,000 or 200,000 shares of Series A Preferred Stock shall become due. Subsequent to June 30, 2024, the maturity date of the note had passed and the cure period elapsed. Therefor the note was in default.

(h)	On May 31, 2024 the Company entered into a promissory note agreement with Dominic and Sharon Campo for $2,359,898. The note matures on May 15, 2027. The promissory note has an annual interest rate of 13.75% for the first year, 14.75% for the second year and 15.75% for the third year. Upon default, a 10 day “cure period” shall begin. As of June 30, 2024 the outstanding loan balance is $2,359,898 and has incurred $26,670 of accrued interest expense. The Company incurred debt issuance costs of $1,158,562 in connection with the execution of this agreement of which $32,182 has been amortized for the six months ending June 30, 2024 (please see Guarantee of Debt above). The debt issuance cost balance as of June 30, 2024 is $1,126,380.

(i)

On April 30, 2023, Titan Trucking signed a promissory note (the “Titan Holdings 2 Note”) with Titan Holdings 2, LLC (“Titan Holdings 2”), a stockholder of the Company. The promissory note matures on March 31, 2028. On November 10, 2023, Titan Trucking and Titan Holdings 2 agreed to a restated promissory note (together the two notes are the “Titan Holdings 2 Note”). The Titan Holdings 2 Note has a principal amount of $712,470. The interest rate was 10.5% for the period of April 30, 2023 through November 30, 2023 and increased to 13.00% commencing on December 1, 2023. Accrued interest is required to be paid on a monthly basis and all outstanding principal owed is due five years commencing after the signing of the restated promissory note. Titan Trucking was also required to make a one-time principal payment of $175,000 on or before December 8, 2023, and because all outstanding interest and principal was not repaid by December 31, 2023, an additional $50,000 penalty charge was added to the outstanding principal owed.

Titan has an informal agreement with Titan Holdings 2 to continually borrow from Titan Holdings 2 as working capital needs arise. These additional funds are to be repaid as funding becomes available. As of June 30, 2024, Titan had borrowed $180,000 in additional funding.

(j)

On December 31, 2023, Titan Trucking and a stockholder of the Company agreed to an informal agreement (the “Titan Holdings 5 Note”) to borrow funds from the stockholder as working capital needs arise. These additional funds are to be repaid as funding becomes available. As of June 30, 2024, Titan had borrowed $170,439 in additional funding.

On May 30, 2024, the Company and the stockholder, agreed to a promissory note for a principal amount of $100,000. The promissory note has an annual interest rate of 10% and is to be repaid September 30, 2024. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity. On July 2, 2024 the stockholder and the Company agreed to cancel the promissory note in exchange for 10,091 units which include 10,091 warrants to purchase 100 shares of common stock each and 10,091 shares of Series B Preferred Stock. The warrants each have an exercise price of $0.06 per share (Note 18 – Subsequent Events).

(k)

On October 30, 2023, Titan Trucking and the Company’s CEO, Glen Miller (“Miller”), agreed to a promissory note for a principal amount of $250,000. The promissory note is non-interest bearing and to be repaid within 30 days of the Company’s receipt of bridge funding. The note also features a provision stating Titan Trucking will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity. The promissory note currently has an outstanding balance of $250,000 and as of June 30, 2024 is in default.

On February 23, 2024, the Company and Miller agreed to a promissory note for a principal amount of $55,000. The promissory note is non-interest bearing, had a maturity date of June 30, 2024, and has an original issue discount of $5,000. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity. The promissory note currently has an outstanding balance of $55,000 and as of June 30, 2024 is in default.

On May 30, 2024, the Company and Miller agreed to a promissory note for a principal amount of $50,000. The promissory note has a maturity date of June 28, 2024, and has an annual interest rate of 10%. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity. On July 2, 2024 Miller and the Company agreed to cancel the promissory note in exchange for 5,045 units which include 5,045 warrants to purchase 100 shares common stock each and 5,045 shares of Series B Preferred Stock. The warrants each have an exercise price of $0.06 per share (Note 18 – Subsequent Events).

(l)

On November 30, 2023, the Company and its COO, Jeff Rizzo (“Rizzo”), agreed to a promissory note for a principal amount of $65,000. The promissory note has an interest rate of 10% and a maturity date of June 30, 2024. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity. Subsequent to June 30, 2024, the maturity date elapsed and the promissory note was in default.

Titan has an informal agreement with Rizzo to continually borrow from Rizzo as working capital needs arise. These additional funds are to be repaid as funding becomes available. As of June 30, 2024, Titan had borrowed $43,500 in additional funding.

(m)	Titan has an informal agreement with Charles B. Rizzo (“C. Rizzo”) to continually borrow from C. Rizzo as working capital needs arise. These additional funds are to be repaid as funding becomes available. As of June 30, 2024, Titan had borrowed $70,000 in additional funding.

(n)	On May 30, 2024, the Company and Frank Celli (“Celli”), agreed to a promissory note for a principal amount of $200,000. The promissory note has an annual interest rate of 10% and is to be repaid September 30, 2024. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity. On July 2, 2024 Celli and the Company agreed to cancel the promissory note in exchange for 20,183 units which include 20,183 warrants to purchase 100 shares of common stock each and 20,183 shares of Series B Preferred Stock. The warrants each exercisable have an exercise price of $0.06 per share (Note 18 – Subsequent Events).

Interest expense on these notes for the six and three months ended June 30, 2024 was $505,461 and $270,040, respectively. Interest expense on these notes for the six and three months ended June 30, 2023 was $213,720 and $136,367, respectively.

F-25

Principal maturities for the next five years and thereafter as of June 30, 2024 were as follows:

Remainder of 2024	$5,403,861
2025	2,135,946
2026	1,669,482
2027	3,551,162
2028	928,610
Thereafter	804,113
Total principal payments	$14,493,174
Less: debt discounts	(2,889,394)
Total notes payable	$11,603,780

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable Issued Prior to Titan Merger

On October 31, 2022, the Company issued a 20% original issue discount Senior Secured Promissory Notes (the “Evergreen – 2022 Note”) to Evergreen Capital Management, LLC (“Evergreen”). The Evergreen – 2022 Note had a principal amount of $48,000, an annual interest rate of 10% per annum and a maturity date of July 21, 2023. The Evergreen – 2022 Note contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon the event of default. The conversion price was equal to 75% of the price per share at which the Company’s stock is sold to the public in a qualified offering. A qualified offering was defined as a transaction in which the Company issues and sells shares of its equity securities in an equity financing with total proceeds to the Company of not less than $1,000,000. The conversion feature contained a variable settlement feature which was determined to be a derivative liability (Note 11 – Derivative Liabilities). On July 17, 2023, the Evergreen 2022 Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

Between January 1, 2023 and April 6, 2023, the Company issued five 20% original issue discount Senior Secured Promissory Notes (the “Evergreen – 2023 Notes”) to Evergreen. The Evergreen 2023 Notes had principal amounts ranging from $12,000 to 480,000, had an annual interest rate of 10% per annum, and were issued with maturity dates ranging from December 31, 2023 to April 30, 2024. The Evergreen 2023 Notes contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contained a variable settlement feature which was determined to be a derivative liability (Note 11 – Derivative Liabilities). On July 17, 2023, the Evergreen – 2023 Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

On July 5, 2022, the Company issued an original issue discount Senior Secured Promissory Note (the “GS Capital Note”) to GS Capital Partners, LLC (“GS Capital”) that was dated as of July 5, 2022, and had a principal amount of $36,000. As of June 30, 2023, the Company has repaid the remaining outstanding principal balance. The GS Capital Note had an annual interest rate of 12% per annum and a maturity date of July 5, 2023. The GS Capital Note contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price is equal to the lowest trading price of the Company’s common stock for the 12 trading days immediately preceding the delivery of a notice of conversion. The conversion feature contains a variable settlement feature which was determined to be a derivative liability, however upon completing repayment of the principal balance, the derivative liability was reduced to $0 (Note 11–- Derivative Liabilities).

On February 16, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Chambers Note”) to the James D. Chambers Living Trust (“Chambers”) with a principal amount of $60,000. The Chambers Note had an annual interest rate of 10% per annum and a maturity date of February 28, 2024. The Chambers Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature which was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Chambers Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

F-26

On February 14, 2023 and March 14, 2023, the Company issued two 20% original issue discount Senior Secured Promissory Notes (the “Eleven 11 Notes”) to Eleven 11 Management, LLC (“Evergreen”) with principal amounts of $54,000 and $60,000, respectively. The Eleven 11 Notes had an annual interest rate of 10% per annum and had maturity dates of February 14, 2024 and February 28, 2024. The Eleven 11 Notes also contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contain a variable settlement feature which was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Eleven 11 Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

Between February 16, 2023 and April 26, 2023, the Company issued four 20% original issue discount Senior Secured Promissory Notes (the “Cavalry Fund Notes”) to Cavalry Fund I LP (“Cavalry”). The Cavalry Fund Notes had principal amounts ranging from $108,000 to $120,000, an annual interest rate of 10% per annum, and maturity dates ranging from February 28, 2024 to April 30, 2024. The Cavalry Fund Notes contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Calvary Fund Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

Between March 3, 2023 and April 18, 2023, the Company issued three 20% original issue discount Senior Secured Promissory Notes (the “Keystone Notes”) to Keystone Capital Partners (“Keystone”). The Keystone Notes had principal amounts ranging from $30,000 to $90,000, an annual interest rate of 10% per annum, and were issued with maturity dates ranging from February 28, 2024 to April 17, 2024. The Keystone Notes also all contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Keystone Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

On November 22, 2022, the Company issued an original issue discount Senior Secured Promissory Note (the “Diagonal Note”) to 1800 Diagonal Lending, LLC (“Diagonal”) with a principal balance of $130,016. The Diagonal Note has an annual interest rate of 11% per annum and a maturity date of November 22, 2023. As of May 19, 2023 the principal balance was $78,010. Between May 19, 2023 and June 30, 2023, the Company made principal repayments of $26,003 for the Diagonal Note. The Diagonal Note contains a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price is equal to 75% of the lowest trading price of the Company’s common stock during the ten trading days immediately preceding the conversion date. The conversion feature contains a variable settlement feature that was determined to be a derivative liability. As of December 31, 2023, the Company had completed repaying the principal balance of the Diagonal Note and as a result, the derivative liability was reduced to $0.

On April 17, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Seven Knots Note”) to Seven Knots, LLC (“Seven Knots”). The Seven Knots Note had a principal amount of $60,000, an annual interest rate of 10% per annum, and a maturity date of April 16, 2024. The Seven Knots Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Seven Knots Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

F-27

Convertible Notes Payable – Related Parties Issued Prior to Titan Merger

On May 12, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Sikka Note”) to Ajay Sikka (“Sikka”), a current director and former chief executive officer of the Company. The Sikka Note had a principal amount of $120,000, an annual interest rate of 10% per annum and a maturity date of May 31, 2024. The Sikka Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Sikka Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

On May 12, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Miller Note”) to Miller. The Miller Note had a principal amount of $60,000, an annual interest rate of 10% per annum, and a maturity date of May 31, 2024. The Miller Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Miller Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity and Mezzanine Equity).

Convertible Notes Payable and Convertible Notes Payable – Related Parties

The Company’s convertible notes as of June 30, 2024 and December 31, 2023 were as follows:

		June 30,		December 31,
		2024		2023
		Current	Non-current	Current	Non-current

Convertible Notes Payable:
Calvary Fund – Bridge Notes	(a)	$1,150,000	$-	$1,150,000	$-
Evergreen – Bridge Note	(b)	745,000	-	745,000	-
Keystone Capital – Bridge Notes	(c)	70,500	-	70,500	-
Seven Knots – Bridge Notes	(d)	70,500	-	70,500	-
Individual #2 – Bridge Notes	(e)	300,000	-	300,000	-
Individual #3 – Bridge Notes	(f)	30,000	-	30,000	-
Individual #4 – Bridge Notes	(g)	180,000	-	180,000	-
Individual #5 – Bridge Notes	(h)	600,000	-	600,000	-
Chambers - Bridge Note	(i)	-	62,500	-	-
Schiller – Bridge Note	(j)	-	125,000	-	-

Related Parties:
Miller – Bridge Notes	(k)	480,000	-	480,000	-
Titan 5 – Bridge Note	(l)	120,000	-	120,000	-
Celli – Bridge Notes	(m)	150,000	62,500	150,000	-
FC Advisory – Bridge note	(n)	60,000	-	60,000	-

Total outstanding principal		3,956,000	250,000	3,956,000	-
Less: discounts		(80,928)	(5,678)	(359,850)	-
Total convertible notes payable		3,875,072	244,322	3,596,150	-

Convertible notes payable – related parties		775,270	61,091	724,250	-
Convertible notes payable		$3,099,802	$183,231	$2,871,900	$-

F-28

Convertible Notes Payable:

(a)	Between May 19, 2023 and August 7, 2023, the Company issued five 20% original issue discount Senior Secured Promissory Notes to Calvary (the “Calvary Fund Bridge Notes”). The Calvary Fund Bridge Notes have principal amounts ranging from $141,000 to $400,000. The Cavalry Fund Bridge Notes have an annual interest rate of 10% per annum and maturity dates ranging from May 19, 2024 to August 7, 2024. The Cavalry Fund Bridge Notes contain identical “rollover rights” conversion features that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. As of June 30, 2024, $604,000 of the Cavalry Fund Bridge Notes were in default. Subsequent to June 30, 2024, the maturity dates of the remaining Cavalry Fund Bridge Notes elapsed, and they were in default.

(b)	Between May 19, 2023 and July 7, 2023, the Company issued three 20% original issue discount Senior Secured Promissory Notes to Evergreen (the “Evergreen Bridge Notes”) with principal amounts ranging from $141,000 to $400,000. The Evergreen Bridge Notes have an annual interest rate of 10% per annum and were issued with maturity dates ranging from May 19, 2024 to July 7, 2024. The Evergreen Bridge Notes contain identical “rollover rights” conversion features that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. As of June 30, 2024, $604,000 of the Evergreen Bridge Notes were in default. Subsequent to June 30, 2024, the maturity dates of the remaining Evergreen Bridge Notes elapsed, and they were in default.

(c)	On July 20, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to Keystone Capital (the “Keystone - Bridge Note”) with a principal amount of $70,500. The Keystone Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 20, 2024. The Keystone Bridge Notes contains a “rollover rights” conversion features that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. Subsequent to June 30, 2024, the maturity date of the Keystone Bridge Note elapsed, and it was in default.

(d)	On July 20, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to Seven Knots (the “Seven Knots - Bridge Note”) with a principal amount of $70,500. The Seven Knots Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 20, 2024. The Seven Knots Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. Subsequent to June 30, 2024, the maturity date of the Seven Knots Bridge Note elapsed, and it was in default.

(e)	On July 24, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #2 – Bridge Note”) with a principal amount of $300,000. The Individual #2 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 20, 2024. The Individual #2 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. Subsequent to June 30, 2024, the maturity date of the Individual #2 Bridge Note elapsed, and it was in default.

(f)	On July 24, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #3 – Bridge Note”) with a principal amount of $30,000. The Individual #2 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 24, 2024. The Individual #3 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. Subsequent to June 30, 2024, the maturity date of the Individual #3 Bridge Note elapsed and it was in default.

(g)	On July 24, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #4 – Bridge Note”) with a principal amount of $180,000. The Individual #4 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 24, 2024. The Individual #4 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. Subsequent to June 30, 2024, the maturity date of the Individual #4 Bridge Note elapsed, and it was in default.

F-29

(h)	On July 28, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #5 – Bridge Note”) with a principal amount of $600,000. The Individual #5 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 28, 2024. The Individual #5 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. Subsequent to June 30, 2024, the maturity date of the Individual #5 Bridge Note elapsed, and it was in default.

(i)	On February 28, 2024, the Company issued a 25% original issue discount Senior Secured Promissory Notes to Chambers (the “Chambers Bridge Note”) with a principal amount of $62,500. The Chambers Bridge Note has an annual interest rate of 11% per annum and was issued with a maturity date of August 25, 2025. The Chambers Bridge Note contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(j)	On February 28, 2024, the Company issued a 25% original issue discount Senior Secured Promissory Notes to the Leonard M. Schiller Revocable Trust (the “Schiller Bridge Note”) with a principal amount of $125,000. The Schiller Bridge Note has an annual interest rate of 11% per annum and was issued with a maturity date of August 25, 2025. The Schiller Bridge Note contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

Related Parties:

(k)	Between June 13, 2023 and July 24, 2023, the Company sold and issued two 20% original issue discount Senior Secured Promissory Notes (the “Miller Bridge Notes”) to Miller. The Miller Bridge Notes both have principal amounts of $240,000. The Miller Bridge Notes have an annual interest rate of 10% per annum and were issued with maturity dates ranging from June 13, 2024 to July 24, 2024. The Miller Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the Miller Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public offering. As of June 30, 2024 one of the Miller Bridge Notes was in default. Subsequent to June 30, 2024, the maturity date of the remaining Miller Bridge Note elapsed, and it was in default.

(l)	On June 13, 2023, the Company sold and issued a 20% original issue discount Senior Secured Promissory Note (the “Titan 5 Bridge Note”) to Titan 5, a shareholder of the Company. The Titan 5 Bridge Note has a principal amount of $120,000, an annual interest rate of 10%, and was issued with a maturity date of June 13, 2024. The Titan 5 Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the Titan 5 Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering. As of June 30, 2024, the Titan 5 Bridge Note was in default.

(m)	On December 28, 2023, the Company sold and issued a 20% original issue discount Senior Secured Promissory Note to Frank Celli, a Director of the Company. The Celli Bridge Note has a principal amount of $150,000, an annual interest rate of 10%, and was issued with a maturity date of December 28, 2024. On February 28, 2024, the Company sold and issued a 25% original discount Senior Secured Promissory Note to Frank Celli. The note has a principal amount of $62,500, an annual interest rate of 11%, and was issued with a maturity date of August 31, 2025. These notes are collectively referred to as the “Celli Bridge Notes”. The Celli Bridge Notes contain a “rollover rights” conversion feature that enables the holders to convert all or part of the Celli Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(n)	On December 22, 2023, the Company sold and issued a 20% original issue discount Senior Secured Promissory Note (the “FC Advisory Bridge Note”) to FC Advisory, a company owned by a Director of the Company. The FC Advisory Note has a principal amount of $60,000, an annual interest rate of 10%, and was issued with a maturity date of December 22, 2024. The FC Advisory Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the FC Advisory Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

Interest expense due to convertible notes payable for the six and three months ended June 30, 2024 was $195,924 and $94,733, respectively. Interest expense due to convertible notes payable for the six and three months ended June 30, 2023 was $62,598 and $38,507, respectively.

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Convertible note payables principal maturities for the next year as of June 30, 2024 were as follows:

Remainder of 2024	$3,956,000
2025	250,000
Total principal payments	4,206,000
Less: debt discounts	(86,606)
Total convertible notes payable	$4,119,394

NOTE 11 – DERIVATIVE LIABILITIES

The Company had issued certain convertible notes payable that contain conversion options with variable settlement features which make their conversion options a derivative liability. The conversion option derivatives were embedded in their respective note payables and for accounting purposes have been bifurcated from the host instruments. As of June 30, 2024 and December 31, 2023, the Company did not have any of these convertible notes payable outstanding. Please see Note 10 – Convertible Notes Payable for more information.

On February 12, 2021, the Company granted 25,000 warrants (the “Platinum Point Warrants”) that had a term of three-years and an exercise price of $11.60 to Platinum Point Capital, LLC. The warrants granted contain certain price protections that make the value of the warrants a derivative liability. On February 12, 2024, the Platinum Point Warrants expired and as a result, the related derivative liability decreased to $0.

The fair value of the Platinum Point Warrants derivative liability is estimated using a Black-Scholes valuation model with a stock price of $11.60. Changes to the inputs used in the model could produce a significantly higher or lower fair value. The following assumptions were used as of June 30, 2024 and December 31, 2023:

	Six Months Ended June 30, 2024		Year Ended December 31, 2023

Expected term (years)	N/A		0.12
Expected volatility	N/A	%	1,288.16%
Expected dividend yield	N/A	%	0.00%
Risk-free interest rate	N/A	%	4.79%

The derivative liabilities as of June 30, 2024 and December 31, 2023 were as follows:

	June 30, 2024	December 31, 2023
Fair value of the Platinum Point Warrants (25,000 warrants)	-	17,500
	$-	$17,500

Activity related to the derivative liabilities for the six months ended June 30, 2024 were as follows:

Beginning balance as of December 31, 2023	$17,500
Change in fair value of warrant - derivative liability	(17,500)
Ending balance as of June 30, 2024	$-

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NOTE 12 – SHARES TO BE ISSUED

On December 28, 2023, the Company and Michaelson signed a Forbearance Agreement (the “December Michaelson Amendment”) that amended the Michaelson Note and was accounted for as a debt modification in accordance with ASC 470 – Debt. The December Michaelson Amendment states that following the payment of its other obligations owed to Michaelson, the Company shall issue Michaelson $50,000 worth of preferred stock at the current offering terms and conditions (Note 9 – Notes Payable).

The Advance on Offering balance was $50,000 as of December 31, 2023. The Company has analyzed these amounts and determined that they are liabilities in accordance with ASC 480 – Distinguishing Liabilities from Equity.

In April 2024, the Company and Michaelson agreed to extend the term of the Michaelson Note until June 30, 2024, and forbear all other terms until May 1, 2024. Among other terms, the Company agreed to pay a $100,000 forbearance fee, payable in $50,000 of cash and $50,000 of Series B Preferred Stock. (Please see Note 9 – Notes Payable). The $50,000 of shares obligated to Michaelson was issued during the six months ended June 30, 2024. The balance of this obligation as of June 30, 2024 is $0.

NOTE 13 – BENEFIT PLAN

Titan Trucking offers a 401(k) plan. Employees are eligible to participate in the plan on the first day of the month following the date of hire. Employees may defer up to $23,000 for 2024 and $22,500 for 2023. Titan Trucking is required to contribute on behalf of each eligible participating employee. Titan Trucking will match 50% of the participants deferral not to exceed 3% of employee compensation. Employees will share in the matching contribution regardless of the amount of service completed during the plan year. Employees will become 100% vested in the employer matching contributions after one year of service.

Employer contributions for the six and three months ended June 30, 2024 were $6,317 and $3,188, respectively, and $5,825 and $2,967, respectively for the six and three months ended June 30, 2023.

NOTE 14 – STOCKHOLDERS’ EQUITY AND MEZZANINE EQUITY

As further described in Note 3 – Business Combinations, under applicable accounting principles, the historical financial results of Titan Trucking prior to May 19, 2023 replaced the historical financial statements of TraQiQ for the period prior to May 19, 2023. Titan Trucking’s equity structure, prior to the combination with TraQiQ, was a limited liability company, resulting in all components of equity attributable to the members being reported within Member’s Equity.

As of December 31, 2023, the Company was authorized to issue a total of 10,000,000 shares of its Preferred Stock in one or more series, and authorized to issue 300,000,000 shares of common stock. As a result of the redomicile and effective January 10, 2024, the authorized capital stock of the Company was amended to 425,000,000 shares, of which 400,000,000 shares are designated as common stock, par value $0.0001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which 630,900 shares were designated “Series A Convertible Preferred Stock”. As of June 30, 2024 the Company was authorized to issue 25,000,000 shares of Preferred Stock in one or more series, of which 1,242,900 shares were designated as “Series A Convertible Preferred Stock” and 1,360,000 shares were designated as “Series B Convertible Preferred Stock”.

Members’ Equity

As of December 31, 2022, Titan Trucking had members’ equity of $2,526,104. Each Member had voting rights based on and proportionate to such Member’s Membership interest.

On February 1, 2023, in exchange for the settlement of the $170,000 WTI promissory note, a 2.254% membership interest in Titan Trucking was granted to the seller of WTI (Note 9 – Notes Payable).

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Series A Preferred Stock

As a result of the redomicile and effective January 10, 2024, each share of the Company’s Series C Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the redomicile was exchanged for one share of Series A Convertible Preferred Stock of Titan (the “Series A Preferred Stock”), which has substantially the same rights and preferences as the Series C Preferred Stock.

Each outstanding share of Series A Convertible Preferred Stock has a par value of $0.0001 and is convertible into 100 shares of the Company’s common stock at any time commencing after the issuance date. The Series A Convertible Stock has voting rights equivalent to the voting rights of the common stock the holder would receive upon conversion. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series A Holders shall be entitled to receive, on a pro-rata basis, the first $1,000 out of the assets of the Company, whether capital or surplus, before any distribution of such assets is made or set aside for the holders of the of common stock and any other stock of the Company ranking junior to the Series A Preferred Stock. Upon any Liquidation, the Series A Holders shall be entitled to receive out of the assets of the Company, whether capital or surplus, the same amount that a holder of common stock would receive if the Series A Preferred were fully converted. Except for stock dividends or distributions for, Series A Holders are entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series A Preferred Stock.

Series B Preferred Stock

As of June 30, 2024 and December 31, 2023, there were 527,792 and 0 shares of Series B Preferred Stock issued and outstanding, respectively. As a result of the redomicile and effective January 10, 2024, TraQiQ’s “Series B” class of preferred stock was eliminated.

Prior to the redomicile, each outstanding share of Series B Convertible Preferred Stock prior to the redomicile was convertible into the 100 shares of the Company’s common stock at any time commencing after the issuance date. Series B Convertible Stock had no voting rights.

On July 17, 2023, prior to the redomicile, the Company entered into Exchange Agreements (the “Series B Preferred Exchange Agreements”) with two accredited investors, including Sikka. Pursuant to the Series B Preferred Exchange Agreements, such investors exchanged 220,135 shares of the Company’s former Series B Convertible Preferred Stock into an aggregate of 22,013,500 Series A Rights dated as of July 17, 2023. On July 20, 2023, the Company entered into an Exchange Agreement (the “REI Exchange Agreement”) with Renovare Environmental, Inc. (“REI”) pursuant to which REI exchanged 14,118,233 shares of common stock and 1,250,000 shares of the Company’s former Series B Convertible Preferred Stock for 108,729,363 Series A Rights dated July 20, 2023 and 30,388,873 Series B Rights dated July 20, 2023. As a result of the Series B Preferred Exchange Agreements and the REI Exchange Agreement the Company did not have any outstanding shares of its former Series B Convertible Preferred Stock.

On March 29, 2024, the Company a new series of preferred stock was created (the “Series B Convertible Preferred Stock”) consisting of 1,360,000 shares with a redemption value of $10.00 per share.

Optional Redemption

Beginning on July 31, 2025, the Company has the option to redeem the outstanding shares by providing written notice 10 to 60 days in advance. The Company has the option to redeem the outstanding shares at a premium of 130% of the stated value plus any accumulated unpaid dividends.

Mandatory Redemption

The Company will be required to redeem the outstanding shares when the Company receives written notice from any holder that holds at least 75,000 Series B Convertible Preferred Stock (a “Mandatory Redemption Event Notice”) that specifies a Mandatory Redemption Event (as defined below) has occurred. The Company is required to provide written notice to all Holders and redeem the shares, for any holder that provides this notice, in cash (either immediately or when the cash becomes available) at an amount equal to 130% of the stated value, plus accrued and unpaid dividends.

A Mandatory Redemption Event is triggered either by (1) a Triggering Event occurring and the Company being notified by a Holder with at least 75,000 shares or (2) by the Company’s common stock not being listed on a major exchange after July 31, 2025.

Dividend Rights

Holders are entitled to receive cumulative dividends at a rate of 10% per annum, which increases to 15% during the occurrence of a Triggering Event. These dividends accrue daily from the original issuance date, regardless of whether they are declared by the Board of Directors or if there are funds legally available for payment.

●	Accrued dividends are paid at 105% of the accumulated amount when declared, during liquidation, or upon redemption of the preferred stock. If not paid quarterly on the last day of March, June, September, and December, the dividends will compound until they are paid or converted.
●	The Company may elect to pay dividends in the form of common stock provided no Equity Conditions Failure has occurred, and such a payment would not cause the holder to exceed the Beneficial Ownership Limitation.

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○	Equity Conditions Failure occurs if certain conditions are not met during a specified period, including the continued listing of common stock on a trading market, timely delivery of shares issuable upon conversion, compliance with trading market rules, and absence of any Triggering Event.

○	The number of shares issued as a stock dividend is calculated based on the average volume-weighted average price (VWAP) of the common stock.

Conversion Rights

Each share of Series B Convertible Preferred Stock can be converted into common stock as follows:

(a) Optional Conversion

●	Conversion rate is based on the Stated Value plus unpaid dividends divided by the Conversion Price.
●	Initial Conversion Price is $0.05, subject to adjustments.

(b) Triggering Event Conversion

●	During a Triggering Event, holders can convert their shares at 125% of the Stated Value plus unpaid dividends.
●	Conversion is subject to the Beneficial Ownership Limitation.

(c) Mandatory Conversion

●	If the Common Stock price equals or exceeds $1.00 for 20 consecutive Trading Days, with a daily trading volume over $1,000,000, and Equity Conditions are met, the Corporation can mandate conversion.
●	Mandatory Conversion Notice must be delivered within five Trading Days after the Mandatory Conversion Measuring Period.

Beneficial Ownership Limitation

No Investor will be able to convert the Series B Preferred into an amount that would result in the Investor (or its affiliates) beneficially owning more than 4.99% of the outstanding shares of the Company with an investor option to go to 9.99%.

Voting Rights

The number of votes a holder can cast is equal to the number of whole shares of common stock into which their Series B Convertible Preferred Stock can be converted as of the record date for determining stockholders entitled to vote. These holders vote together with common stockholders as a single class and on an as-converted basis. The Series B Preferred Stock contains roll-over rights.

Series B Preferred Stock Offering

On April 5, 2024 the Company entered into a Securities Purchase Agreement (the “SPA”) dated March 29, 2024 with an accredited investor, pursuant to which, on such date and at later closings of the transactions contemplated by the SPA, such investor and the additional investors who signed the SPA agreed to purchase shares of the Company’s Series B Convertible Preferred Stock. In addition, in connection with the issuance of the Series B Preferred Stock, the purchasers received five-year warrants to purchase shares of the Company’s common stock. The warrants are exercisable at an exercise price of $0.06 per share of Common Stock, subject to certain adjustments as set forth in the Warrants. The holders may exercise the warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement. The obligations of the Company and the Purchasers to consummate the transactions contemplated by the SPA were subject to the satisfaction of customary closing conditions.

On May 30, 2024, the Company issued 422,200 shares of Series B Preferred Stock and warrants to purchase an aggregate of 42,220,000 shares of common stock for an aggregate purchase price of $4,222,000. In connection with issuance, the Company issued warrants to purchase an aggregate of 8,444,000 shares of common stock to placement agents. The placement agent warrants are identical to the warrants, except that they have a term of seven years.

In connection with the issuance, the Company entered into a Registration Rights Agreement whereby the Company agreed to file a registration statement registering the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the warrants within 20 calendar days of the earlier of (i) the date of the consummation of the listing of the Common Stock on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or their respective successors and (ii) the six-month anniversary of the Registration Rights Agreement (the “Trigger Date”). The Company agreed to use its best efforts to have the registration statement declared “effective” within 60 calendar days from the Trigger Date.

The Company determined the Series B Preferred Stock is classified as temporary mezzanine equity because redemption could be required at (1) a fixed or determinable date, (2) at the option of the holder, and (3) upon occurrence of a contingent event. The Company valued the redemption feature based on the present value of future cash flows using the following assumptions, (1) term of 1.17 years, (2) dividend rate of 10% and (3) effective interest rate of 8.12%. For the six months ended June 30, 2024 the Series B Preferred Stock related to the Offering was accreted $3,955,916. The accretion was analyzed and recorded as a deemed dividend and is disclosed on the consolidated statement of operations. The total offering proceeds was $4,222,000, which was allocated on a relative fair value basis between the Series B Preferred Stock and the warrants. The Series B Preferred Stock and the warrants were valued at $1,568,895 and $2,653,105, respectively.

The following table illustrates the redemption value of the shares of Series B preferred Stock in the offering:

Series B Offering
Issuance of 422,200 Series B Preferred Stock due to Offering	4,222,000
Less: Warrants fair value	(2,653,105)
Accretion of Series B issuances	3,955,916
Balance as of June 30, 2024	5,524,811

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Additional Series B Preferred Stock Issuances

On April 12, 2024, the Company issued 5,000 shares of Series B Preferred Stock to extend the term of the Michaelson Note until June 30, 2024 (Note 9 – Note Payables). The redemption feature is recorded at fair value and will be accreted to redemption value when it is deemed probable to be exercised. The Company valued the redemption feature at fair value based on the present value of future cash flows using the following assumptions, (1) term, (2) dividend rate, (2) effective interest rate, (3) and redemption value of $65,000. For the six months ended June 30, 2024 the Series B Preferred Stock was accreted $1,082.

On June 25, 2024, the Company issued 100,592 shares of Series B Preferred Stock to investors in exchange for equity interests for proceeds received in prior periods. The redemption feature is recorded at fair value and will be accreted to redemption value when it is deemed probable to be exercised. The Company valued the redemption feature at fair value based on the present value of future cash flows using the following assumptions, (1) term, (2) dividend rate, (2) effective interest rate, (3) and redemption value of $1,307,696. For the six months ended June 30, 2024 the Series B Preferred Stock was accreted $1,378.

Common Stock

As of December 31, 2023, there were 300,000,000 shares of common stock authorized. As a result of the redomicile and effective January 10, 2024, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the redomicile was exchanged for one share of common stock of Titan. Additionally, the authorized shares of common stock was increased to 400,000,000. As of June 30, 2024 the Company had 400,000,000 shares of common stock authorized. As of June 30, 2024, and December 31, 2023 the Company had 25,386,814 and 15,134,545 shares of common stock issued and outstanding, respectively.

Under the terms of the Company’s articles of incorporation, holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Company’s board of directors from time to time may determine. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and the payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of outstanding preferred stock and any series of preferred stock the Company may designate and issue in the future.

During the six months ended June 30, 2024, the Company issued 10,252,269 shares of common stock due to exercises of share rights from common stock rights.

Warrants

As a result of the redomicile and effective January 10, 2024, all the Company’s outstanding warrants were assumed by Titan and now represent warrants to acquire shares of Titan’s common stock. The following schedule summarizes the changes in the Company’s common stock warrants during the six months ended June 30, 2024 and 2023:

			Weighted		Weighted
	Warrants Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2023	2,608,734	$0.008 – 16.00	4.81	$1,624,905	$10.67

Warrants granted	53,410,001	$0.06	4.33	$4,272,300	$0.06
Warrants exercised	-	$-	-	$-	$-
Warrants expired/cancelled	(96,616)	$0.008 – 16.00	-	$-	$-

Balance at June 30, 2024	55,922,119	$0.06 – 16.00	4.88	$5,031,900	$0.67

Exercisable at June 30, 2024	55,922,119	$0.06 – 16.00	4.88	$5,031,900	$0.67

Balance at December 31, 2022	-	$-	-	$-	$-
Warrants acquired concurrent with the Titan Merger	108,734	$0.008 – 16.00	0.78	$57,296	$8.31
Warrants granted	-	$-	-	$-	$-
Warrants exercised/ exchanged	-	$-	-	$-	$-
Warrants expired/cancelled	-	$-	-	$-	$-

Balance at June 30, 2023	108,734	$0.008 – 16.00	0.78	$57,296	$8.31

Exercisable at June 30, 2023	106,907	$0.008 – 16.00	0.88	$54,389	$9.45

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On December 28, 2023, the Company issued 2,500,000 warrant shares to Cavalry 1 LP in exchange for $300,000 of which $33,000 was paid for issuance fees. The warrants were valued at their fair value at the time of grant, which was deemed to be $0.55 per share. The fair value of the warrants was in excess of the consideration received, and as a result the Company recognized a deemed dividend of $1,075,000.

On January 5, 2024, the Company issued 2,750,001 warrant shares to three investors in exchange for $650,000. The warrants were valued at their fair value at the time of grant, which was deemed to be $0.55 per share. The fair value of the warrants was in excess of the consideration received, and as a result the Company recognized a deemed dividend of $862,289.

On May 30, 2024, the Company issued 422,200 shares of Series B Preferred Stock and warrants for an aggregate purchase price of $4,222,000. The 42,220,000 warrants have an exercise price of $0.06 and a term of five years. In connection with issuance, the Company issued warrants to purchase an aggregate of 8,440,000 shares of common stock to placement agents. The placement agent warrants are identical to the warrants sold in the offering, except that they have a term of seven years.

Right to Receive Common Shares

On July 17, 2023, the Company entered into Exchange Agreements (the “Note Exchange Agreements”), with five holders of its convertible note payables. Under the terms of the Note Exchange Agreements, $1,944,000 of convertible notes and $75,263 of accrued interest were cancelled in exchange for 38,800,764 Series A Rights dated as of July 17, 2023 (Note 10 – Convertible Notes Payable). The Series A Rights were valued at their fair value at the time of grant, which was deemed to $2.90 per Series A Right Share.

On July 17, 2023, the Company also entered into the Series B Preferred Exchange Agreements with two accredited investors, including Sikka. Pursuant to the Series B Preferred Exchange Agreements, such investors exchanged 220,135 shares of the Company’s Series B Convertible Preferred Stock into an aggregate of 22,013,500 Series A Rights dated as of July 17, 2023. Pursuant to the Series B Preferred Exchange Agreement Sikka also exchanged 5,000,000 shares of the Company’s common stock and a payment of receivable from the Company for unreimbursed advances in the amount of $100,000 for an aggregate of 7,000,000 additional Series A Rights dated July 17, 2023. The Series A Rights were valued at their fair value at the time of grant, which was deemed to $2.90 per Series A Right Share.

On July 20, 2023, the Company entered into an the REI Exchange Agreement REI pursuant to which REI exchanged 14,118,233 shares of Common Stock and 1,250,000 shares of Series B Preferred Stock for 108,729,363 Series A Rights dated July 20, 2023 and 30,388,873 Series B Rights dated July 20, 2023. The Series A Rights and Series B Rights were valued at their fair value at the time of grant, which was deemed to be $1.80 per Series A Right Share and $1.80 per Series B Right Share.

The transactions contemplated by the Note Exchange Agreement, Series B Preferred Exchange Agreement and REI Exchange Agreement are together referred to as the “Rights Exchanges”. As a result of the Rights Exchanges, the Company recognized a loss of $116,591,322 during the year ended December 31, 2023.

The Company’s Series A Rights obligate the Company to issue common stock (“Series A Right Shares”) to the holder without any additional consideration. The number of Series A Right Shares is fixed, and is only subject to customary non-price based ratable adjustments, such as stock splits, and stock combinations. The Series A Rights are exercisable immediately and expire five years after the issuance date. The Series A Rights require the Company to hold in reserve the total number of shares of common stock that would need to be exercised in order meet the obligations of the Series A Rights.

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The Company’s Series B Rights obligate the Company to issue Common Stock (“Series B Right Shares”) to the holder without any additional consideration. The number of Series B Right Shares is fixed and is only subject to customary non-price based ratable adjustments, such as stock splits, and stock combinations. The Company’s Series B Rights are currently exercisable and expire five years after the issuance date. The Series B Rights require the Company to hold in reserve the total number of shares of common stock that would need to be exercised in order meet the obligations of the Series B Rights.

The Company assessed the Series A Rights and Series B Rights for appropriate balance sheet classification and concluded that the Series A Rights and Series B Rights are freestanding equity-linked financial instruments that meet the criteria for equity classification under ASC 480 and ASC 815. Accordingly, they are classified as equity and accounted for as a component of additional paid-in capital at the time of issuance. The Company also determined that the Series A Rights and Series B Rights should be included in the determination of basic and diluted earnings per share in accordance with ASC 260, Earnings per Share.

As a result of the redomicile and effective January 10, 2024, each of the Company’s Series A Right to Receive Common Stock issued and outstanding immediately prior to the redomicile was exchanged for one Series A Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the Company’s original Series A Rights to Acquire Common Stock. Also, each of the Company’s Series B Right to Receive Common Stock issued and outstanding immediately prior to the redomicile was exchanged for one Series B Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the Company’s original Series B Rights to Acquire Common Stock. At June 30, 2024, there were 176,443,627 Series A Rights outstanding and 20,236,601 Series B Rights outstanding.

NOTE 15 – STOCK-BASED COMPENSATION

The TraQiQ Inc. 2020 Equity Incentive Plan was initially approved by the Company’s Board of Directors on November 23, 2020. In conjunction with the reincorporation and effective January 10, 2024, the Company adopted the Titan Environmental Solutions Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan limits the shares of common stock authorized to be awarded as stock awards to 32,500,000 shares. The 2023 Plan terminates upon the earlier of 1) the earliest date at which all shares awarded under the plan have been satisfied in full or terminated and there remain no new shares authorized to be issued under the plan, or 2) the tenth anniversary of the plan’s effective date.

The activity for restricted stock awards under the Company’s incentive plans was as follows for the six months ended June 30, 2024 and June 30, 2023:

Weighted
		Weighted	Average
		Average	Remaining
	Number	Grant Date	Contractual
	Shares	Fair Value	Term (years)

Nonvested at December 31, 2022	-	$-	-
Granted	-	$-	-
Shares vested	-	$-	-
Forfeitures	-	$-	-
Nonvested at March 31, 2023

Acquired concurrent with the Titan Merger (vested and unreleased)	1,405,000	0.01	-

Acquired concurrent with the Titan Merger (unvested)	3,600,000	0.01	2.62
Granted	-	$-	-
Shares vested	(600,000)	$0.01	-
Forfeitures	-	$-	-
Outstanding (nonvested) at June 30, 2023	3,000,000	0.01	1.95
Outstanding (vested and unreleased) at June 30, 2023	2,005,000	0.01	-
Total Oustanding at June 30, 2023	5,005,000	$0.01	2.51

Nonvested at December 31, 2023	-	$-	-
Granted	-	$-	-
Shares vested	-	$-	-
Forfeitures	-	$-	-
Nonvested at March 31, 2024	-	$-	-
Granted	-	$-	-
Shares vested	-	$-	-
Forfeitures	-	$-	-
Total Outstanding at June 30, 2024	-	$-	-

F-37

As of June 30, 2023, there were 2,005,000 shares of common stock related to restricted stock grants that were vested and unissued. On September 13, 2023, the Company signed a Cancellation of Restricted Stock Grants Agreement with Sikka and two directors which rescinded and annulled 1,705,000 of the vested and unreleased shares and the 3,000,000 unvested shares. Consequently, the obligation to issue shares was eliminated.

Stock-based compensation from restricted stock awards for the three and six months ended June 30, 2024 and 2023 was $0 and $5,588,207, respectively. As of June 30, 2024, there remained $0 of unrecognized stock-based compensation from restricted stock awards. The total fair value of restricted shares that vested during the six months ended June 30, 2024 and 2023 was $0 and $7,020, respectively. The fair value of the vested and unreleased shares on the date of the Titan Merger was $16,439.

On the Titan Merger acquisition date, the Company awarded 70,100 shares of Series C Preferred Stock that vested immediately to its chief executive officer, and as a result recorded $5,586,796 of stock-based compensation (Note 14 – Stockholders’ Equity and Mezzanine Equity). On September 28, 2023, the Company and the chief executive officer signed a cancellation agreement and the Series C Preferred Stock shares were rescinded. Under the terms of the cancellation agreement, the Company agreed to issue ten-year stock options to acquire a number of shares of common stock of the Company in order to provide the chief executive officer an equity interest in the Company commensurate with the value of the original stock award. Such options will have an exercise price equal to the sale price of the common stock in the next public offering of common stock consummated by the Company.

The fair value of the Series C Preferred Stock was determined using observable inputs (level 2 fair value measurement) with a market approach technique. The main input for the Series C Preferred Stock fair value was the price of the Company’s common stock as of the date of the grant. As a result of the redomicile, each share of Series C Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the redomicile was exchanged for one share of Series A Convertible Preferred Stock, which has substantially the same rights and preferences as the TraQiQ Series C Preferred Stock (Note 1 – Organization and Nature of Operations).

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Commitments

On March 21, 2023, Titan Trucking entered into a consulting agreement (the “March 2023 Agreement”) with a consultant for consulting services related to the consolidated waste industry. As consideration, the Company agreed to pay the consultant a monthly fee of $10,000 through the course of the three-year term of the agreement. Upon reaching the maturity, both parties may agree to an optional one-year term extension. Additionally, the Company agreed to pay the consultant a success fee equal to: (1) one percent (1%) of the purchase price paid by the Company to acquire an enterprise engaged in the business of hauling, transportation, waste brokerage, and recycling, (2) two percent (2%) of the purchase price paid by the Company for all stand-alone landfills and transfer stations, (3) one percent (1%) of the revenue received by the Company, for a twelve month period commencing upon execution, for all municipal or large commercial contracts, and 4) one and twenty-five hundredths percent (1.25%) of the purchase price received by the Company for transfer stations associated with a professionally recognized hauling company. As of June 30, 2024 there is an accounts payable balance of $220,000. During the three and six months ended June 30, 2024, the Company recognized expenses of $30,000 and $130,000, respectively.

On May 20, 2023, the Company entered into a management consulting agreement (the “May 2023 Agreement”) with a related party consultant. The consultant agreed to assist the Company identify acquisition and merger targets, as well provide other merger and acquisition related services, such as due diligence services, and services related the integration of acquisition targets. The May 2023 Agreement has a term of two years, and its term shall automatically be extended by additional one-year term extensions unless the agreement is terminated by either party prior to the end of the current term. As consideration, the Company agreed to pay a monthly retainer of $19,950 and an acquisition bonus on any acquisition by the Company of a third-party business. The acquisition bonus will be calculated as equal to: (1) two and ninety-five hundredths percent (2.95%) of the first $50,000,000 of consideration paid for the acquisition, (2) one and seventy-five hundredths percent (1.75%) of the next $150,000,000 of consideration paid for the acquisition, and (3) one and twenty-five hundredths percent (1.25%) of the consideration paid for the acquisition over the first $200,000,000 paid. The Company recognized related party consulting expense of $119,700 during the six months ended June 30, 2024 due to the May 2023 Agreement. As of June 30, 2024 and December 31, 2023, the Company had a related party accounts payable balance of $518,461 and $99,750, respectively, due to the May 2023 Agreement. As of June 30, 2024 and December 31, 2023, the Company also had a related party accounts payable balance of $192,794 and $30,767, respectively, due to expenses paid by the consultant on behalf of the Company.

In conjunction with the acquisition of Standard (Note 3 – Business Combinations), the Company engaged the Sellers for consulting services in the period following the Standard Acquisition. Dominic Campo and Sharon Campo each signed a consulting agreement (the “Standard Consulting Agreements”) with the Company. The first consulting agreement commences on June 1, 2024 and has a term of five years. In exchange for consulting services provided, the consultant is to receive a monthly retainer of $23,333. In the event that the consultant meets their demise during the term of the agreement, the retainer shall be reduced to $11,667 per month. The second consulting agreement commenced on June 4, 2024 and has a term of five years. In exchange for consulting services provided, the consultant is to receive a monthly retainer of $10,417. For the three and six months ended June 30, 2024, the Company incurred $33,750 of consulting expenses under these agreements.

Contingencies

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. Currently, there is no litigation pending against the Company that could materially affect the Company other than as follows:

In July 2022, a complaint was filed against Titan Trucking in the Circuit Court for Macomb County, Michigan for breach of contract. In the complaint, the plaintiff alleges that Titan Trucking has breached a contractual agreement between Titan Trucking and the plaintiff pertaining to the transport of certain non-hazardous solid waste or recyclables from plaintiff’s transfer station to the locations identified in the contract. The complaint seeks unspecified damages, attorney and expert fees and other unspecified litigation costs. Titan Trucking has denied the claims of the plaintiff, and in May 2023, Titan Trucking filed amended counterclaims against the plaintiff alleging that plaintiff breached the contractual agreement by preventing Titan Trucking’s performance of its obligations under the agreement by failing to, among things, provide the necessary volumes of materials for shipment and the personnel sufficient to permit Titan Trucking to provide its services and by failing to pay certain invoices and to reimburse Titan Trucking for equipment damaged by plaintiff’s employees and for overweight trailer tickets. This matter is presently set on the court’s non-jury trial docket. As of June 30, 2024 and December 31, 2023, no accruals for loss contingencies have been recorded as the outcome of this litigation is neither probable nor reasonably estimable.

In July 2023, a complaint was filed against us and Ajay Sikka, a director of our company and our former chief executive officer, in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois titled Alta Waterford, LLC v. TraQiQ, Inc. and Ajay Sikka (Case No. 23LA00000476) for breach of contract. In the complaint, the plaintiff alleges that we breached contracts for the payment of compensation for investor relations and web development and copyright services allegedly provided by the plaintiff, which payment obligation was personally guaranteed by Mr. Sikka.

The complaint seeks damages in the amount of $324,000, attorney fees and other unspecified litigation costs. The Company answered the complaint, denying all of the basic allegations, and the plaintiff then moved to strike the Company’s answer. In December 2023, the parties entered an agreement pursuant to which the plaintiff agreed to produce all of the documents supporting its claim that it performed services under the contracts, and the Company agreed to serve and file an amended answer within 21 days after receipt of their documents. Since that time, the plaintiff produced its documents and the Company filed its amended answer.

In May 2024, the Court signed a new order with an updated schedule. Consistent with that new order, the Company still anticipates conducting deposition discovery in the weeks and months ahead, but the matter is now scheduled for a bench trial in Illinois (no jury) in May 2025. As of June 30, 2024 and December 31, 2023, no accruals for loss contingencies have been recorded as the outcome of this litigation is neither probable nor reasonably estimable.

NOTE 17 – SEGMENT REPORTING

Operating segments are components of an enterprise about which separate financial information is available and is evaluated regularly by management, namely the Chief Operating Decision Maker (“CODM”) of an organization, in order to determine operating and resource allocation decisions. By this definition, the Company has identified its COO as the CODM. The Company operates and reports in two segments: Trucking and Digester.

Trucking Segment: The Trucking Segment generates service revenues and incurs expenses by transporting environmental and other waste for customers.

Digester Segment: The Digester Segment primarily generates revenues and incurs expenses through the production and sale of ‘digester’ equipment to customers. The segment also generates revenue through related services such as digester maintenance and software services.

F-38

The Company believes that this structure reflects its current operational and financial management, and that it provides the best structure for the Company to focus on growth opportunities while maintaining financial discipline. The factors used to identify the Trucking and Digester operating segments were the difference in revenue streams and customer base for each segment, the reporting structure for operational and performance information within the Company, and management’s decision to organize the Company around the different revenue generating activities of the segments. Total revenues for each reportable segment is as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Trucking	$3,531,196	$2,777,397	$2,343,614	$1,643,070
Digester	885,737	184,138	317,569	184,138
Corporate / Other	-	37	-	37
Total Company	$4,416,933	$2,961,572	$2,661,183	$1,827,245

Gross profit (loss) for each reportable segment was as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Trucking	$(45,749)	$134,928	$233,138	$197,556
Digester	736,553	85,640	325,072	85,640
Corporate / Other	-	(54)	-	(54)
Total Company	$690,804	$220,514	$558,210	$283,142

Net income (loss) before provision for income taxes for each reportable segment was as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Trucking	$(2,168,401)	$(1,609,940)	$(1,093,679)	$(927,643)
Digester	55,797	(15,751,884)	(13,271)	(15,769,579)
Corporate / Other	(2,500,309)	(6,206,825)	(1,247,019)	(6,206,825)
Total Company	$(4,612,913)	$(23,568,649)	$(2,353,969)	$(22,904,047)

Depreciation and amortization for each reportable segment was as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Trucking (1)	$332,793	$368,556	$203,529	$248,730
Digester	351,358	-	175,679	-
Corporate / Other	-	-	-	-
Total Company	$684,151	$368,556	$379,208	$248,730

(1)	Depreciation and amortization expense of $297,445 and $185,369 for the six and three months ended June 30, 2024, respectively and $191,936 and $97,142 for the six and three months ended June 30, 2023, respectively is classified as cost of services on the consolidated statement of operations and included in the Trucking Segment depreciation and amortization because it is information reviewed by the CODM.

Total assets and capital expenditures, for each reportable segment was as follows:

	Assets		Capital expenditures
	June 30,	December 31,	For the six months ended June 30,		For the three months ended June 30,
	2024	2023	2024	2023	2024	2023

Trucking	$28,332,373	$8,804,653	$918,345	$173,626	$183,422	$123,576
Digester	13,059,785	13,122,976	-	-	-	-
Corporate / Other	211,744	247,845	-	-	-	-
Total Company	41,603,902	22,175,474	918,345	173,626	183,422	123,576

F-39

NOTE 18 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the issuance date of these financial statements. There were no subsequent events other than those described below:

On July 2, 2024 the Company signed four Exchange Subscription Agreements with four of the Company’s lenders. In accordance with the terms of the Exchange Subscription Agreements, an aggregate of $500,000 of principal owed to the lenders was cancelled in exchange for the issuance of 50,453 units which include 50,453 warrants to purchase 100 shares of common stock and 50,453 shares of Series B Convertible Preferred Stock (the “Note Payables Exchange”). Each warrant has a five-year term and an exercise of $0.06 per share.

On July 31, 2024, the Company and Michaelson agreed to a Forbearance Agreement that amended the Michaelson Note Payable (the “July Michaelson Amendment”). As a result, the interest rate of the Michaelson Note was increased to 16% per annum beginning on July 1, 2024. Additionally, the principal payment schedule of the Michaelson Note was amended to as follows: a payment of $750,000 is due on or by August 30, 2024, a payment of $457,089 is due on or by September 30, 2024, and a payment of the remaining outstanding principal is due on or by November 30, 2024. The Company also agreed to pay a forbearance fee of $10,000 to Michaelson. The total outstanding principal amount of this loan as of the agreement date is $2,107,089.

On August 5, 2024 2,399,577 of Series B share rights were converted to common stock.

On August 12, 2024, the Company issued to Cavalary Fund I a promissory note for $500,000 with a 5% original issue discount of $25,000. The note matures on October 12, 2024 and has 0% interest. In conjunction with the promissory note, the Company also issued 10,000,000 warrants that can be exercised into common stock at an exercise price of $0.06. The warrant expires after 5 years.

F-40

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Titan Environmental Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Titan Environmental Solutions, Inc. (formerly TraQiQ, Inc.) and its subsidiaries (the Company) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity/member’s equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-41

Business Combination and Reverse Merger

Critical Audit Matter description

As discussed in Notes 1 and 3 of the financial statements, the Company completed a business combination on May 19, 2023, which consisted of a merger with Titan Trucking, LLC which was accounted for as a reverse merger with the Company being determined to be the legal acquirer and Titan Trucking, LLC being determined to be the accounting acquirer.

In aggregate, the determination of the fair value of the consideration transferred in the reverse merger was valued at approximately $27.2 million. The Company measured the assets acquired and liabilities assumed at fair value, which resulted in the recognition of intangible assets consisting of intellectual property, customer lists, tradenames, non-compete agreements and goodwill.

We identified the accounting for the business combinations, including management’s valuation of the acquired intangible assets and the determination of the accounting acquirer in a reverse merger as a critical audit matter due to the complex nature of these items, which required the use of significant judgments and estimates on the part of management. Auditing these elements required an increased level of audit effort, including the involvement of professionals with specialized skill and knowledge.

How the Critical Audit Matter was addressed in the Audit

Addressing the matter involved performing subjective procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements.  The primary procedures we performed included: (i) Obtaining and reading the merger agreement, (ii) auditing the appropriateness of management’s conclusions surrounding the classification of this transaction as a business combination and reverse merger, (iii) auditing management’s assessment of the identification of assets to be acquired and liabilities assumed and valued, and (iv) auditing management’s development of the assumptions used in the valuation models applied and the reasonableness of those assumptions, and auditing the disclosures over this transaction. Professionals with specialized skills and knowledge were used to assist in evaluating certain methodologies and assumptions used in determining fair values.

Goodwill Impairment

Critical Audit Matter description

As discussed in Notes 2 and 6 of the financial statements, during the second quarter ended June 30, 2023, management determined that a quantitative goodwill impairment analysis was required. The impairment test was performed by using an income approach which included assumptions related to estimates of future revenues and operating expenses, long-term growth rates, and a discount rate. As a result of the quantitative test, management determined goodwill was impaired by approximately $20.4 million.

We identified the accounting and valuation of the goodwill impairment as a critical audit matter. Auditing the accounting for goodwill impairment was especially complex and judgmental due to the significant estimation required to determine the present value of the reporting unit’s future discounted cash flows. These discounted cash flows are sensitive to projected growth rates, margins, terminal growth rates and the discount rate applied. These significant assumptions are also affected by expectations about future market and economic conditions. Auditing these elements required an increased level of audit effort, including the involvement of professionals with specialized skill and knowledge.

How the Critical Audit Matter was addressed in the Audit

Addressing the matter involved performing subjective procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements.  The primary procedures we performed included: (i) Obtaining management’s quantitative goodwill impairment analysis and testing the fair value calculations for clerical accuracy, (ii) involving our personnel with specialized skill and knowledge in valuation to assess the fair value methodology, compare terminal growth rates to external and economical data, and audit the reasonableness of the discount rates, (iii) evaluating certain inputs and assumptions for consistency where they were used by management in other accounting estimates impacting the financial statements, and (iv) assessing the completeness and accuracy of the financial statement disclosures.

/s/ Freed Maxick CPAs, P.C.

We have served as the Company’s auditor since 2023.

Buffalo, New York

April 15, 2024

F-42

TITAN ENVIRONMENTAL SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2023	2022

ASSETS

Current Assets:
Cash	$103,578	$26,650
Accounts receivable, net	970,629	517,583
Subscriptions receivable	-	200,000
Other receivables	7,351	1,241
Prepaid expenses and other current assets	248,932	128,689
Inventory	145,000	-
Total Current Assets	1,475,490	874,163

Property and equipment, net	5,780,747	5,643,941
Intangible assets, net	6,654,030	687,500
Goodwill	6,516,915	-
Other assets	165,668	8,251
Operating lease right-of-use asset, net	1,582,624	194,112
Total Non-current Assets	20,699,984	6,533,804

TOTAL ASSETS	$22,175,474	$7,407,967

LIABILITIES AND STOCKHOLDERS’ EQUITY / MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$4,072,958	$736,658
Customer deposits	226,671	-
Accrued payroll and related taxes	144,326	50,983
Derivative liability	17,500	-
Convertible notes payable, net of discounts	2,871,900	-
Convertible notes payable, net of discounts – related party	724,250	-
Notes payable, net of discounts and deferred financing costs	3,381,446	1,098,158
Notes payable, net of discounts – related party	530,000	-
Operating lease liability, current	391,547	95,243
Shares to be issued	50,000	-
Total Current Liabilities	12,410,598	1,981,042

Notes payable, net of current portion, discounts and deferred financing costs	2,571,215	2,785,531
Notes payable, net of current portion and discounts – related party	603,470	-
Operating lease liability, net of current portion	1,290,866	115,290
Total Non-current Liabilities	4,465,551	2,900,821

Total Liabilities	16,876,149	4,881,863

Commitments and contingencies (Note 16)

STOCKHOLDERS’ EQUITY / MEMBERS’ EQUITY
Members’ Equity	-	2,526,104
Preferred stock, 10,000,000 shares authorized:
Series A Convertible Preferred Stock, par value $0.0001, 0 shares issued and outstanding as of December 31, 2023 and 2022	-	-
Series B Convertible Preferred Stock, par value $0.0001, 0 shares issued and outstanding as of December 31, 2023 and 2022	-	-
Series C Convertible Preferred Stock, par value $0.0001, 630,900 and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	63	-
Common stock, par value, $0.0001, 300,000,000 shares authorized, 15,134,545 and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,513	-
Additional paid in capital	155,377,798	-
Accumulated deficit	(150,080,049)	-

Total Stockholders’ Equity / Members’ Equity	5,299,325	2,526,104

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY / MEMBERS’ EQUITY	$22,175,474	$7,407,967

The accompanying notes are an integral part of these consolidated financial statements.

F-43

TITAN ENVIRONMENTAL SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	DECEMBER 31,
	2023	2022

REVENUE	$7,624,584		$4,203,112
COST OF REVENUES	6,503,135		4,207,852
GROSS PROFIT (LOSS)	1,121,449		(4,740)

OPERATING EXPENSES
Salaries and salary related costs	1,720,492		475,512
Stock-based compensation	5,590,486		-
Professional fees	3,146,692		265,575
Depreciation and amortization	505,434		-
General and administrative expenses	1,074,634		359,175
Goodwill impairment	20,364,001		-
Total operating expenses	32,401,739		1,100,262

OPERATING LOSS	(31,280,290)		(1,105,002)

OTHER (EXPENSE) INCOME:
Change in fair value of derivative liability	41,670		-
Interest expense, net of interest income	(1,380,122)		(199,453)
Gain on forgiveness of note payable	91,803		-
Gain on forgiveness of Paycheck Protection Program loans	-		812,305
Other income (expense), net	113,212		(166,513)
Loss on extinguishment of debt and issuance of common share rights	(116,591,322)		-
Total other (expense) income	(117,724,759)		446,339

Provision for income taxes	-		-
Net loss	$(149,005,049)		$(658,663)

Deemed dividend	(1,075,000)		-
Net loss available to common stockholders	$(150,080,049)		$(658,663)

Net loss per share
Basic and diluted	$(0.88)	$	N/A

Weighted-average common shares outstanding
Basic and diluted	170,715,695		N/A

The accompanying notes are an integral part of these consolidated financial statements.

F-44

TITAN ENVIRONMENTAL SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY/MEMBERS’S EQUITY

	Members’ Equity	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional paid-in	Accumulated
	(Deficiency)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance - January 1, 2023	$2,526,104	-	-	-	-	-	$-	-	$-	$-	$	$2,526,104
Settlement of note due to contribution	170,000	-	-	-	-	-	-	-	-	-	-	170,000
Net loss (pre-Titan Merger)	(664,601)	-	-	-	-	-	-	-	-	-		(664,601)
Effect of reverse acquisition	(2,031,503)	-	-	1,470,135	147	630,900	63	33,952,778	3,395	30,088,068	(664,601)	27,395,569
Share-based compensation	-	-	-	-	-	70,100	7	300,000	30	5,590,448	-	5,590,485
Cancelation of Series C Preferred Stock for options	-	-	-	-	-	(70,100)	(7)	-	-	7	-	-
Issuance of warrants	-	-	-	-	-	-	-	-	-	1,375,000	(1,075,000)	300,000
Exchange of debt, preferred stock and common stock for common stock rights	-	-	-	(1,470,135)	(147)	-	-	(19,118,233)	(1,912)	118,324,275	-	118,322,216
Net loss	-	-	-	-	-	-	-	-	-	-	(148,340,448)	(148,340,448)
Balance - December 31, 2023	$-	-	$-	-	$-	630,900	$63	15,134,545	$1,513	$155,377,798	$(150,080,049)	$5,299,325

	Members’ Equity	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional paid-in	Accumulated
	(Deficiency)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance - January 1, 2022	$(2,038,379)	-	-	-	-	-	$-	-	$-	$-	$-	$(2,038,379)

Member contributions	5,223,146	-	-	-	-	-	-	-	-	-	-	5,223,146
Net loss	(658,663)	-	-	-	-	-	-	-	-	-	-	(658,663)

Balance - December 31, 2022	$2,526,104	-	$-	-	$-	-	$-	-	$-	$-	$-	$2,526,104

The accompanying notes are an integral part of these consolidated financial statements.

F-45

TITAN ENVIRONMENTAL SOLTUIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED
	DECEMBER 31,
	2023	2022
CASH FLOW FROM OPERATING ACTIVIITES
Net loss	$(149,005,049)	$(658,663)
Adjustments to reconcile net loss to net cash used in operating activities
Goodwill impairment	20,364,001	-
Gain on forgiveness of note payable	(91,803)	-
Gain on forgiveness of the Paycheck Protection Program loan	-	(812,305)
Provision for (recovery of) credit losses	(17,965)	77,690
Depreciation and amortization	929,454	325,382
Stock-based compensation	5,590,486	-
Change in fair value of derivative liability and derivative expense	(41,670)	-
Amortization of discounts and convertible options on debt	403,328	6,663
Loss on extinguishment of convertible notes	116,591,322	-
Loss on sale of property and equipment	-	168,208
Changes in assets and liabilities
Accounts receivable	(65,743)	(181,549)
Prepaid expenses and other current assets	(102,429)	(40,374)
Other receivables	(6,110)	424,775
Inventory	(80,106)	-
Other assets	(157,417)	-
Right-of-use asset	23,339	82,258
Accounts payable, accrued expenses and deferred taxes	2,370,309	363,010
Customer deposits	(84,873)	-
Accrued payroll and payroll taxes	72,266	17,944
Operating lease liability	60,029	(85,303)
Net cash used in operating activities	(3,248,631)	(312,264)

CASH FLOWS FROM INVESTING ACTIVITES
Net cash received in reverse acquisition	69,104	-
Acquisition of property and equipment, net	(657,445)	(3,349,628)
Proceeds from disposal of property and equipment	97,319	371,819
Net cash used in investing activities	(491,022)	(2,977,809)

CASH FLOWS FROM FINANCING ACTIVITES
Subscription receivable	200,000	-
Loan origination fees	-	(99,950)
Proceeds from issuance of warrants	267,000	-
Offering fees on issuance of warrants	33,000	-
Proceeds from convertible notes	2,595,000	-
Repayment of convertible notes	(114,010)	-
Proceeds from convertible notes – related parties	675,000	-
Proceeds from notes payable	870,993	4,398,833
Repayments of notes payable	(1,843,871)	(1,015,739)
Proceeds from notes payable – related parties	1,293,419	-
Repayment of notes payable – related parties	(159,950)	-
Net cash provided by financing activities	3,816,581	3,283,144

NET INCREASE (DECREASE) IN CASH	76,928	(6,929)

CASH - BEGINNING OF YEAR	26,650	33,579

CASH - END OF YEAR	$103,578	$26,650

CASH PAID DURING THE YEAR FOR:
Interest expense	$578,396	$219,404
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash transactions related to reverse acquisition	$27,162,222	$-
Settlement of note payable	$170,000	$-
Member contributions in exchange for loans payable	$-	$4,505,646
Subscription receivable in exchange for equity	$-	$200,000
Member contributions in exchange for intangible asset purchase	$-	$517,500

The accompanying notes are an integral part of these consolidated financial statements.

F-46

TITAN ENVIRONEMENTAL SOLUTIONS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Titan Environmental Solutions Inc., formerly known as TraQiQ, Inc., (“Titan” or along with its wholly owned subsidiaries, referred to herein as the “Company”) is engaged in the full-service solution of waste management. As a result of a Merger Agreement with a wholly-owned subsidiary, the Company (at the time, TraQiQ, Inc., a California corporation) merged with and into Titan Environmental Solutions Inc., a Nevada corporation (the “reincorporation”). Titan was the surviving entity of the reincorporation which was effective January 10, 2024. Please see Note 20 – Subsequent Events for more information.

The Company is based out of Bloomfield Hills, Michigan and offers a comprehensive package of waste reduction, collection, recycling, and technology-enabled solutions to support customer demand. The Company operates two distinct lines of business. The Company’s wholly-owned subsidiary, Titan Trucking, LLC (“Titan Trucking”), is a non-hazardous solid waste management company providing waste and recycling collection and transportation services for industrial generators, commercial contractors and transfer station operators in Michigan. Titan Trucking maintains a fleet of roll off and tractor trailer trucks to perform its services. The Company’s wholly-owned subsidiary Recoup Technologies, Inc. (“Recoup”), provides technology-enabled solutions for food waste processing, including onsite digestors for food waste along with cloud-based software tracking and analytics solutions.

On May 19, 2023, the Company completed its acquisition of Titan Trucking and Titan Trucking’s wholly owned subsidiary, Senior Trucking, LLC (“Senior”). In accordance with ASC 805 - Business Combinations (“ASC 805”), the transaction was treated as a reverse acquisition for financial reporting purposes, with Titan treated as the legal acquirer and Titan Trucking treated as the accounting acquirer. Titan remains the continuing registrant and reporting company. Accordingly, the historical financial and operating data of the Company, which covers periods prior to the closing date of the Titan Merger, reflects the assets, liabilities, and results of operations for Titan Trucking and does not reflect the assets, liabilities and results of operations of Titan for the periods prior to May 19, 2023 (Note 3 – Business Combinations).

On July 28, 2023, the Company, its wholly owned subsidiary TraQiQ Solutions, Inc (“Ci2i”), and Ajay Sikka (“Sikka”), a director of the Company and its former chief executive officer, signed an Assignment of Stock Agreement (the “Assignment Agreement”). Under the terms of the Assignment Agreement, the Company assigned and transferred to Sikka all of the rights, title, and interests in the issued and outstanding equity interests of Ci2i in exchange for consideration of $1. The Company additionally assumed from Ci2i loans and short term debts valued at $209,587 plus fees and interest. Other than the liabilities assumed from Ci2i, the balance sheet amounts and operations of Ci2i as of the date of sale were insignificant.

March 31, 2023 Consolidated Financial Statements

In connection with the preparation of the Company’s condensed consolidated financial statements reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, (collectively, “the second quarter financial statements”), the Company identified errors in its previously-issued condensed consolidated financial statements as of and for the period ended March 31, 2023. Management determined that these condensed consolidated financial statements incorrectly accounted for the January 5, 2023, acquisition of the Recoup digester business assets as a business combination instead of as an asset acquisition under the guidance enumerated in FASB ASC 805. The result of the change was to remove goodwill previously recorded ($7.2 million) as part of the transaction and allocate that value to the intellectual property intangible asset. The Company also determined that the Black-Scholes model used to previously value the derivative liability was not appropriate and subsequently utilized a Monte Carlo pricing model, to more appropriately reflect the variability in the derivative. This resulted in a $112 million reduction of the derivative liability at March 31, 2023. The Company’s management and the Company’s Board of Directors concluded that due to the correction of the errors that were discovered, the previously issued unaudited condensed consolidated financial statements and other financial information contained in the Company’s Quarterly Reports on Forms 10-Q for the fiscal period ended March 31, 2023 should no longer be relied upon.

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The Company’s acquisition of Titan Trucking on May 19, 2023 (Note 3 – Business Combinations) (the “Titan Merger”) was treated as a reverse acquisition under ASC 805 for financial reporting purposes, with Titan as the legal acquirer and Titan Trucking as the accounting acquirer. Titan Trucking’s historical consolidated financial statements have replaced Titan’s historical consolidated financial statements with respect to periods prior to the completion of the Titan Merger. Therefore, management believes the accounting errors identified do not impact the historical consolidated financial statements presented herein.

Going Concern

The Company’s consolidated financial statements as of December 31, 2023 and December 31, 2022 are prepared using accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. This contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

For the year ended December 31, 2023, the Company had a net loss of $149,005,049. The working capital of the Company was a deficit of $10,935,108 as of December 31, 2023 (deficit of $1,106,879 as of December 31, 2022). The December 31, 2023 working capital deficiency includes $2,307,090 of principal repayments from the Michaelson Note due by June 30, 2024; the Company currently does not have sufficient funds to repay this debt. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after that date that the consolidated financial statements are issued.

Management’s plans include raising capital through issuances of equity and debt securities, and minimizing operating expenses of the business to improve the Company’s cash burn rate. On July 17, 2023, the Company converted $1,944,000 of principal and $75,263 of accrued interest related to its outstanding convertible note payables into Series A rights to receive common stock (“Series A Rights”), resulting in the extinguishment of almost all of the Company’s convertible note embedded derivative liabilities. In addition, the Company has been successful in attracting substantial capital from investors interested in the current public status of the Company that has been used to support its ongoing cash outlays. This includes $2,595,000 of convertible notes during the year ended December 31, 2023 (Note 10 - Convertible Notes Payable). The Company believes, but cannot guarantee, it will continue to be able to attract capital from outside sources as it pursues a move to a national stock exchange. The Company has engaged a qualified investment bank to assist in the uplisting of its common stock and simultaneous raise of capital. In addition, the Company’s revenue continues to grow and management expects the Company to shrink its net losses over the upcoming quarters through organic and acquisitive growth. The Company has identified a plan to decrease expenses going forward to reduce its cash burn.

As a result of these factors, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date the consolidated financial statements are issued. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission.

Principles of Consolidation and Basis of Accounting

The consolidated financial statements include the accounts of Titan Environmental Solutions Inc and its wholly owned subsidiaries. All material inter-company accounts and transactions have been eliminated. The Company’s policy is to prepare its consolidated financial statements on the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Accounting Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-48

Business Combinations

Under the guidance enumerated in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not considered a business and is accounted for as an asset acquisition at which point, the acquirer measures the assets acquired based on their cost, which is allocated on a relative fair value basis.

Business combinations are accounted for utilizing the fair value of consideration determined by the Company’s management and external specialists. The Company recognizes estimated fair values of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Goodwill is recognized as any excess in fair value over the net value of assets acquired and liabilities assumed.

Cash

The Company considers all highly-liquid money market funds and certificates of deposit with original maturities of less than three months to be cash equivalents. The Company maintains its cash balances with various banks. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company monitors the cash balances held in its bank accounts, and as of December 31, 2023 and 2022, did not have any concerns regarding cash balances which exceeded the insured amounts.

Accounts Receivable, net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at year-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables and contract assets. The Company considers historical collection rates, the current financial status of its customers, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, the Company believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments.

As of December 31, 2023 and 2022, the Company allocated $43,016 and $77,690, respectively to the allowance for credit loss. The Company writes off bad debts as they occur during the year. As of January 1, 2022, the Company had accounts receivable, net of $413,723.

Subscriptions Receivable

Subscriptions receivable consists of units that have been issued with subscriptions that have not yet been settled. As of December 31, 2023, there were no subscriptions receivable as they were settled during 2023. As of December 31, 2022, there were $200,000, in subscriptions that had not yet settled. Subscriptions receivable are carried at cost which approximates fair value.

Inventory

Inventories primarily consist of parts for our digester business purchased for resale. Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Management reviews the age of inventories for obsolescence and determined that a reserve for obsolescence was not required as of December 31, 2023.

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Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Tractors and trailers	15 Years
Containers	25 Years
Equipment	10 Years
Leasehold improvements	5 Years

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of December 31, 2023 and 2022, respectively.

Finite Long-lived Intangible Assets, Net

Finite long-lived intangible assets are recorded at their estimated fair value at the date of acquisition. Finite long-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Management annually evaluates the estimated remaining useful lives of the finite intangible assets to determine whether events or changes in circumstances warrant a revision to the remaining period of amortization. Titan acquired the finite intangible asset, customer lists, as part of the acquisition of WTI Global, Inc. during the year ended December 31, 2022. The Company also recognized finite intangible intellectual property, noncompete agreement, customer list, and tradename assets from its reverse acquisition with Titan Trucking (Note 3 – Business Combinations).

Finite long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows the asset is expected to generate is less than its carrying amount. Any write-downs are treated as permanent reductions in the carrying amount of the respective asset. Management assessed and concluded that no impairment write-down would be necessary for finite long-lived intangible assets as of December 31, 2023 and 2022.

The Company amortizes these intangible assets on a straight-line basis over their estimated useful lives, as stated below:

Finite Long-lived Intangible Assets Categories	Estimated Useful Life
Customer Lists	10 Years
Intellectual Property	10 Years
Noncompete agreement	5 Years
Tradenames	10 Years

Goodwill

Goodwill represents the excess of the acquisition price of a business over the fair value of identified net assets of that business. Goodwill has an indefinite lifespan and is not amortized. The Company evaluates goodwill for impairment at least annually and record an impairment charge when the carrying amount of a reporting unit with goodwill exceeds the fair value of the reporting unit. The Company has two reporting units, Trucking and Digester.

The Company assesses qualitative factors to determine if it is necessary to conduct a quantitative goodwill impairment test. If deemed necessary, a quantitative assessment of the reporting unit’s fair value is conducted and compared to its carrying value in order to determine the impairment charge. Due to the reverse acquisition with Titan Trucking, the Company recognized goodwill of $26,880,916 for the Digester reporting unit on the consolidated balance sheet (Note 3 - Business Combinations). As a result of the financial performance of our Digester Segment, the Company concluded it was more likely than not that the fair value of the reporting unit was less than its carrying amount as of June 30, 2023. Therefore, the Company performed an impairment assessment of the goodwill.

F-50

The fair value of the Digester reporting unit was estimated using an income approach and included assumptions related to estimates of future revenue and operating expenses, long-term growth rates, a technology obsolescence rate, and a discount rate. The quantitative impairment test indicated a fair value of the reporting unit that was lower than its carrying value, and as a result, the goodwill was impaired with an impairment expense of $20,364,001 during the year ended December 31, 2023 (Note 6 - Goodwill).

Leases

The Company assesses whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases the Company currently holds do not have implicit borrowing rates, therefore the Company utilizes its incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU asset or liability. The Company has elected to apply the practical expedient to not separate the lease and non-lease components of a contract.

Loan Origination Fees

Loan origination fees represent loan fees, inclusive of original issue discounts, relating to convertible note payables and note payables granted to the Company. The Company amortizes loan origination fees over the life of the note (Note 9 – Notes Payable and Note 10 – Convertible Notes Payable). Amortization expense of loan issuance fees for the years ended December 31, 2023 and 2022 was $385,002 and $6,663, respectively. The net amounts of $434,542 and $93,745 were netted against the outstanding notes payable as of December 31, 2023 and 2022, respectively.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates. The Company measured its derivative liabilities at fair value on a recurring basis using level 3 inputs.

F-51

Convertible Instruments

The Company evaluates its convertible instruments, such as warrants and convertible notes, to determine if those contracts or embedded components of those contracts qualify as equity instruments, derivative liabilities, or liabilities, to be separately accounted for in accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”) and ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”). The assessment considers whether the convertible instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the convertible instruments meet all of the requirements for equity classification under ASC 815, including whether the convertible instruments are indexed to the Company’s own ordinary shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of the instrument’s issuance, and as of each subsequent balance sheet date while the instruments are outstanding. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument. The Company allocates proceeds based on the relative fair values of the debt and equity components. The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense.

Valuations derived from various models are subject to ongoing internal and external verification and review. The Company determined the fair value of the derivative liability as of December 31, 2023 using the Black-Scholes pricing model for its derivative liability from warrants. The inputs used involve management’s judgment and may impact net loss.

Stock-Based Compensation

We account for stock awards to employees and non-employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Revenue Recognition

The Company records revenue based on a five-step model in accordance with FASB ASC 606, Revenue from Contracts with Customers, which requires the following:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are primarily generated from fees charged for the collection and disposal of waste by its Trucking Segment. Revenues are recognized at a point in time immediately after completion of disposal of waste at a landfill or transfer station. Revenues from collection operations are influenced by factors such as collection frequency, type of collection furnished, type and volume or weight of the waste collected, distance to the disposal facility or material recovery facility and disposal costs. Fees charged at transfer stations are generally based on the weight or volume of waste deposited, including the cost of loading, transporting, and disposing of the solid waste at a disposal site. The fees charged for services generally include environmental, fuel charge and regulatory recovery fees, which are intended to pass through to customers direct and indirect costs incurred. For waste collection and disposal services the Company invoices its customers with standard 30-day payment terms without any significant financing terms.

The Company’s Digester Segment recognizes operating revenues from its product sales, such as sales of digester equipment and parts. Performance obligations from product sales are satisfied at the point in time when products are shipped to the customer, which is when the customer has title and control. Therefore, the Company’s product sale contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of products. When revenue is earned on digester equipment related services, such as management advisory fees and digester maintenance and repair services, fees are recognized as the services are performed based on service milestones. The Company offers customers subscriptions to software which aids in the use of its Digester products; software revenue is recognized over time for the course of the subscription. For product sales, the Company invoices its customers with standard 30-day payment terms without any significant financing terms.

F-52

The following is a summary of revenue disaggregated by type for the years ended December 31, 2023 and 2022:

	Years Ended
	December 31,
	2023	2022
Product sales and product related services	$1,396,127	$-
Waste collection and disposal	6,228,457	4,203,112
Total revenue	$7,624,584	$4,203,112

Concentration Risk

The Company performs a regular review of customer activity and associated credit risks.

As of December 31, 2023, four customers accounted for approximately 47% of accounts receivable. As of December 31, 2022, one customer accounted for approximately 63% of accounts receivable.

During the year ended December 31, 2023, one customer accounted for approximately 30% of total revenues generated. During the year ended December 31, 2022, two customers accounted for approximately 52% and 12%, respectively, of total revenues generated.

The Company maintains positive customer relationships and continually expands its customer base, mitigating the impact of any potential concentration risks that exist.

Income Taxes and Uncertain Tax Positions

The Company and its U.S. subsidiaries file a consolidated federal income tax return and is taxed as a C-Corporation, whereby it is subject to federal and state income taxes. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes, established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary. The Company’s taxes are subject to examination by taxation authorities for a period of three years.

Advertising and Marketing Costs

Costs associated with advertising are charged to expense as occurred. For the years ended December 31, 2023 and 2022 the advertising and marketing costs were $61,724 and $11,336, respectively.

Recently Issued Accounting Standards

The Company has reviewed the recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC, and determined that these pronouncements do not have a material impact on the Company’s current or anticipated consolidated financial statement presentation or disclosures.

F-53

In November 2023, the FASB issued Accounting Standard Update (“ASU”) 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Additionally, it requires a public entity to disclose the title and position of the Chief Operating Decision Maker (“CODM”). ASU 2023-07 does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative thresholds to determine its reportable segments. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. A public entity should apply the amendments in this ASU retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact that adoption of ASU 2023-07 will have on its financial disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 requires that an entity, on an annual basis, disclose additional income tax information, primarily related to the rate reconciliation and income taxes paid. The amendment in the ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The ASU’s amendments are effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact that adoption of ASU 2023-09 will have on its financial statements.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions, and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this ASU as of January 1, 2023. The adoption did not have a material impact on the Company’s financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for smaller reporting companies with fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted. The Company adopted ASU 2020-06 effective January 1, 2023. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

NOTE 3 – BUSINESS COMBINATIONS

Titan Trucking, LLC Reverse Acquisition

The Company’s subsidiary Titan Merger Sub Corp. (“Merger Sub”), Titan Trucking and the owners of Titan Trucking (“Titan Trucking owners”) entered into a merger agreement (the “Titan Merger Agreement”) on May 19, 2023 (the “acquisition date”). Pursuant to the terms of the Titan Merger Agreement, Merger Sub was merged with and into Titan Trucking on the acquisition date with Titan Trucking surviving as a wholly-owned subsidiary of the Company (the “Titan Merger”). For U.S. federal income tax purposes, the Titan Merger qualified as a tax-free “reorganization”. Under the terms of the Titan Merger Agreement, the Company agreed to pay the Titan Trucking owners 630,900 shares of the Company’s Series C Preferred Stock. Concurrent to the Titan Merger, the Company’s chief executive officer and one of the Company’s directors resigned from their respective positions and a new chief executive officer, chief operating officer and chief financial officer were appointed. Additionally, the new chief executive officer and chief operating officer were both appointed as directors of the Company. The Company additionally agreed to issue stock compensation in the form of 70,100 shares of the Company’s Series C Preferred Stock to the new chief executive officer (Note 15 – Stock-Based Compensation).

In accordance with ASC 805 – Business Combinations, the Titan Merger was accounted for as a reverse acquisition with Titan Trucking being deemed the accounting acquirer of Titan. Titan Trucking, as the accounting acquirer, recorded the assets acquired and liabilities assumed of Titan at their fair values as of the acquisition date. Titan Trucking’s historical consolidated financial statements have replaced Titan’s historical consolidated financial statements with respect to periods prior to the completion of the Titan Merger with retroactive adjustments to Titan’s legal capital to reflect the legal capital of Titan. Titan remains the continuing registrant and reporting company.

F-54

Titan Trucking was deemed to be the accounting acquirer based on the following facts and circumstances: (1) the Titan Trucking owners owned approximately 65% of the voting interests of the combined company immediately following the transaction; (2) the Titan Merger resulted in significant changes to the combined company’s Board of Directors; (3) the Titan Merger resulted in significant changes to the management of the combined company.

The Company accounted for the Titan Merger as a reverse acquisition using acquisition accounting. Because the Titan Merger qualifies as a reverse acquisition and given that Titan Trucking was a private company at the time of the Titan Merger and therefore its value was not readily determinable, the fair value of the merger consideration was deemed to be equal to quoted market capitalization of the Company at the acquisition date. The purchase consideration was as follows:

Titan Environmental Solutions Inc. market capitalization at closing	$27,162,222
Total purchase consideration	$27,162,222

The Company recorded all tangible and intangible assets and liabilities at their estimated fair values on the acquisition date. The following represents the allocation of the estimated purchase consideration:

Estimated
Description	Fair Value

Assets:
Cash	$69,104
Accounts receivable	369,338
Prepaid expenses and other current assets	17,893
Inventory	64,894
Fixed assets	1,134
Intangible assets	6,471,621
Goodwill	26,880,916
$33,874,900

Liabilities:
Accounts payable and accrued expenses	$(1,009,993)
Customer deposits	(311,544)
Accrued payroll and related taxes	(21,077)
Derivative liability	(219,171)
Convertible notes payable	(1,466,382)
Convertible notes payable – related parties	(102,851)
Notes payable	(3,579,160)
Notes payable – related parties	(2,500)
$(6,712,678)

Net fair value of assets (liabilities)	$27,162,222

The Company assessed the fair values of the tangible and intangible assets and liabilities and the amount of goodwill to be recognized as of the acquisition date. Fair values were based on management’s estimates and assumptions. The intangible assets acquired were specific to the Company’s Recoup subsidiary.

The fair value of the intellectual property intangible asset was measured using the multiple periods excess earnings method (“MPEEM”). Significant inputs used to measure the fair value include an estimated useful life of ten (10) years, an estimate of projected revenue and costs associated with existing customers, an estimated technology obsolescence adjustment, and a discount rate of 12.7%.

F-55

The fair value of the tradenames intangible asset was measured using the relief from royalty method. Significant inputs used to measure the fair value include an estimated projected revenue from the tradename, a pre-tax royalty rate of 1%, and a discount rate of 12.7%.

The fair value of the customer list intangible asset was measured using the modified MPEEM. Significant inputs used to measure the fair value include an estimated useful life of ten (10) years, an estimate of projected revenue and costs associated with the new customers, an estimated customer attrition rate, and a discount rate of 12.7%.

The fair value of the noncompete agreement intangible asset was measured with a discounted cash flow analysis that compared projected cash flows during the noncompete agreement period with and without the agreement. Significant inputs used to measure the fair value include an estimate of time for the parties involved to identify the product, bring in the technology, and start the manufacturing process. As well as the estimated risk that the parties involved would choose to compete without the agreement in place and a discount rate of 12.7%. The noncompete agreement prevents the parties involved from directly or indirectly, engaging in, or be interested in, any business or entity that engages in any substantially similar business for a period of five (5) years.

Goodwill arising from the acquisition consisted of new customer relationships for the Company, access to new product market opportunities and expected growth opportunities. Total acquisition costs incurred were approximately $450,000 recorded as a component of professional fees expenses. Of the goodwill recognized as a result of the Titan Merger, $6,516,915 is expected to be tax deductible, ratably over a period of fifteen (15) years.

The approximate revenue and gross profit for Titan (excluding the operations of Titan Trucking) from May 19, 2023 through December 31, 2023 was $1,396,000 and $799,000, respectively.

The following supplemental pro-forma financial information approximate combined financial information assumes that the acquisition had occurred at the beginning of the year ended December 31, 2022:

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Total revenue	$7,993,090	$4,204,694
Net loss	$(124,502,520)	$(29,014,991)
Pro forma loss per common share	$(0.73)	$(6.58)
Pro forma weighted average number of common shares basic and diluted	170,715,695	4,410,595

The pro forma combined results of operations for the year ended December 31, 2022, include stock-based compensation of $5,590,485 and goodwill impairment expense of $20,364,001. The pro forma combined results of operations are not necessarily indicative of the results of operations that actually would have occurred, nor are they necessarily indicative of future consolidated results.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Containers	$1,740,393	$1,397,311
Trucks and tractors	4,388,091	4,086,968
Trailers	1,033,259	1,197,357
Shop equipment	40,380	40,380
Leasehold improvements	$33,934	$19,589
	7,236,057	6,741,605
Less accumulated depreciation	(1,455,310)	(1,097,664)
Net book value	$5,780,747	$5,643,941

Depreciation expenses for the years ended December 31, 2023 and 2022 were $424,363 and $325,382, respectively.

F-56

On June 10, 2022, Titan Trucking entered into an asset purchase agreement with Century Waste Management (“Century”) for consideration of approximately $1,805,000. The entire purchase price agreement was allocated as fair value to the equipment acquired; no goodwill or intangible assets were determined to be transferred as part of the sale. In order to fund the asset purchase from Century, Titan entered into several private equipment financing agreements (Note 9 – Notes Payable).

NOTE 5 – INTANGIBLES, NET

Intangible assets consisted of the following as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Customer Lists	$1,137,807	$687,500
Intellectual Property	5,228,548	-
Tradenames	509,818	-
Noncompete Agreement	282,948	-

Less: accumulated amortization	(505,091)	-
Net book value	$6,654,030	$687,500

Amortization expense from intangible assets was $505,091 and $0 for the years ended December 31, 2023 and 2022, respectively.

On December 9, 2022, Titan entered into a purchase agreement with WTI Global, Inc. (the “seller” or “WTI”) for consideration of approximately $687,500 in exchange for intangible assets. The entire purchase consideration was allocated as fair value to the customer lists acquired from the seller. The $687,500 was funded through a combination of a note payable to the seller of $170,000 and an equity infusion from a member of Titan for $517,500. See Note 9 – Notes Payable and Note 10 – Convertible Notes Payable for further details.

As a result of the Titan Merger, the Company recorded $5,228,548 of intellectual property, $509,818 of tradenames, a $450,307 customer list, and a $282,948 noncompete agreement on the acquisition date (Note 3 – Business Combinations).

Future amortization expense from intangible assets as of December 31, 2023 were as follows:

For the Year Ended,
December 31,
2024	$772,466
2025	770,356
2026	770,356
2027	770,356
2028	711,930
Thereafter	2,858,566
Total remaining amortization expense	$6,654,030

NOTE 6 – GOODWILL

The Company has two reporting units, Trucking and Digester. As of December 31, 2023 and December 31, 2022, the goodwill for both reporting units was $6,516,915 and $0, respectively. Due to the Titan Merger and the resulting recognition of goodwill from the reverse acquisition, the Company recognized goodwill of $26,880,916 for the Digester reporting unit on the Titan Merger acquisition date.

As a result of the financial performance of the Digester Segment, the Company concluded it was more likely than not that the fair value of the reporting unit was less than its carrying amount as of June 30, 2023. Therefore, the Company performed an impairment assessment of the goodwill. The fair value of the Digester reporting unit was estimated using an income approach and included assumptions related to estimates of future revenue and operating expenses, long-term growth rates, a technology obsolescence rate, and a discount rate. The quantitative impairment test indicated a fair value of the reporting unit that was lower than its carrying value, and as a result, the goodwill was impaired with an impairment expense of $20,364,001 on June 30, 2023.

F-57

The changes in the carrying value of goodwill by reportable segment for the years ended December 31, 2023 and 2022 are as follows:

	Trucking	Digester
Gross goodwill:
Balance as of January 1, 2022	$-	$-
Goodwill recognized	-	-
Balance as of December 31, 2022	-	-
Accumulated impairment	-	-
Balance as of January 1, 2022	-	-
Impairment	-	-
Balance as of December 31, 2022	-	-
Net carrying value, as of December 31, 2022	-	-

Gross goodwill:
Balance as of December 31, 2022	-	-
Goodwill recognized	-	26,880,916
Balance as of December 31, 2023	-	26,880,916
Accumulated impairment:
Balance as of December 31, 2022	-	-
Impairment	-	(20,364,001)
Balance as of December 31, 2023	-	(20,364,001)
Net carrying value, as of December 31, 2023	$-	$6,516,915

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Detail of accounts payable and accrued expenses as of December 31, 2023, and 2022 was as follows:

	December 31,	December 31,
	2023	2022
Accounts payable	$3,475,570	$669,231
Credit card payable	153,728	29,454
Accrued interest	233,611	12,298
Accrued expenses and other payables	210,049	25,675
Total accounts payable and accrued expenses	$4,072,958	$736,658

NOTE 8 – LEASES

As of December 31, 2023, Titan Trucking maintains three leases classified as operating leases. Leases with an initial term of 12 months or less or leases that are immaterial are not included on the consolidated balance sheets.

Titan Trucking has a 62-month lease in Troy, Michigan which expires on January 15, 2025. The monthly payments were initiated on February 15, 2020 at $8,251 after a 2-month rent abatement period. Straight rent was calculated at $8,479 per month. The total remaining operating lease expenses through expected termination date on the lease are approximately $110,000.

F-58

On April 1, 2023, Titan Trucking entered into a 60-month lease in Detroit, Michigan, with a related party through common ownership, which expires on March 31, 2028. On September 1, 2023, the Company and the related party amended the lease, resulting in decreased payment terms. The lease has the option to renew for an additional 5 years given proper notice. The monthly payments were initiated on May 1, 2023 after a 1-month rent abatement period. Straight rent for the amended lease was calculated at $29,113 per month. The total remaining operating lease expenses expected through termination date on the lease are approximately $1,485,000. Following the amendment, the supplemental cash flow impact of the right-of-use asset exchanged for new lease obligations was $1,411,851.

On November 1, 2023, the Company entered into a 39-month lease in Bloomfield Hills, Michigan which expires on January 31, 2027. The monthly payments were initiated in February of 2024 at $7,417 after a 3-month rent abatement period. Straight rent was calculated at $7,542 per month. The total remaining operating lease expenses through expected termination date on the lease are approximately $287,000. Following the lease, the supplemental cash flow impact of the right-of-use asset exchanged for new lease obligations was $251,057.

	December 31,	December 31,
	2023	2022
Weighted average remaining lease term (in years)	3.86	2.08
Weighted average discount rate	8.10%	7.57%

Future minimum lease payments required under operating leases on an undiscounted cash flow basis as of December 31, 2023 were as follows:

For the Year Ended,
December 31,
2024	$514,193
2025	460,980
2026	485,504
2027	418,442
2028	102,211
Total minimum lease payments	1,981,330
Less: imputed interest	(298,917)
Present value of future minimum lease payments	1,682,413

Current operating lease liabilities	391,547
Non-current operating lease liabilities	$1,290,866

The Company had operating lease expenses of $372,162 and $112,753 for the years ended December 31, 2023 and 2022, respectively. The Company records operating lease expense as a component of general and administrative expenses on the consolidated statements of operations.

F-59

NOTE 9 – NOTES PAYABLE

The Company borrows funds from various creditors to finance its equipment, operations, and acquisitions. The collateralized loans below are secured by interest in the financed equipment.

The Company’s notes payables balance as of December 31, 2023 and 2022, consisted of the following:

		December 31,		December 31,
		2023		2022
		Current	Non-current	Current	Non-current

Loans:
WTI Global Inc.	(a)	$-	$-	$170,000	$-

Collateralized Loans:
Peoples United	(b)	-	-	177,539	-
M&T Bank	(c)	133,072	188,121	121,927	321,192
Daimler Truck	(d)	53,429	-	74,873	53,429
Ascentium Capital	(e)	195,519	612,674	152,467	587,991
Balboa Capital	(f)	42,829	136,604	38,895	179,433
Blue Bridge Financial	(g)	11,733	39,218	10,394	50,951
Channel Equipment Finance	(h)	93,818	98,230	-	-
Financial Pacific	(i)	33,006	100,214	29,187	133,220
M2 Equipment	(j)	43,099	134,940	39,527	178,039
Meridian Equipment Finance	(k)	28,001	85,606	25,518	113,606
Navitas	(l)	39,840	118,883	36,791	158,723
Pawnee Leasing Corp	(m)	45,910	147,848	41,480	193,759
Signature Bank	(n)	79,732	295,189	73,973	374,921
Trans Lease	(o)	44,657	112,912	40,524	157,569
Verdant Commercial Credit	(p)	47,175	122,215	44,324	169,390
Western Equipment Capital	(q)	45,016	141,589	41,186	186,605
Amur Equipment Finance	(r)	33,465	187,381	-	-

Issued prior to Titan Merger:
Michaelson Capital	(s)	2,307,090	-	-	-
Loanbuilder	(t)	91,096	102,916	-	-
Individual	(u)	25,000	-	-	-
Kabbage Loans	(v)	9,344	-	-	-
Baxter Credit Union	(w)	-	-	-	-

Related Parties:
Titan Holdings 2	(x)	175,000	603,470	-	-
Titan Holdings 5	(y)	40,000	-	-	-
Miller	(z)	250,000	-	-	-
Rizzo	(aa)	65,000	-	-	-

Total outstanding principal		3,932,831	3,228,010	1,118,605	2,858,828
Less: discounts		(21,385)	(53,325)	(20,447)	(73,297)
Total notes payable		3,911,446	3,174,685	1,098,158	2,785,531

Less: Notes payable – related parties		530,000	603,470	-	-
Notes payable		$3,381,446	$2,571,215	$1,098,158	$2,785,531

(a)	On December 15, 2022, Titan Trucking entered into a $170,000 promissory note agreement with WTI Global Inc. (“WTI”) at a 7% per annum interest rate. The promissory note was issued as consideration for the acquisition of intangible assets from WTI (Note 5 – Intangible Assets). On February 1, 2023, WTI agreed to cancel the promissory note in exchange for an ownership interest in the Company. The cancellation was recorded on the condensed consolidated balance sheet as an equity contribution (See Note 14 – Stockholders’ Equity).

F-60

(b)	On December 10, 2021, Titan Trucking entered into a collateralized loan agreement for $354,876 with Peoples United Bank at a 5.75% per annum interest rate. The loan had a maturity date of November 10, 2023, required monthly payments of $16,614 and was fully repaid as of December 31, 2023.

(c)	Titan Trucking entered into a collateralized loan on December 23, 2022 with M&T Bank which matures on February 23, 2025. The loan has an interest rate of 8.78% and the Company remits monthly payments of $13,000 with a balloon payment at maturity of $176,497.

(d)

On February 12, 2018, Titan Trucking entered into a collateralized loan agreement with Daimler Trucks for $131,940, with a maturity date of May 14, 2023. Titan Trucking made monthly payments of $2,487 towards principal and interest. Interest accrued at a rate of 4.95% per annum. As of December 31, 2023 this loan had been fully paid off.

On June 3, 2019, Titan Trucking entered into another collateralized loan agreement with Daimler Trucks for $160,601, with a maturity date of September 3, 2024. Titan Trucking makes monthly payments of $2,795 towards principal and interest. Interest accrues at a rate of 6% per annum.

On June 14, 2019, Titan Trucking entered into another collateralized loan agreement with Daimler Trucks for $155,740, with a maturity date of September 29, 2024. Titan makes monthly payments of $2,762 towards principal and interest. Interest accrues at a rate of 6% per annum.

(e)

On May 5, 2022, Titan Trucking entered into an equipment financing agreement with Ascentium Capital for $250,000, which matures on May 5, 2027. Titan Trucking makes monthly payments of $4,812 towards principal and interest. Interest accrues at a rate of 5.82% per annum.

On May 10, 2022, Titan Trucking entered into an equipment financing agreement with Ascentium Capital for $259,646, which matures on May 10, 2027. The Company makes monthly payments of $4,753 towards principal and interest. Interest accrues at a rate of 3.75% per annum.

On June 5, 2022, Titan Trucking entered into an equipment financing agreement with Ascentium Capital for $311,795, which matures on June 5, 2027. Titan Trucking makes monthly payments of $5,935 towards principal and interest. Interest accrues at a rate of 5.36% per annum.

On December 25, 2023 Titan Trucking entered into an equipment financing agreement with Ascentium Capital for $220,202, which matures on December 25, 2028. Titan Trucking makes monthly payments of $4,742 towards principal and interest. Interest accrues at a rate of 10.58% per annum

(f)	On August 13, 2022, Titan Trucking entered into a collateralized loan agreement with Balboa Capital for $230,482, which matures five years from the commencement date. Titan Trucking makes monthly payments of $4,860 towards principal and interest. Interest accrues at a rate of 9.68% per annum.

(g)	On August 11, 2022, Titan Trucking entered into an equipment finance agreement with Blue Bridge Financial for $64,539, which matures five years from the commencement date. Titan Trucking makes monthly payments of $1,442 towards principal and interest. Interest accrues at a rate of 12.18% per annum.

(h)

On September 19, 2023, Titan Trucking entered into a business advance finance agreement with Channel Equipment Finance for $123,574, which matures on August 28, 2028. Titan Trucking makes monthly payments of $3,051 towards principal and interest. Interest accrues at a rate of 16.69% per annum.

On October 31, 2023, Titan Trucking entered into an equipment finance agreement with Channel Equipment Finance for $84,000, which matures on November 15, 2024. Titan Trucking makes monthly payments of $7,448 towards principal and interest. Interest accrues at a rate of 56.95% per annum.

(i)

On July 15, 2022, Titan Trucking entered into an equipment financing agreement with Financial Pacific for $74,841, which matures five years from commencement. Titan Trucking makes monthly payments of $1,585 towards principal and interest. Interest accrues at a rate of 9.87% per annum.

On October 15, 2022, Titan Trucking entered into an additional equipment financing agreement with Financial Pacific for $95,127, which matures five years from commencement. Titan Trucking makes monthly payments of $1,906 towards principal and interest. Interest accrues at a rate of 7.49% per annum.

(j)	On August 10, 2022, Titan Trucking entered into an equipment financing agreement with M2 Equipment for $230,000, which matures five years from commencement. Titan Trucking makes monthly payments of $4,739 towards principal and interest. Interest accrues at a rate of 8.68% per annum.

F-61

(k)	On August 16, 2022, Titan Trucking entered into an equipment financing agreement with Meridian for $149,076, which matures five years from commencement. Titan Trucking makes monthly payments of $3,118 towards principal and interest. Interest accrues at a rate of 9.32% per annum.

(l)	On July 23, 2022, Titan Trucking entered into an equipment financing agreement with Navitas for $210,000, which matures five years from commencement. Titan Trucking makes monthly payments of $4,257 towards principal and interest. Interest accrues at a rate of 7.99% per annum.

(m)	On August 15, 2022, Titan Trucking entered into an equipment financing agreement with Pawnee Leasing Corp. for $248,157, which matures five years from commencement. Titan Trucking makes monthly payments of $5,296 towards principal and interest. Interest accrues at a rate of 10.19% per annum.

(n)

On June 22, 2022, Titan Trucking entered into a collateralized loan agreement with Signature Bank for $284,951, which matures six years from commencement. Titan makes monthly payments of $4,849 towards principal and interest. Interest accrues at a rate of 6.93% per annum.

On September 15, 2022, Titan Trucking entered into a collateralized loan agreement with Signature Bank for $191,250, which matures five years from commencement. Titan makes monthly payments of $3,901 towards principal and interest. Interest accrues at a rate of 8.25% per annum.

(o)	On August 20, 2022, Titan Trucking entered into a collateralized loan agreement with Trans Lease, Inc. for $210,750, which matures five years from commencement. Titan Trucking makes monthly payments of $4,838 towards principal and interest. Interest accrues at a rate of 9.75% per annum.

(p)	On April 27, 2022, Titan Trucking entered into a collateralized debt agreement with Verdant Commercial Capital for $241,765, which matures five years from commencement. Titan Trucking makes monthly payments of $4,702 towards principal and interest. Interest accrues at a rate of 6.25% per annum.

(q)	On August 15, 2022, Titan Trucking entered into an equipment financing agreement with Western Equipment Capital for $240,726, which matures five years from commencement. Titan Trucking makes monthly payments of $4,989 towards principal and interest. Interest accrues at a rate of 8.93% per annum.

(r)	On November 8, 2023, Titan Trucking entered into an equipment financing agreement with Amur Equipment Finance for $223,428, which matures five years from commencement. Titan Trucking makes monthly payments of $5,215 towards principal and interest. Interest accrues at a rate of 14.14% per annum.
Note Payables issued prior to Titan Merger:

(s)

On January 5, 2023, the Company completed its asset acquisition of the Recoup Digester Assets and as part of the consideration the Company paid for such assets, the Company assumed the liabilities of a Secured Promissory Note owed to Michaelson Capital Special Finance Fund II, L.P. (“Michaelson”) with an outstanding balance of $3,017,090 and other obligations of the seller under a secured loan agreement. The Company and Michaelson agreed to amend and restate the Secured Promissory Note, as well as sign a related Forbearance Agreement (together known as the “Michaelson Note”). The Michaelson Note has a 12% per annum interest rate. The Michaelson Note has the following terms: (1) the Company is to make monthly interest payments for the interest amounts owed, (2) the Company is to make monthly principal payments of $35,000, (3) the Company is to make a $250,000 principal repayment due as of December 31, 2023, and (4) the Company is to repay all other outstanding amounts owed by December 31, 2023. Substantially all of our assets are pledged as collateral for outstanding borrowings under the Michaelson Note.

In October of 2023 the Company and Michaelson agreed to forbear the principal payments owed to Michaelson during the three months ended September 30, 2023 until October 30, 2023. On December 28, 2023 the Company and Michaelson signed a Forbearance Agreement (the “December Michaelson Amendment”) which was accounted for as a debt modification in accordance with ASC 470 – Debt.

F-62

The December Michaelson Amendment established a period ending on March 31, 2024 during which Michaelson agreed to forbear from exercising its rights against the Company with respect to a default. Additionally, it set the following repayment terms: 1) on or before December 31, 2023 the Company is to make a $125,000 principal payment, 2) on or before January 31, 2024 the Company is make a principal payment of $50,000, 3) on or before March 31, 2023 the Company shall repay its remaining principal obligations to Michaelson, 4) beginning on January 2024, the Company is make three monthly interest payments of $22,571, and 5) following the payment of its other obligations owed to Michaelson the company shall issue Michaelson $50,000 worth of preferred stock at the current offering terms and conditions.

In April 2024, the Company and Michaelson agreed to extend the term of the Michaelson Note until June 30, 2024, and forbear all other terms until May 1, 2024. In exchange for such extension and forbearance, the Company agreed to: 1) pay $600,000 to Michaelson upon the closing of the acquisition of Standard Waste Services, LLC -- $500,000 will be repayment of principal and $100,000 will be a fee for the forbearance (payable $50,000 in cash and $50,000 in Series B Preferred Stock), 2) any new debt incurred by the Company shall be subordinated to the Michaelson Note, and 3) Michaelson is to receive 25% of the net proceeds on any capital raised greater than $6.0 million (Note 20 – Subsequent Events).

(t)

Between January 14, 2022 and July 6, 2022, the Company signed four loan agreements with the Loanbuilder service of Paypal, Inc (the “Loanbuilder Notes”). Three of the four Loanbuilder Notes were settled prior to May 19, 2023. The remaining note (“Loanbuilder – 3”) was in default on May 19, 2023. On May 19, 2023, the outstanding liabilities owed due to the Loanbuilder Notes was $299,710, inclusive of $50,599 owed due to Loanbuilder – 3.

On June 15, 2023, the Company agreed to settle Loanbuilder – 3. In accordance with ASC 470-60, “Troubled Debt Restructuring by Debtors” each of the Loanbuilder notes is accounted for as a troubled debt restructuring due to their respective settlement agreements. As a result of the Loanbuilder - 3 settlement, the Company recorded a net gain on extinguishment of debt of $25,299 in the consolidated statement of operations for the year ended December 31, 2023. Additionally, the Company agreed to pay the lender $6,325 in four monthly payments beginning in June 2023.

Excluding the Loanbuilder - 3 repayments, and as of December 31, 2023, the Company has 28 remaining required monthly repayments of $6,046 and 16 remaining required monthly repayments of $1,545 for the other Loanbuilder Notes.

(u)	On May 16, 2022, the Company issued a $25,000 promissory note (the “Individual #1 Note”) with an individual private investor. The Individual Note has an annual interest rate of 12% per annum and matures on December 31, 2023, at which time all principal and accrued interest is owed. In the event of default, the promissory note incurs additional interest of 0.5% on all outstanding principal and interest owed.

(v)	On September 28, 2022 and September 29, 2022, the Company agreed to two Kabbage Funding Loan Agreements (together known as the “Kabbage Loans”) owed to American Express National Bank. The Kabbage Loans had an initial principal value of $120,800 and as of May 19, 2023 had a principal amount of $77,748. Each loan includes a cost of capital interest expense of $4,077 and is to be repaid in nine monthly repayments of $3,658, followed by nine monthly payments of $35,507.

(w)	The Company signed a revolving loan with Baxter Credit Union, which was renewed on April 26, 2023, with a principal liability of $99,995. The loan had an annual interest rate of 8.50% and a maturity date of July 30, 2023, at which point all principal and accrued interest was due and payable. As of December 31, 2023 this loan was fully repaid.
Related Parties:

(x)

On April 30, 2023, the Company signed a promissory note (the “Titan Holdings 2 Note”) with Titan Holdings 2, LLC (“Titan Holdings 2”), a stockholder of the Company. On November 10, 2023 Titan Trucking and Titan Holdings 2 agreed to a restated promissory note (together the two notes are the “Titan Holdings 2 Note”). The Titan Holdings 2 Note has a principal amount of $712,470. The interest rate is 10.5% for the period of April 30, 2023 through November 30, 2023 and 13.00% commencing on December 1, 2023. Accrued interest is required to be paid on a monthly basis and all outstanding principal owed is due five years commencing after the signing of the restated promissory note. The Company was also required to make a one-time principal payment of $175,000 on or before December 8, 2023 and because all principal and interest owed on December 31, 2023 was not repaid, an additional $50,000 penalty charge was added to the outstanding principal owed.

Titan has an informal agreement with Titan Holdings 2 to continually borrow from Titan Holdings 2 as working capital needs arise. These additional funds are to be repaid as funding becomes available. As of December 31, 2023, Titan had borrowed $66,000 in additional funding.

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(y)	On December 31, 2023, the Company and a stockholder of the Company agreed to an informal agreement (the “Titan Holdings 5 Note”) to borrow funds from the stockholder as working capital needs arise. These additional funds are to be repaid as funding becomes available. As of December 31, 2023, Titan had borrowed $40,000 in additional funding.

(z)	On October 30, 2023, the Company and its CEO, Glen Miller, agreed to a promissory note for a principal amount of $250,000. The promissory note is non-interest bearing and to be repaid within 30 days of the Company’s receipt of bridge funding. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity.

(aa)	On November 30, 2023, the Company and its COO, Jeff Rizzo, agreed to a promissory note for a principal amount of $65,000. The promissory note is non-interest bearing and to be repaid within 30 days of the Company’s receipt of bridge funding. The note also features a provision stating the Company will pay a 10% late fee in the event repayment is not made by more than 30 days past maturity.

Interest expense on these notes for the years ended December 31, 2023 and 2022 was $593,383 and $183,567, respectively.

Principal maturities for the next five years and thereafter as of December 31, 2023 were as follows:

2024	$3,932,831
2025	1,036,070
2026	861,456
2027	571,005
2028	156,009
Thereafter	603,470
Total principal payments	$7,160,841
Less: debt discounts	(74,710)
Total notes payable	$7,086,131

Paycheck Protection Program Note Forgiveness

Titan applied for and received loans from the Paycheck Protection Program (the “PPP”) in the amounts of $406,152 and $406,152, received on May 5, 2020 and February 1, 2021, respectively. On January 31, 2022 and March 21, 2022, Titan received notices that the entire balances of the loans plus any accrued interest were forgiven and recorded a gain on forgiveness of $812,304 during the year ended December 31, 2022 included in other income in the consolidated statements of operations.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable Issued Prior to Titan Merger

On October 31, 2022, the Company issued a 20% original issue discount Senior Secured Promissory Notes (the “Evergreen – 2022 Note”) to Evergreen Capital Management, LLC (“Evergreen”). The Evergreen – 2022 Note had a principal amount of $48,000, an annual interest rate of 10% per annum and a maturity date of July 21, 2023. The Evergreen – 2022 Note contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon the event of default. The conversion price was equal to 75% of the price per share at which the Company’s stock is sold to the public in a qualified offering. A qualified offering was defined as a transaction in which the Company issues and sells shares of its equity securities in an equity financing with total proceeds to the Company of not less than $1,000,000. The conversion feature contained a variable settlement feature which was determined to be a derivative liability (Note 11 – Derivative Liabilities). On July 17, 2023, the Evergreen 2022 Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

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Between January 1, 2023 and April 6, 2023, the Company issued five 20% original issue discount Senior Secured Promissory Notes (the “Evergreen – 2023 Notes”) to Evergreen. The Evergreen 2023 Notes had principal amounts ranging from $12,000 to 480,000, had an annual interest rate of 10% per annum, and were issued with maturity dates ranging from December 31, 2023 to April 30, 2024. The Evergreen 2023 Notes contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contained a variable settlement feature which was determined to be a derivative liability (Note 11 – Derivative Liabilities). On July 17, 2023, the Evergreen – 2023 Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

On July 5, 2022, the Company issued an original issue discount Senior Secured Promissory Note (the “GS Capital Note”) to GS Capital Partners, LLC (“GS Capital”) that was dated as of July 5, 2022, and had a principal amount of $36,000. As of June 30, 2023, the Company has repaid the remaining outstanding principal balance. The GS Capital Note had an annual interest rate of 12% per annum and a maturity date of July 5, 2023. The GS Capital Note contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price is equal to the lowest trading price of the Company’s common stock for the 12 trading days immediately preceding the delivery of a notice of conversion. The conversion feature contains a variable settlement feature which was determined to be a derivative liability, however upon completing repayment of the principal balance, the derivative liability was reduced to $0 (Note 11–- Derivative Liabilities).

On February 16, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Chambers Note”) to the James D. Chambers Living Trust (“Chambers”) with a principal amount of $60,000. The Chambers Note had an annual interest rate of 10% per annum and a maturity date of February 28, 2024. The Chambers Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature which was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Chambers Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

On February 14, 2023 and March 14, 2023, the Company issued two 20% original issue discount Senior Secured Promissory Notes (the “Eleven 11 Notes”) to Eleven 11 Management, LLC (“Evergreen”) with principal amounts of $54,000 and $60,000, respectively. The Eleven 11 Notes had an annual interest rate of 10% per annum and had maturity dates of February 14, 2024 and February 28, 2024. The Eleven 11 Notes also contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contain a variable settlement feature which was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Eleven 11 Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

Between February 16, 2023 and April 26, 2023, the Company issued four 20% original issue discount Senior Secured Promissory Notes (the “Cavalry Fund Notes”) to Cavalry Fund I LP (“Cavalry”). The Cavalry Fund Notes had principal amounts ranging from $108,000 to $120,000, an annual interest rate of 10% per annum, and maturity dates ranging from February 28, 2024 to April 30, 2024. The Cavalry Fund Notes contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Calvary Fund Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

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Between March 3, 2023 and April 18, 2023, the Company issued three 20% original issue discount Senior Secured Promissory Notes (the “Keystone Notes”) to Keystone Capital Partners (“Keystone”). The Keystone Notes had principal amounts ranging from $30,000 to $90,000, an annual interest rate of 10% per annum, and were issued with maturity dates ranging from February 28, 2024 to April 17, 2024. The Keystone Notes also all contained identical conversion features, enabling them to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion features each contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Keystone Notes were cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

On November 22, 2022, the Company issued an original issue discount Senior Secured Promissory Note (the “Diagonal Note”) to 1800 Diagonal Lending, LLC (“Diagonal”) with a principal balance of $130,016. The Diagonal Note has an annual interest rate of 11% per annum and a maturity date of November 22, 2023. As of May 19, 2023 the principal balance was $78,010. Between May 19, 2023 and June 30, 2023, the Company made principal repayments of $26,003 for the Diagonal Note. The Diagonal Note contains a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price is equal to 75% of the lowest trading price of the Company’s common stock during the ten trading days immediately preceding the conversion date. The conversion feature contains a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). As of December 31, 2023, the Company had completed repaying the principal balance of the Diagonal Note and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

On April 17, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Seven Knots Note”) to Seven Knots, LLC (“Seven Knots”). The Seven Knots Note had a principal amount of $60,000, an annual interest rate of 10% per annum, and a maturity date of April 16, 2024. The Seven Knots Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Seven Knots Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

Convertible Notes Payable – Related Parties Issued Prior to Titan Merger

On May 12, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Sikka Note”) to Ajay Sikka (“Sikka”), a current director and former chief executive officer of the Company. The Sikka Note had a principal amount of $120,000, an annual interest rate of 10% per annum and a maturity date of May 31, 2024. The Sikka Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Sikka Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

On May 12, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Note (the “Miller Note”) to Glen Miller, the Company’s chief executive officer. The Miller Note had a principal amount of $60,000, an annual interest rate of 10% per annum, and a maturity date of May 31, 2024. The Miller Note also contained a conversion feature, enabling it to convert into shares of the Company’s common stock upon default. The conversion price was equal to the lower of (1) $0.015 per share or (2) 90% of the average of the two lowest volume-weighted average price of the five trading days ending on the day immediately prior to the conversion date. The conversion feature contained a variable settlement feature that was determined to be a derivative liability (Note 11 - Derivative Liabilities). On July 17, 2023, the Miller Note was cancelled in exchange for Series A Rights and as a result, the derivative liability was reduced to $0 (Note 14 – Stockholders’ Equity).

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Convertible Notes Payable and Convertible Notes Payable – Related Parties

The Company’s convertible notes as of December 31, 2023 and 2022 were as follows:

		December 31,		December 31,
		2023		2022
		Current	Non-current	Current	Non-current

Convertible Notes Payable:
Calvary Fund – Bridge Notes	(a)	$1,150,000	$-	$-	$-
Evergreen – Bridge Note	(b)	745,000	-	-	-
Keystone Capital – Bridge Notes	(c)	70,500	-	-	-
Seven Knots – Bridge Notes	(d)	70,500	-	-	-
Individual #2 – Bridge Notes	(e)	300,000	-	-	-
Individual #3 – Bridge Notes	(f)	30,000	-	-	-
Individual #4 – Bridge Notes	(g)	180,000	-	-	-
Individual #5 – Bridge Notes	(h)	600,000	-	-	-

Related Parties:
Miller – Bridge Notes	(i)	480,000	-	-	-
Titan 5 – Bridge Note	(j)	120,000	-	-	-
Celli – Bridge Note	(k)	150,000	-	-	-
FC Advisory – Bridge note	(l)	60,000	-	-	-
Total outstanding principal		3,956,000	-	-	-
Less: discounts		(359,850)	-	-	-
Total convertible notes payable		3,596,150	-	-	-

Convertible notes payable – related parties		724,250	-	-	-
Convertible notes payable		$2,871,900	$-	$-	$-

Convertible Notes Payable:
(a)	Between May 19, 2023 and August 7, 2023, the Company issued five 20% original issue discount Senior Secured Promissory Notes to Calvary (the “Calvary Fund Bridge Notes”). The Calvary Fund Bridge Notes have principal amounts ranging from $141,000 to $400,000. The Cavalry Fund Bridge Notes have an annual interest rate of 10% per annum and maturity dates ranging from May 19, 2024 to August 7, 2024. The Cavalry Fund Bridge Notes contain identical “rollover rights” conversion features that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(b)	Between May 19, 2023 and July 7, 2023, the Company issued three 20% original issue discount Senior Secured Promissory Notes to Evergreen (the “Evergreen Bridge Notes”) with principal amounts ranging from $141,000 to $400,000. The Evergreen Bridge Notes have an annual interest rate of 10% per annum and were issued with maturity dates ranging from May 19, 2024 to July 7, 2024. The Evergreen Bridge Notes contain identical “rollover rights” conversion features that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(c)	On July 20, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to Keystone Capital (the “Keystone - Bridge Note”) with a principal amount of $70,500. The Keystone Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 20, 2024. The Keystone Bridge Notes contains a “rollover rights” conversion features that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

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(d)	On July 20, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to Seven Knots (the “Seven Knots - Bridge Note”) with a principal amount of $70,500. The Seven Knots Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 20, 2024. The Seven Knots Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(e)	On July 24, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #2 – Bridge Note”) with a principal amount of $300,000. The Individual #2 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 20, 2024. The Individual #2 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(f)	On July 24, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #3 – Bridge Note”) with a principal amount of $30,000. The Individual #2 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 24, 2024. The Individual #3 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(g)	On July 24, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #4 – Bridge Note”) with a principal amount of $180,000. The Individual #4 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 24, 2024. The Individual #4 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(h)	On July 28, 2023, the Company issued a 20% original issue discount Senior Secured Promissory Notes to an individual investor (the “Individual #5 – Bridge Note”) with a principal amount of $600,000. The Individual #5 Bridge Note has an annual interest rate of 10% per annum and was issued with a maturity date of July 28, 2024. The Individual #5 Bridge Notes contains a “rollover rights” conversion feature that enable the holders to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.
Related Parties:
(i)	Between June 13, 2023 and July 24, 2023, the Company sold and issued two 20% original issue discount Senior Secured Promissory Notes (the “Miller Bridge Notes”) to Glen Miller, the Company’s chief executive officer. The Miller Bridge Notes both have principal amounts of $240,000. The Miller Bridge Notes have an annual interest rate of 10% per annum and were issued with maturity dates ranging from June 13, 2024 to July 24, 2024. The Miller Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the Miller Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public offering.

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(j)	On June 13, 2023, the Company sold and issued a 20% original issue discount Senior Secured Promissory Note (the “Titan 5 Bridge Note”) to Titan 5, a shareholder of the Company. The Titan 5 Bridge Note has a principal amount of $120,000, an annual interest rate of 10%, and was issued with a maturity date of June 13, 2024. The Titan 5 Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the Titan 5 Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(k)	On December 28, 2023, the Company sold and issued a 20% original issue discount Senior Secured Promissory Note (the “Celli Bridge Note”) to Frank Celli, a Director of the Company. The Celli Bridge Note has a principal amount of $150,000, an annual interest rate of 10%, and was issued with a maturity date of December 28, 2024. The Celli Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the Celli Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

(l)	On December 22, 2023, the Company sold and issued a 20% original issue discount Senior Secured Promissory Note (the “FC Advisory Bridge Note”) to FC Advisory, a company owned by a Director of the Company. The FC Advisory Note has a principal amount of $60,000, an annual interest rate of 10%, and was issued with a maturity date of December 22, 2024. The FC Advisory Bridge Note contains a “rollover rights” conversion feature that enables the holders to convert all or part of the FC Advisory Bridge Note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

Interest expense due to convertible note payables for the years ended December 31, 2023 and 2022 was $223,846 and $0, respectively.

Convertible note payables principal maturities for the next year as of December 31, 2023 were as follows:

2024	$3,956,000
Less: debt discounts	(359,850)
Total convertible notes payable	$3,596,150

NOTE 11 – DERIVATIVE LIABILITIES

The Company has issued certain convertible notes payable that contain conversion options with variable settlement features which make their conversion options a derivative liability. The conversion option derivatives were embedded in their respective note payables and for accounting purposes have been bifurcated from the host instruments. As of December 31, 2023, the Company did not have any of these convertible notes payable outstanding and the derivative liability from the related conversion options is $0. Please see Note 10 – Convertible Notes Payable for more information.

On February 12, 2021, the Company granted 25,000 warrants (the “Platinum Point Warrants”) that have a term of three-years and an exercise price of $11.60 to Platinum Point Capital, LLC. The warrants granted contain certain price protections, that make the value of the warrants a derivative liability.

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The fair value of the Platinum Point Warrants derivative liability is estimated using a Black-Scholes valuation model with a stock price of $11.60. Changes to the inputs used in the model could produce a significantly higher or lower fair value. The following assumptions were used as of December 31, 2023 and December 31, 2022:

	For the Years Ended
	December 31,	December 31,
	2023	2022

Expected term (years)	0.12	-
Expected volatility	1,288.16%	-
Expected dividend yield	0.00%	-
Risk-free interest rate	4.79%	-

The derivative liabilities as of December 31, 2023 and December 31, 2022 were as follows:

	December 31, 2023	December 31, 2022

Fair value of the Platinum Point Warrants (25,000 warrants)	$17,500	$-
	$17,500	$-

Activity related to the derivative liabilities for the year ended December 31, 2023 is as follows:

Beginning balance as of December 31, 2022	$-
Warrants/conversion option – derivative liabilities recognized due to reverse acquisition	219,172
Extinguishment of conversion option derivative liabilities due to debt extinguishment	(160,002)
Change in fair value of warrants/conversion option - derivative liabilities	(41,670)
Ending balance as of December 31, 2023	$17,500

NOTE 12 – SHARES TO BE ISSUED

On December 28, 2023, the Company and Michaelson signed a Forbearance Agreement (the “December Michaelson Amendment”) which amended the Michaelson Note and was accounted for as a debt modification in accordance with ASC 470 – Debt. The December Michaelson Amendment states that following the payment of its other obligations owed to Michaelson, the Company shall issue Michaelson $50,000 worth of preferred stock at the current offering terms and conditions (Note 9 – Notes Payable).

The Advance on Offering balance was $50,000 and $0 as of December 31, 2023 and 2022, respectively. The Company has analyzed these amounts and determined that they are liabilities in accordance with ASC 480 – Distinguishing Liabilities from Equity.

In April 2024, the Company and Michaelson agreed to extend the term of the Michaelson Note until June 30, 2024, and forbear all other terms until May 1, 2024. Among other terms, the Company agreed to pay a $100,000 forbearance fee, payable in $50,000 of cash and $50,000 of Series B Preferred Stock. (Please see Note 9 – Notes Payable and Note 20 – Subsequent Events).

NOTE 13 – BENEFIT PLAN

Titan Trucking offers a 401(k) plan. Employees are eligible to participate in the plan on the first day of the month following the date of hire. Employees may defer up to $22,500 for 2023 and $20,500 for 2022. Titan Trucking is required to contribute on behalf of each eligible participating employee. Titan Trucking will match 50% of the participants deferral not to exceed 3% of employee compensation. Employees will share in the matching contribution regardless of the amount of service completed during the plan year. Employees will become 100% vested in the employer matching contributions after one year of service.

Employer contributions for the years ended December 31, 2023 and 2022 were $15,116 and $11,164, respectively.

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NOTE 14 – STOCKHOLDERS’ EQUITY

As further described in Note 3 – Business Combinations, under applicable accounting principles, the historical financial results of Titan Trucking prior to May 19, 2023 has replaced the historical financial statements of Titan for the period prior to May 19, 2023. Titan Trucking’s equity structure, prior to the combination with the Titan, was a limited liability company, resulting in all components of equity attributable to the members being reported within Member’s Equity.

As of December 31, 2023 and 2022, the Company was authorized to issue a total of 10,000,000 shares of its Preferred Stock in one or more series. As a result of the reincorporation and effective January 10, 2024, the authorized capital stock of the Company was amended to 425,000,000 shares, of which 400,000,000 shares are designated as common stock, par value $0.0001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which 630,900 shares were designated “Series A Convertible Preferred Stock” (see Note 20 – Subsequent Events).

Members’ Equity

As of December 31, 2022, Titan Trucking had members’ equity of $2,526,104. Each Member had voting rights based on and proportionate to such Member’s Membership interest.

On February 1, 2023, in exchange for the settlement of the $170,000 WTI promissory note, a 2.254% membership interest in Titan Trucking was granted to the seller of WTI (Note 9 – Notes Payable).

Series A Preferred Stock

As of December 31, 2023, there were no Series A Convertible Preferred shares issued and outstanding.

Series B Preferred Stock

As of December 31, 2023, there were no shares of Series B Preferred Stock issued and outstanding. On July 17, 2023, all outstanding shares of the Company’s Series B Preferred Stock were exchanged for the Company’s Series A Rights.

Each outstanding share of Series B Convertible Preferred Stock was convertible into the 100 shares of the Company’s common stock at any time commencing after the issuance date. Series B Convertible Stock had no voting rights. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series B Holders were entitled to receive out of the assets of the Company, whether capital or surplus, the same amount that a holder of Common Stock would receive if the Series B Preferred were fully converted. Except for stock dividends or distributions for, Series B Holders were entitled to receive, and the Company was required to pay, dividends on shares of Series B Preferred equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. No other dividends were required to be paid on shares of Series B Preferred.

On July 17, 2023, the Company entered into Exchange Agreements (the “Series B Preferred Exchange Agreements”) with two accredited investors, including Sikka. Pursuant to the Series B Preferred Exchange Agreements, such investors exchanged 220,135 shares of the Company’s Series B Convertible Preferred Stock into an aggregate of 22,013,500 Series A Rights dated as of July 17, 2023. On July 20, 2023, the Company entered into an Exchange Agreement (the “REI Exchange Agreement”) with Renovare Environmental, Inc. (“REI”) pursuant to which REI exchanged 14,118,233 shares of Common Stock and 1,250,000 shares of Series B Preferred Stock for 108,729,363 Series A Rights dated July 20, 2023 and 30,388,873 Series B Rights dated July 20, 2023.

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Series C Preferred Stock

As of December 31, 2023, there were 630,900 shares of Series C Preferred Stock issued and outstanding.

As a result of the reincorporation and effective January 10, 2024, each share of the Company’s Series C Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the reincorporation was converted into one share of Series A Convertible Preferred Stock of Titan (the “Series A Preferred Stock”), which has substantially the same rights and preferences as the Series C Preferred Stock (Note 20 – Subsequent Events).

Each outstanding share of Series C Convertible Preferred Stock has a par value of $0.0001 and is convertible into 100 shares of the Company’s common stock at any time commencing after the issuance date. The Series C Convertible Stock has voting rights equivalent to the voting rights of the common stock the holder would receive upon conversion. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series C Holders shall be entitled to receive on a pro-rata basis, the first $1,000 out of the assets of the Company, whether capital or surplus, before any distribution of such assets is made or set aside for the holders of the of common stock and any other stock of the Company ranking junior to the Series C Preferred Stock. Upon any Liquidation, the Series C Holders shall be entitled to receive out of the assets of the Company, whether capital or surplus, the same amount that a holder of common stock would receive if the Series C Preferred were fully converted. Except for stock dividends or distributions for, Series C Holders are entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred equal (on an as-if-converted-to-Common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series C Preferred.

On May 19, 2023, pursuant to the terms of the Titan Merger Agreement, the Company completed the Titan Merger. Under the terms of the Titan Merger Agreement, the Company agreed to pay the Titan owners 630,900 shares of the Company’s Series C Preferred Stock as consideration. The Company accounted for the Titan Merger as a reverse acquisition using acquisition accounting. Because the Titan Merger qualifies as a reverse acquisition and given that Titan was a private company at the time of the Titan Merger and therefore its value was not readily determinable, the fair value of the merger consideration was deemed to be equal to quoted market capitalization of the Company at the acquisition date (Note 3 – Business Combinations).

Concurrent to the Titan Merger, the Company’s chief executive officer and one of the Company’s directors resigned from their respective positions and a new chief executive officer, chief operating officer and chief financial officer were appointed. The Company agreed to issue stock compensation in the form of 70,100 shares of the Company’s Series C Preferred Stock to the new chief executive officer (Note 15 – Stock-Based Compensation). On September 28, 2023, the Company and the chief executive officer signed a cancellation agreement, and the Series C Preferred Stock shares were rescinded (Note 15 – Stock-Based Compensation).

Common Stock

As of December 31, 2023, there were 300,000,000 shares of common stock authorized. As of December 31, 2023, the Company had 15,134,545 shares of common stock issued and outstanding. As a result of the reincorporation and effective January 10, 2024, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the reincorporation was converted into one share of common stock of Titan. Additionally, the authorized shares of common stock was increased to 400,000,000 (Note 20 - Subsequent Events).

Under the terms of the Company’s articles of incorporation, holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Company’s board of directors from time to time may determine. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and the payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of outstanding preferred stock and any series of preferred stock the Company may designate and issue in the future.

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During the year ended December 31, 2023, the Company issued 300,000 shares of common stock due to vested restricted stock awards.

On July 17, 2023, the Company also entered into Exchange Agreements (the “Series B Preferred Exchange Agreements”) with two accredited investors, including Sikka. Pursuant to the Series B Preferred Exchange Agreements Sikka exchanged 5,000,000 shares of the Company’s common stock and a payment of receivable from the Company for unreimbursed advances in the amount of $100,000 for an aggregate of 7,000,000 additional Series A Rights dated July 17, 2023. On July 20, 2023, the Company entered into an Exchange Agreement (the “REI Exchange Agreement”) with Renovare Environmental, Inc. (“REI”) pursuant to which REI exchanged 14,118,233 shares of Common Stock and 1,250,000 shares of Series B Preferred Stock for 108,729,363 Series A Rights dated July 20, 2023 and 30,388,873 Series B Rights dated July 20, 2023.

Warrants

As a result of the reincorporation and effective January 10, 2024, all the Company’s outstanding warrants were assumed by Titan and now represent warrants to acquire shares of Titan’s common stock. (Note 20 - Subsequent Events). The following schedule summarizes the changes in the Company’s common stock warrants during the years ended December 31, 2023 and 2022:

			Weighted		Weighted
	Warrants Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2022	-	$-	-	$-	$-

Warrants acquired concurrent with the Titan Merger	108,734	$0.008 – 16.00	0.37	$24,905	$9.29
Warrants granted	2,500,000	$0.06	5.00	$1,600,000	$0.06
Warrants exercised	-	$-	-	$-	$-
Warrants expired/cancelled	-	$-	-	$-	$-

Balance at December 31, 2023	2,608,734	$0.008 – 16.00	4.81	$1,624,905	$0.44

Exercisable at December 31, 2023	2,606,907	$0.008 – 16.00	4.81	$1,623,641	$0.45

Balance at December 31, 2021	-	$-	-	$-	$-
Warrants granted	-	$-	-	$-	$-
Warrants exercised/exchanged	-	$-	-	$-	$-
Warrants expired/cancelled	-	$-	-	$-	$-

Balance at December 31, 2022	-	$-	-	$-	$-

Exercisable at December 31, 2022	-	$-	-	$-	$-

On December 28, 2023, the Company issued 2,500,000 warrant shares to Cavalry 1 LP in exchange for $300,000 of which $33,000 was paid for issuance fees. The warrants were valued at their fair value at the time of grant, which was deemed to be $0.55 per share. The fair value of the warrants was in excess of the consideration received, and as a result the Company recognized a deemed dividend of $1,075,000.

Right to Receive Common Shares

On July 17, 2023, the Company entered into Exchange Agreements (the “Note Exchange Agreements”), with five holders of its convertible note payables. Under the terms of the Note Exchange Agreements, $1,944,000 of convertible notes and $75,263 of accrued interest were cancelled in exchange for 38,800,764 Series A Rights dated as of July 17, 2023 (Note 10 – Convertible Notes Payable). The Series A Rights were valued at their fair value at the time of grant, which was deemed to $2.90 per Series A Right Share.

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On July 17, 2023, the Company also entered into Exchange Agreements (the “Series B Preferred Exchange Agreements”) with two accredited investors, including Sikka. Pursuant to the Series B Preferred Exchange Agreements, such investors exchanged 220,135 shares of the Company’s Series B Convertible Preferred Stock into an aggregate of 22,013,500 Series A Rights dated as of July 17, 2023. Pursuant to the Series B Preferred Exchange Agreement Sikka also exchanged 5,000,000 shares of the Company’s common stock and a payment of receivable from the Company for unreimbursed advances in the amount of $100,000 for an aggregate of 7,000,000 additional Series A Rights dated July 17, 2023. The Series A Rights were valued at their fair value at the time of grant, which was deemed to $2.90 per Series A Right Share.

On July 20, 2023, the Company entered into an Exchange Agreement (the “REI Exchange Agreement”) with Renovare Environmental, Inc. (“REI”) pursuant to which REI exchanged 14,118,233 shares of Common Stock and 1,250,000 shares of Series B Preferred Stock for 108,729,363 Series A Rights dated July 20, 2023 and 30,388,873 Series B Rights dated July 20, 2023. The Series A Rights and Series B Rights were valued at their fair value at the time of grant, which was deemed to be $1.80 per Series A Right Share and $1.80 per Series B Right Share.

The transactions contemplated by the Note Exchange Agreement, Series B Preferred Exchange Agreement and REI Exchange Agreement are together referred to as the “Rights Exchanges”. As a result of the Rights Exchanges, the Company recognized a loss of $116,591,322 during the year ended December 31, 2023.

The Company’s Series A Rights obligate the Company to issue Common Stock (“Series A Right Shares”) to the holder without any additional consideration. The number of Series A Right Shares is fixed, and is only subject to customary non-price based ratable adjustments, such as stock splits, and stock combinations. The Series A Rights are exercisable immediately and expire five years after the issuance date. The Series A Rights require the Company to hold in reserve the total number of shares of Common Stock that would need to be exercised in order meet the obligations of the Series A Rights.

The Company’s Series B Rights obligate the Company to issue Common Stock (“Series B Right Shares”) to the holder without any additional consideration. The number of Series B Right Shares is fixed and is only subject to customary non-price based ratable adjustments, such as stock splits, and stock combinations. The Company’s Series B Rights are exercisable upon the earlier of (1) December 31, 2023 or (2) the initial date on which the Company’s Common Stock is listed for trading on the New York Stock Exchange, NYSE American, the Nasdaq Global Select Market, Nasdaq Capital Markets, or the Nasdaq Global Market. The Series B Rights expire five years after the issuance date. The Series B Rights require the Company to hold in reserve the total number of shares of Common Stock that would need to be exercised in order meet the obligations of the Series B Rights.

The Company assessed the Series A Rights and Series B Rights for appropriate balance sheet classification and concluded that the Series A Rights and Series B Rights are freestanding equity-linked financial instruments that meet the criteria for equity classification under ASC 480 and ASC 815. Accordingly, they are classified as equity and accounted for as a component of additional paid-in capital at the time of issuance. The Company also determined that the Series A Rights and Series B Rights should be included in the determination of basic and diluted earnings per share in accordance with ASC 260, Earnings per Share.

As a result of the reincorporation and effective January 10, 2024, each of the Company’s Series A Right to Receive Common Stock issued and outstanding immediately prior to the reincorporation was converted into one Series A Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the Company’s original Series A Rights to Acquire Common Stock. Also, each of the Company’s Series B Right to Receive Common Stock issued and outstanding immediately prior to the reincorporation was converted into one Series B Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the Company’s original Series B Rights to Acquire Common Stock. (Note 20 - Subsequent Events).

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NOTE 15 – STOCK-BASED COMPENSATION

The TraQiQ Inc. 2020 Equity Incentive Plan was initially approved by the Company’s Board of Directors on November 23, 2020. In conjunction with the reincorporation (Note 20 – Subsequent Events) and effective January 10, 2024, the Company adopted the Titan Environmental Solutions Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan limits the shares of common stock authorized to be awarded as stock awards to 32,500,000 shares. The 2023 Plan terminates upon the earlier of 1) the earliest date at which all shares awarded under the plan have been satisfied in full or terminated and there remain no new shares authorized to be issued under the plan, or 2) the tenth anniversary of the plan’s effective date.

The activity for restricted stock awards under the Company’s incentive plans was as follows for the years ended December 31, 2023 and 2022:

Weighted
		Weighted	Average
		Average	Remaining
	Number	Grant Date	Contractual
	Shares	Fair Value	Term (years)

Nonvested at December 31, 2021	-	$-	-
Granted	-	$-	-
Shares vested	-	$-	-
Forfeitures	-	$-	-
Nonvested at December 31, 2022	-	$-	-

Nonvested at December 31, 2022	-	$-	-
Granted	-	$-	-
Acquired concurrent with the Titan Merger (vested and unreleased)	1,405,000	$0.01	-
Acquired concurrent with the Titan Merger (unvested)	3,600,000	$0.01	-
Shares vested	(300,000)	$0.01	-
Forfeitures and cancelations	(4,705,000)	$0.01	-
Total outstanding at December 31, 2023	-	$-	-

As of June 30, 2023, there were 2,005,000 shares of common stock related to restricted stock grants that were vested and unissued. On September 13, 2023, the Company signed a Cancellation of Restricted Stock Grants Agreement with Sikka and two directors which rescinded and annulled 1,705,000 of the vested and unreleased shares and the 3,000,000 unvested shares. Consequently, the obligation to issue shares was eliminated.

Stock-based compensation from restricted stock awards for the years ended December 31, 2023 and 2022 was $5,590,485 and $0, respectively. As of December 31, 2023, there remained $0 of unrecognized stock-based compensation from restricted stock awards. The total fair value of restricted shares that vested during the years ended December 31, 2023 and 2022 was $3,510 and $0, respectively. The fair value of the vested and unreleased shares on the date of the Titan Merger was $16,439.

On the Titan Merger acquisition date, the Company awarded 70,100 shares of Series C Preferred Stock that vested immediately to its chief executive officer, and as a result recorded $5,586,796 of stock-based compensation (Note 14 – Stockholders’ Equity). On September 28, 2023, the Company and the chief executive officer signed a cancellation agreement and the Series C Preferred Stock shares were rescinded. Under the terms of the cancellation agreement, the Company agreed to issue ten-year stock options to acquire a number of shares of common stock of the Company in order to provide the chief executive officer an equity interest in the Company commensurate with the value of the original stock award. Such options will have an exercise price equal to the sale price of the common stock in the next public offering of common stock consummated by the Company.

The fair value of the Series C Preferred Stock was determined using observable inputs (level 2 fair value measurement) with a market approach technique. The main input for the Series C Preferred Stock fair value was the price of the Company’s common stock as of the date of the grant.

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NOTE 16 – COMMITMENTS AND CONTINGENCIES

Commitments

On March 1, 2023, Titan Trucking entered into a consulting agreement (the “March 2023 Agreement”) with a consultant for consulting services related to the consolidated waste industry. As consideration, the Company agreed to pay the consultant a monthly fee of $10,000 through the course of the three-year term of the agreement. Upon reaching the maturity, both parties may agree to an optional one-year term extension. Additionally, the Company agreed to pay the consultant a success fee equal to: 1) one percent (1%) of the purchase price paid by the Company to acquire an enterprise engaged in the business of hauling, transportation, waste brokerage, and recycling, 2) two percent (2%) of the purchase price paid by the Company for all stand-alone landfills and transfer stations, 3) one percent (1%) of the revenue received by the Company, for a twelve month period commencing upon execution, for all municipal or large commercial contracts, and 4) one and twenty-five hundredths percent (1.25%) of the purchase price received by the Company for transfer stations associated with a professionally recognized hauling company.

On May 20, 2023, the Company entered into a management consulting agreement (the “May 2023 Agreement”) with a related party consultant. The consultant agreed to assist the Company identify acquisition and merger targets, as well provide other merger and acquisition related services, such as due diligence services, and services related the integration of acquisition targets. The May 2023 Agreement has a term of two years, and its term shall automatically be extended by additional one-year term extensions unless the agreement is terminated by either party prior to the end of the current term. As consideration, the Company agreed to pay a monthly retainer of $19,950 and an acquisition bonus on any acquisition by the Company of a third-party business. The acquisition bonus shall be calculated as equal to: 1) two and ninety-five hundredths percent (2.95%) of the first $50,000,000 of consideration paid for the acquisition, 2) one and seventy-five hundredths percent (1.75%) of the next $150,000,000 of consideration paid for the acquisition, and 3) one and twenty-five hundredths percent (1.25%) of the consideration paid for the acquisition over the first $200,000,000 paid. The Company recognized related party consulting expense of $159,600 during the year ended December 31, 2023 due to the May 2023 Agreement. As of December 31, 2023, the Company had a related party accounts payable balance of $99,750 due to the May 2023 Agreement. The Company also had a related party accounts payable balance of $30,767 due to expenses paid by the consultant on behalf of the Company.

Contingencies

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. Currently, there is no litigation pending against our company that could materially affect our company other than as follows:

In July 2022, a complaint was filed against Titan Trucking in the Circuit Court for Macomb County, Michigan for breach of contract. In the complaint, the plaintiff alleges that Titan Trucking has breached a contractual agreement between Titan Trucking and the plaintiff pertaining to the transport of certain non-hazardous solid waste or recyclables from plaintiff’s transfer station to the locations identified in the contract. The complaint seeks unspecified damages, attorney and expert fees and other unspecified litigation costs. Titan Trucking has denied the claims of the plaintiff, and in May 2023, Titan Trucking filed amended counterclaims against the plaintiff alleging that plaintiff breached the contractual agreement by preventing Titan Trucking’s performance of its obligations under the agreement by failing to, among things, provide the necessary volumes of materials for shipment and the personnel sufficient to permit Titan Trucking to provide its services and by failing to pay certain invoices and to reimburse Titan Trucking for equipment damaged by plaintiff’s employees and for overweight trailer tickets. This matter is presently set on the court’s non-jury trial docket. As of December 31, 2023, no accruals for loss contingencies have been recorded as the outcome of this litigation is neither probable nor reasonably estimable.

In July 2023, a complaint was filed against the Company and Sikka in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois for breach of contract. In the complaint, the plaintiff alleges that the Company breached contracts for the payment of compensation for investor relations and web development and copyright services allegedly provided by the plaintiff, which payment obligation was personally guaranteed by Sikka. The complaint seeks damages in the amount of $324,000, attorney fees and other unspecified litigation costs. The Company answered the complaint, denying all of the basic allegations, and the plaintiff then moved to strike the Company’s answer. In December 2023, the parties entered an agreement pursuant to which the plaintiff agreed to produce all of the documents supporting its claim that it performed services under the contracts, and the Company agreed to serve and file an amended answer within 21 days after receipt of their documents.  Since that time, the plaintiff produced its documents and the Company filed its amended answer.  The Company anticipates conducting deposition discovery in the weeks and months ahead, and the matter is scheduled for trial in Illinois in September 2024. As of December 31, 2023, no accruals for loss contingencies have been recorded as the outcome of this litigation is neither probable nor reasonably estimable.

NOTE 17 – LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of December 31, 2023 and 2022, the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of loss per share, as their effect would have been anti-dilutive.

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Series C preferred stock	63,090,000	-
Warrants	2,608,734	-
Total common stock equivalents	65,698,734	-

As further described in Note 3 – Business Combinations, under applicable accounting principles, the historical financial results of Titan prior to May 19, 2023 replace the historical financial statements for the period prior to May 19, 2023. Titan’s equity structure, prior to the combination with the TraQiQ, was a limited liability company, resulting in all components of equity attributable to the members being reported within Member’s Equity. Given that Titan was a limited liability company, net loss prior to the reverse acquisition is not applicable for purposes of calculating loss per share.

The Company has assessed the Series A Right to Receive Common Stock (“Series A Rights”) and the Series B Rights to Receive Common Stock (“Series B Rights”) for appropriate balance sheet classification and concluded that the Series A Rights and Series B Rights are freestanding equity-linked financial instruments that meet the criteria for equity classification under ASC 480 and ASC 815. In accordance with ASC 260 Earnings per Share the Company determined that the Series A Rights and Series B Rights should be included in the determination of basic and diluted earnings per share.

As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

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NOTE 18 – PROVISION FOR INCOME TAXES

Prior to the Titan Merger, Titan Trucking filed its taxes as an S-Corp. The profits and losses of an S-Corp flow through to the owners of the respective company. Upon the acquisition date of the Titan Merger, the S-Corp status was terminated and Titan Trucking began to be taxed as a C-Corp (including the recording of deferred tax assets). The following is a summary of the components giving rise to the income tax (benefit) provision for the years ended December 31, 2023 and 2022:

	2023	2022
Current:
Federal	$-	$-
State	-	-
Foreign	$-	$-
Total current provision	-	-

Deferred:
Federal	$(674,213)	$-
State	(265,698)	-
Foreign	-	-
Total deferred benefit	(939,911)	-
Change in valuation allowance	939,911	-
Total income tax provision	$-	$-

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2023 and 2022:

	2023	2022
Federal income taxes at statutory rate	21.00%	0.00%
State income taxes at statutory rate	0.45%	0.00%
Acquisitions and disposals	0.10%	0.00%
Loss on extinguishment of debt	(16.44)%	0.00%
Goodwill impairment	(2.35)%	0.00%
Stock based compensation	(0.79)%	0.00%
Tax basis adjustments	(1.00)%	0.00%
Change in valuation allowance	(0.63)%	0.00%
Other	(0.34)%	0.00%
Totals	0.00%	0.00%

The following is a summary of the components of deferred tax assets and liabilities as of December 31, 2023 and 2022:

	As of	As of
	December 31,	December 31,
	2023	2022
Deferred tax assets:
Net operating losses and other tax attributes	$5,016,200	$-
Other	32,759	-
Total deferred tax assets	5,048,958	-
Deferred tax liabilities:
Depreciation and amortization	(552,039)	-
Total deferred tax liabilities	(552,039)	-
Less: Valuation allowance	(4,496,919)	-

Net deferred tax assets	$-	$-

As of December 31, 2023, the Company has a net operating loss carry forward of $14,875,000. Of the $14.9 million of net operating losses, $1.3 million will begin to expire in 2029 and $13.6 million will not expire but will be limited in utilization of 80% of taxable income. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code. The valuation allowance was increased by approximately $4,497,000 in 2023.

ASC 740 provides guidance on the financial statement recognition and measurement for uncertain income tax positions that are taken or expected to be taken in a company’s income tax return. The Company has evaluated its tax positions and believes there are no uncertain tax positions as of December 31, 2023. The Company classifies income tax penalties and interest, if any, as part of other general and administrative expenses in the accompanying consolidated statements of operations. The Company did not expense any penalties or interest during the years ended December 31, 2023 or 2022, and did not accrue any penalties or interest as of December 31, 2023 or 2022.

NOTE 19 – SEGMENT REPORTING

Operating segments are components of an enterprise about which separate financial information is available and is evaluated regularly by management, namely the Chief Operating Decision Maker (“CODM”) of an organization, in order to determine operating and resource allocation decisions. By this definition, the Company has identified its COO as the CODM. The Company operates and reports in two segments: Trucking and Digester.

Trucking Segment: The Trucking Segment generates service revenues and incurs expenses by transporting environmental and other waste for customers.

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Digester Segment: The Digester Segment primarily generates revenues and incurs expenses through the production and sale of ‘digester’ equipment to customers. The segment also generates revenue through related services such as digester maintenance and software services.

The Company believes that this structure reflects its current operational and financial management, and that it provides the best structure for the Company to focus on growth opportunities while maintaining financial discipline. The factors used to identify the Trucking and Digester operating segments were the difference in revenue streams and customer base for each segment, the reporting structure for operational and performance information within the Company, and management’s decision to organize the Company around the different revenue generating activities of the segments. Total revenues for each reportable segment is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
	$	$
Trucking	6,228,457	4,203,112
Digester	1,395,992	-
Corporate / Other	135	-
Total Company	$7,624,584	$4,203,112

Gross profit (loss) for each reportable segment is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
	$	$
Trucking	322,657	(4,740)
Digester	798,748	-
Corporate / Other	44	-
Total Company	$1,121,449	$(4,740)

Net loss before provision for income taxes for each reportable segment is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
	$	$
Trucking	(4,152,256)	(658,663)
Digester	(20,303,071)	-
Corporate / Other	(124,549,722)	-
Total Company	$(149,005,049)	$(658,663)

Total assets, capital expenditures, and depreciation and amortization expense for each reportable segment is as follows:

	Assets		Capital expenditures		Depreciation and amortization (1)
	As of December 31,		Year Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2023	2022

Trucking	$8,804,653	$7,407,967	$643,100	$3,349,628	$492,770	$325,382
Digesters	13,122,976	-	14,345	—	436,684	—
Corporate / Other	247,845	-	-	—	—	—
Total Company	22,175,474	7,407,967	657,445	3,349,628	929,454	325,382

(1)	Depreciation expense of $424,040 and $325,382 for the year ended December 31, 2023 and 2022, respectively, is classified as cost of revenues on the consolidated income statement and included in the Trucking Segment depreciation and amortization because it is information reviewed by the CODM.

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NOTE 20 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the issuance date of these financial statements. There were no subsequent events other than those described below:

Reincorporation in Nevada as Titan Environmental Solutions Inc., and Associated Effects

Effective January 10, 2024, and pursuant to an Amended and Restated Agreement and Plan of Merger (the “Reincorporation Agreement”) the Company merged with and into (the “reincorporation”), its wholly owned subsidiary Titan Environmental Solutions Inc. (“Titan”) with Titan as the surviving entity. As a result of the reincorporation the Company’s corporate name was changed from “TraQiQ, Inc.” to “Titan Environmental Solutions Inc.”. The individuals serving as the TraQiQ, Inc. executive officers and directors as of the effective time of the reincorporation continued to serve in such respective capacities with Titan following the effective time of the reincorporation.

Change in Equity Instruments and Share Authorizations

Pursuant to the Reincorporation Agreement each share of the Company’s common stock issued and outstanding immediately prior to the reincorporation was converted into one share of Titan’s common stock. Additionally, each share of the Company’s Series C Convertible Preferred Stock issued and outstanding immediately prior to the effective time of the Reincorporation Merger was converted into one share of Series A Convertible Preferred Stock of Titan (the “Series A Preferred Stock”), which has substantially the same rights and preferences as the Series C Preferred Stock. Each of the Company’s Series A Right to Receive Common Stock issued and outstanding immediately prior to the reincorporation was converted into one Series A Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the Company’s original Series A Rights to Receive Common Stock. Each of the Company’s Series B Right to Receive Common Stock issued and outstanding immediately prior to the reincorporation was converted into one Series B Right to Receive Common Stock of Titan, which has substantially the same rights and preferences as the Company’s original Series B Rights to Receive Common Stock.

As a result of the reincorporation, all the Company’s outstanding warrants were assumed by Titan and now represent warrants to acquire shares of Titan’s common stock. The reincorporation increased the authorized capital stock of the Company 425,000,000 shares, of which 400,000,000 shares are designated as common stock, par value $0.0001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which 630,900 shares were designated “Series A Convertible Preferred Stock”. Due to the reincorporation the Company also adopted the “Titan Environmental Solutions Inc. 2023 Equity Incentive Plan”.

Authorization of Reverse Stock Split

Pursuant to the terms of the Reincorporation Agreement the Titan board of directors was authorized to effect a reverse stock split (the “Reverse Stock Split”) on the basis of one new share of Titan common stock for up to 50 shares of old Titan common stock, at the discretion of the Titan board of directors, at any time prior to the first anniversary of the effective date of the reincorporation. The Titan board of directors shall amend the articles of incorporation of Titan to reduce the number of authorized shares of common stock to a number of shares, as determined by the Titan board of directors, that is not less than 110% of the number of outstanding shares of common stock on a fully-diluted basis after giving effect to the Reverse Stock Split.

Change in Trading Symbol of Common Stock

Following the reincorporation and effective January 16, 2024, the Company’s trading name was changed from TraQiQ, Inc. to Titan Environmental Solutions Inc. Additionally, the trading symbol of its common stock changed from “TRIQ” to “TESI”.

Exchange of Prefunded Warrants (Share Rights) for Common Stock

On January 23, 2024, 100,000 of the Company’s Series A Rights were exercised. As a result, the Company issued 100,000 shares of common stock.

Between January 17, 2024 and January 29, 2024, 10,152,269 of the Company’s Series B Rights were exercised. As a result, the Company issued 10,152,269 shares of common stock.

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Issuance of Related Party Convertible Note Payable

On February 28, 2024, the Company issued a convertible note payable to a Director. The note has a maturity date of August 31, 2025, an annual interest rate of 11%, and a principal balance of $62,500. The note also was issued with an original issue discount of $12,500. The note contains a “mandatory conversion” feature requiring that in the event the Company completes a change in control transaction and in connection to that transaction, the holder of another note held by the Company converts their note into equity securities of the Company, the note with the mandatory conversion feature shall automatically convert into the same equity securities. The note also contains a “rollover rights” conversion feature that enables the holder to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

Issuance of Related Party Note Payable

On February 23, 2024, the Company issued a note payable to Glen Miller, the Company’s Chief Executive Officer. The note has a principal amount of $55,000 and an original issue discount of $5,000. The note is non-interest bearing and matures on June 30, 2024. The note also has a provision requiring a late fee of 10% of the note’s principal in the event the Company defaults on repayment by more than thirty (30) days.

On February 23, 2024, the Company issued a note payable to a related party. The note has a principal amount of $55,000 and an original issue discount of $5,000. The note is non-interest bearing and matures on June 30, 2024. The note also has a provision requiring a late fee of 10% of the note’s principal in the event the Company defaults on repayment by more than thirty (30) days.

Issuance of Convertible Note Payables

On February 28, 2024, the Company issued a convertible note payable (the “February 2024 Note). The February 2024 Note has a maturity date of August 31, 2025, an annual interest rate of 11%, and a principal balance of $62,500. The note also was issued with an original issue discount of $12,500.

On March 7, 2024, the Company issued a convertible note payable (the “March 2024 Note”). The note has a maturity date of August 31, 2025, an annual interest rate of 11%, and a principal balance of $125,000. The note also was issued with an original issue discount of $25,000.

The February 2024 Note and the March 2024 Note both contain a “mandatory conversion” feature requiring that in the event the Company completes a change in control transaction and in connection to that transaction, the holder of another note held by the Company converts their note into equity securities of the Company, the note with the mandatory conversion feature shall automatically convert into the same equity securities. The February 2024 Note and March 2024 Note both also contain a “rollover rights” conversion feature that enables the holder to convert all or part of the note’s principal and accrued interest in the event of a public offering or private placement of the Company’s equity, equity linked, or debt securities into purchase consideration for said public or private offering.

Designation of Series A and Series B Preferred Stock

As of January 4, 2024, the Company’s board of directors designated a series of Preferred Stock consisting of 630,900 shares that were designated Series A Convertible Preferred Stock (“Series A Preferred Stock”). The rights related to the Series A Preferred Stock are virtually identical to the rights related to the Company’s common stock, except that each share of Series A Preferred Stock is convertible into 100 shares of Common Stock and the shares of Series A Preferred Stock vote together with the Common Stock on all matters submitted for a vote to our common stockholders on an as-converted basis.

As of April 3, 2024, the Company’s board of directors designated a series of Preferred Stock consisting of 1,360,000 shares that were designated Series B Convertible Preferred Stock (“Series B Preferred Stock”).

The Series B Preferred Stock ranks senior to the Series A Preferred Stock with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up. Holders of Series B Preferred Stock are entitled to receive dividends accruing on a daily basis in arrears at the rate of 10% per annum, or after the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations, as amended (the “Amended Certificate of Designation”)), 15% per annum, based on a 360 day year and the stated value of the Series B Preferred Stock of $10.00 per share (the “Stated Value”). The Company may, at its option, upon not less than ten (10) days nor more than sixty (60) days’ written notice, redeem the then issued and outstanding shares of Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of 130% of the Stated Value per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Mandatory Redemption Event (as defined in the Amended Certificate of Designation), the Company will be required to redeem all of the then issued and outstanding shares of Series B Preferred Stock. The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into shares of Common Stock, at the applicable conversion rate (subject to certain adjustments), at any time, which right is subject to the Beneficial Ownership Limitation (as defined in the Amended Certificate of Designation). Subject to certain terms, the Company has the right to require that each holder of Series B Preferred Stock mandatorily convert all or any portion of their Series B Preferred Stock. A holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such the Holder are convertible on any matter presented to the Company’s stockholders, except as required by law or as specifically set forth in the Amended Certificate of Designation. In the event of a liquidation, dissolution or winding up of the Company, each holder of Series B Preferred Stock is entitled to receive out of the Company’s assets before any payment or distribution shall be made to the holders of any Junior Securities (as defined in the Amended Certificate of Designation), the greater of (i) an amount per share equal to the sum of (x) the Stated Value and (y) any unpaid dividends, and (ii) the same amount that a holder of Common Stock would receive on an as-converted basis.

Warrants and Securities Purchase Agreement

On January 5, 2024, the Company received $650,000 from three investors in exchange for preferred stock and warrants. The first investor received 916,667 warrants, the second investor received 666,667 warrants, and the third investor received 1,166,667 warrants. Each warrant has an exercise price of $0.06 per share and requires the Company to keep in reserve for issuance a number of common stock shares equal to 125% of the shares necessary to be issued in the event that the warrant is exercised. Each warrant also expires five years following the issuance date. The Company issued the warrants to their respective investors on January 5, 2024, but as of filing, the preferred stock remained unissued.

On April 5, 2024, the Company and an investor conducted a first closing under a Securities Purchase Agreement (the “SPA”). Under the terms of the SPA the investor is to receive 50,000 shares of the Company’s Series B Preferred Stock and 5,000,000 warrants in exchange for consideration of $500,000. Each warrant has an exercise price of $0.06 per share and requires the Company to keep in reserve for issuance a number of common stock shares equal to 125% of the shares necessary to be issued in the event that the warrant is exercised. Each warrant also expires five years following the issuance date.

Forbearance of Michaelson Note

In April 2024, the Company and Michaelson agreed to extend the term of the Michaelson Note until June 30, 2024, and forbear all other terms until May 1, 2024. In exchange for such extension and forbearance, the Company agreed to: 1) pay $600,000 to Michaelson upon the closing of the acquisition of Standard Waste Services, LLC -- $500,000 will be repayment of principal and $100,000 will be a fee for the forbearance (payable $50,000 in cash and $50,000 in Series B Preferred Stock), 2) any new debt incurred by the Company shall be subordinated to the Michaelson Note, and 3) Michaelson is to receive 25% of the net proceeds on any capital raised greater than $6.0 million (Note 9 – Notes Payable).

F-80

Report of Independent Registered Public Accounting Firm

To the Members of Standard Waste Services, LLC (A Limited Liability Company):

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Standard Waste Services, LLC (A Limited Liability Company) (the Company) as of December 31, 2023 and 2022, the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Leases

As discussed in Note 1 to the financial statements, as of January 1, 2022, the Company adopted the new accounting guidance ASC Topic 842, Leases. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We did not identify any critical audit matters during the current period audit.

/s/ Freed Maxick CPAs, P.C.

We have served as the Company’s auditor since 2023.

Buffalo, New York

April 8, 2024

F-81

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

BALANCE SHEETS

	December 31,
	2023	2022

ASSETS
Current Assets

Cash and equivalents	$52,045	$137,389
Accounts receivable	1,236,867	1,001,761
Employee loans	3,300	-
Deposits on asset purchases	-	22,000

Total current assets	1,292,212	1,161,150

Property and Equipment, Net	5,534,186	5,310,144

Other Assets

Security deposits	12,900	12,900
Goodwill	412,800	412,800
Operating lease right-of-use asset, net	336,191	415,725

Total other assets	761,891	841,425

Total assets	$7,588,289	$7,312,719

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities

Accounts payable	$890,185	$721,904
Accrued expenses	39,031	33,440
Current portion of operating lease liability	90,992	86,134
Current portion of finance lease liability	27,802	24,654
Current portion of notes payable	982,060	919,337

Total current liabilities	2,030,070	1,785,469

Noncurrent Liabilities

Operating lease liability, net of current portion	259,533	350,525
Finance lease liability, net of current portion	82,744	110,546
Notes payable	2,720,523	2,818,649

Total noncurrent liabilities	3,062,800	3,279,720

Total liabilities	5,092,870	5,065,189

Members’ Equity	2,495,419	2,247,530

Total liabilities and members’ equity	$7,588,289	$7,312,719

See accompanying notes to financial statements

F-82

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

	For The Year Ended
	December 31,
	2023	2022

Revenues	$9,643,074	$8,454,605

Cost of Revenues	6,552,612	5,892,910

Gross Profit	3,090,462	2,561,695

General and Administrative Expenses	2,093,841	1,743,711

Income From Operations	996,621	817,984

Other Income (Expense)

Interest income	28	83
Gain on sale of property and equipment	-	83,144
Interest expense	(266,632)	(254,529)

Net Other Expense	(266,604)	(171,302)

Income Before Income Taxes	730,017	646,682

State Income Taxes	-	500

Net Income	730,017	646,182

Members’ Equity - Beginning	2,247,530	1,859,032

Member distributions	(482,128)	(257,684)

Members’ Equity - Ending	$2,495,419	$2,247,530

See accompanying notes to financial statements

F-83

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

STATEMENTS OF CASH FLOWS

	For The Year Ended
	December 31,
	2023	2022
Cash Flows From Operating Activities
Net income	$730,017	$646,182
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	766,706	648,787
Gain on sale of property and equipment	-	(83,144)
(Increase) decrease in operating assets:
Accounts receivable	(235,106)	(115,245)
Employee loans	(3,300)	500
Deposits on asset purchases	22,000	(22,000)
Security deposits	-	(12,900)
Operating lease right-of-use asset	79,534	35,723
Increase (decrease) in operating liabilities:
Accounts payable	168,281	272,469
Accrued expenses	5,591	4,375
Operating lease liability	(86,134)	(14,789)

Net Cash Provided by Operating Activities	1,447,589	1,359,958

Cash Flows From Investing Activities
Purchases of property and equipment	(67,699)	(297,416)
Proceeds from the sale of property and equipment	-	150,000

Net Cash Used in Investing Activities	(67,699)	(147,416)

Cash Flows From Financing Activities
Principal payments on finance lease liability	(24,654)	(18,575)
Principal payments on notes payable	(958,452)	(818,967)
Member distributions	(482,128)	(257,684)

Net Cash Used in Financing Activities	(1,465,234)	(1,095,226)

Net (Decrease) Increase in Cash and Cash Equivalents	(85,344)	117,316

Cash and Cash Equivalents - Beginning	137,389	20,073

Cash and Cash Equivalents - Ending	$52,045	$137,389

Supplementary Cash Flow Information:
Cash paid for interest	$266,632	$254,529
Cash paid for state income taxes	$-	$500
Establishment of right of use asset	$-	$451,448
Establishment of lease liability	$-	$451,448
Non-cash financing of property and equipment acquisitions	$923,049	$1,704,496

See accompanying notes to financial statements

F-84

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Standard Waste Services, LLC (a Michigan Limited Liability Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. The accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Operations

Standard Waste Services, LLC (the “Company”) is located in Detroit, Michigan. The Company provides waste management services primarily to commercial and industrial customers. The Company’s customers are primarily located in Southeast Michigan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management’s knowledge and experience. Accordingly, actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and demand deposits in banks plus short-term investments that are readily convertible to cash as well as investments with original maturities of three months or less.

Account Receivable

Accounts receivable are recorded when billed or accrued and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of allowance for credit losses, represents their estimated net realizable value.

The allowance for credit losses is based on management’s assessment of collectability of assets pooled together with similar risk characteristics. The Company estimates its allowance for credit losses based on historical collection trends, the age of outstanding receivables, geographical location of the customer, existing economic conditions and reasonable forecasts. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. Past-due receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. For the years ended December 31, 2023 and 2022, the Company had no allowance for credit losses established as management’s assessment of collectability of its accounts receivables did not identify any receivables as uncollectable.

The carrying value of accounts receivable for the years ended December 31, 2023, 2022, and 2021 were $1,236,867, $1,001,761, and $886,516, respectively.

F-85

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Depreciation of equipment is provided on the straight-line method at the following rates:

Software	3 years
Computer and office equipment	10 years
Furniture and fixtures	10 years
Trucks and tractors	7 years
Equipment	7 - 15 years
Leasehold improvements	15 years

Management regularly reviews property and equipment for possible impairment. The review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of December 31, 2023 and 2022.

Goodwill

Goodwill is carried at the amount paid for a company’s assets in excess of the sum of their fair values. The Company periodically tests these assets for impairment on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the assets below their carrying amounts.

The Company may elect to perform a qualitative assessment that considers economic, industry, and Company-specific factors for all or selected assets of which goodwill has been assigned at purchase. If, after completing the assessment, it is determined that it is more likely than not that the fair value of the assessed asset(s) is less than its carrying value, the Company proceeds to a quantitative test. The Company may also elect to perform a quantitative test for any or all of its assets with goodwill assigned at purchase.

Quantitative testing requires a comparison of the fair value of each asset with assigned goodwill to its carrying value. The Company uses the discounted cash flow method to estimate the fair value of the asset(s) with assigned goodwill. The discounted cash flow method incorporates various assumptions, the most significant being projected sales growth rates, operating margins and cash flows, the terminal growth rate, and the weighted average cost of capital. If the carrying value of the assets(s) with assigned goodwill exceeds its fair value, the shortfall up to the carrying value of the goodwill represents the amount of goodwill impairment.

During the years ended December 31, 2023 and 2022, the Company did not record any impairment and there were no changes in the carrying value of goodwill, respectively.

F-86

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance for accounting for leases under Topic 840, Leases. The FASB also subsequently issued several ASUs, which amend and clarify Topic 842. The most significant change in the new leasing guidance is the requirement to recognize right-of-use (ROU) assets and lease liabilities for operating leases on the balance sheet. Similar to the previous lease guidance, the update retains a distinction between finance leases (similar to capital leases in Topic 840, Leases) and operating leases, with classification affecting pattern of expense recognition in the income statement. The Company adopted this ASU effective January 1, 2022 and utilized all of the available practical expedients.

The determination of whether an arrangement is a lease is made at the lease’s inception. Under ASC 842, a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also include any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company has elected to apply the short-term lease exception to all leases with a term of one year or less. Several of the Company’s leases as of December 31, 2023 and 2022 are for periods of less than 12 months, or on a month-to-month basis; therefore, lease assets and liabilities described above are not recorded on the balance sheet.

The Company has made an accounting policy election to account for lease and non-lease components in its contracts as a single lease component for its operating and finance leases.

Revenue and Cost Recognition

The Company recognizes revenue when performance obligations are satisfied in accordance with ASC 606, Revenue from Contracts with Customers. The Company’s performance obligations are satisfied at the point in time once waste is disposed of at a landfill or transfer station. The Company then invoices its customers based upon pre-negotiated rates and billed to the customer once the performance obligations have been met. Invoices for services are normally due upon receipt. There are no significant financing agreements customers in relation to revenues generated and collected.

F-87

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue and Cost Recognition – Continued

The Company’s single-day contracts are invoiced by the Company at the time of the order and payment is required prior to delivery of the equipment used for hauling the waste. Based on the type of waste the customer needs disposed or hauled from the location, contract prices are negotiated in advance. If the customer requires more time than the agreed-upon contract stipulates, the Company invoices the customer on a daily basis until the customer no longer requires waste hauling by the Company.

The Company also provides waste hauling services to commercial customers which normally includes hauling away the waste and leaving equipment at the location for further use and future hauling and disposal. Invoices for these contracts are billed upon pickup and disposal of the waste at a landfill or transfer station. Invoice normally include disposal fees based on weight, type of waste to be disposed of, and fuel surcharges.

Cost of revenues earned includes direct contract costs, such as disposal fees, driver wages and related employer taxes, truck and equipment depreciation and maintenance expenses, and other costs such as customer property damages due to driver error.

Income Taxes

The Company is not a taxpaying entity for federal income tax purposes, and thus no federal income tax expense has been recorded in these financial statements. Income from the Company is taxed to the Members in their respective tax returns. The Company accounts for tax positions in accordance with the Recognition and Initial Measurement Sections of the Income Taxes Topic of Financial Accounting Standards Board (FASB) Accounting Standards Codification.

With few exceptions, the Company is subject to U.S. federal and state income tax examinations by tax authorities for the prior three years. Management has reviewed the LLC’s tax positions and determined there were no uncertain tax positions as of December 31, 2023 and 2022.

Advertising

Advertising costs are expensed as they are incurred. Advertising costs included in general and administrative expenses for the years ended December 31, 2023 and 2022 were $6,129 and $9,188, respectively.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” This amendment replaces the incurred methodology in current generally accepted accounting principles with a methodology that reflects expected credit losses on instruments within its scope, including trade receivables.

F-88

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Adopted Accounting Standards – Continued

This update is intended to provide financial statement users with more decision useful information about the expected credit losses. The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements and primarily resulted in new and enhanced disclosures only.

On January 1, 2022, the Company adopted new guidance under Accounting Standards Codification (ASC) Topic 842, Leases. Under the new guidance, the Company recognizes right of use assets and lease liabilities for leases with terms greater than 12 months. Leases are now classified as either financial or operating leases, which dictates whether the expense is recognized based on effective interest method or on a straight-line basis over the term of the lease. The Company adopted Topic 842 using the modified retrospective method. Accordingly, the new guidance was applied retrospectively to leases that existed as of January 1, 2022 (the date of initial application). The adoption did not have a significant impact on the Company’s equity, results of operations or cash flows.

The Company elected the following practical expedients and accounting policy elections:

1.	Expired or existing contracts were not assessed to determine whether they are or contain leases upon adoption.

2.	Previous classification of existing leases (operating or finance) was retained as of the date of adoption.

3.	Initial direct costs were not reassessed upon adoption.

4.	Hindsight is used in determining the lease term and in evaluating impairment of right of use assets.

NOTE 2 – CONCENTRATION OF CREDIT RISK

The Company maintains cash and cash equivalents balances at a financial institution located in Michigan. Accounts at this institution were insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company’s cash balances at December 31, 2023 and 2022 were fully insured.

F-89

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2023 and 2022 consisted of the following:

	2023	2022

Software	$3,743	$3,743
Computer and office equipment	23,142	23,142
Furniture and fixtures	9,257	9,257
Trucks and tractors	4,131,319	3,598,702
Equipment	3,685,749	3,230,617
Leasehold improvements	126,555	123,555

Total undepreciated cost	7,979,765	6,989,016

Less: Accumulated depreciation	2,445,579	1,678,872

Property and equipment, net	$5,534,186	$5,310,144

Depreciation expense included in cost of revenues related to trucks and tractors and equipment for the years ended December 31, 2023 and 2022 amounted to $755,770 and $645,587, respectively. Depreciation expense included in general and administrative expenses for the years ended December 31, 2023 and 2022 amounted to $10,936 and $3,200, respectively.

NOTE 4 – LEASES

During March 2022, the Company entered into a lease agreement for its Detroit operations which commenced in August 2022 through July 2027. There is an exclusive right to purchase the premises through the original term of the lease at a fair value to be mutually agreed upon. The Company is not reasonably certain it will exercise the option and therefore, the lease is classified as an operating lease. Monthly payments required under this lease are approximately $9,000. The Company discounted the lease liability utilizing the incremental borrowing rate at lease commencement which was 5.50%. Total lease expense under this lease for the years ended December 31, 2023 and 2022 was $104,000 and $43,333, respectively. The remaining term under this lease at December 31, 2023 is 3.6 years.

Also, the Company leases a truck used for is operations under a five-year lease which commenced during May 2022 ending during May 2027, classified as a finance lease. The lease calls for monthly payments of $3,304 bearing interest at 12.08% per annum. The lease includes a purchase option upon maturity of which the Company intends to exercise. The remaining term under this lease at December 31, 2023 is 3.3 years.

The Company also leases land for equipment storage on a month-to-month basis. These monthly leases are expensed to lease expense as incurred.

F-90

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 4 – LEASES – Continued

The following table summarizes right of use assets at December 31, 2023 and 2022:

	2023	2022	Location Recorded on Balance Sheet

Assets
Operating lease	$336,191	$415,725	Right-of-use asset
Finance lease	117,162	139,130	Property and equipment, net

Total leased assets	$453,353	$554,855

The following table summarizes the maturities of the Company’s lease liabilities presented on the balance sheets as of December 31, 2023:

Year	Operating Lease	Finance Lease

2024	$108,000	$39,650
2025	108,000	39,650
2026	108,000	39,650
2027	63,000	16,521

Total lease payments	387,000	135,471
Less interest	36,475	24,925

Total lease obligations	350,525	110,546

Less current portion	90,992	27,802

Long-term lease liabilities	$259,533	$82,744

The following summarizes the composition of net lease cost during the years ended December 31, 2023 and 2022:

	2023	2022

Short-term lease costs	$28,431	$141,163
Operating lease costs	104,000	43,333
Finance lease costs
Amortization of right-to-use asset	21,968	9,077
Interest on lease liabilities	14,997	10,040

Total lease costs	$169,396	$203,613

F-91

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE

Notes payable at December 31, 2023 and 2022 can be summarized as follows:

	Years Ended
	December 31,
	2023	2022

Note payable to third-party individual, secured by underlying assets, due in equal monthly payments of $6,500, beginning November 2017 and due December 2027 in full, plus interest of 5.00% per annum.	$525,381	$579,822

Note payable to bank, secured by underlying asset, beginning August 2018, due in equal monthly payments of $3,094 plus interest of 10.19% per annum. Paid in full during 2023.	-	32,366

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,576, beginning January 2019 and due December 2023 in full, plus interest of 12.07% per annum.	7,574	35,692

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,315, beginning March 2019 and due March 2024 in full, plus interest of 11.27% per annum.	15,616	40,121

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,663, beginning May 2019 and due March 2024 in full, plus interest of 11.89% per annum.	15,437	43,700

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,503, beginning May 2019 and due April 2024 in full, plus interest of 10.59% per annum.	14,324	29,591

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,510, beginning June 2019 and due May 2024 in full, plus interest of 11.08% per annum.	30,176	66,719

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,639, beginning August 2019 and due July 2024 in full, plus interest of 12.56% per annum.	17,727	45,264

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,384, beginning February 2020 and due February 2025 in full, plus interest of 7.61% per annum.	45,204	80,891

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,619, beginning March 2020 and due March 2024 in full, plus interest of 8.73% per annum.	11,013	28,638

Subtotal	$682,452	$982,804

F-92

STANDARD WASTE SERVICES, LLC
(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

	2023	2022

Subtotal from previous page	$682,452	$982,804

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,902, beginning June 2020 and due June 2026 in full, plus interest of 5.50% per annum.	53,195	72,512

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,016, beginning July 2020 and due July 2025 in full, plus interest of 12.51% per annum.	34,584	53,165

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,239, beginning July 2020 and due July 2025 in full, plus interest of 12.41% per annum.	38,451	59,136

Note payable to bank, secured by underlying assets, due in equal monthly payments of $979, beginning August 2020 and due August 2026 in full, plus interest of 5.50% per annum.	29,069	38,919

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,079, beginning November 2020 and due October 2025 in full, plus interest of 9.40% per annum.	40,113	60,250

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,940, beginning November 2020 and due October 2025 in full, plus interest of 9.42% per annum.	31,407	46,393

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,829, beginning December 2020 and due December 2025 in full, plus interest of 6.25% per annum.	63,666	92,643

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,162, beginning December 2020 and due September 2025 in full, plus interest of 8.88% per annum.	49,428	74,422

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,033, beginning March 2021 and due March 2026 in full, plus interest of 5.99% per annum.	51,222	71,868

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,855, beginning May 2021 and due May 2026 in full, plus interest of 6.95% per annum.	75,603	103,541

Subtotal	$1,149,190	$1,655,653

F-93

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

	2023	2022

Subtotal from previous page	$1,149,190	$1,655,653

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,967, beginning August 2021 and due August 2028 in full, plus interest of 6.10% per annum.	144,271	170,208

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,275, beginning August 2021 and due August 2026 in full, plus interest of 6.92% per annum.	66,289	88,167

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,176, beginning September 2021 and due September 2026 in full, plus interest of 6.72% per annum.	95,440	126,010

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,225, beginning November 2021 and due November 2026 in full, plus interest of 6.73% per annum.	102,226	132,915

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,586, beginning December 2021 and due December 2026 in full, plus interest of 5.99% per annum.	117,906	152,740

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,134, beginning February 2022 and due February 2026 in full, plus interest of 7.50% per annum.	74,982	105,700

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,000, beginning March 2022 and due February 2029 in full, plus interest of 4.99% per annum.	165,428	192,213

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,063, beginning April 2022 and due April 2029 in full, plus interest of 5.64% per annum.	171,205	197,493

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,381, beginning July 2022 and due July 2029 in full, plus interest of 6.29% per annum.	190,626	218,261

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,427, beginning July 2022 and due July 2026 in full, plus interest of 7.90% per annum.	95,816	127,979

Subtotal	$2,373,379	$3,167,339

F-94

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

	2023	2022

Subtotal from previous page	$2,373,379	$3,167,339

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,674, beginning July 2022 and due August 2027 in full, plus interest of 4.91% per annum.	141,455	180,477

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,674, beginning July 2022 and due August 2027 in full, plus interest of 4.91% per annum.	141,455	180,477

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,071, beginning July 2022 and due August 2027 in full, plus interest of 9.26% per annum.	114,199	139,200

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,446, beginning November 2022 and due November 2027 in full, plus interest of 8.50% per annum.	58,676	70,493

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,850, beginning March 2023 and due January 2029 in full, plus interest of 6.76% per annum.	96,587	-

Note payable to bank, secured by underlying assets, due in equal monthly payments of $5,590, beginning March 2023 and due March 2028 in full, plus interest of 7.35% per annum.	244,214	-

Note payable to bank, secured by underlying asset, due in equal monthly payments of $4,213, beginning December 2023 and due December 2030 in full, plus interest of 8.47% per annum.	266,434	-

Note payable to bank, secured by underlying asset, due in equal monthly payments of $4,269, beginning December 2023 and due December 2030 in full, plus interest of 8.90% per annum.	266,184	-

Total notes payable	3,702,583	3,737,986

Less: current portion of notes payable	982,060	919,337

Notes payable - long-term portion	$2,720,523	$2,818,649

F-95

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

Principal payments on notes payable for the next five years ending December 31 and thereafter as follows:

2024	$982,060
2025	849,498
2026	647,485
2027	743,898
2028	250,302
Thereafter	229,340

Total interest expense included on the statements of income and changes in members’ equity for the years ended December 31, 2023 and 2022 amounted to $251,883 and $244,620, respectively.

NOTE 6 – CONTINGENCIES

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. During 2022, the Company was party to litigation with its previous lessor over rent increases. The Company settled during November 2022 and paid $85,000 to the previous lessor. This amount is included in lease expense in general and administrative expenses on the statement of income and changes in members’ equity for the year ended December 31, 2022.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2023 and 2022, the Company conducted business with an entity owned by a family member of one of the Company’s members. The related party performs waste hauling services similar to the Company. During the year ended December 31, 2022, brokerage fees were paid to the related party for providing successful sales leads to the Company. Further, during both years ended December 31, 2023 and 2022, the Company provided services to the related party due to the related party being at full capacity and requiring additional equipment and hauling in order to service its customers of which the Company provided.

The following summarizes the Company’s related party transactions as of and for the years ended December 31, 2023 and 2022:

	2023	2022

Statements of Income:
Revenues for services provided	$169,322	$3,750
Brokerage fees paid	-	1,302

Assets:
Accounts receivable	53,177	500

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events that occurred after the balance sheet date, up to the date that the financial statements were issued.

The Company is currently in negotiations to sell its assets and operations to a third party. As of the date of these financial statements the transaction has not completed and both parties are working on due diligence that include operational and financial information. Closing of the transaction is currently expected to occur during April 2024.

F-96

[____] Shares

Titan Environmental Solutions, Inc.

PRELIMINARY PROSPECTUS

             , 2024

Common Stock

OAK RIDGE FINANCIAL

Through and including            , 2024 (90 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER [       ], 2024

PRELIMINARY PROSPECTUS

[_____] Shares

Titan Environmental Solutions Inc.

Common Stock

This prospectus relates to the resale of [____] shares (after giving effect to a reverse stock split of one-for 75) of common stock, par value $0.001 per share, purchased by the selling stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest, in a series of private placement transactions that closed between [____] 202_ and [____] 2024.

Our common stock is currently quoted on the OTCQB market, operated by OTC Markets Group, under the symbol “TESI.” On [   ], 2024, the last quoted price of our common stock as reported on the OTCQB was $[    ] per share (as adjusted for a reverse stock split of one-for 75). We have applied to list our common stock on the NYSE American LLC (“NYSE American”) under the symbol “TESI.” This resale offering is contingent upon approval of the NYSE American for the listing of our common stock and no shares of our common stock will be sold by the Selling Stockholders under this prospectus unless our common stock is listed for trading on the NYSE American.

Any Selling Stockholder may sell all or a portion of these shares from time to time in market transactions through any market on which the common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholders will receive all proceeds from such sales of common stock. For additional information on the methods of sale of the common stock, you should refer to the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of shares by the Selling Stockholders.

The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, to read about factors you should consider before investing in our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2024

TABLE OF CONTENTS

Page
The Offering	Alt-1
Use of Proceeds	Alt-2
Selling Stockholders	Alt-3
Plan of Distribution	Alt-6
Legal Matters	Alt-8

Alt-i

Table of Contents

THE OFFERING

Common stock offered by Selling Stockholders	[____] shares of common stock.

Shares of common stock outstanding after this offering	[____] shares of common stock, after giving effect to the consummation of our public offering of common stock but assuming no exercise of the underwriters’ overallotment option in such offering.

Concurrent offering	Concurrently with this offering, we are registering [____] shares of common stock (plus [____] additional shares of common stock for the underwriters’ over-allotment option) for sale in a public offering of common stock. Sales by stockholders who purchase shares of common stock in our concurrent public offering may reduce the price of and demand for our common stock and, as a result, the liquidity of your investment.

Use of proceeds	We will not receive any proceeds from the sale of common stock held by the Selling Stockholders being registered in this prospectus.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholders of a significant amount of shares being registered in the registration statement, of which this prospectus forms a part, at any given time could cause the market price of our common stock to decline and to be highly volatile, and we do not have the right to control the timing and amount of any sales by the Selling Stockholders of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 11.

Proposed NYSE American trading symbol	We have applied to list our common stock on the NYSE American LLC (“NYSE American”) under the symbol “TESI.” We believe that upon the completion of our concurrent public offering of common stock, we will meet the standards for listing on the NYSE American. The closing of our concurrent public offering of common stock is contingent upon the successful listing of our common stock on the NYSE American. This resale offering will not proceed unless our concurrent public offering of common stock is closed.

The number of shares of our common stock to be outstanding after this offering is based on 338,491 shares of common stock outstanding as of June 30, 2024, gives effect to (i) the issuance of [____] shares of common stock in our concurrent public offering of common stock, (ii) the issuance of 31,994 shares of common stock upon the exchange of outstanding Rights subsequent to June 30, 2024, (iii) the issuance of 1,863,867 shares of common stock upon the conversion of our outstanding Series A convertible preferred stock concurrently with the closing of our concurrent public offering, (iv) the issuance of 770,993 shares of common stock upon the conversion of our outstanding Series B convertible preferred stock concurrently with the closing of our concurrent public offering, assuming for purposes of calculating accrued dividends on such shares to be converted, a closing of our concurrent public offering on _____, 2024 and (v) the issuance of 986,855 shares of common stock upon the conversion of our outstanding convertible promissory notes concurrently with the closing of concurrent public offering, assuming for purposes of calculating accrued interest on such notes to be converted, a closing of our concurrent public offering on _____, 2024, and excludes:

●	2,590,409 shares of our common stock issuable upon the exchange of our outstanding Rights for no additional consideration;

●	745,628 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $_____ to $______ and having a weighted average exercise price of $50.25 per share;

●	[_____] shares of our common stock that may be issued upon exercise of the Underwriters’ Warrants at an exercise price of $[__], which represents 8% of the shares of common stock being offered in our concurrent public offering and 120% of an assumed public offering price of $[__], which is the midpoint of the public offering price range reflected on the cover of the prospectus for our concurrent public offering; and

●	433,333 shares of our common stock reserved for future issuance under our 2023 Equity Incentive Plan.

Unless otherwise noted and other than in our financial statements and the notes thereto included herein, the share and per share information in this prospectus has been adjusted to reflect a proposed reverse stock split of the outstanding common stock at an assumed one-for-75 ratio to occur prior to the date of this prospectus.

Alt-1

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares of common stock registered hereby, which may be resold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, such as SEC fees and legal and accounting expenses, which we will bear, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales by them of the shares of common stock offered hereby.

Alt-2

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to [____] shares of our common stock by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

We issued all of the outstanding shares of common stock that may be sold hereunder between _____, 202_ and _______ 2024 in connection with the following transactions:

● [TO COME]

The table below sets forth information, to our knowledge based on information provided by the Selling Stockholders in registration statement questionnaires, regarding the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders as of [__], 2024. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The fourth and fifth columns list the number and percentage of shares of common stock beneficially owned by the Selling Stockholders assuming the sale by the Selling Stockholders of shares of common stock covered by this prospectus. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares of common stock. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of [__], 2024.

Other than in connection with the transactions listed above, none of the Selling Stockholders has had any material relationship with us within the past three years, except as follows:[_]

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Alt-3

Name	Shares of Common Stock Beneficially Owned Prior to the Offering of Shares for Resale(1)	Maximum Number of Shares of Common Stock to be Offered for Resale Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering of Shares for Resale	Percentage of Outstanding Common Stock Beneficially Owned after the Offering(2)(3)
[__](4)	[____]	[_____]	[_____]	[__]

Alt-4

*	less than 1%
(1)	Includes shares of common stock that the Selling Stockholders will acquire upon the automatic conversion of the Series A Preferred Stock, Series B Preferred Stock, and certain outstanding convertible promissory notes concurrently with the closing of this offering, and assuming for purposes of calculating accrued interest and dividends, a closing of this offering on [__], 2024.
(2)	Assumes an offering price of $[____] per share in our concurrent public offering of common stock.
(3)

The ownership percentages in this column have common stock outstanding on [__], 2024, including shares of common stock that the Selling Stockholders will acquire upon the automatic conversion of the Series A Preferred Stock, Series B Preferred Stock, and certain outstanding convertible promissory notes concurrently with the closing of this offering, and assuming for purposes of calculating accrued interest and dividends, a closing of this offering on [__], 2024; provided, however, that holders of Series B Preferred Stock and convertible promissory notes will not be able to convert shares of Series B Preferred Stock and receive shares of common stock upon such exercise to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the applicable shares of Series B Preferred Stock (a “Blocker Restriction”) and instead the holder of Series B Preferred Stock will receive Series B Rights equal to the difference over the Blocker Restriction. In addition, on [__], 2024, there were also [__] Series A Rights and [__] Series B Rights outstanding, including Series B Rights that the Selling Stockholders will acquire upon the automatic conversion of the Series B Preferred Stock and certain outstanding convertible promissory notes concurrently with the closing of this offering that would exceed the Blocker Restriction, and assuming for purposes of calculating accrued interest and dividends, a closing of this offering on [__], 2024. Each Series A Right and each Series B Right is exercisable for one share of Common Stock at any time at the election of the holder thereof and subject to a Blocker Restriction. On [__]. 2024, there were also warrants to purchase [__] shares of common stock outstanding, which such warrants are also subject to a Blocker Restriction.

To calculate a stockholder’s voting percentage, we include in the numerator: (i) the number of shares of common stock issued to such stockholder and the shares of common stock issuable to such stockholder upon the exercise of outstanding Series A Rights, Series B Rights, and warrants owned by that stockholder that are exercisable within 60 days of [__], subject to a Blocker Restriction. To calculate a stockholder’s voting percentage, we include in the denominator: (i) the total number of shares of common stock outstanding as of [___], including all shares of common stock that the Selling Stockholders will acquire upon the automatic conversion of the Series A Preferred Stock, Series B Preferred Stock, and certain outstanding convertible promissory notes concurrently with the closing of this offering, and (ii) the shares of Common Stock issuable to such stockholder upon the exercise of outstanding Series A Rights, Series B Rights, and warrants owned by that stockholder that are exercisable within 60 days of [__], 2024, subject to a Blocker Restriction. If a person owns Rights or warrants that are not fully exercisable due to a Blocker Restriction applicable to such person, we have included in the calculation only the number of shares issuable upon the exercise of such Rights and/or warrants that, when added to the percentage ownership of the outstanding shares of common stock that such person owns giving effect to all other shares beneficially owned by such person, including shares issuable upon the exercise or conversion of other derivative securities that are exercisable or convertible within 60 days of [__], that would bring such person’s beneficial ownership to 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Right or warrant. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

(4)	Consists of [__] shares of common stock. The business address for this holder is [__].

Alt-5

PLAN OF DISTRIBUTION

The offering and sale of common stock by the Selling Stockholders pursuant to this prospectus is contingent upon the approval of the listing of our common stock on the NYSE American and the consummation of our concurrent public offering of common stock and no shares of our common stock will be sold by the Selling Stockholders under this prospectus unless our common stock is listed for trading on the NYSE American and our concurrent public offering is consummated.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby through the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Alt-6

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Alt-7

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Pryor Cashman LLP, New York, New York.

Alt-8

[____] Shares

Titan Environmental Solutions Inc.

PRELIMINARY PROSPECTUS

, 2024

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE American listing fee.

Amount to be Paid
SEC registration fee		$1,247.59
FINRA filing fee		[____]
The NYSE American initial listing fee		[____]
Printing and engraving expenses		[____]
Accounting fees and expenses		[____]
Legal fees and expenses		[____]
Transfer agent and registrar fees		[____]
Miscellaneous fees and expenses		[____]
Total	$	[____]

Item 14. Indemnification of Directors and Officers.

Our company is governed by the laws of the State of Nevada and our articles of incorporation and bylaws, which were adopted under the laws of the State of Nevada and are filed as exhibits to the registration statement of which this prospectus forms a part.

Nevada Revised Statutes (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intends to so purchase and maintain such insurance when economically feasible.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold and issued by us in the past three years that were not registered under the Securities Act, as well as the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

2021 Issuances

On January 19, 2021, we issued a 12% Convertible Promissory Note in favor of GS Capital Partners, LLC in the principal amount of $125,000. The note was convertible at a conversion price equal to 66% of the lowest closing stock price over the 20 trading days prior to notice of conversion. In accordance with the terms of the note, we issued 3,250 shares of common stock as a commitment fee and issued 21,250 shares of common stock that were returnable upon repayment of the note in accordance with its terms.

On January 22, 2021, we issued 536,528 shares of common stock to the owners of Rohuma, LLC, a Delaware limited liability company, pursuant to a Share Exchange Agreement between us, Rohuma and the owners of Rohuma.

On February 12, 2021, the Company issued a 10% Convertible Promissory Note in favor of Platinum Point Capital, LLC in the principal amount of $400,000. We also granted 25,000 warrants to purchase shares of common stock to Platinum Point Capital, LLC that are exercisable for three years at exercise price of $16.00 per share

On February 16, 2021, we issued 71,250 shares of common stock to six persons for cash at a price of $6.40 per share. The individuals also received 35,625 warrants that are exercisable for three years at exercise price of $16.00 per share.

On February 17, 2021, we issued warrants to purchase 170,942 shares of common stock that were exercisable over three years, at an exercise price of $0.008 per share, subject to certain conditions. The warrants were issued pursuant to a Share Exchange Agreement with Mimo Technologies Private Ltd., an Indian corporation (“Mimo”) and its shareholders whereby two of the Mimo shareholders received the warrants in exchange for all of their respective shares in Mimo and the other Mimo shareholder received cash.

On February 23, 2021, we entered into a services agreement with another company with a portion of the compensation consisting of the issuance of 4,688 shares of common stock valued at $11.20 per share.

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On March 1, 2021, we entered into consulting agreements with three individuals with a portion of the compensation consisting of the issuance of 7,688 shares of common stock valued at $9.20 per share at the commencement of the agreements outside of our 2020 Equity Incentive Plan.

On March 5, 2021, we exchanged outstanding debt securities of the company with unpaid principal and interest in the aggregate amount of $224,687 for 33,042 shares of our common stock.

On March 8, 2021, we entered into a consulting agreement with another individual with a portion of the compensation consisting of the issuance of 3,125 shares of common stock valued at $6.40 per share at the commencement of the agreement and issuance of a three-year warrant for the purchase of 12,500 shares of common stock at an exercise price of $16.00 per share that vested on March 7, 2022. Such issuances were outside of our 2020 Equity Incentive Plan

On April 29, 2021, we issued 4,375 shares of common stock to a single individual at a price of $8.80 per share.

On June 15, 2021, we issued (1) a Promissory Note to Greg Rankich, a former director of the Company, in the principal amount of $400,000, and (2) 37,500 shares of its common stock to Mr. Rankich, which were valued at $8.00 per share.

On September 17, 2021, we issued to Evergreen Capital Management, LLC an aggregate of $1,440,000 in principal amount of promissory notes and warrants for the purchase of a total of 124,138 shares of the Company’s common stock, In connection with these transactions, we entered into an amendment to its existing Engagement Letter with ThinkEquity, LLC pursuant to which we agreed to issue warrants to purchase common stock equal to 8% of the shares of common stock issued or underlying the warrants issued under to Evergreen Capital Management.

2022 Issuances

Between April 1, 2022 and June 30, 2022, we issued 179,506 shares of our common stock in exchange for warrants.

On July 5, 2022, we issued a 11% OID Senior Secured Promissory Note in favor of GS Capital Partners LLC in the principal amount of $144,000 (includes $14,000 of Original Issue Discount). The note was convertible at a conversion price is equal to 86% of the lowest trading price of our common stock for the 12 trading days immediately preceding the delivery of a notice of conversion. In accordance with the terms of the note, we issued 3,000 shares of common stock as a commitment fee.

Between October 1, 2022 and December 31, 2022, we issued 43,803 shares of our common stock in exchange for warrants.

On December 1, 2022, we issued 168,750 shares of our common stock in exchange for vested restricted stock awards.

On December 30, 2022, we exchanged outstanding debt securities with unpaid principal and interest in the aggregate amount of $5,786,474 for 13,002,729 shares of its common stock and 220,135 shares of our former Series B Convertible Preferred Stock.

Through December 31, 2022, we issued 223,309 shares of our common stock in exchange for warrants.

2023 Issuances

On January 5, 2023, we issued 150,000 shares of our common stock to Greg Rankich, a former director of the Company.

At the effective time of the merger with Titan Trucking, LLC, we issued an aggregate of 630,900 shares of our, as now designated, Series A Preferred Stock in exchange for the membership interests of Titan.

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Between October 21, 2022 and May 12, 2023, we issued original issue discount promissory notes with a combined principal value of $1.9 million to five accredited investors, including a note of the original principal amount of $60,000 to our chief executive officer. These notes had maturity dates of approximately one year, had an annual interest rate of 10% per annum, and were convertible only upon an event of default. On July 17, 2023, we entered into exchange agreements with these five noteholders. Under the terms of the exchange agreements, the notes (approximately $1.94 million of outstanding principal and accrued interest) were cancelled in exchange for our issuance to the former noteholders of 38,800,764 Series A Rights to Receive Common Stock dated as of July 17, 2023.

In May 2023, we issued convertible promissory notes to two accredited investors with an aggregate principal amount of $800,000. The notes accrue interest at a rate of 10% per annum and mature on December 31, 2024. The notes are convertible at any time into shares of our Common Stock at a rate of $0.05 per share.

In June 2023, we issued convertible promissory notes to four accredited investors, including our chief executive officer, with an aggregate principal amount of $768,000. The notes accrue interest at a rate of 10% per annum and mature on December 31, 2024. The notes are convertible at any time into shares of our Common Stock at a rate of $0.05 per share.

In July 2023, we issued convertible promissory notes to eight accredited investors, including our chief executive officer, with an aggregate principal amount of $2,214,000. The notes accrue interest at a rate of 10% per annum and mature on December 31, 2024. The notes are convertible at any time into shares of our Common Stock at a rate of $0.05 per share.

On July 17, 2023, we also entered into exchange agreements with two accredited investors, including Ajay Sikka, a director of our company and our former chief executive officer. Pursuant to the exchange agreements, such investors exchanged 220,135 shares of our former Series B Convertible Preferred Stock into an aggregate of 22,013,500 Series A Rights dated as of July 17, 2023. Pursuant to the exchange agreement Mr. Sikka, Mr. Sikka also exchanged 5,000,000 shares of our common stock and a receivable of our company for unreimbursed advances in the amount of $100,000 for an aggregate of 7,000,000 additional Series A Rights dated July 17, 2023.

On July 20, 2023, we entered into an exchange agreement with Renovare Environmental, Inc. pursuant to which Renovare Environmental, Inc. exchanged 14,118,233 shares of common stock and 1,250,000 shares of our former Series B Convertible Preferred Stock for Series A Rights and Series B Rights. The Series A Rights issued to Renovare Environmental, Inc. obligate us to issue to the holders upon request (without the payment of any additional consideration) an aggregate of 108,729,363 shares of common stock and the Series B Rights issued to Renovare Environmental, Inc. obligate us to issue to the holders upon request (without the payment of any additional consideration) an aggregate of 30,388,870 shares of common stock.

In August 2023, we issued convertible promissory notes to one accredited investor with an aggregate principal amount of $264,000. The notes accrue interest at a rate of 10% per annum and mature on December 31, 2024. The notes are convertible at any time into shares of our Common Stock at a rate of $0.05 per share.

In December 2023, we issued convertible promissory notes to two accredited investors, including a member of our board of directors and an entity controlled by such member of our board of directors, with an aggregate principal amount of $210,000. The notes accrue interest at a rate of 10% per annum and mature on December 31, 2024. The notes are convertible at any time into shares of our Common Stock at a rate of $0.05 per share.

2024 Issuances

In February 2024, we issued convertible promissory notes to three accredited investors, including a member of our board of directors, with an aggregate principal amount of $250,000. The notes accrue interest at a rate of 11% per annum and mature on the one-year anniversary of issuance. The notes are convertible at any time into shares of our Common Stock at a rate of $0.05 per share.

Between April 5, 2024 and May 30, 2024, the Company closed on a private offering of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock has a redemption value of $10.00 per share. The Company sold to 49 accredited investors an aggregate of 422,200 shares of Series B Preferred Stock and five-year warrants to purchase an aggregate of 42,220,000 shares of Common Stock, with an exercise price of $0.06 per share, for an aggregate purchase price of $4,222,000. In addition, the Company issued to placement agents in the offering warrants to purchase an aggregate of 8,444,000 shares of Common Stock, with such warrants being identical to the warrants sold in the offering, except they had a seven-year term.

On May 31, 2024, we completed the acquisition of Standard Waste Services, Inc. (“SWS”). As part of the consideration for the acquisition of SWS, we agreed to issue to the sellers 612,000 shares of our Series A convertible preferred stock valued at $8,568,000, of which 160,000 shares was placed in escrow for our benefit to satisfy possible indemnification obligations of the sellers, if any. In addition, the obligations of Titan under its secured promissory note and its short-term promissory note issued to the sellers of SWS were guaranteed by Jeffrey Rizzo, our Chief Operating Officer and a director of our company, and Charles Rizzo, a consultant to our company. In consideration of the guaranty of Charles Rizzo, we issued to Mr. Rizzo 215,000 shares of our common stock.

In June 2024, we issued to four accredited investors an aggregate of 100,592 shares of our Class B Convertible Preferred Stock in exchange for an aggregate of 94,000 shares of what was intended to be Series D Preferred Stock of TraQiQ.

In June 2024, we issued to one of our lenders 5,000 shares of our Class B Convertible Preferred Stock in exchange for the lender’s agreement to forbear defaults and extend maturity of one of our outstanding promissory notes.

In July 2024, we issued to four accredited investors, including our chief executive officer and a member of our board of directors, an aggregate of 50,453 shares of Series B Convertible Preferred Stock and five-year warrants to purchase an aggregate of 5,045,300 shares of Common Stock, with an exercise price of $0.06 per share. These warrants are identical to the warrants issued in the private offering conducted between April and May 2024. The shares of Series B Convertible Preferred Stock and warrants were issued in consideration for the exchange of promissory notes in the aggregate principal amount of $500,000.

The offers, sales and issuances of securities listed above, were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The offers, sales and issuances of securities listed above, were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our equity inventive plans. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act and appropriate legends were affixed to the securities issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

(b)	Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

(a)	The following exhibits are filed as part of this Registration Statement:

		Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
1.1	Form of Underwriting Agreement	—	***	—
2.1	Agreement and Plan of Merger dated as of May 19, 2023 among the Company, Titan Merger Sub Corp., Titan Trucking, LLC, Titan 5, LLC, Titan National Holdings 2, LLC, Jeffrey Rizzo, William McCauley and Jeffrey Rizzo, as the Seller Representative	8-K	5/24/2023	2.1
2.2	Amended and Restated Agreement and Plan of Merger dated as of January 9, 2024, by and between Titan Environmental Solutions Inc. and TraQiQ, Inc.	8-K	1/11/2024	2.1
2.3	Membership Interest Purchase Agreement by and among Dominic Campo and Sharon Campo, as the Sellers, Standard Waste Services, LLC, as the Target, and Titan Trucking, LLC, as Buyer, dated January 12, 2024	8-K	1/16/2024	2.1
2.4	Amendment to Membership Interest Purchase Agreement by and among Dominic Campo and Sharon Campo, as Sellers, Standard Waste Services, LLC, as the Target, and Titan Trucking, LLC, as Buyer, dated February 21, 2024	10-Q	5/15/2024	2.3
2.5	Second Amendment to Membership Interest Purchase Agreement by and among Dominic Campo and Sharon Campo, as the Sellers, Standard Waste Services, LLC, and Titan Trucking, LLC, as Buyer, dated May 20, 2024	8-K	6/4/2024	2.2
2.6	Third Amendment to Membership Interest Purchase Agreement by and among Dominic Campo and Sharon Campo, as the Sellers, Standard Waste Services, LLC, and Titan Trucking, LLC, as Buyer, dated May 30, 2024.	8-K	6/4/2024	2.3
3.1	Articles of Incorporation of Titan Environmental Solutions Inc., as currently in effect and filed with the State of Nevada	8-K	1/11/2024	3.1
3.2	Bylaws of Titan Environmental Solutions Inc., as currently in effect	8-K	1/11/2024	3.2
3.5	Certificate of Designation for Series A Convertible Preferred Stock of Titan Environmental Solutions Inc., filed with the State of Nevada on January 4, 2024	8-K	1/11/2024	3.3
3.6	Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock of Titan Environmental Solutions Inc., as currently in effect and filed with the State of Nevada on May 20, 2024	8-K	6/4/2024	3.1
3.7	Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock of Titan Environmental Solutions Inc., as currently in effect and filed with the State of Nevada on June 13, 2024	8-K	6/17/2024	3.1
3.8	Certificate of Designation for Series B Convertible Preferred Stock of Titan Environmental Solutions Inc., filed with the State of Nevada on April 4, 2024	8-K	4/4/2024	3.1
4.1	Specimen common stock certificate	—	***	—
4.2	Form of Underwriter’s Warrant (included in Exhibit 1.1)
4.3	Form of Warrant Agreement, dated May 16, 2019, between the Company and Mann India Shareholders	8-K	5/21/2019	4.1
4.4	Form of Warrant Agreement, dated February 16, 2021, between the Company and Mimo Shareholders	8-K	2/17/2021	4.1
4.5	Common Stock Purchase Warrant	8-K	9/20/2021	10.3
4.6	Form of Warrant to Purchase Common Stock	8-K	6/4/2024	4.1
5.1	Legal Opinion of Flangas Law Group	—	***	—
5.2	Opinion of Pryor Cashman LLP	—	***	—
10.1#	TraQiQ, Inc. 2020 Equity Incentive Plan	10-K	3/22/2021	10.2
10.2#	Employment Agreement dated as of May 15, 2023 between the Company and Mike Jansen.	—	*	—
10.3#	Employment Agreement dated as of May 19, 2023 between the Company and Glen Miller	8-K	5/24/2023	10.1
10.4#	Employment Agreement dated as of May 19, 2023 between the Company and Jeffrey Rizzo	8-K	5/24/2023	10.2
10.5	Form of Notes Exchange Agreement dated as of July 17, 2023	8-K	7/18/2023	10.1
10.6	Form of Series B Preferred Exchange Agreement dated as of July 17, 2023	8-K	7/18/2023	10.1
10.7	Form of Series A Right to Acquire Common Stock of Titan Environmental Solutions Inc.	—	**	—
10.8	Exchange Agreement dated as of July 20, 2023 between the Company and Renovare Environmental, Inc.	8-K	7/21/2023	10.1
10.9	Form of Series B Right to Receive Common Stock of Titan Environmental Solutions Inc.	—	**	—
10.10	Form of Settlement Agreement dated as of July 20, 2023 between the Company, Renovare Environmental Inc., and the stockholders signatory thereto	8-K	7/21/2023	10.4
10.11#	Titan Environmental Solutions Inc. 2023 Equity Incentive Plan	DEF14C	10/10/2023	D
10.12	Securities Purchase Agreement, dated March 29, 2024, by and among the Company and the Purchasers signatory thereto	8-K	6/4/2024	10.1
10.13	Form of Registration Rights Agreemetn by and among the Company and the Purchasers thereto	8-K	6/4/2024	10.2
10.14	Promissory Note issued by Titan Trucking, LLC to the Sellers, dated May 31, 2024	8-K	6/4/2024	10.3
10.15	Short Term Promissory Note issued by Titan Trucking, LLC to the Sellers, dated May 31, 2024	8-K	6/4/2024	10.4
10.16	Guaranty Fee Agreement by and among Titan Trucking, LLC, Titan Environmental Solutions, Inc., and Charles Rizzo, dated May 31, 2024	8-K	6/4/2024	10.5
10.17	Consulting Agreement by and between Dominic Campo and Titan Trucking, LLC, dated May 31, 2024.	8-K	6/4/2024	10.6
10.18	Form of Exchange Subscription Agreement	8-K	7/18/2024	10.1
10.19	Stock Purchase Agreement dated October 31, 2024 among Titan Environmental Solutions, Inc., Recoup Technologies, Inc. and Recoup Partners, LLC.	8-K	11/1/2024	10.1
10.20	Assignment of Stock dated July 28, 2023, by and among TraQiQ, Inc., TraQiQ Solutions Inc. and Ajay Sikka	—	**	—
21.1	Subsidiaries of the Registrant	—	**	—
23.1	Consent of Freed Maxick CPAs, P.C., independent registered public accounting firm	—	**	—
23.2	Consent of Freed Maxick CPAs, P.C., independent registered public accounting firm	—	**	—
23.3	Consent of Flangas Law Group (included in Exhibit 5.1)	—	***	—
23.4	Consent of Pryor Cashman LLP (included in Exhibit 5.2)	—	***	—
24.1	Power of Attorney (included on signature page to this registration statement)
107	Filing Fee Table	—	*	—

*	Filed previously.
**	Filed herewith.
***	To be filed by amendment.
#	Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bloomfield Hills, State of Michigan, on this 12 day of November 2024.

TITAN ENVIRONMENTAL SOLUTIONS INC.

By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glen Miller	Chief Executive Officer and Chairman	November 12, 2024
Glen Miller	(Principal Executive Officer)

/s/ Michael Jansen	Chief Financial Officer	November 12, 2024
Michael Jansen	(Principal Financial and Accounting Officer)

*	Director	November 12, 2024
Richard Berman

*	Director	November 12, 2024
Frank E. Celli

*	Director	November 12, 2024
Jeffrey Rizzo

*	Director	November 12, 2024
Ajay Sikka

*	Pursuant to power of attorney

By:	/s/ Glen Miller
Glen Miller
Attorney-in-Fact

II-8